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                                                                   Exhibit 10.26

                                  SUB-SUBLEASE


            AGREEMENT OF SUB-SUBLEASE, made as of the 19th day of December, 2003, by and between INSTINET GLOBAL HOLDINGS, INC., a Delaware corporation, having an office at Three Times Square, New York, New York 10036 ("Sublessor"), and EYETECH PHARMACEUTICALS, INC., a Delaware corporation, having an office at 500 Seventh Avenue, New York, New York 10018 ("Sublessee").


                                    RECITALS

      A. Pursuant to an Agreement of Lease dated February 18, 1998, between 3 Times Square Associates, LLC (the "Prime Landlord"), as landlord, and Instinet Corporation (now known as Reuters C Corp.) (the "Prime Tenant"), as tenant, which Agreement of Lease, as supplemented by letter agreement dated February 18, 1998, was modified and amended by (i) First Amendment of Lease, dated as of June 30, 1998, (ii) Second Amendment of Lease, dated as of July 1, 1998, (iii) Third Amendment of Lease, dated as of March 31, 2000, (iv) Fourth Amendment of Lease, dated as of November 28, 2000, (v) Fifth Amendment to Lease, dated as of October 29, 2001, and (vi) Sixth Amendment of Lease, dated as of November 1, 2001 (said Agreement of Lease, as so supplemented, modified and amended, the "Prime Lease"), Prime Landlord leased to Prime Tenant premises (the "Demised Premises") located in the building known as Three Times Square, New York, New York (the "Building"), for a term ending November 18, 2021, as more particularly described in the Prime Lease. A true and complete copy of the Prime Lease, except for certain information redacted therefrom, is annexed hereto as Exhibit A.

      B. Pursuant to a Sublease dated as of April 24, 2001, between Prime Tenant and Sublessor, amended May 28, 2003 (collectively, the "Sublease"), Prime Tenant subleased the Demised Premises to Sublessor for a term which shall expire on November 17, 2021. A copy of the Sublease, with certain information redacted therefrom, is annexed hereto as Exhibit B.

      C. Sublessee wishes to sublease from Sublessor and Sublessor is willing to further sublease to Sublessee certain parts of the Demised Premises as follows: the entire twelfth and thirteenth floors of the Building (subject to Sublessor's obligation to complete Sublessor's Work, including, without limitation, those items of work with respect to the thirteenth floor as are set forth on Schedule 2 hereto), containing, for purposes of this Sub-sublease, 62,000 rentable square feet of space (the "Subleased Premises"), which is the aggregate rentable square footage attributable to the Subleased Premises in the Sublease.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sublessor and Sublessee hereby agree as follows:

            1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sublease.

            2. AGREEMENT TO SUBLEASE; TERM. (a) Sublessor hereby subleases to Sublessee and Sublessee hereby hires from Sublessor the Subleased Premises upon the terms hereinafter contained and subject to and subordinate to the provisions of the Prime Lease and the Sublease, (except as expressly set forth herein) for a term (the "Term") that shall commence with

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respect to the earliest date (the "Commencement Date") upon which each of the following conditions has been satisfied: (i) a fully executed counterpart of this Sub-Sublease has been delivered to Sublessee or its attorneys, (ii) fully executed written consents to this Sub-Sublease in form and substance reasonably acceptable to Sublessee executed by Prime Landlord and Prime Tenant (the "Consents") have been delivered to Sublessee or its attorneys, (iii) Sublessor has delivered to Sublessee vacant, broom-clean possession of that portion of the Subleased Premises designated on Exhibit C-1 hereto as Space A ("Space A"), (iv) Sublessor's Work (defined below) with respect to Space A has been completed in all material respects, and (v) the provisions of the first sentence of subparagraph (c) of this Section 2 have been met. The Term shall end on November 16, 2021 (the "Expiration Date"), unless terminated sooner pursuant to law or the terms of this Sub-Sublease, the Sublease or the Prime Lease.

                  (b) Sublessor also shall sublease to Sublessee and Sublessee shall hire from Sublessor, that portion of the Subleased Premises designated on Exhibit C-2 hereto as Space B ("Space B"), commencing on the date (the "Space B Commencement Date") after the date hereof upon which Sublessor delivers to Sublessee vacant, broom-clean possession of Space B with any portion of Sublessor's Work to be performed thereon complete in all material respects and in accordance with the first sentence of subparagraph (c) of this Section 2. The Space B Commencement Date shall occur on or prior to February 15, 2004; provided, however, that if the Space B Commencement shall not occur (i) on or prior to February 15, 2004 for any reason whatsoever, then Sublessee shall be entitled to a credit equal to one day of Base Rent and additional rent attributable to Space B for each day from February 16, 2004 through and including the earlier of the day prior to the Space B Commencement Date and February 28, 2004; and (ii) if the Space B Commencement Date occurs after February 28, 2004, then Sublessee shall be entitled to a credit equal to two days of Base Rent and additional rent attributable to Space B for each day from March 1, 2004 through and including the day prior to the Space B Commencement Date, which rent credit, along with any other rent credit provided for in clause
(i) above, shall be the sole and exclusive remedy to which Sublessee is entitled if the Space B Commencement Date occurs after February 15, 2004. Notwithstanding anything herein to the contrary, until the Space B Commencement Date, the Subleased Premises hereunder shall consist exclusively of Space A except that, during the period from the Commencement Date through the Space B Commencement Date, Sublessee shall have the right from time to time, and in a manner which will not unreasonably interfere with Sublessor's employees located in Space B, to access Space B to perform necessary cabling, wiring, data and telecommunications work to prepare Space B for Sublessee's occupancy. From and after the Space B Commencement Date, the Subleased Premises hereunder shall consist of both Space A and Space B.

                  (c) Upon delivery of vacant possession of the Subleased Premises to Sublessee, the Subleased Premises shall be in compliance with all applicable laws and insurance requirements and the certificate of occupancy for the Building and shall be free of hazardous materials, including asbestos. Sublessee shall not be responsible for any pre-existing conditions or violations or the removal at the end of the Term of any alterations performed prior to the Commencement Date.

            3. DELETED.


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            4. RENT COMMENCEMENT DATES; PAYMENT OF RENT; LATE CHARGE.

                  (a) For the purposes hereof, the term "Rent Commencement Date" shall mean either or both, as applicable, of (i) the "Space A Rent Commencement Date" which shall be the date that is eight (8) months after the Commencement Date, and (ii) the "Space B Rent Commencement Date," which shall be the date that is eight months after the Space B Commencement Date.

                  (b) Except as otherwise provided, Sublessee shall pay to Sublessor, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever except as may be otherwise specifically provided herein, in lawful money of the United States, by check or money order or, at Sublessor's or Sublessee's option, by wire transfer of immediately available funds, Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, commencing on the Space A Rent Commencement Date with respect to Space A and the Space B Rent Commencement Date with respect to Space B, except that the Sublessee shall pay the first full monthly installment of Base Rent (that is, for the entire Subleased Premises) upon the execution hereof.

                  (c) The amount of Base Rent payable to Sublessor hereunder for each year of the Term shall be as set forth on Schedule 1 annexed hereto and made a part hereof (and the Base Rent for any partial year during the Term shall be prorated accordingly). Sublessee shall not be responsible for any real estate tax or operating expense escalation payments or any other escalation payments or Base Rent increases or, to the extent inconsistent with the provisions hereof or included in the Redacted Provisions, other items of rent payable under the Prime Lease or Sublease, except as otherwise set forth herein.

                  (d) Base Rent and any additional rent shall be paid to Sublessor by remitting it to Sublessor c/o Instinet Corp., P.O. Box 896, New York, New York 10108 or pursuant to wire instructions to be provided by Sublessor, or such other place, or to such agent and at such place, as Sublessor may designate by notice to Sublessee.

                  (e) If Sublessee shall fail to make payment of any installment of Base Rent or any additional rent within (5) business days (as the term "business days" is defined in Section 31.01 of the Prime Lease) after the date such payment is due, Sublessee shall pay to Sublessor on demand a late charge equal to percent (5%) of the amount of such overdue payment. Any such late charge shall constitute additional rent hereunder. Nothing contained in this Sub-Sublease, or in the Sublease or the Prime Lease, and no acceptance of late charges by Sublessor shall be deemed to extend or change the time for payment of Base Rent or additional rent.

                  (f) At the written request of either party hereto made after the occurrence of the Commencement Date and again after the occurrence of the Rent Commencement Date, both parties hereto shall, within ten (10) days after receipt of such request, execute a written agreement confirming the Commencement Date and the Rent Commencement Date; provided, however, that the failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Rent Commencement Date as determined in accordance with the provisions of this Lease.


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                  (g) (i) Sublessor and Sublessee acknowledge that Sublessee (1)
currently subleases space at 500 Seventh Avenue pursuant to a sublease (the "500 Lease") that Sublessee has the right to cancel on May 31, 2007 (the
"Cancellation Date") in return for a payment on that date to the sublandlord under the 500 Lease of an amount described in paragraph 13 of the 500 Lease (the "Cancellation Payment") and (2) must continue to pay rent under the 500 Lease until the Cancellation Date.

                        (ii) Provided that this Sublease has not been terminated following a default by Sublessee hereunder after the giving of any applicable notice and the expiration of any applicable cure period, commencing on the first day following the Space A Rent Commencement Date and ending on the Cancellation Date (such period, the "Base Rent Credit Period"), Sublessee shall be entitled to receive a monthly credit (the "Monthly Base Rent Credit") against each installment of Base Rent due and payable under this Sub-Sublease during the Base Rent Credit Period, calculated as follows: For each month during the Base Rent Credit Period, the Monthly Base Rent Credit will include the amount of the base rent payment and escalation payment, if any, due and payable (and actually paid by Sublessee) pursuant to the 500 Lease for such month during the period from the Commencement Date hereof through the Cancellation Date (each, a "500 Lease Rent Monthly Payment," with all such 500 Lease Rent Monthly Payments during the Base Rent Credit Period being collectively referred to herein as the "500 Lease Rent Payments"). In addition, an aggregate amount equal to those 500 Lease Rent Monthly Payments due and payable (and actually paid) for the period commencing on the Commencement Date and ending on the Space A Rent Commencement Date shall be added to the first Monthly Base Rent Credits given after the Space A Rent Commencement Date, until the 500 Lease Rent Monthly Payments for the period between the Commencement Date and the Space A Rent Commencement Date have been fully applied. The sum of all Monthly Base Rent Credits received by Sublessee hereunder is sometimes referred to herein as the "Total Base Rent Credit"). Sublessee's right to receive the Monthly Base Rent Credit each month during the Base Rent Credit Period shall be conditioned upon Sublessee's presentation to Sublessor, on a monthly basis, of proof, reasonably satisfactory to Sublessor, that Sublessee has paid the 500 Lease Rent Monthly Payment for such month. Sublessor and Sublessee acknowledge and agree that the Monthly Base Rent Credit received by Sublessee during the Base Rent Credit Period may, at Sublessor's option, be an estimated amount, which shall be determined by Sublessor in its reasonable discretion based upon Sublessor's review of the 500 Lease and good faith estimate of the base rent and escalation payments, if any, due and payable thereunder for the applicable portion of the period from the Commencement Date hereof through the Cancellation Date. Sublessee has heretofore provided Sublessor with a true, correct and complete and unredacted copy of the 500 Lease and all amendments thereto. Within ten (10) days after the last day of the Base Rent Credit Period, Sublessee shall provide Sublessor with proof, reasonably satisfactory to Sublessor, of the 500 Lease Rent Payments paid by Sublessee. If the 500 Lease Rent Payments paid by Sublessee are greater than the Total Base Rent Credit received by Sublessee, then Sublessee shall receive a credit against the next installments of Base Rent due and payable hereunder equal to the 500 Lease Rent Payments less the Total Base Rent Credit. If, however, the Total Base Rent Credit received by Sublessee is greater than the 500 Lease Rent Payments paid by Sublessee, then Sublessee shall pay to Sublessor, within thirty (30) days after demand therefore, the amount of the Total Base Rent Credit less the 500 Lease Rent Payments. Within the same thirty-day period, Sublessee shall execute a certification prepared by Sublessor in which Sublessee shall certify the amount of the Total Base Rent Credit and the Sublessor Credit

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(as defined below) as well as the schedule for Sublessee's payment to Sublessor of the Sublessor Credit. Sublessee also shall provide to Sublessor all documentary proofs previously submitted by Sublessee to Sublessor (and deemed to be reasonably acceptable by Sublessor) of each 500 Lease Rent Monthly Payment made by Sublessee, which proofs shall be annexed to such certification.

                        (iii) In addition, and provided that (A) neither this Sublease nor the 500 Lease has been terminated following a default by Sublessee hereunder after the giving of any applicable notice and the expiration of any applicable cure period, (B) Sublessee remains entitled to cancel the 500 Lease on the Cancellation Date pursuant to the terms of the 500 Lease and (C) Sublessee delivers to Sublessor a certification or other evidence reasonably satisfactory to Sublessor, signed by the sublandlord under the 500 Lease, which shall state that Sublessor shall be entitled to rely upon such certification and shall set forth the amount of the Cancellation Payment, then Sublessor, on the Cancellation Date, shall pay the Cancellation Payment to the sublandlord under the 500 Lease.

                        (iv) Sublessor and Sublessee agree that Sublessee shall reimburse Sublessor for the Total Base Rent Credit and the Cancellation Payment, without interest, as follows: During the period commencing on the first day after the first calendar month following the Cancellation Date and ending on the Expiration Date (such period, the "Repayment Period"), Sublessee shall pay to Sublessor, with each monthly installment of Base Rent due and payable under this Sub-Sublease during the Repayment Period, an amount (such amount, the "Sublessor Credit") equal to the sum of the Total Base Rent Credit and Cancellation Payment, divided by the number of calendar months (both whole and partial) in the Repayment Period. Each installment of the Sublessor Credit shall be due and payable at the same times and in the same manner as payments of Base Rent hereunder.

            5. INCORPORATION OF PROVISIONS OF SUBLEASE BY REFERENCE.

                  (a) Sublessor hereby represents that the copies of the Sublease and the Prime Lease annexed hereto as Exhibit A and Exhibit B, respectively, are true, correct and, except to the extent redacted, complete copies thereof (it being acknowledged by Sublessee that the letter agreement dated February 18, 1998, referred to in Recital A above has been redacted in its entirety and is not attached hereto), the Sublease and the Prime Lease are in full force and effect and to the best of Sublessor's knowledge there exists no breach or default, or any state of facts that with notice, the passage of time, or both, would result in a breach or default on the part of Sublessor under the Sublease, or Prime Tenant under either the Sublease or the Prime Lease, or Prime Landlord under the Prime Lease.

                  (b) Subject to the modifications set forth in this Section 5 and except as otherwise provided in this Sub-Sublease or to the extent inconsistent with the provisions hereof, the terms, covenants and conditions of this Sub-Sublease shall be the same as the terms, covenants and conditions contained in the Sublease, all of which, as modified hereby, (i) are incorporated herein by reference, (ii) as to those to be performed or complied with by the subtenant named therein with respect to the Subleased Premises, shall be performed and complied with by Sublessee after the Commencement Date,
(iii) as to those granting rights or privileges to the subtenant named therein, are hereby granted, transferred and assigned to

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Sublessee (including without limitation the rights and privileges set forth in
Section 8(D) thereof), and (iv) shall have the same force and effect as though herein set forth at length and as though Sublessor and Sublessee were, respectively, "Sublessor" and "Subtenant" named therein, as if the term "this Sublease," as used therein, referred to this Sub-Sublease, as if the term "Overlandlord," as used therein, referred to either or both Prime Tenant and Prime Landlord, as the context may require, and as if the term "Demised Premises," as used therein, referred to the Subleased Premises. All acts to be done by Sublessor, as subtenant under the Sublease, with respect to the Subleased Premises and all obligations of Sublessor, as subtenant under the Sublease, to Prime Tenant, as sublessor under the Sublease, shall be done or performed by Sublessee, except as otherwise expressly provided by this Sub-Sublease, and Sublessee's obligations shall run to Sublessor, Prime Tenant and Prime Landlord. Sublessor shall perform all of its obligations under the Sublease, including, without limitation, as may relate to the Redacted Provisions, and shall refrain from committing any default under the Sublease which causes the Sublease, or Sublessee's rights as subtenant under this Sub-sublease, to be cancelled, terminated, forfeited or surrendered, or which causes Sublessee to be liable for any damages, claims or penalties, except that the foregoing covenant of Sublessor to refrain from causing any default under the Sublease which results in the cancellation, termination, forfeiture or surrender of Sublessee's rights under this Sub-sublease or which causes Sublessee to be liable for damages, claims or penalties shall be deemed inapplicable and of no force or effect in the event that any such default of Sublessor under the Sublease is preceded by (i) any monetary default of Sublessee under this Sub-sublease or (ii) any non-monetary default of Sublessee under this Sub-sublease which is the direct, indirect, sole or contributing cause of Sublessor's default under the Sublease. Each party shall indemnify, defend and hold the other party harmless from and against all claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) to the extent arising from the non-performance of any such obligations agreed to be performed by the other party. Sublessee shall not do, or permit to be done, any act or thing that would result in an increase in Sublessor's Base Rent or additional rent or any other obligation or liability of Sublessor under the Sublease or that is (or, with notice or the passage of time, would be) a default under the Prime Lease. For the purposes of incorporation herein, the terms of the Sublease are subject to the following additional modifications:

                        (i) All provisions of the Prime Lease that require Prime Tenant, as tenant, to submit, exhibit, supply or provide to Prime Landlord, as lessor, evidence, certificates, or any other matter or thing shall be deemed to require Sublessee to submit, exhibit, supply or provide the same to both Prime Landlord and Sublessor, and all provisions of the Sublease that require Sublessor, as tenant, to submit, exhibit, supply or provide to Prime Tenant, as sublessor, evidence, certificates, or any other matter or thing shall be deemed to require Sublessee to submit, exhibit, supply or provide the same to both Prime Tenant and Sublessor;

                        (ii) The following provisions of the Sublease are expressly not incorporated by reference in this Sub-Sublease: the first sentence of Section 2A; Sections 2B, 2C, 2D, 2E, 3B, 3C, 4, 5A, 5B, 5C, the obligation to pay additional rent in Sections 5D and/or 5E to the extent specifically set forth in a Redacted Provision, 5F and 6; the clause in Section 8A(iii) that reads "provided, however ... in its reasonable discretion"; and Sections 8E, 10, 12, 13, 14 (it being understood that Sublessee shall be required to comply with the insurance requirements of Article 19 of the Prime Lease as incorporated herein), the provisions of Section 15 relating to

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'Specialty Locations,' 16, the first sentence of Section 17A and all of Section
17B, 21, 22, 24 and 26.

                        (iii) The following provisions of the Prime Lease, which were incorporated in the Sublease by reference, are expressly not incorporated by reference in this Sub-Sublease: Sections 1.03D, 1.05, 1.06, 1.09, 3.07, 6.07, 7.14B, 11.09, 13.01B after the first sentence of 13.01B(1), 19.04, Articles 23, 34, 51 and 52.

                        (iv) Wherever used in the Prime Lease or the Sublease, the term "term of this Lease," "term" or "Term" shall mean the Term of this Sub-Sublease.

                  (c) Notwithstanding anything to the contrary contained in this Sub-Sublease, if any of the express provisions of this Sub-Sublease shall conflict with any of the provisions of the Prime Lease or the Sublease incorporated in this Sub-Sublease by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sub-Sublease.

                  (d) Supplementing Section 8F of the Sublease, whenever the approval or consent of Prime Landlord and/or Tenant is required under any provision of the Sublease or this Sub-Sublease, Sublessee shall be required to obtain the written approval or consent of Sublessor, which consent of Sublessor in no event shall be unreasonably withheld, conditioned or delayed, and Sublessor shall cooperate with Sublessee in endeavoring to obtain approvals or consents required of Prime Tenant or Prime Landlord and shall make all commercially reasonable efforts to pursue such rights it may have under the Sublease (for instance, under Section 15A(iii) on behalf of Sublessee to the extent Sublessee is not able to do so). Whenever Sublessor has agreed that a required approval or consent shall not be unreasonably withheld or delayed (whether in this Sub-Sublease or pursuant to any provision of the Sublease incorporated herein) it shall be deemed reasonable for Sublessor to withhold or delay its approval or consent if and to the extent that Prime Tenant shall have delayed or refused to give any approval or consent that may be requested of it related to the same matter. Sublessor shall have no liability for any failure or refusal on the part of Prime Tenant to grant any such approval or consent provided, however, Sublessor, without being required to incur any expense, shall use commercially reasonable efforts to obtain any such approval or consent.

                  (e) Sublessor will make commercially reasonable efforts to pursue enforcement rights against Prime Tenant or, pursuant to Section 8D of the Sublease, Prime Landlord on behalf of and as requested by Sublessee to the extent Sublessee is not able to do so.

                  (f) Notwithstanding anything to the contrary in this Sub-Sublease, Sublessee shall in no event be held liable or deemed to be in breach, default or to have failed to perform any obligations under this Sub-Sublease to the extent contained herein by incorporation or reference to (i) provisions of the Prime Lease or Sublease (as set forth in Exhibit A and Exhibit B, respectively) that have been redacted or otherwise not provided to Sublessee (the "Redacted Provisions"), (ii) the Ground Lease or (iii) any other of the Underlying Documents. Sublessor hereby represents and warrants to Sublessee that none of the Ground Lease, the other Underlying Documents or the Redacted Provisions could adversely affect Sublessee's use and occupancy of the Subleased Premises pursuant to this Sub-sublease or result in a material

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increase of any monetary obligation of Sublessee hereunder. Sublessor shall indemnify, defend and hold harmless Sublessee from any and all liability, fines, suits, claims, demands, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) of any kind or nature to the extent that they are due to or arise out of the Redacted Provisions or a misrepresentation under the immediately preceding sentence.

            6. USE. Sublessee may use the Subleased Premises as general, executive and administrative offices and any other use expressly permitted by the Prime Lease and the Sublease, subject in any event to the provisions of the Prime Lease and the Sublease, and for no other use or purpose.

            7. CONDITION OF SUBLEASED PREMISES. Sublessee acknowledges that it has inspected the Subleased Premises and, except as expressly set forth herein, agrees to accept the Subleased Premises (and any furniture and fixtures located therein as provided in Section 14 below) in its "as is, where is" condition on the Commencement Date. Sublessor has not made and does not make any representations or warranties as to the physical condition of the Subleased Premises (or of any furniture and fixtures located therein as provided in Section 14 below) except as expressly set forth herein. In making this Sub-Sublease, Sublessee has relied solely on its own investigations, examinations and inspections. Sublessor shall have no obligation to make any alterations, repairs, additions or improvements to the Subleased Premises, whether to prepare the same for Sublessee's possession or otherwise.

            Notwithstanding the foregoing, prior to delivering to Sublessee possession of the Subleased Premises, Sublessor shall, at its sole cost and expense, cause to be performed in a good, workmanlike manner, and in accordance with applicable laws and the Sublease and Prime Lease, the work described on
Schedule 2 annexed hereto and made a part hereof ("Sublessor's Work").

            8. SUBLESSOR'S CONTRIBUTION.

                  (a) Sublessor agrees to pay to Sublessee, toward payment of the cost of the work to be performed by Sublessee in connection with Sublessee's initial occupancy of the Subleased Premises (the "Initial Installations"), an amount ("Sublessor's Contribution") not to exceed Two Million Seven Hundred Ninety Thousand and 00/100 Dollars ($2,790,000.00) (the "Maximum Amount"), provided that as of the date on which Sublessor is required to make payment pursuant to subsection (b) below in this Section 8: (i) this Sub-Sublease is in full force and effect, and (ii) Sublessee is not in default hereunder beyond the expiration of applicable notice and cure periods. If Sublessee is in default of this Sub-Sublease at the time payment is required to be made hereunder and such default is cured prior to the expiration of any applicable notice and cure period, then the right to Sublessor's Contribution shall not be waived and Sublessor shall make the applicable payment when the default is cured. If, however, Sublessee is in default of this Sub-Sublease after the giving of any applicable notice and the expiration of any applicable cure period hereunder, then the provisions of Section 11 hereof shall apply. Sublessee shall pay all costs of the Initial Installations in excess of Sublessor's Contribution. Sublessor's Contribution shall be payable solely on account of labor directly related to the Initial Installations, materials delivered to the Subleased Premises in connection with the Initial Installations, and "soft costs" incurred in connection with the Initial Installations, which soft

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costs shall be limited to the actual architectural, consulting and engineering fees incurred by Sublessee in connection therewith.

                  (b) Sublessor shall make payments to Sublessee or as directed by Sublessee upon completion of the work, described in a requisition delivered by Sublessee as hereinafter set forth, such payment to be made within thirty
(30) days following receipt of such requisition, less a retainer ("Retainer") of not less than ten percent (10%), which payments shall be paid upon completion of the work (or actual delivery of the materials) described in the applicable contractor's or materialman's invoice. Each of Sublessor's payments shall be limited to that fraction of the total amount of such payments, the numerator of which shall be the amount of Sublessor's Contribution, and the denominator of which shall be the total contract (or estimated) price for the performance of all of Sublessee's Initial Installations shown on all plans and specifications approved by Sublessor. Such requisitions shall set forth the names of each contractor to whom payment is due, and the amount thereof, and shall be accompanied by (i) with the exception of the first such requisition, copies of waivers of lien from all contractors, subcontractors and materialmen covering all work and materials which are the subject of previous requisitions and payments by Sublessor, and (ii) a written certification from Sublessee's architect or, with respect to engineering matters, Sublessee's engineer, that the work for which the requisition is being made has been substantially completed in accordance with the plans and specifications approved by Sublessor. Sublessor hereby agrees to disburse the Retainer upon submission by Sublessee to Sublessor of the aforementioned requisition and accompanying documentation together with proof of the satisfactory completion of construction of the Subleased Premises and the satisfactory completion of all required inspections and issuance of any required approvals and signoffs of public authorities with respect thereto. If Sublessee does not pay a contractor as required by this Section, Sublessor shall have the right, but shall not be obligated, to promptly pay to the contractor all sums so due from Sublessee and Sublessor thereafter shall have all remedies available to Sublessor at law or in equity for collection of all sums so paid by Sublessor and due to Sublessor from Sublessee. In addition, Sublessee agrees that the same shall be collectable as additional rent pursuant to this Sub-Sublease and, in default of payment thereof, Sublessor shall (in addition to all other remedies) have the same rights as it has upon the occurrence of an event of default with respect to any payment of rent under this Sub-Sublease. Sublessee shall reimburse Sublessor, as additional rent, for all reasonable out-of-pocket costs and expenses incurred by Sublessor or any third-party on behalf of Sublessor, in connection with Sublessor's review of plans, specifications, lien waivers, certificates, permits and other construction documents pursuant to this section.

                  (c) If the total amount of Sublessor's Contribution required to be paid by Sublessor hereunder shall be less than the Maximum Amount, then, provided that this Sublease has not been terminated following a default by Sublessee hereunder after the giving of any applicable notice and the expiration of any applicable cure period and that this Sub-Sublease remains in full force and effect, then Sublessee shall be entitled to a credit against payments of Base Rent which are due and payable hereunder from and after the one-year anniversary of the Commencement Date hereunder, in an amount equal to the Maximum Amount less the amount of Sublessor's Contribution actually paid by Sublessor (such remainder of the Maximum Amount, the "Rent Credit"); provided, however, that Sublessee shall not be entitled to receive the Rent Credit, and such Rent Credit shall be delayed, until after commencement of Sublessee's business operations at the Subleased Premises and the final completion of the Initial Installations pursuant to the terms of this Sub-Sublease. Upon commencement of Sublessee's business operations at the Subleased Premises and the final completion of the Initial Installations pursuant to the terms of this Sub-Sublease, and provided that this Sub-Sublease has not been terminated following a default by Sublessee hereunder after the giving of any applicable notice and the expiration of any applicable cure period and that this Sub-sublease remains in full force and effect, the Rent Credit shall be credited against the next installments of Base Rent due and payable under this Sub-Sublease until the Rent Credit has been exhausted.

            9. SUBMETERED ELECTRICITY. Sublessor shall redistribute or furnish electricity to or for the use of Sublessee in the Subleased Premises for the operation of Sublessee's electrical systems and equipment in the Subleased Premises, at a level sufficient to accommodate ordinary office functions in the Subleased Premises (at seven (7) watts per rentable square foot). Sublessee shall pay to Sublessor, within 20 days following demand from time to time, but no more frequently than monthly, as additional rent, for its consumption of electricity at the Premises, a sum equal to one hundred five percent (105%) of the product obtained by multiplying (i) the Cost Per Kilowatt Hour, by (ii) the actual number of kilowatt hours of electric current consumed by Sublessee in such billing period. For purposes of this Sub-Sublease, "Cost Per Kilowatt Hour" means the total cost incurred by Sublessor to provide electricity to the Subleased Premises during a particular billing period, including energy charges, demand charges, surcharges, time-of-day charges, fuel adjustment charges, rate adjustment charges, taxes, rebates and any other factors used by the utility company in computing its charges to Sublessor, divided by the total kilowatt hours purchased by Sublessor to provide electricity to the Subleased Premises during such period. If any tax (other than an income or similar tax) is imposed upon Sublessor's receipts from the sale or resale of electricity to Sublessor, Sublessee shall reimburse Sublessor for such tax, if and to the extent permitted by law. Prior to Sublessor's delivery of the Subleased Premises, Sublessor shall install a meter or meters, at Sublessor's expense, to measure Sublessee's consumption of electricity in the Premises, which meter or meters shall be maintained by Sublessor at Sublessee's expense. Where more than one meter measures Sublessee's consumption of electricity in the Subleased Premises, the electricity measured by each meter shall either be computed and billed separately or aggregated in accordance with the provisions set forth above. Backup power from Sublessor's emergency generator system will be made available to the IDF closets within the Subleased Premises, but only for equipment typically found in an IDF closet.

            10. NOTICES.

                  (a) Any notice, statement, demand or other communication required to be given, rendered or made by either party to the other, shall be in writing and shall be deemed to have been properly given, rendered or made, if sent by recognized overnight courier or by registered or certified mail, return receipt requested, addressed to the other party at the other party's address as set forth below and shall be deemed to have been given, rendered or made when received or when delivery is refused.

      To Sublessor:           Instinet Global Holdings, Inc.
                              Three Times Square
                              New York, New York 10036
                              Attention: Mr. Paul Beim
      with copies to:         Instinet Global Holdings, Inc.
                              Three Times Square
                              New York, New York 10036
                              Attention: Mr. Ed Poppe

               and:           Herrick, Feinstein LLP
                              2 Park Avenue
                              New York, New York  10016
                              Attention: Richard J. Brown, Esq.

      To Sublessee:           Prior to occupancy of the Subleased Premises:
                              Eyetech Pharmaceuticals, Inc.
                              500 Seventh Avenue
                              New York, New York 10018
                              Attention:  General Counsel

                              After occupancy of the Subleased Premises:
                              Eyetech Pharmaceuticals, Inc.
                              Three Times Square
                              New York, New York 10036
                              Attention:  General Counsel

      with a copy to:         Reynolds Law, P.C.
                              34 South Broadway
                              White Plains, New York 10601
                              Attention:  Stephen B. Reynolds, Esq.

Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands or other communications intended for it.

                  (b) Each party hereto shall deliver to the other all notices, requests, demands or other written communications received by such party from Prime Landlord or Prime Tenant that relate to the Subleased Premises or any portion thereof, or this Sub-Sublease, immediately after receipt thereof from Prime Landlord or Prime Tenant.

            11. SUBLESSEE'S DEFAULT.

                  (a) If Sublessee shall be in default of any term, covenant or condition of this Sub-Sublease, then Sublessor, following the giving to Sublessee of any applicable notice and the expiration of any applicable cure period required by this Sub-Sublease or the terms and provisions of the Prime Lease or the Sublease incorporated herein, shall have available to it all of the remedies available to Prime Landlord under the Prime Lease in the event of a like default on the part of the tenant thereunder as well as all of the remedies available to Prime Tenant under the Sublease in the event of a like default on the part of the subtenant thereunder. The mention in the Prime Lease, the Sublease or this Sub-Sublease of any particular right or remedy shall not preclude Sublessor from exercising any and all other rights and remedies available to it hereunder at law and in equity. In addition to and not in limitation of the foregoing and notwithstanding anything in this Sub-sublease to the contrary, Sublessor shall have the right, upon any such default by Sublessee and following the giving to Sublessee of any such applicable notice and the expiration of any such applicable cure period, to (i) recover from Sublessee One Million Eight Hundred Seventy Five Thousand Two Hundred Eighty Seven and 60/100 Dollars ($1,875,287.60), representing the eight (8) months of free Base Rent given to Sublessee pursuant to Section 4(a) hereof, plus Sublessor's Contribution, including, without limitation, any portion of the Rent Credit credited against installments of Base Rent hereunder, as well as the Cancellation Payment (if paid by Sublessor) and any portion of the Total Base Rent Credit credited against installments of Base Rent hereunder and (ii) accelerate and recover from Sublessee any portion of the Sublessor Credit not previously paid by Sublessee to Sublessor pursuant to the terms of Section 4(g)(iv) hereof; provided, however, that Sublessor shall be entitled to recover the Cancellation Payment and the Total Base Rent Credit from Sublessee only to the extent that such items have not been reimbursed to Sublessor pursuant to Section 4(g)(iv) hereof.

                  (b) The time periods contained in the Prime Lease or the Sublease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant or subtenant thereunder, as the case may be, or for the exercise by such tenant or subtenant of any right (including any right to cure a default), remedy or option, are changed for the purposes of incorporation herein by reference, by shortening the same by three
(3) business days in each instance, except as otherwise expressly provided herein, but if there shall be remaining less than three (3) business days after giving effect to such shortened time period, then the time period shall be coextensive with the time limit provided under the Sublease.

            12. INDEMNIFICATION. Sublessee shall not do or permit any act or thing upon the Subleased Premises by persons under Sublessee's control that may subject Prime Landlord, Prime Tenant or Sublessor to any liability or responsibility for injury or damage to persons or property or to any liability by reason of any violation of law or of any legal requirement of any public authority, but shall exercise such control over the Subleased Premises as to fully protect Prime Landlord, Prime Tenant and Sublessor against any such liability. Sublessee shall indemnify and hold harmless Prime Landlord, Prime Tenant and Sublessor from and against any and all liability, fines, suits, claims, demands, actions, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) of any kind or nature of anyone whomsoever that are due to or arise out of (a) any breach, violation, non-observance or non-performance of any term, covenant, or condition contained in this Sub-Sublease on the part of Sublessee to be fulfilled, kept, observed or performed; and (b) any damage to property occasioned by Sublessee's use or occupancy of the Subleased Premises; and any injury to any person or persons, including death resulting at any time therefrom, occurring in or about the Subleased Premises and caused by or resulting from the fault of the Sublessee, its agents, employees, contractors, visitors or licensees.

            13. SECURITY DEPOSIT.

                  (a) Upon the execution and delivery of this Sub-Sublease by both parties hereto, Sublessee shall deliver to Sublessor, as security for the faithful performance and observance by Sublessee of the provisions of this Sub-Sublease, an unconditional, irrevocable, negotiable commercial letter of credit in a form reasonably approved by Sublessor (the "Credit"), which approval shall not be unreasonably withheld, conditioned or delayed, which Credit shall be issued by or a bank that is a member of the New York Clearing House Association or otherwise reasonably acceptable to Sublessor (the "Issuing Bank"), in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Required Amount"), naming Sublessor as the beneficiary and authorizing the beneficiary to draw on the Issuing Bank in said amount, or any portion thereof, available by the beneficiary's sight draft, without presentation of any other documents, statements or authorizations. The Credit shall have a term of at least twelve (12) months, permit multiple drawings and it shall by its terms be renewed automatically each year by the Issuing Bank, unless the Issuing Bank gives written notice to the beneficiary at least forty-five (45) days prior to the expiration date of the Credit that the Issuing Bank elects that it not be renewed. The Credit shall be transferable. All transfer fees shall be paid by Sublessor. The Issuing Bank shall further agree with drawers, endorsers, and all bona-fide holders that drafts drawn under and in compliance with the terms of the Credit will be duly honored upon presentation to the Issuing Bank at its main office located in New York, New York, or other location acceptable to Sublessor, which presentation may be made in person or by telecopier. The Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

            It shall be the obligation of Sublessee during the term of this Sub-Sublease to deliver to Sublessor, at least forty five (45) days prior to the expiration date of the Credit, a renewal or extension of said Credit or a substitute Credit (each fully complying with the foregoing). If for any reason Sublessor has not received such renewal or extension or substitute Credit within thirty (30) days prior to the expiration date of the then existing Credit (or within twenty (20) days prior to the expiration of the Term if the expiration date of the then existing Credit is later than the last day of the Term but sooner than thirty (30) days after the last day of the Term), then and in such event Sublessor shall be free to draw on the Credit and hold the proceeds as a cash security deposit and thereafter use and apply such proceeds in the same manner that Sublessor would be entitled to apply the proceeds drawn on the Credit as provided in subsection (b) below in this Section 13; it being agreed that any such drawing on the Credit shall not relieve Sublessee of its obligation to provide a renewal or extension of the Credit or a substitute Credit as provided above in this paragraph; provided, however, that upon Sublessor's receipt of a renewal or extension of the Credit that complies in all respect with this Section 13(a), then all such proceeds held by Sublessor which have not otherwise been applied in accordance with this Sub-sublease shall be simultaneously returned to Sublessee.

            If Sublessee has complied with all of the provisions of this Sub-Sublease, the security deposit shall be returned to Sublessee after the expiration of the Term and after delivery to Sublessor of possession of the Subleased Premises. Sublessee shall not assign or encumber or attempt to assign or encumber the security deposit, and neither Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If Sublessee shall be entitled to the return of the security deposit at the end of the Term as provided above, Sublessor shall, within thirty (30) days after the last day of the Term, deliver the Credit to Sublessee or, at Sublessee's request, assign the Credit to Sublessee's designee.

                  (b) If Sublessee defaults in respect of any provisions of this Sub-Sublease beyond applicable notice and cure periods, Sublessor may draw upon the Credit to the extent required for the payment of any Base Rent and additional rent as to which Sublessee is in default or for any sum that Sublessor may expend or may be required to expend by reason of Sublessee's default under this Sub-Sublease. If Sublessor draws on the Credit, then, within ten (10) days after demand, Sublessee shall replace the Credit with a substitute Credit in the Required Amount, so that Sublessor shall have a Credit in the Required Amount available to be drawn at all times during the Term.

                  (c) Upon the assignment by Sublessor of its interest in the Sublease, Sublessor shall transfer the Credit to the assignee. Upon any financing of Sublessor's interest in the Sublease, Sublessor shall have the right to transfer the Credit to the lender, provided that such lender agrees to assume all of the obligations of Sublessor under this Sub-Sublease with respect to the Credit. Within twenty (20) days after notice from Sublessor of any such anticipated assignment or financing, Sublessee, at Sublessor's cost, shall arrange for the transfer of the Credit to the assignee, as the new Sublessor hereunder, or to the lender, as designated by Sublessor in such notice, or to have the Credit reissued in the name of such assignee or lender (provided that the original Credit is returned to Sublessee contemporaneously with the delivery of the new Credit). In such event, Sublessee shall look solely to the assignee, as its new Sublessor, or to the lender for the return of the Credit, and the provisions of this Section 13 shall apply to every transfer or assignment made of the Credit to a new Sublessor or lender. Sublessee shall not assign or encumber, or attempt to assign or encumber, the Credit, and neither Sublessor nor its successors or assigns shall be bound by any such actual or attempted assignment or encumbrance.

                  (d) Provided that no default after the expiration of any applicable grace or cure period on the part of Sublessee has occurred hereunder, that Sublessee is a company traded on the New York Stock Exchange, the NASDAQ or the American Stock Exchange and that Sublessee has a market capitalization of at least $500,000,000.00 on or at any time after the fourth anniversary of the Commencement Date, then (1) on such date (after the fourth anniversary of the Commencement Date) that the Sublessee has a market capitalization of at least $500,000,000.00 (the "Initial LC Reduction Date"), the Required Amount will be reduced to $1,500,000.00 and shall remain $1,500,000.00 from and after such date until the date which shall be two years thereafter, provided that Sublessee's market capitalization, determined as set forth in subsection (ii) below, remains at least $500,000,000.00 after such date, and (2) commencing two years after the Initial LC Reduction Date, provided that no monetary default after the expiration of any applicable grace or cure period on the part of Sublessee has occurred hereunder and that Sublessee's market capitalization, determined as set forth in subsection (ii) below, is at least $500,000,000.00, the Required Amount will be reduced to $750,000.00. Sublessee may deliver either an amendment to the Credit or a substitute Credit reflecting that the Required Amount has been reduced as provided above. If such reduction is evidenced by a substitute Credit, then Sublessor shall return the original Credit (or any prior substitute Credit then held by Sublessor) to Sublessee upon Sublessor's receipt of the newly issued substitute Credit in the applicable amount.

                        (ii) For the initial reduction of the Required Amount from $3,000,000.00 to $1,500,000.00, Sublessee's market capitalization shall be determined on the

Initial LC Reduction Date. At all other times after the Initial LC Reduction Date, Sublessee's market capitalization will be determined by calculating the average market capitalization of Sublessee for the then trailing twelve (12) month period, the first time such determination will be made being the date occurring twelve (12) months after the Initial LC Reduction Date. Thereafter, at any time and from time to time, at Sublessor's discretion, the market capitalization of Sublessee may be determined in the manner described in the preceding sentence.

                        (iii) Notwithstanding the foregoing, in the event that at any time after the Required Amount has been reduced to $1,500,000.00 or $750,000.00, as applicable, Sublessee's market capitalization, determined as set forth in the second sentence of subsection (ii) above, is less than $500,000,000.00, then the Required Amount shall again mean $3,000,000.00 and Sublessee shall immediately deliver to Sublessor either an amendment to the Credit or a substitute Credit in the amount of $3,000,000.00. In the event that Sublessee delivers to Sublessor a substitute Credit in the amount of $3,000,000.00, then Sublessor shall return to Sublessee any prior Credit in the amount of $1,500,000.00 or $750,000.00, as the case may be, then held by Sublessor, the Required Amount shall remain $3,000,000.00 and Sublessee shall have no further right hereunder to have the Required Amount reduced to an amount less than $3,000,000.00 unless and until Sublessee's market capitalization, as determined from time to time by Sublessor in the manner set forth in the second sentence of subsection (ii) above, shall have remained in excess of $500,000,000.00 for at least two (2) full years, during which period no default of Sublessee beyond any applicable grace or cure period shall have occurred hereunder, at which time, Sublessee shall again have the right to reduce the Credit to $750,000.00 in the manner set forth above. If Sublessee's market capitalization, determined by Sublessor at any time thereafter, and from time to time, in the manner set forth in the second sentence of subsection (ii) above, is less than $500,000,000.00, then the Required Amount shall again mean $3,000,000.00, Sublessee shall immediately deliver to Sublessor either an amendment to the Credit or a substitute Credit in the amount of $3,000,000.00, the Required Amount at all times thereafter shall remain $3,000,000.00 and Sublessee shall have no further right hereunder to have the Required Amount reduced below $3,000,000.00. In the event that Sublessee delivers to Sublessor a substitute Credit in the amount of $3,000,000.00, then Sublessor shall return to Sublessee any prior Credit in the amount of $750,000.00 then held by Sublessor.

            14. EXISTING FURNITURE AND FIXTURES; EXISTING HORIZONTAL CABLING. All furniture, equipment and trade fixtures located in the Subleased Premises on the date hereof (the "Existing FF&E") is owned by Sublessor free and clear of liens, claims and encumbrances. Notwithstanding anything to the contrary contained herein, the Existing FF&E shall be left in the Subleased Premises by Sublessor and shall become the property of Sublessee on the Commencement Date. Sublessee shall be entitled to the exclusive use during the Term of any other fixtures and personal property located at the Subleased Premises on the date hereof, including, without limitation, the horizontal cabling currently located within the Subleased Premises, although such cabling shall be maintained by Sublessee during the Term at its sole cost and expense and shall be surrendered by Sublessee with the Subleased Premises, upon the expiration or earlier termination of the Term of this Sub-Sublease, in the condition of such cabling on the date hereof, reasonable wear and tear excepted.

      15. BROKERAGE. Sublessor and Sublessee represent and warrant to each other that they have not dealt with any broker in connection with this transaction other than Grubb & Ellis New York, Inc., and Newmark & Company Real Estate, Inc. (collectively, "Broker"). Sublessor shall pay Broker one full commission in connection with this Sub-Sublease pursuant to a separate agreement with Broker and shall indemnify and hold Sublessee harmless from and against any loss or damage, including reasonable attorneys' fees and expenses, suffered by Sublessee on account of any claims by Broker. Each of Sublessor and Sublessee shall indemnify and hold the other harmless from and against any loss or damage, including attorneys' fees and expenses, resulting from a misrepresentation by either party hereto.

      16. SUCCESSORS AND ASSIGNS. The provisions of this Sub-Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns. If Sublessor assigns or transfers the leasehold estate under the Sublease, Sublessor shall be and hereby is entirely relieved and freed of all obligations under this Sub-Sublease to the extent such obligations are assumed by the assignee or transferee.

      17. INSURANCE. Without limiting the provisions of the Prime Lease or the Sublease as incorporated by reference herein, Sublessee shall maintain throughout the Term, for the benefit of Sublessor, Prime Tenant and Prime Landlord as additional insureds, such insurance as Sublessor may be required to provide pursuant to the terms of the Prime Lease and the Sublease. Such policies shall contain a provision that no act or omission of Sublessee shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, shall be non-cancellable and may not expire pursuant to its terms on the expiration date of such policy with respect to Sublessor, Prime Tenant and Prime Landlord, unless 30 days' prior written notice of cancellation or expiration has been given to Sublessor, Prime Tenant and Prime Landlord by certified mail, return receipt requested. Sublessee agrees that certificates of all such policies shall be delivered to Sublessor, Prime Tenant and Prime Landlord on or before the Commencement Date.

      18. RIGHT TO CURE SUBLESSEE'S DEFAULTS. If Sublessee shall at any time fail to make any payment or perform any other of its obligations hereunder beyond applicable notice and cure periods, then Sublessor shall have the right, but not the obligation, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary or desirable, and in exercising any such right, to pay any incidental costs and expenses, including reasonable attorneys' fees and expenses. Sublessee shall pay to Sublessor upon demand, as additional rent, all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection herewith.

      19. TERMINATION OF PRIME LEASE OR SUBLEASE. If, for any reason, the Sublease shall terminate prior to the Expiration Date, this Sub-Sublease shall thereupon be terminated and, except as otherwise set forth herein, Sublessor shall not be liable to Sublessee by reason thereof unless such termination results from a default by Sublessor under the Sublease. Sublessor covenants and agrees with Sublessee that during the Term, so long as Sublessee has committed no default under this Sub-Sublease after the giving of any applicable notice and the expiration of any applicable cure period, Sublessor (a) will pay all rent payable by Sublessor pursuant to the Sublease and will perform all other obligations imposed on Sublessor pursuant to the Sublease if and to the extent that failure to perform the same would adversely affect Sublessee's use or occupancy of the Subleased Premises, except for those obligations of Sublessor under the Sublease which have been incorporated herein and are the obligation of the Sublessee under this Sub-Sublease, and, (b) unless Sublessor has theretofore obtained for Sublessee a Non-Disturbance Agreement (defined below) from Prime Tenant, will not voluntarily terminate the Sublease.

   20. ASSIGNMENT AND SUBLETTING.

         (a) No Assignment or Subletting. Except as expressly set forth herein, Sublessee shall not assign, mortgage, pledge, encumber, or otherwise transfer this Sub-Sublease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Subleased Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise) without, in each instance, Sublessor's prior consent, which consent of Sublessor shall not be unreasonably withheld, delayed or conditioned, and such consents of Prime Landlord and Prime Tenant, if any, as may be required pursuant to the Prime Lease and the Sublease. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Section 20 shall be null and void. For the purposes hereof, if Sublessee is a corporation, limited liability company, partnership, trust or any other legal entity, the transfer by one or more transfers, directly or indirectly, of Control of such entity, however characterized, shall be deemed an assignment of this Sub-Sublease. "Control" (and with correlative meanings, "controlled by" and "under common control with") shall have the same meaning as set forth in Section 11.05 of the Prime Lease.

         (b) Collection of Rent. If, without Sublessor's consent (or any required consent of Prime Landlord or Prime Tenant), this Sub-Sublease is assigned, or any part of the Subleased Premises is sublet or occupied by anyone other than Sublessee, or this Sub-Sublease or the Subleased Premises or any of Sublessee's property is encumbered (by operation of law or otherwise), Sublessor may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Base Rent or other rent herein reserved. No such collection of rent shall be deemed to be (i) a waiver of the provisions of this
Section 20, (ii) an acceptance of the assignee, subtenant or occupant as tenant, or (iii) a release of Sublessee from the performance of any of the terms, covenants and conditions to be performed by Sublessee under this Sub-Sublease, including the payment of Base Rent and other rent reserved herein.

         (c) No Waiver. Sublessor's consent to any assignment or subletting shall not relieve Sublessee from the obligation to obtain Sublessor's express consent (or the consent of Prime Landlord or Prime Tenant) to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others. The listing of any name other than that of Sublessee in the directory, or on the doors of the Subleased Premises or elsewhere, shall not vest in any such named party any right or interest in this Sub-Sublease or in the Subleased Premises, nor be deemed to constitute Sublessor's consent to any assignment or transfer of this Sub-Sublease, or to any sublease of the Subleased Premises, or to the use or occupancy thereof by others.

         (d) Sublessee's Statement; Recapture. At least fifteen (15) business days prior to any proposed subletting of all or any portion of the Subleased Premises for which Sublessor's consent is required, Sublessee shall submit a statement to Sublessor (a "Sublessee Statement") containing the following information: (a) the name and address of the proposed subtenant, (b) a description of the portion of the Subleased Premises to be sublet, (c) the terms and conditions of the proposed subletting, including, without limitation, the rent payable and the value (including cost, overhead and supervision) of any improvements (including any demolition to be performed) to the Subleased Premises for occupancy by such subtenant and the value and a description of any other consideration for the transaction, (d) the nature and character of the business of the proposed subtenant and (e) any other information that Sublessor may reasonably request, together with a statement specifically directing Sublessor's attention to the provisions of this Section 20(d) requiring Sublessor to respond to Sublessee's request within fifteen (15) business days after Sublessor's receipt of the Sublessee Statement. Within fifteen (15) business days after Sublessor's receipt of the Sublessee Statement, Sublessor shall either approve or disapprove (upon the terms set forth herein) such sublease or, provided that either Sublessor, Reuters America, Inc. or an Affiliate of either will occupy the Subleased Premises, exercise its right to sublet (in its own name or that of its Affiliate designee) such portion of the Subleased Premises ("Recapture Space") from Sublessee on the terms and conditions set forth in the Sublessee Statement, subject to the further provisions of subsection d(i) below. If Sublessor shall fail to notify Sublessee within said fifteen (15) business day period of Sublessor's intention to exercise its rights pursuant to this Section 20(d) or of Sublessor's consent to or disapproval of the proposed subletting pursuant to the Sublessee Statement, or if Sublessor shall have consented to such subletting, Sublessee shall have the right to sublease that portion of the Subleased Premises on the same terms and conditions set forth in the Sublessee Statement, subject to the terms and conditions of this Sub-Sublessee, including, without limitation, the terms and conditions of Section 20(e) hereof. If Sublessee shall not enter into such sublease within one hundred fifty (150) days after the delivery of the Sublessee Statement to Sublessor, then the provisions of this Section 20(d) shall again be applicable to any other proposed subletting or assignment. If Sublessee shall enter into such sublease within one hundred fifty (150) days as aforesaid, Sublessee shall deliver a true, complete and fully executed counterpart of such sublease to Sublessor within ten (10) days after execution thereof.

            (i) If Sublessor exercises its option to sublet the Recapture Space for occupancy by Sublessor, Reuters America, Inc. or an Affiliate of either, such sublease to Sublessor, Reuters America, Inc. or its or their Affiliates, as subtenant (each, a "Recapture Sublease") shall:

                  (A) be at a rental equal to the lesser of the sublease rent set forth in the Sublessee Statement and the rent reserved under this Sub Sublease and otherwise be upon the same terms and conditions as those contained in this Sub-Sublease (as modified by the Sublessee Statement, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this subsection d(i));

                  (B) give the subtenant the unqualified and unrestricted right, without Sublessee's permission, but subject to only those terms of the Sublease and the Prime Lease incorporated herein which are related to consent or approval by the Sublessor or Prime Lessor, to assign such sublease and to further sublet the Recapture

         Space or any part thereof to an Affiliate and, subject to all consents of the Prime Landlord and Prime Tenant required by the Sublease and the Prime Lease, to make any and all changes, alterations, and improvements in the Recapture Space as Sublessor shall desire;

                  (C) provide in substance that any such changes, alterations and improvements made in the Recapture Space may be removed, in whole or in part, prior to or upon the expiration or other termination of the Recapture Sublease provided that any material damage and injury caused thereby shall be repaired;

                  (D) provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) prior to the commencement of the term of the Recapture Sublease, Sublessee, at its sole cost and expense (unless the Sublessee Statement provides otherwise), shall make such alterations as may be required to physically separate the Recapture Space, if such Space constitutes a portion of the Subleased Premises, from the balance of the Subleased Premises and to provide appropriate means of ingress to and egress thereto and to the public portions of the balance of the floor such as toilets, janitor's closets, telephone and electrical closets, fire stairs, elevator lobbies, etc., (iii) at the expiration of the term of such sublease, Sublessee shall accept the Recapture Space in its then existing condition, broom clean, and, if such expiration is within twelve (12) months of the end of the Term, in the condition required under the Sublease and Prime Lease, if different; and

                  (E) provide that the subtenant or occupant may use and occupy the Recapture Space for any lawful purpose (without regard to any limitation set forth in the Sublessee Statement), to the extent permitted under the Sublease and the Prime Lease.

            (ii) Performance by Sublessor, or its designee, under a Recapture Sublease shall be deemed performance by Sublessee of any similar obligation under this Sub-Sublease and Sublessee shall not be liable for any default under this Sub-Sublease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the subtenant under the Recapture Sublease or is occasioned by or arises from any act or omission of any occupant under the Recapture Sublease. Sublessor shall indemnify and hold harmless Sublessee from and against any and all liability, fines, suits, claims, demands, actions and reasonable, out-of-pocket damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) of any kind and nature that are the direct and proximate result of such default.

            (iii) If Sublessor is unable to give Sublessee possession of the Recapture Space at the expiration of the term of the Recapture Sublease by reason of the holding over or retention of possession of any tenant or other occupant, then (w) Sublessor shall continue to pay all charges previously payable, and comply with all other obligations, under the Recapture Sublease until the date upon which Sublessor shall give Sublessee possession of the Recapture Space free of occupancies, (x) neither the Expiration Date nor the validity of this Sub-Sublease shall be affected, (y) Sublessee waives any rights under Section 223-a of the Real Property Law of New York, or any successor statute of similar import, to rescind this Sub-Sublease and further waives the right to recover any damages from Sublessor which may result from the failure of Sublessor to deliver possession of the Recapture Space at the end of the term of the Recapture Sublease, and (z) Sublessor, at Sublessor's expense, shall use its reasonable efforts to deliver possession of the Recapture Space to Sublessee and in connection therewith, if necessary, shall institute and diligently and in good faith prosecute holdover and any other appropriate proceedings against the occupant of such space; if Sublessor fails to prosecute such proceedings in such manner and such failure continues after reasonable notice thereof by Sublessee, Sublessee may prosecute such proceedings in Sublessor's name and at Sublessor's expense. Notwithstanding the foregoing, Sublessor will indemnify and hold harmless Sublessee from and against any and all claims of Prime Landlord or Prime Tenant (including, but not limited to, reasonable attorneys' fees and expenses actually incurred by Sublessee in connection therewith) of any kind or nature which are brought against Sublessee and which arise out of such holdover.

            (iv) The failure by Sublessor to exercise its option under Section 20(d) with respect to any subletting shall not be deemed a waiver of such option with respect to any extension of such subletting or any subsequent subletting of the Subleased Premises affected thereby.

      (e) Conditions to Assignment or Subletting.

            (i) In the event that Sublessor does not exercise its option pursuant to subsection (d) above and provided that Sublessee is not in default hereunder beyond the expiration of applicable notice and cure periods, Sublessor's consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed, provided that the conditions set forth in subsection (e)(ii) below in this Section 20 and all the following conditions are satisfied:

                  (A) in Sublessor's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Subleased Premises will be used in a manner, that is permitted under this Sub-sublease, the Sublease and the Prime Lease and does not violate any restrictions set forth in this Sub-Sublease, the Sublease, the Prime Lease or any mortgage encumbering the Building, the Sublease, or the Prime Lease, or any negative covenant as to use of the Subleased Premises required by any other lease at the Building of which, in any such case, Sublessee has been made aware;

                  (B) the proposed assignee or subtenant is a reputable person with sufficient financial means to perform all of its obligations under this Sub-Sublease or the sublease, as the case may be, and Sublessor has been furnished with reasonable proof thereof;

                  (C) the proposed assignee or subtenant is not a person (or Affiliate of a person) with whom Sublessor or Sublessor's agent is then, or has been within the prior six (6) months, negotiating in connection with the rental of space in the Building;

                  (D) the aggregate consideration to be paid by the proposed subtenant under the terms of the proposed sublease shall not be materially less than the aggregate fixed rent and additional rent at which Sublessor is then offering to sublease other space in the Building (the "Market Sub-rent"), determined as though the Subleased Premises were vacant and in their then "as is" condition, and taking into account (1) the length of the term of the proposed sublease and
         (2) the location of the Subleased Premises in the Building;

                  (E) Sublessee shall, upon demand, reimburse Sublessor for all reasonable, out-of-pocket expenses incurred by Sublessor in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for alterations proposed to be made in connection therewith, and all legal costs reasonably incurred in connection with the granting of any requested consent;

                  (F) DELETED.

                  (G) Sublessee shall not be entitled to further sublease the Subleased Premises to more than three (3) subtenants on each floor of the Subleased Premises, and Sublessee shall be responsible, at its sole cost and expense, but subject to all provisions of this Sub-Sublease, the Sublease and the Prime Lease governing alterations or improvements to the Subleased Premises, to make any and all modifications to the Subleased Premises necessary to separately demise any portion of the Subleased Premises further subleased by Sublessor pursuant to the terms of this Sub-Sublease. At the expiration or earlier termination of the Term hereof, Sublessee shall remove any demising corridors, demising walls and doors installed by Sublessee in connection with its further subleasing of any portion of the Subleased Premises, along with all related components thereof, shall reinstall any staircases removed by Sublessee and shall fully restore the Subleased Premises to the configuration, layout and condition of the Subleased Premises existing on the Commencement Date, reasonable wear and tear excepted.

            (ii) With respect to each and every assignment and subletting authorized by Sublessor under the provisions of this Sub-Sublease, it is further agreed that:

                  (A) the form of the proposed assignment or sublease shall be reasonably satisfactory to Sublessor and shall comply with the provisions of this Section 20;

                  (B) no sublease shall be for a term ending later than one (1) day prior to the Expiration Date;

                  (C) no sublease shall be delivered to any subtenant, and no subtenant shall take possession of any part of the Subleased Premises, until an executed counterpart of such sublease has been delivered to Sublessor and approved in writing by Sublessor (and, to the extent required, Prime Landlord and Prime Tenant);

                  (D) if at any time prior to the effective date of such assignment or subletting, Sublessee shall be in default hereunder beyond the expiration of applicable notice and cure periods, then Sublessor's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Sublessee, and if such assignment or subletting would have been permitted without Sublessor's consent pursuant to subsection(h) below, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further default hereunder; and

                  (E) each sublease shall be subject and subordinate to this Sub-Sublease and to the matters to which this Sub-Sublease is or shall be subordinate, it being the intention of Sublessor and Sublessee that Sublessee shall assume and be liable to Sublessor for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants that, if performed or omitted by Sublessee, would be a default under this Sub-Sublease; and Sublessee and each subtenant shall be deemed to have agreed that upon the occurrence of a default hereunder, upon the expiration of any notice and cure periods, Sublessee shall be deemed to have thereupon assigned to Sublessor, and Sublessor may, at its option, accept such assignment of, all right, title and interest of Sublessee as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect, and such subtenant shall, at Sublessor's option, attorn to Sublessor pursuant to the then executory provisions of such sublease, except that Sublessor shall not be (1) liable for any previous act or omission of Sublessee under such sublease, (2) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Sublessee, (3) bound by any previous modification of such sublease not consented to by Sublessor, or by any prepayment of more than one (1) month's rent and additional rent under such sublease, (4) bound to return such subtenant's security deposit, if any, except to the extent that Sublessor shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (5) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or any other part of the Building, or in any way to prepare the subleased space for occupancy, beyond Sublessor's obligations under this Sub-Sublease. The provisions of this subsection shall be self-operative, and no further instrument shall be required to give effect hereto, provided that the subtenant shall execute and deliver to Sublessor any instruments Sublessor may reasonably request to evidence and confirm such subordination and attornment.

            (f) No Release of Sublessee; Indemnification of Sublessor. Notwithstanding any assignment or subletting or any acceptance of rent by Sublessor from any assignee or subtenant, Sublessee shall remain fully liable for the payment of all Base Rent and other rent due and for the performance of all other terms, covenants and conditions contained in this Sub-Sublease on Sublessee's part to be observed and performed, and any default under any term, covenant or condition of this Sub-Sublease by any subtenant shall be deemed a default under this Sub-Sublease by Sublessee. Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Sublessor by the proposed assignee or subtenant or by any brokers or other persons claiming commissions or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Sublessor shall give or decline to give its consent to any proposed assignment or sublease. The provisions of this Section shall not apply with respect to Recapture Subleases.

         (g) Sublessee's Failure to Complete. If Sublessor consents to a proposed assignment or sublease and Sublessee fails to execute and deliver to Sublessor such assignment or sublease within one hundred fifty (150) days after the giving of such consent, then Sublessee shall again comply with all of the provisions and conditions of this Section 20 before assigning this Sub-Sublease or subletting all or part of the Subleased Premises.

         (h) Profits. If Sublessee shall enter into any assignment or sublease permitted hereunder or consented to by Sublessor, Sublessee shall, within sixty
(60) days of Sublessor's consent to such assignment or sublease, deliver to Sublessor a complete list of Sublessee's reasonable, market-rate, third-party brokerage fees, legal fees and work letter or tenant improvement amounts paid or to be paid in connection with such transaction ("Sublessee's Transfer Expenses"), together with a list of all of Sublessee's property to be transferred to such assignee or sublessee. Sublessee shall deliver to Sublessor evidence of the payment of Sublessee's Transfer Expenses promptly after the same are paid. In consideration of such assignment or subletting, Sublessee shall pay to Sublessor:

            (i) in the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Sublessee by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Sublessee's property, less, in the case of a sale thereof, the then fair market value thereof, as reasonably determined by Sublessor), after first deducting therefrom Sublessee's Transfer Expenses; or

            (ii) in the case of a sublease, 50% all consideration payable under the sublease to Sublessee by the subtenant which exceeds, on a per-square-foot-basis, Base Rent accruing hereunder during the term of such sublease (together with 50% of any sums paid for the sale or rental of Sublessee's property, less, in the case of the sale thereof, 50% of the fair market value thereof at the time of such sale, as reasonably determined by Sublessor), after first deducting therefrom the Sublessee's Transfer Expenses. The sums payable under this clause shall be paid by Sublessee to Sublessor as and when paid by the subtenant to Sublessee.

         (i) Consent Not Required. Sublessor's consent shall not be required for, nor shall the provisions of subsections (d) and (h) of this Section 20 apply to, an assignment of this Sub-Sublease or the subletting by Sublessee of all or part of the Subleased Premises to (A) an entity into or with which Sublessee is merged or consolidated and which meets the requirements set forth in the parenthetical within Section 11.03(D)(i) of the Prime Lease, or (B) any entity to which substantially all of Sublessee's assets are transferred, so long as the successor to Sublessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Sublessee immediately prior to such merger, consolidation or transfer, and (2) the net worth of the original Sublessee on the date of this Sub-Sublease, provided that, for a transaction contemplated either under clause
(A) or (B),
notice of such assignment or subletting and proof reasonably satisfactory to Sublessor of such net worth is delivered to Sublessor at least ten (10) days prior to the effective date of any such transaction. Nor shall Sublessor's consent be required for, or the provisions of subsections (d) and (h) of this
Section 20 apply to, an assignment of this Sub-Sublease or the subletting by Sublessee of all or part of the Subleased Premises to an Affiliate (defined below). "Affiliate" means, with respect to any person or entity, any other person or entity that, directly or indirectly (through one or more intermediaries), Controls, is controlled by, or is under common control with, such first person or entity. Nor shall Sublessor's consent be required for, or the provisions of subsections (d) and (h) of this Section 20 apply to, the sale of stock and related corporate structuring in connection with an initial public offering by Subtenant so long as such structuring and transaction were effected for a legitimate, independent business purpose and not for the purpose of avoiding the restrictions on assignment and subletting contained herein. Finally, in the event that Sublessee desires to consummate any sale, assignment, transfer, merger, consolidation, reorganization, financing or other transaction involving stock or other interests in Sublessee that otherwise would require approval hereunder or under the Prime Lease or Sublease, such transaction will be permitted without the requirement of approval from Sublessor and without the applicability of the provisions of subsections (d) and (h) of this Section 20, provided that Sublessee deposits with Sublessor (or as Sublessor directs) a clean, irrevocable letter of credit in form and substance substantially the same as the Credit and from the same issuer or another issuer reasonably acceptable to Sublessor, in an amount equal to all rent and other payments payable hereunder through the Expiration Date, as reasonably estimated by Sublessor. Such amount either will be applied to such payments or reduced from time to time, but no more often than once annually, as Sublessee makes such required payments. If Sublessee defaults in respect of any provisions of this Sub-Sublease beyond applicable notice and cure periods, then the foregoing letter of credit may be drawn upon and applied by Sublessor in the same manner and to the same extent as the Credit and such letter of credit, in such event, shall be deemed to be an additional security deposit hereunder.

         (j) Partial Sublettings. Notwithstanding anything herein to the contrary, Sublessor's consent shall not be required for the further subletting by Sublessee of any one or more portions of the Subleased Premises which, in the aggregate, include not more than the lesser of (i) 20% of the rentable square footage of the Subleased Premises at the time of such further subletting and
(ii) 12,400 rentable square feet, and Sublessor shall have no right to recapture any such space pursuant to subsection (d) of this Section 20; provided, however, that Sublessee shall be responsible, at its sole cost and expense, (A) for obtaining the consent of Prime Landlord and Prime Tenant to any such further subletting, (B) to complete any modifications to the Subleased Premises required to separately demise any such space, subject, however, to all terms and provisions of this Sub-sublease governing alterations and modifications to the Subleased Premises, and (C) to restore any such space on or prior to the Expiration Date if and to the extent required by the terms of this Sub-sublease.

         (k) Assumption of Obligations; Copies of Sublease. Any assignment of this Sub-Sublease, whether made with Sublessor's consent or without Sublessor's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Sublessor an agreement in form and substance satisfactory to Sublessor whereby the assignee
(i) assumes Sublessee's obligations under this Sub-Sublease, and (B) agrees that, notwithstanding such assignment, the provisions of this

Section 20 shall be binding upon it in respect of all future assignments and transfers. Any sublease by Sublessee of all or part of the Subleased Premises, whether made with Sublessor's consent or without Sublessor's consent, if and to the extent permitted hereunder, shall not be effective unless and until Sublessee delivers to Sublessor a copy thereof, certified by Sublessee to be, true, correct and complete.

      21. CAFETERIA AND EXECUTIVE CONFERENCE CENTER.

         (a) Cafeteria. During the Term and for no additional consideration hereunder, Sublessee's employees shall have the right to avail themselves of the services of the cafeteria located in the Demised Premises on the 16th Floor of the Building, at the same pricing as employees of Sublessor and other users of the cafeteria enjoy, provided that such employees shall at all times observe the rules and regulations then in effect with respect to the use of the cafeteria. In connection with such use of the cafeteria, Sublessor will take such actions as may reasonably be necessary or appropriate, and cooperate with Sublessee, in order to arrange for Sublessee's employees to be issued such identification cards as may be required to obtain entry to the cafeteria, which is not open to the general public.

         (b) Executive Conference Center. During the Term, Sublessee shall have the right to avail itself of the executive conference center currently located on the 30th floor of the Building. Since such conference center is operated by a third-party operator, Sublessee shall contract directly with such operator for the use of the conference center facilities. Sublessee acknowledges and agrees that Sublessor shall not be responsible or liable in any manner for the terms of Sublessee's use of the conference center or for the unavailability or relocation of the conference center.

      22. CLEANING. Sublessor shall provide or cause to be provided cleaning service for the Subleased Premises during the Term in accordance with the specifications attached hereto as Exhibit D, at no additional cost to Sublessee.

      23. DELETED.

      24. NO ORAL MODIFICATION. This Sub-Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

      25. NEW YORK LAW. This Sub-Sublease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

      26. COUNTERPARTS. This Sub-Sublease may be executed in several counterparts, each of which, when taken together, shall be deemed an original and constitute one and the same document. Facsimile signatures on these instruments shall be binding with the same force and effect as original signatures.

      27. ENTIRE AGREEMENT. This Sub-Sublease constitutes the entire agreement between the parties with respect to the Subleased Premises and all representations and understandings have been merged herein.

      28. AUTHORITY. Each party to this Sub-Sublease represents that it is authorized to execute, deliver and perform pursuant to this Sub-Sublease.

      29. NO RECORDING. Neither this Sub-Sublease nor any memorandum thereof shall be recorded by either party hereto.

      30. NON-DISTURBANCE. Sublessor shall request for Sublessee from each of Prime Lessor and Prime Tenant a non-disturbance and attornment agreement from such entities. The form of non-disturbance and attornment agreement requested by Sublessee shall be, as applicable, Prime Lessor's or Prime Tenant's standard form, or if no such standard form exists, in form and substance reasonably acceptable to Sublessor (a "Non-Disturbance Agreement"). If Sublessor is unable in good faith to obtain any such Non-Disturbance Agreement by making such a request, Sublessor shall have no liability to Sublessee and this Sublease shall remain in full force and effect, it being intended that Sublessor's sole obligation shall be to request that Prime Lessor and Prime Tenant enter into such Non-Disturbance Agreements. In no event shall Sublessor be required to commence any litigation in order to obtain a Non-Disturbance Agreement, nor shall Sublessor be required to take any step that may, in Sublessor's judgment, have an adverse effect on its relationship with Prime Lessor or Prime Tenant.

      31. SUB-SUBLEASE CONDITIONED ON OBTAINING CONSENTS. This Sub-Sublease and the effectiveness hereof is expressly conditioned upon Sublessor's obtaining the Consents. Sublessor shall use commercially reasonable efforts to obtain such Consents, and Sublessee shall reasonably cooperate with Sublessor in such efforts and, in connection therewith, provide such financial information and enter into such Consent agreements in form and substance reasonably acceptable to Sublessee as Prime Landlord and Prime Tenant may reasonably require. If such Consents have not been obtained within thirty (30) days after the date hereof, then until such Consents have been obtained, either party may thereafter terminate this Sub-Sublease on not less than five (5) days prior notice to the other party. If the Consents are obtained during such five (5) day period, then this Sub-Sublease shall remain in full force and effect notwithstanding such notice of termination. Sublessor represents and warrants that no other consent by any holder of superior title to the Demised Premises or the Building is required for this Sub-sublease to be effective.

      32. DELETED.

      IN WITNESS WHEREOF, the parties hereto have caused this Sub-Sublease to be executed as of the day and year first above written.

                                                SUBLESSOR:

                                                INSTINET GLOBAL HOLDINGS, INC.



                                                By:  /s/ JOHN FAY
                                                     ---------------------------
                                                        Name: John Fay
                                                        Title: CFO



                                                SUBLESSEE:

                                                EYETECH PHARMACEUTICALS, INC.



                                                By:  /s/ DAVID R. GUYER
                                                     ---------------------------
                                                        Name: David R. Guyer
                                                        Title: CEO

                                   SCHEDULE 1

                                    BASE RENT

 Lease      Annual Base          Monthly Base    Annual Base      Monthly Base     Annual Base      Monthly Base
 Year*     Rent For Spaces         Rent For        Rent For         Rent For        Rent For          Rent For
              A and B           Spaces A and B     Space A          Space A          Space B          Space B
              -------           --------------     -------          -------          -------          -------
  1         $2,852,000.00        $237,666.67     1,426,000.00      118,833.33      1,426,000.00      118,833.33
  2          2,894,780.00         241,231.67     1,447,390.00      120,615.83      1,447,390.00      120,615.83
  3          2,938,180.00         244,848.33     1,469,090.00      122,424.16      1,469,090.00      122,424.16
  4          2,982,200.00         248,516.67     1,491,100.00      124,258.33      1,491,100.00      124,258.33
  5          3,026,840.00         252,236.67     1,513,420.00      126,118.33      1,513,420.00      126,118.33
  6          3,387,060.00         282,255.00     1,693,530.00      141,127.50      1,693,530.00      141,127.50
  7          3,437,900.00         286,491.67     1,718,950.00      143,245.83      1,718,950.00      143,245.83
  8          3,489,360.00         290,780.00     1,744,680.00      145,390.00      1,744,680.00      145,390.00
  9          3,541,440.00         295,120.00     1,770,720.00      147,560.00      1,770,720.00      147,560.00
  10         3,594,760.00         299,563.33     1,797,380.00      149,781.66      1,797,380.00      149,781.66
  11         3,953,740.00         329,478.33     1,976,870.00      164,739.16      1,976,870.00      164,739.16
  12         4,003,340.00         333,611.67     2,001,670.00      166,805.83      2,001,670.00      166,805.83
  13         4,053,560.00         337,796.67     2,026,780.00      168,898.33      2,026,780.00      168,898.33
  14         4,092,000.00         341,000.00     2,046,000.00      170,500.00      2,046,000.00      170,500.00
  15         4,092,000.00         341,000.00     2,046,000.00      170,500.00      2,046,000.00      170,500.00
  16         4,402,000.00         366,833.33     2,201,000.00      183,416.66      2,201,000.00      183,416.66
  17         4,402,000.00         366,833.33     2,201,000.00      183,416.66      2,201,000.00      183,416.66
 18**        4,402,000.00         366,833.33     2,201,000.00      183,416.66      2,201,000.00      183,416.66

* "Lease Year" shall mean the 12-month period commencing on the Commencement Date and each succeeding 12-month period.

**    Partial year

                                   SCHEDULE 2

                                SUBLESSOR'S WORK

                 (WITH RESPECT TO THE ENTIRE SUBLEASED PREMISES)

Sublessor shall sheet rock off (matching surfaces aesthetically), at its sole cost and expense, all existing internal stairways affecting the twelfth and thirteenth floors other than stairways between the twelfth and thirteenth floors, except that Sublessor shall install a temporary security door blocking access between the twelfth and thirteenth floors which will be removed by Sublessor upon the Space B Commencement Date.

                   (WITH RESPECT TO THE THIRTEENTH FLOOR ONLY)

Sublessor to perform such work as required in thirteenth floor reception area such that thirteenth floor reception area substantially matches twelfth floor reception area.

                                    EXHIBIT A

                                   PRIME LEASE

                               AGREEMENT OF LEASE

                                     BETWEEN

                         3 TIMES SQUARE ASSOCIATES, LLC,

                                      OWNER

                                   ----------

                                       AND

                              INSTINET CORPORATION,

                                     TENANT

                                    PREMISES

            PORTION OF THE 3RD FLOOR AND ENTIRE 4TH-17TH FLOORS AND
                28TH-30TH FLOORS OF THE BUILDING TO BE KNOWN AS
                                 3 TIMES SQUARE
                               NEW YORK, NEW YORK

                             DATED FEBRUARY 18, 1998

                                TABLE OF CONTENTS

ARTICLE 1         DEMISED PREMISES, TERM, RENTS
ARTICLE 2         USE AND OCCUPANCY
ARTICLE 3         ALTERATIONS
ARTICLE 4         OWNERSHIP OF IMPROVEMENTS
ARTICLE 5         REPAIRS
ARTICLE 6         COMPLIANCE WITH LAWS
ARTICLE 7         SUBORDINATION, ATTORNMENT, ETC.
ARTICLE 8         PROPERTY LOSS, ETC.
ARTICLE 9         DESTRUCTION-FIRE OR OTHER CASUALTY
ARTICLE 10        EMINENT DOMAIN
ARTICLE 11        ASSIGNMENT AND SUBLETTING
ARTICLE 12        OWNER'S INITIAL CONSTRUCTION
ARTICLE 13        ACCESS TO DEMISED PREMISES
ARTICLE 14        VAULT SPACE
ARTICLE 15        CERTIFICATE OF OCCUPANCY
ARTICLE 16        DEFAULT
ARTICLE 17        REMEDIES
ARTICLE 18        DAMAGES
ARTICLE 19        FEES AND EXPENSES: INDEMNITY
ARTICLE 20        ENTIRE AGREEMENT
ARTICLE 21        END OF TERM
ARTICLE 22        QUIET ENJOYMENT
ARTICLE 23        OPERATING AND GROUND LEASE RENTAL PAYMENTS
ARTICLE 24        NO WAIVER
ARTICLE 25        MUTUAL WAIVER OF TRIAL BY JURY
ARTICLE 26        INABILITY TO PERFORM
ARTICLE 29        UTILITIES AND SERVICES
ARTICLE 30        TABLE OF CONTENTS, ETC.
ARTICLE 31        MISCELLANEOUS DEFINITIONS, SEVERABILITY AND
                  INTERPRETATION PROVISIONS
ARTICLE 32        ADJACENT EXCAVATION
ARTICLE 33        BUILDING RULES
ARTICLE 34        BROKER
ARTICLE 35        AFFIRMATIVE ACTION
ARTICLE 36        ARBITRATION, ETC.
ARTICLE 37        PARTIES BOUND
ARTICLE 38        INITIAL OPTION SPACE
ARTICLE 39        ADDITIONAL OPTION SPACE
ARTICLE 40        TENANT'S APPROVAL RIGHTS OVER RETAIL TENANTS
ARTICLE 41        RENEWAL OPTIONS

ARTICLE 42        SIGNAGE
ARTICLE 43        TENANT'S SINGLE OPTION FOR 1999 OPTION SPACE
ARTICLE 44        TENANT'S SINGLE OPTION FOR 2000 OPTION SPACE
ARTICLE 45        ROOF RIGHTS
ARTICLE 46        EMERGENCY GENERATOR AND FUEL OIL STORAGE TANKS
ARTICLE 47        STORAGE SPACE
ARTICLE 48        THIRD FLOOR SPACE
ARTICLE 49        SPECIAL USE OF FIRE STAIRS
ARTICLE 50        LIMITATION ON SALE OF BUILDING
ARTICLE 51        SECURITY

SCHEDULE A        COMPUTATION OF FIXED RENT FOR INITIAL AND FINAL RENT
                  PERIODS
SCHEDULE B        RENTABLE SQUARE FOOTAGE AND TENANT'S
                  PROPORTIONATE SHARE
SCHEDULE C        UNDERLYING DOCUMENTS
SCHEDULE D        RETAIL TENANCY CRITERIA
SCHEDULE E        CLEANING SERVICES
SCHEDULE F        BUILDING RULES
SCHEDULE G        SIGN CRITERIA

ADDENDUM A        OWNER'S INITIAL CONSTRUCTION

EXHIBIT 1         INTENTIONALLY OMITTED
EXHIBIT 2         APPROVED TENANT RECOGNITION AGREEMENT
EXHIBIT 3         FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 4         RETAIL SPACE ON SOUTHWEST CORNER OF 43RD STREET AND SEVENTH AVENUE
EXHIBIT 5         FORM OF LETTER OF CREDIT

         LEASE dated as of the 18th day of February, 1998, between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County, and State of New York, as landlord (referred to as "Owner"), and INSTINET CORPORATION, a Delaware corporation, having its principal office at 875 Third Avenue, New York, New York, as tenant (referred to as "Tenant").

                                   WITNESSETH:

Owner and Tenant hereby covenant and agree as follows:

                                   ARTICLE 1

                          DEMISED PREMISES, TERM, RENTS

         Section 1.01. Demised Premises: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire fourth (4th), fifth (5th), sixth
(6th), seventh (7th), eighth (8th), ninth (9th), tenth (10th), eleventh (11th), twelfth (12th), thirteenth (13th), fourteenth (14th), fifteenth (15th), sixteenth (16th), seventeenth (17th), twenty-eighth (28th), twenty-ninth (29th) and thirtieth (30th) floors (said last three (3) floors being the highest floors containing office space in the Building), Storage Space (as defined in Article 47 hereof) and the Third Floor Space (as defined in Article 48 hereof) in the building to be constructed by Owner and to be located on the northwest corner of Seventh Avenue and 42nd Street and to be known as 3 Times Square, in the Borough of Manhattan, City of New York (said building is referred to as the "Building", and the Building together with the plot of land upon which it stands and all other land and development rights demised in the Ground Lease referred to in
Article 7 is referred to collectively as the "Real Property"), at the annual rental rate or rates set forth in Section 1.03, and upon and subject to all of the terms, covenants and conditions contained in this Lease. The premises leased to Tenant, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of, or at any time during, the term of this Lease, other than Tenant's Personal Property (as defined in Article 4), are referred to, collectively, as the "Demised Premises".

                  C.       Tenant waives any right to rescind this Lease under
Section 223-a of the New York Real Property Law or any successor statute of similar import then in force and further waives the right to recover any damages which may result from Owner's failure to deliver possession of the Demised Premises on the date set forth in Subsection A of this Section, or in any notice given pursuant to Subsection B of this Section, for the commencement of the Demised Term.

                  C. In the event that the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Owner, on the Commencement Date a sum equal to the product of (i) the monthly installment of Fixed Rent for the calendar month in which the Commencement Date shall occur multiplied by (ii) the fraction, the numerator of which is the number of days in the calendar month occurring from the Commencement Date to the last day of such calendar month, both dates inclusive, and the denominator of which is the actual number of days in the calendar month in which the Commencement Date shall occur. Such payment, shall constitute payment of the Fixed Rent for the period from the Commencement Date to and including the last day of the calendar month in which the Commencement Date shall occur.

                  D.       (1)      Tenant shall deposit with Owner each year as
long as the then holder(s) of the permanent financing of the Real Property shall require the establishment of a capital reserve for capital improvements, a sum (referred to as the "Capital Sum") equal to (a) $.20 multiplied by (b) the then number of rentable square feet of the Demised Premises, as said number may be adjusted from time to time during the Demised Term pursuant to the provisions of this Lease. Unless the then holder(s) of the construction financing or initial permanent financing of the Real Property shall direct a different payment schedule, Tenant shall deposit such monies monthly in the same manner and time as Tenant shall pay the monthly installment of Fixed Rent; provided, however, in no event shall Tenant be required to deposit more than such $.20 per rentable square foot in any calendar year, subject to the last sentence of this Subsection D. The Capital Sum shall be held in an interest bearing account in a bank selected by Owner or the then holder(s) of the construction financing or initial permanent financing of the Real Property. Owner shall apply the Capital Sum against any increases in the Fixed Rent payable pursuant to the provisions of Section 23.04 by reason of the inclusion in Operating Expenses (hereinafter defined) of any "Included Improvements" referred to in Section 23.01(F)(c)(ii), without affecting Tenant's liability for the payment of all remaining increases in the Fixed Rent with respect for Included Improvements and any other items of Operating Expenses pursuant to Section 23.04 after such applications. The Capital Sum shall be deemed increased annually by the percentage increase in the Consumer Price Index (as hereinafter defined) for the month in which the first anniversary of the Commencement Date, and each subsequent anniversary date thereof, occurs over the Consumer Price Index for the month of September, 1997.

                           (2)      All interest earned on the Capital Sum shall
be for the account of Tenant. Prior to each calendar year Owner shall remit a statement to Tenant of the amount of interest earned on the Capital Sum during the preceding calendar year, which amount shall be credited against the next installments of the Capital Sum due from Tenant hereunder. At the earlier of (i) the expiration or sooner termination of this Lease or (ii) the maturity date of the initial permanent financing with respect to the Real Property, Owner shall return to Tenant any portions of the Capital Sum so remaining in the account.

         Section 1.04. Tenant's General Covenant: Tenant covenants (i) to pay the Fixed Rent, any increases in the Fixed Rent, and any additional rent payable pursuant to the provisions of this Lease, and (ii) to observe and perform, and to permit no violation of, the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

         Section 1.05. A.  (1)      The parties recognize that Owner's Initial
Construction will be completed in stages and it is the intention of the parties hereto that Tenant will take occupancy of various portions of the Demised Premises at different times prior to or subsequent to the Commencement Date. Any such portions of the Demised Premises shall (i) be comprised of at least three
(3) full floors of the Demised Premises, (ii) subject to clause (3) of this
Section 1.05(A), not contain any partial floors, (iii) meet the delivery criteria set forth in Addendum A for Owner's Initial Construction to be substantially completed, and (iv) be subject to the requirement that a temporary Certificate of Occupancy for the Building has been issued by the New York City Building Department (each such portion of the Demised Premises shall be referred to as an "Occupancy Unit");

                           (2)      Intentionally Deleted.

                           (3)      Owner agrees that the Occupancy Units shall
be delivered in a sequence commencing with the Occupancy Unit which encompasses the fourth (4th) floor of the Building, and each succeeding Occupancy Unit shall include floors immediately contiguous to the highest floor contained in the immediately preceding Occupancy Unit delivered and the Occupancy Unit comprising the Third Floor Space shall only include the Third Floor Space and shall be placed in the sequence where reasonably designated by Tenant. During the performance of Owner's Initial Construction, Owner shall use reasonable efforts to apprise Tenant of the progress thereof and Tenant, at Tenant's election, may notify Owner that Tenant wishes any Occupancy Unit to contain less than three
(3) full floors and/or a partial floor; at least sixty (60) days prior to the Revised Completion Date (as hereinafter defined) applicable to each Occupancy Unit, Owner shall deliver to Tenant a bona fide, non-binding notice advising Tenant of the anticipated Revised Completion Date applicable to such Occupancy Unit, provided that there shall be no liability to Owner if the Revised Completion Date shall fail to occur by such anticipated date and

                           (4)      Nothing contained in this subsection shall
be deemed to obligate Owner to complete Owner's Initial Construction with respect to any one or more Occupancy Units by any fixed date prior to or subsequent to the Commencement Date.

                  B. Tenant shall have the right to use and occupy each Occupancy Unit on a date (referred to with respect to each such Occupancy Unit as the "Revised Completion Date") fixed by Owner in a notice to Tenant which date shall not be sooner than twenty (20) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Revised Completion Date fixed in said notice will have, substantially completed Owner's Initial Construction as it relates to such Occupancy Unit.

                  C. If, by the date fixed in any such notice, Owner's Initial Construction has not been substantially completed with respect to such Occupancy Unit, such notice shall have no force or effect, and the Revised Completion Date shall be the date fixed by Owner in a further notice by Owner not sooner than twenty (20) days next following the date of the giving of such further notice. Any such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, except that (i) in the event that
(x) the provisions of Subsection B(I) of Section 1.02 shall apply and (y) such occupancy shall occur before the Commencement Date, then from the period commencing on the Revised Completion Date and ending on the day immediately preceding the Acquisition Anniversary Date (as hereinafter defined), Tenant shall have no obligation to pay any Fixed Rent or increases therein pursuant to
Article 23 applicable to such Occupancy Unit; or (ii) in the event that (x) the provisions of Subsection B(II) of Section 1.02 shall apply and (y) such occupancy shall occur prior to the date thirty-nine (39) months next following the day of Owner's acquisition of the tenant's interest under the Ground Lease (such date referred to as the "Acquisition Anniversary Date"), then from the period commencing on the Revised Completion Date and ending on the Acquisition Anniversary Date, Tenant shall have no obligation to pay any Fixed Rent or increases therein pursuant to Article 23 applicable to such Occupancy Unit.

                  D. Addendum A has provided that Tenant may enter the Building and the Demised Premises at various times prior to the substantial completion of Owner's Initial Construction to perform certain work therein in accordance with the provisions of Addendum A (the various earlier times when Tenant may so enter the Demised Premises pursuant to Addendum A are referred to individually and collectively as the "Earlier Access Times"). If Owner fails to deliver any Occupancy Unit to Tenant on the date of substantial completion thereof, then provided Tenant has requested access to the Occupancy Unit in question Owner shall indemnify Tenant with respect to the Fixed Rent and increases therein pursuant to Article 23 applicable to such Occupancy Unit in a sum equal to one (1) day's Fixed Rent and increases therein pursuant to Article 23 allocable to such Occupancy Unit for each day occurring between the date of substantial completion and the later Revised Completion Date thereof upon which the Occupancy Unit in question is actually delivered to Tenant. If Owner fails to permit Tenant to enter the Building and the Demised Premises at the applicable Earlier Access Times, then with respect to each Occupancy Unit to which the Earlier Access Times in question relate and as to which Tenant is denied access, Owner shall indemnify Tenant with respect to one (1) days Fixed Rent and increases therein pursuant to Article 23 allocable to such Occupancy Unit for each day that such access is denied. Notwithstanding anything to the contrary set forth in this Lease or Addendum A to the extent that any failure on Owner's part set forth in this Section 1.05 D, results in the imposition of any penalties upon Owner thereby, then the amount of such

                                    (ii)     Tenant's Proportionate Share, as
defined in Article 23 and as set forth for various floors on Schedule B, shall be increased or decreased, as the case may be, on the basis of such variance;

                                    (iii)    The rentable square feet set forth
on Schedule B shall be increased or decreased, as the case may be, to the number of rentable square feet, as actually constructed; and

                                    (iv)     Owner's Work Contribution set forth
in Section 3.10 shall be equitably increased or decreased, as the case may be, retroactively, if required, on the basis of such variance.

                  E. If no notice is given timely by either party to the other pursuant to the provisions of Subsection D of this Section, of any variance referred to in said Subsection D, the foregoing provisions of this Section shall have no further force or effect. If either party shall give such timely notice, then within thirty (30) days of the giving of any such notice, Owner's architect for the Building and Tenant's architect shall meet and attempt to settle such dispute. If within sixty (60) days of the giving of any such notice such architects are unable to agree on a mutual determination, then both of the architects shall select a third independent architect whose fee shall be borne equally by Owner and Tenant. In the event that Owner's architect and Tenant's architect shall fail to agree on the designation of a third architect within ten (10) days after they are required to do so, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the third architect in accordance with the rules, regulations or procedures then obtaining of the American Arbitration Association or any successor organization. The third architect shall conduct such hearings and investigations as he deems appropriate and shall, no later than sixty (60) days after the date of designation as the third architect, arrive at a determination which shall be conclusive and binding upon Owner and Tenant. Each party shall pay its own counsel fees and expenses, if any, including the expenses and fees of any architect selected by it in accordance with the provisions of this Subsection. Pending the completion of any such determination, Tenant shall pay Fixed Rent and all increases therein pursuant to Article 23 as originally set forth in this Lease. In the event of any increase or decrease in the Fixed Rent pursuant to the provisions of this Section 1.06, the allocations of Fixed Rent set forth in Subsection 1.03.A(ii), as modified by various provisions of this Lease, shall be deemed appropriately modified to reflect such increase or decrease and any overpayment or underpayment of Fixed Rent shall be refunded or made, as the case may be, within thirty (30) days after Owner and Tenant have notice of such determination, provided, however, that in the event Owner shall be required to refund the amount of any overpayment to Tenant under the provisions of this Subsection, Owner shall have the option to grant to Tenant, in lieu of such refund, rent credits against the next accruing monthly installments of Fixed Rent equal to the amount of such refund.

                  F. At the request of Owner or Tenant, from time to time, the parties shall execute and deliver to the other, any instrument reasonably requested by the other, in form reasonably satisfactory to both parties, stating whether or not this Lease has been modified pursuant to any of the provisions of this Section and, if modified, setting forth the particular modifications; however, neither Owner's nor Tenant's failure to execute or deliver such instrument shall not vitiate any of the foregoing provisions of this Section.

         Section 1.09. In the event that the provisions of Subsection B(I) of
Section 1.02 shall apply and Owner shall have failed to (a) substantially complete Owner's Initial Construction with respect to any Occupancy Units and
(b) deliver same to Tenant, in both cases in accordance with the provisions of
Section 1.05A by May 19, 2001 (all such uncompleted Occupancy Units referred to collectively, as the "Incomplete Space"), then, with respect to the Occupancy Units comprising the Incomplete Space, Owner shall reimburse Tenant for all Fixed Rent and increases therein pursuant to Article 23 applicable thereto for the period commencing on May 19, 2001 and ending with respect to each Occupancy Unit comprising a portion of the Incomplete Space not yet delivered to Tenant in accordance with this Lease, on the date twenty days (20) next following the date upon which Owner shall have given Tenant a notice that Owner's Initial Construction applicable thereto shall be substantially completed. Any reimbursement pursuant to the provisions of the foregoing sentence shall be made by Owner immediately out of the installments of Fixed Rent and increases therein paid by Tenant. The foregoing notwithstanding, if by the date fixed in any such notice, Owner's Initial Construction applicable thereto has not been substantially completed and such Occupancy Unit shall not be so delivered, then, such notice shall have no force or effect, and the reimbursement obligation of Owner shall continue until the date twenty (20) days next following the giving of a further notice or notices by Owner to Tenant of similar import provided Owner's Initial Construction applicable thereto has been substantially completed by the date set forth in such further notice(s). The provisions of this Section
1.09 shall not vitiate Owner's obligations set forth in Section 1.05.

                                   ARTICLE 2

                                USE AND OCCUPANCY

         Section 2.01. General Covenant of Use: Tenant shall use and occupy the Demised Premises for the following purposes: Executive, administrative and general offices and any uses not inconsistent with a Class A headquarters Building in midtown Manhattan. Owner agrees that, in connection with, and incidental to, the use of the Demised Premises for the purposes set forth in the immediately preceding sentence, Tenant may use portions of the Demised Premises for the following purposes:

                                    (ii)     the sale, by vending machine, to
the officers, employees and business guests of Tenant (but not to the public) of soft drinks, candy and other items commonly sold in office vending machines, provided that the sale of any such items does not violate the Ground Lease, any Certificate(s) of Occupancy covering the Demised Premises (as it may be amended pursuant to Section 15.02) or any Legal Requirement;

                                    (iii)    installation, development,
maintenance and operation of electronic data processing equipment, computer equipment and business machines provided that any such development, installation, maintenance and operation shall be in accordance with the provisions of this Lease, does not violate the Ground Lease any Certificate(s) of Occupancy covering the Demised Premises, (as such may be amended pursuant to Section 15.02) or any Legal Requirements and does not constitute a use for manufacturing or factory purposes pursuant to the New York State Labor Law or any successor statute; and

                                    (iv)     banking activities, an auditorium,
(provided, that if such auditorium is considered by Legal Requirements to be a place of public assembly, then Tenant shall be required to obtain a permit therefor), trading floors, medical facilities for employees, training for employees, and broadcasting, provided that such uses do not violate the Ground Lease, any certificate(s) of occupancy (as such may be amended pursuant to Section 15.02) or any Legal Requirements.

                                    (v)      light storage, a data center,
studio, center for demonstrations of Tenant's products and repair and maintenance of Tenant's equipment provided that such uses do not violate the Ground Lease, any certificate(s) of occupancy (as such may be amended pursuant to Section 15.02) or any Legal Requirements.

         Section 2.02. No Adverse Use: Tenant shall not use or occupy, or permit the use or occupancy of, the Demised Premises or any part thereof, for any purpose other than the purposes permitted in Section 2.01, or in any manner which, (a) shall adversely affect or interfere, except to a de minimis extent, with (i) any reasonable services required to be furnished by Owner to any other tenant or occupant of the Building, or (ii) the reasonable, proper and economical rendition of any such service (unless Tenant promptly reimburses Owner for any additional costs occasioned thereby), or (iii) the reasonable use or enjoyment of any part of the Building outside the Demised Premises by any other tenant or occupant, or (b) shall tend to impair the character or dignity of the Building. Owner shall not be responsible if any services required to be provided by Owner to Tenant or the use or enjoyment of the Building or Demised

Premises by Tenant is adversely affected or interfered with by reason of any use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant.

                                   ARTICLE 3

                                  ALTERATIONS

         Section 3.01. General Alteration Covenants: Tenant shall not make or perform, or permit the making or performance of, any alterations (other than decorations), installations, improvements, additions or other physical changes in or about the Demised Premises (referred to collectively, as "Alterations" and individually as an "Alteration") without Owner's prior consent in each instance. Owner agrees not unreasonably to withhold or delay its consent to any Alterations proposed to be made by Tenant to adapt the Demised Premises for Tenant's business purposes. Notwithstanding the foregoing, with respect to each floor of the Demised Premises, Owner agrees that Tenant may, without Owner's prior consent, make any non-structural Alterations in the Demised Premises provided, that the aggregate estimated costs of all such Alterations with respect to such floor shall not exceed ONE HUNDRED FIFTY THOUSAND and 00/100 ($150,000.00) DOLLARS in any calendar year and provided, further that no such Alteration shall adversely affect the electrical, plumbing, heating, ventilation and air conditioning systems in the Building or any portion of the Building outside the Demised Premises. Such sum of ONE HUNDRED FIFTY THOUSAND ($150,000.00) DOLLARS set forth in the preceding sentence shall be deemed increased annually by the percentage increase in the Consumer Price Index (as hereinafter defined) for the month in which the first anniversary of the Commencement Date, and each subsequent anniversary date thereof, occurs over the Consumer Price Index for the month of September , 1997. The Consumer Price Index set forth in the immediately preceding sentence shall mean the Consumer Price Index for Urban Wage Earners and Clerical Workers based upon the New York-Northern New Jersey area for All Group Commodities and Items, published by the United States Department of Labor, Bureau of Labor Statistics, or a successor substitute index; if in any year the 1982-84 average of one hundred
(100) is no longer used as the basis of calculation, then, for the purposes of this Article, the Consumer Price Index for such year shall be recalculated as though such 1982-84 average of one hundred (100) were still the basis of calculation of the Consumer Price Index for such year, in the event such Consumer Price Index (or a successor substitute index) is not available, a reliable government or other non-partisan publication evaluating the information theretofore used in determining the Consumer Price Index shall be used to reflect the increase in the national cost of living. Notwithstanding the foregoing provisions of this Section or Owner's consent to any Alterations, all Alterations and decorations shall be made and performed in conformity with and subject to the following provisions:

                  A. All Alterations and decorations shall be made and performed at Tenant's sole cost and expense, subject to Owner's Work Contribution, (as defined in Section 3.10) and at such time and in such manner as Owner may, from time to time, reasonably desig-nate provided, that (i) the times at which Alterations and decorations may be performed shall be limited only to the extent that such performance unreasonably interferes with the use and enjoyment by other tenants and occupants of their space in the Building and (ii) from and after the date the Building is occupied by another tenant, not including subtenants claiming through or under Tenant, any demolition, welding, burning, removal of debris, core drilling and delivery of construction materials shall be performed during non-business hours;

                  B. No Alteration shall adversely affect the structural integrity of the Building;

                  C. Alterations and decorations shall be made only by contractors or mechanics approved by Owner, such approval not unreasonably to be withheld or delayed (notwithstanding the foregoing, all Alterations requiring mechanics in heating, ventilation, air conditioning, electrical, plumbing, sprinkler and other mechanical trades with respect to which Owner has adopted or may hereafter adopt a list or lists of approved contractors shall be made only by contractors selected by Tenant from such list or lists provided there are at least three (3) contractors on each such list and the prices charged by such contractors are competitive for similar work in the Borough of Manhattan in comparable class A headquarters office buildings);

                  D. No Alteration or decoration shall adversely affect any part of the Building other than the Demised Premises except to a de minimis extent or adversely affect any service required to be furnished by Owner to Tenant or to any other tenant or occupant of the Building (including, without limitation, the Building-wide standard systems required to provide elevator, heat, ventilation, air-conditioning and electrical and plumbing services in the Building, and Owner agrees that all such systems shall be designed to provide the services required to be provided to Tenant hereunder and to provide the services typically required by other tenants in comparable Class A First Class Office Buildings in midtown Manhattan);

                  E. Notwithstanding anything to the contrary set forth in this Section, but subject to the approval for plans set forth in Subsection I, solely with respect to Tenant's Initial Installation, Tenant shall only be required to obtain Owner's approval as to Alterations which affect (x) the tie-ins to the Building systems, or (y) any portion of the Building outside the Demised Premises, or (z) the structure of the Building.

                  F. Subject to the provisions of Section 15.02, no Alteration shall affect the Certificate of Occupancy for the Building or the Demised Premises;

                  G. No Alteration or decoration shall affect the outside appearance of the Building or the color or style of any venetian blinds (except that Tenant may remove any venetian blinds provided that they are promptly replaced by Tenant with blinds of a similar type, material and color);

                  H. All business machines and mechanical equipment shall be placed and maintained by Tenant in settings sufficient, to absorb and prevent vibration, noise and annoyance to other tenants or occupants of the Building;

                  I. Tenant shall submit to Owner detailed plans and specifications stamped by Tenant's architect (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Owner's approval of such plans and specifications, such approval not unreasonably to be withheld or delayed. Owner shall respond to Tenant's request for approval of such plans and specifications within ten (10) business days for any such Alteration affecting one (1) floor or less (with such ten (10) business day period extended to fifteen (15) business days with respect to any Alteration which affects more than one (1) floor but less than eight (8) floors and further extended to thirty
(30) business days with respect to any Alteration which affects eight (8) or more floors); Owner shall respond to resubmissions affecting one (1) floor or less within five (5) business days (with such five (5) business day period extended to ten (10) business days with respect to any Alteration which affects more than one (1) floor but less than eight (8) floors and further extended to fifteen (15) business days with respect to any Alteration which affects eight
(8) floors or more). Owner's failure to respond within the above-mentioned time periods shall be deemed Owner's approval, provided that Tenant shall have accompanied the submission or resubmission of its plans and specifications with a notice stating in bold capitalized letters that if Owner does not respond to Tenant's submission or resubmission within the applicable time period, such plans and specifications shall be deemed approved by Owner; any dispute as to the reasonableness of Owner's refusal to approve such plans and specifications shall be determined by arbitration in accordance with the provisions of Article
36. Notwithstanding the foregoing, Tenant shall not be required to submit any detailed plans and specifications for any Alterations unless such plans and specifications are, in the ordinary course, prepared for such Alterations or are required to be prepared in connection with any filings or other applicable requirements of any law, order, rule or regulation of any Federal, State, County or Municipality, including but not limited to, the Department of Buildings of the City of New York, and in those cases where Tenant shall not be required to submit such detailed plans and specifications, Tenant shall submit to Owner, in lieu thereof, information with respect to such Alterations in reasonably sufficient detail so as to enable Owner to determine the nature and extent of the work to be performed. Following the completion of each Alteration, Tenant shall submit to Owner a computerized "as built" drawing file for each floor of the Demised Premises being altered; such file will be in AUTO CAD Release 13 format and contain, on a separate layer, all ceiling-height partitions and doors within each floor of the Demised Premises being altered. In cases where Tenant must submit such plans and specifications for Owner's review, unless Owner's approval for such Alterations is required pursuant to this Section 3.01, such review shall relate merely to the manner in which the Alterations therefor shall be performed and not to Tenant's right to perform such Alterations as set forth in the third sentence of this Section 3.01;

                  J. Prior to the commencement of each proposed Alteration or decoration, Tenant shall have procured and paid for and exhibited to Owner, so far as the same may be required from time to time, all permits, approvals and authorizations of all Governmental Authorities (as defined in Section 6.01.) having or claiming jurisdiction;

                  K. Prior to the commencement of each proposed Alteration, or decoration, Tenant shall furnish to Owner duplicate original policies or certificates of workmen's compensation insurance covering all persons to be employed in connection with such Alteration, or decoration, including those to be employed by all contractors and subcontractors, and of comprehensive public liability insurance (including property damage coverage) in which Owner, its agents, the holder of any Mortgage (as defined in Section 7.01.) and any lessor under any Superior Lease (as defined in Section 7.01.) shall be named as parties insured, which policies shall be issued by companies, and shall be in form and amounts, reasonably satisfactory to Owner and shall be maintained or caused to be maintained by Tenant until the completion of such Alteration or decoration;

                  L. With respect to any structural Alterations or Alterations which affect the Building systems, except to a de minimis extent, if Owner or its agents employ any independent architect or engineer to examine any plans or specifications submitted by Tenant to Owner in connection with any such proposed Alteration (other than Tenant's Initial Installation for which no sum shall be charged to Tenant), Tenant agrees to pay to Owner a sum equal to any reasonable, actual out of pocket fees incurred by Owner in connection therewith.

                  M. To the extent required as a result of any Alterations or decorations, all fireproof wood test reports, electrical and air conditioning certificates, and all other permits, approvals and certificates required by all Governmental Authorities shall be timely obtained by Tenant and submitted to Owner;

                  N. All Alterations, and decorations once commenced, shall be made with reasonable diligence and in a good and workmanlike manner;

                  O. Notwithstanding Owner's approval of plans and specifications for any Alteration, all Alterations and decorations shall be made and performed in full compliance with all Legal Requirements (as defined in Section 6.01.) and with all applicable rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body;

                  P. All Alterations and decorations shall be made and performed in accordance with the Building Rules and Building Rules for Alterations provided that Tenant's rights under this Lease shall not be adversely affected thereby; such Building Rules and Building Rules for Alterations (i) shall not be enforced by Owner in a manner discriminatory to Tenant and (ii) shall not impose any charges, fees or insurance requirements on Tenant or Tenant's contractors which are different or in addition to those expressly contained in this Lease, (iii) shall not conflict with the provisions of this Lease and (iv) shall be reasonable in light of standard construction practice in midtown Manhattan. Owner shall give Tenant at least thirty (30) days prior written notice of any proposed amendments to such Building Rules and Building

Rules for Alterations unless a shorter period is reasonably required under the circumstances and Owner hereby agrees that any such amendments shall be reasonable. Any dispute regarding the reasonableness of any such amendments to the Building Rules and Building Rules for Alterations shall be resolved by arbitration in accordance with Article 36 hereof.

                  Q. All materials and equipment to be installed, incorporated or located in the Demised Premises as a result of all Alterations shall be of a quality consistent with the standards for a Class A Headquarters Building in midtown Manhattan.

                  R. No materials or equipment shall be subject to any lien, encumbrance, chattel mortgage or title retention or security agreement of any kind except that business machines and office furniture and equipment may be leased or purchased subject to a security interest provided, however, that any personal property and trade fixtures placed or installed in the Demised Premises by or on behalf of Tenant may be owned by the New York City Industrial Development Agency;

                  S. Following the completion of each Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any Governmental Authority and shall furnish Owner with copies thereof.

                  T. Tenant agrees that Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists' Rights Act of 1990 or any successor law of similar import) or other Alteration to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Demised Premises, or any part thereof, including, but not limited to, the walls, floors, ceilings, doors, windows, fixtures and on land included as part of the Demised Premises, which work of visual art or other Alteration would, under the provisions of the Federal Visual Artists' Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alteration before the same could be removed, modified, destroyed or demolished.

                  U. In the event that Tenant requires access to any floor of the Building not leased to Tenant hereunder which is immediately contiguous to a floor of the Demised Premises for the purposes of performing Alterations in the Demised Premises, then Owner shall afford Tenant access through such immediately contiguous floor to the Demised Premises for the purpose of performing such Alterations in the Demised Premises provided that (i) any such access shall be during such times as to minimize interference with (x) the use and occupancy of such immediately contiguous floor by the tenants or occupants thereof or (y) construction of such portions of the Building by Owner, and (ii) Tenant shall make promptly all repairs to any such immediately contiguous floors resulting from any such access.

         Section 3.02. No Consent to Contractor/No Mechanics Lien: Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Owner, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen, for the performance of any labor or the furnishing of any material for any specific

Alteration to, or repair of, the Demised Premises, the Building, or any part of either. Any mechanic's or other lien filed against the Demised Premises or the Building or the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or any person claiming through or under Tenant or based upon any act or omission or alleged act or omission of Tenant or any such person shall be discharged by Tenant, at Tenant's sole cost and expense, within sixty (60) days after notice to Tenant of the filing of such lien.

         Section 3.03. Labor Harmony: Tenant shall not, at any time prior to or during the Demised term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Owner, Tenant or others. Notwithstanding the .provisions of the foregoing sentence to the contrary, Tenant shall have the right to use its own employees to perform Alterations in the Building. In the event of any such interference or conflict, Tenant, upon demand of Owner, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         Section 3.04. Compliance with Fire Safety: Without in any way limiting the generality of the provisions of Section 3.01, all Alterations shall be made and performed in full compliance with all standards and practices adopted by Owner for fire safety in the Building, provided such standards and practices are in compliance with Legal Requirements and the customary standards and practices for similar Class A headquarters office buildings in midtown Manhattan. No Alteration shall affect all or any part of any Class E Fire Alarm and Communication system installed in the Demised Premises, except that in connection with any such Alteration Tenant may relocate certain components of such system, provided (i) such relocation shall be performed in a manner first reasonably approved by Owner, (ii) the new location of any such component shall be first reasonably approved by Owner, and (iii) prior to any such relocation Tenant shall submit to Owner detailed plans and specifications therefor which shall be first reasonably approved by Owner.

         Section 3.05. A. Hazardous Material: If any Legal Requirement or any Governmental Authority requires that any hazardous material contained in or about the Demised Premises and installed therein by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner in connection with any Alterations of the Demised Premises or otherwise, then it shall be Tenant's obligation, at Tenant's expense, to remove or so deal with such hazardous material in accordance with all such laws, orders, rules and regulations.

                  B. If any Legal Requirement or any Governmental Authority requires that any hazardous material contained in or about the Demised Premises and installed therein by Owner be removed or dealt with in any particular manner in connection with any alterations of the Demised Premises or otherwise, then it shall be Owner's obligation, at

Owner's expense, to remove or so deal with such hazardous material in accordance with all such laws, orders, rules and regulations.

         Section 3.06. Dispute Resolution: Any dispute with respect to the reasonableness of any failure or refusal of Owner to grant its consent or approval to any request for such consent or approval pursuant to the provisions of Section 3.01 with respect to which request Owner has agreed, in such Section not unreasonably to withhold such consent or approval, shall be determined by arbitration in accordance with the provisions of Article 36.

         Section 3.07. A. In amplification and not in limitation of the provisions of Sections 7.14 and 7.15, (i) all Alterations shall comply with the provisions of Section 15.1 of the Ground Lease, and Tenant shall be responsible, at Tenant's sole cost and expense, for all Capital Improvement Deposits (as such term is defined in the Ground Lease) required in connection therewith and (ii) Tenant shall pay to Owner, upon demand, all sums constituting "Public Purpose Payments" (as such term is defined in the Ground Lease) pursuant to the provisions of Section 41.2 of the Ground Lease in connection with any Alterations, or at Owner's election, Tenant shall make such payments directly to the payee required pursuant to the Ground Lease, and in all circumstances, Tenant shall comply with all the other obligations of Owner under the Ground Lease (other than the making of such "Public Purpose Payments" which are dealt with above) with respect to such Public Purpose Payments.

                  B.       (i)      Owner and Tenant each acknowledge that
certain Public Purpose Payments (as defined in the Ground Lease) are required to be made by Owner pursuant to the Ground Lease in connection with (a) work performed by or on behalf of tenants of the Building, including any such work performed by or on behalf of Tenant (such payments due in connection with work performed by or on behalf of Tenant are hereinafter collectively referred to as "Tenant's Public Purpose Payments"; such payments due in connection with work performed by or on behalf of tenants of the Building other than Tenant are hereinafter referred to as "Other Tenant Public Purpose Payments"), and (b) work performed by or on behalf of Owner (such payments due in connection with Owner's work other than the initial construction of the Building, "Owner's Public Purpose Payments"; Other Tenant Public Purpose Payments and Owner's Public Purpose Payments are hereinafter collectively referred to as "Other Public Purpose Payments"). To the extent Owner is required to make Tenant's Public Purpose Payments pursuant to the terms of the Ground Lease, Tenant shall (1) take such steps and prepare such information as is necessary to calculate the amount of such Tenant's Public Purpose Payments (the "Amount Due") and to enable Owner to comply with the certification delivery requirements of Section 3.10 of the Ground Lease, and (2) to the extent Owner elects to make such payment and not use its offset right as hereinafter provided, either advance to Owner the Amount Due in time for Owner to timely make payment of the same pursuant to the terms of the Ground Lease, or pay the Amount Due at Owner's direction. Owner shall provide Tenant with copies of all information it receives or creates with respect to the calculation and payment of Other Public Purpose Payments throughout the term of this Lease, including copies of all certifications delivered with respect thereto pursuant to Section 3.10 of the Ground Lease, in each case within thirty (30) days after its receipt or creation of same.

                                    (ii)     Owner and Tenant each acknowledge
that Owner is the owner of certain rights to reimbursement of Site 3 ESAC Reimbursements (as such term is defined in the LADA (as such term is defined in Schedule C attached hereto) as the same has been amended through the date hereof, "ESACs"), the sources of such reimbursement including, among others, Tenant's Public Purpose Payments and Other Public Purpose Payments, and that Owner, subject to the terms of Section 3.10 of the Ground Lease, has the right, in lieu of making Public Purpose Payments, to offset against such payments its ESACs receivables. Owner hereby agrees to take whatever steps are necessary to obtain reimbursements of ESACs or continue its right to effect such offset, as the case may be, from time to time, in an amount equal to the aggregate of Tenant's Public Purpose Payments and Other Public Purpose Payments, and to comply with the requirements of the Ground Lease.

         Section 3.08. Anything in this Article 3 to the contrary notwithstanding but subject to Sections 21.02, 29.13(B), 45.01 and 46.03, all Alterations, decorations, installations, additions or improvements made by Tenant at Tenant's sole cost and expense may be removed by Tenant prior to the expiration of the Demised Term or may be left in the Demised Premises, at Tenant's election provided that Tenant, at Tenant's sole cost and expense, shall repair any damage caused by any such removal. All fixtures and installations not so removed shall become the property of Landlord at the expiration of the term.

         Section 3.09. Tenant's Initial Installation. A. Promptly after the Commencement Date or any earlier date upon which Tenant is permitted to enter the Demised Premises pursuant to the provisions of this Lease, Tenant shall, at Tenant's cost and expense, perform various Alterations in the Demised Premises required for Tenant's occupancy and use of the Demised Premises and conduct of its business therein. Such Alterations (referred to as "Tenant's Initial Installation") shall be made and performed in accordance with the provisions of this Lease, including, without limitation, the provisions of this Article 3 and
Article 6. Tenant shall prosecute Tenant's Initial Installation to completion with reasonable diligence.

         Section 3.11. Louvers. Owner and Tenant hereby agree that neither party nor any other tenants or occupants of the Building may install louvers penetrating the outside walls of the Building, except louvers for (i) Tenant's UPS room to accommodate the battery room exhausts, (ii) Tenant's supplemental cooling system, and (iii) Owner's outside air intake, each of which shall be installed at a location reasonably agreed upon by Owner and Tenant.

                                   ARTICLE 4

                            OWNERSHIP OF IMPROVEMENTS

         Section 4.01. General Rights of Owner and Tenant: All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Demised Premises, whether by Owner or Tenant or others, and whether at Owner's expense, or Tenant's expense, or the joint expense of Owner and Tenant, shall be and remain the property of Owner or, at Owner's election, the lessor under the Ground Lease, except that any such fixtures, improvements, additions and other property attached or installed at the sole expense of Tenant with respect to which Tenant has not been granted any credit or allowance by Owner, whether pursuant to Addendum A or otherwise, and which are removable without material damage to the Demised Premises shall be and remain the property of Tenant and are referred to as "Tenant's Personal Property" subject to the provisions of Section 13.8 of the Ground Lease and the ownership of Tenant's Personal Property in accordance with the provisions of said Section 13.8. Any replacements of any property of Owner or, at Owner's election, the lessor under the Ground Lease, whether made at Tenant's expense or otherwise, shall be and remain the property of Owner or, at Owner's election, the lessor under the Ground Lease.

                                   ARTICLE 5

                                    REPAIRS

         Section 5.01. Tenant's Repair Obligations: Tenant shall take good care of the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law or like import) and, at Tenant's sole cost and expense, shall make all repairs and replacements, structural and otherwise, ordinary and extraordinary, foreseen and unforeseen as and when needed to preserve the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law of like import) in good and safe working order and in first class repair and condition, except that Tenant shall not be required to make nor to pay for any repairs or replacements to the Demised Premises (including, but not limited to, any Class E Fire Alarm and Communication system and any sprinkler system and any installations made or equipment installed therein as a result of any requirement of New York City Local Law #16 of 1984 or any successor law or like import) unless necessitated or occasioned by the improper acts, improper omissions or negligence of Tenant or any person claiming properly through or under Tenant or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01). Without affecting Tenant's obligations set forth in the preceding sentence, Tenant, at Tenant's sole cost and expense, shall also (i) make all repairs and replacements, and perform all maintenance as and when necessary, to the lamps, tubes, ballasts, and starters in the lighting fixtures installed in the Demised Premises, (ii) make all repairs and replacements, as and when necessary, to Tenant's Personal Property and to any Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant by any one other than Owner or its agents or contractors, to the extent that failure to make such repairs and replacements shall adversely affect the Building other than the Demised Premises (provided that Owner shall not be liable if any services required to be provided by Owner to Tenant, or the use or enjoyment of the Building or the Demised Premises by Tenant, is adversely affected or interfered with by reason of Tenant's failure to make such repairs or replacements which adversely affect the Demised Premises), except to a de minimis extent, and (iii) if the Demised Premises shall include any space on any ground, street or mezzanine in the Building, make all replacements, as and when necessary, to all windows and plate and other glass in, on or about such space, and obtain and maintain, throughout the Demised Term, plate glass insurance policies issued by companies, and in form and amounts, reasonably satisfactory to Owner, in which Owner, its agents and any lessor under any ground or underlying lease shall be named as parties insured and keep all such windows in neat condition and good repair and otherwise in accordance with the requirements of the Underlying Documents (as hereinafter defined) and (iv) perform all maintenance and make all repairs and replacements, as and when necessary, to any supplemental air conditioning equipment, private elevators, escalators, conveyors or mechanical systems (other than the Building's standard equipment and systems, including any dedicated Building elevators) which may be installed in the Demised Premises by Owner, Tenant or others. However, the provisions of the foregoing sentence shall not be deemed to give to Tenant any right to install air conditioning equipment, elevators, escalators, conveyors or mechanical systems. All repairs and replacements made by or on behalf of Tenant or any person properly claiming through or under Tenant shall be made and performed in conformity with, and subject to the provisions of Article 3 and shall be good quality. The necessity for, and adequacy of, repairs and replacements pursuant to this Article 5 shall be measured by the standard which is appropriate for class A headquarters office buildings of similar construction and class in the Borough of Manhattan, City of New York.

         Section 5.02. Supplementing the provisions of Section 5.01, Owner, at Owner's sole cost and expense, shall make (i) all structural repairs to the Demised Premises and the Building as and when required to maintain the Building as a Class A headquarters building in midtown Manhattan, (ii) all repairs and replacements necessary to furnish the plumbing, electrical, air conditioning, ventilating, heating, elevator and other services required to be furnished by Owner to Tenant under the provisions of Article 29, and (iii) all necessary repairs to the public portions of the Building which affect Tenant's use and enjoyment of the Demised Premises or are necessary to maintain the Building as a Class A headquarters building in midtown Manhattan, and (iv) all repairs and replacements to the core toilets located within the Demised Premises (the costs of which shall be included as an Operating Expense pursuant to Article 23), except that Owner shall not be required to make any of the repairs referred to in subdivision (i), (ii), or (iii) of this sentence to the extent that Tenant is obligated to make such repairs pursuant to the provisions of Section 5.01. Notwithstanding the foregoing provisions of this Section, Owner shall have no obligation to make any repairs or replacements unless and until specific notice of the necessity therefor shall have been given by Tenant to Owner.

         Section 5.03. Supplementing the provisions of Section 5.02, Owner agrees with respect to the first two (2) years after substantial completion of the Building at Owner's expense, to repair all other defects in the construction of the Building which shall come to Owner's attention, except those defects which are of a de minimis nature or those caused, in whole or in part, by any Alterations made or performed by or on behalf of Tenant by persons other than Owner or Owner's contractors.

                                   ARTICLE 6

                              COMPLIANCE WITH LAWS

         Section 6.01. General Covenants: Owner shall construct the Building in compliance with all Legal Requirements with which Owner is required to comply which are in effect on the date of completion of the Building and Owner, at Owner's sole cost and expense, shall cure any such lack of compliance on the date of completion of the Building unless such lack of compliance is caused by any improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant. Tenant, at Tenant's sole cost and expense, shall comply with all Legal Requirements (hereinafter defined) which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, including, but not limited to, any requirement that any hazardous material installed therein by Tenant or any person claiming through or under Tenant be removed or dealt with in any particular manner, except that Tenant shall not be required to make nor pay for any Alterations in order so to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the improper acts, improper omissions, or negligence of Tenant or any person properly claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or by any such person (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01). For all purposes of this Lease the term "Legal Requirements" shall mean all present and future laws, codes, ordinances, statutes, requirements, orders and regulations, ordinary and extraordinary, foreseen and unforeseen (including, but not limited to, the New York State Energy Conservation Construction Code, New York City Local Laws #5 of 1973, #16 of 1984 and #58 of 1987 and the Americans with Disabilities Act, and any successor laws of like import) of any Governmental Authority (hereinafter defined) and all directions, requirements, orders and notices of violations thereof. For all purposes of this Lease, the term "Governmental Authority" shall mean the United States of America, the State of New York, the County of New York, the Borough of Manhattan, the City of New York, any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over Owner, Tenant, this Lease or the Real Property or any portion thereof. Any work or installations made or performed by or on behalf of Tenant or any person properly claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of Article 3. Compliance with any requirement regarding any hazardous material shall be made in conformity with the provisions of Section 3.05.

         Section 6.02. Tenant's Compliance with Owner's Fire Insurance: Tenant shall not do anything, or permit anything to be done, in or about the Demised Premises which shall (i) invalidate or be in conflict with the provisions of any customary and standard (for class A headquarters office buildings in midtown Manhattan occupied for uses similar to Tenant's uses) fire and/or other customary and standard (for class A headquarters office buildings in midtown Manhattan) insurance policies covering the Building or any property located therein, or (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Owner, or (iii) cause any increase in the customary and standard (for class A headquarters office buildings in midtown Manhattan) fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter unless Tenant shall reimburse Owner, upon request, for any such actual increases. Subject to the provisions of
Section 6.04, Tenant, at Tenant's expense, shall comply with all present and future rules, orders, regulations and/or requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body and the issuer of any insurance reasonably obtained by Owner covering the Building and/or the Real Property, whether ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, any requirement that any hazardous material be removed or dealt with in any particular manner (except as set forth in Section 3.05) and any requirement of New York City Local Law #5 of 1973, #16 of 1984, #58 of 1987 and the Americans With Disabilities Act or any successor laws of like import.

         Section 6.03. Fire Insurance Rates: In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make up" of rates applicable to the Building or property located therein issued by the New York Fire Insurance Rating Organization, or other similar body fixing such fire insurance rates, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to the Building or property located therein.

         Section 6.04. Notwithstanding anything contained in Sections 6.01, 6.02 or 6.03 to the contrary, tenant shall not be deemed to have caused any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Demised Term or at any time thereafter, nor shall Tenant be required to make any Alterations in order to comply with any rules, orders, regulations or requirements of the New York Board of Fire of Underwriters and the New York Fire Insurance Rating Organization or any similar body, unless such rates are increased, or such Alterations shall be necessitated or occasioned, in whole or in part, by the improper acts, improper omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the manner of use or occupancy of the Demised Premises by Tenant or any such persons (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in
Section 2.01).

         Section 6.05. Owner's Compliance Obligations: Owner, at Owner's sole cost and expense, shall comply with all Legal Requirements and with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters and the New York Fire Insurance Rating Organization or any similar body and the issuer of any insurance obtained by Owner covering the Building and/or the Real Property, which shall impose any duty upon Owner or Tenant with respect to the Demised Premises or the use or occupation thereof, or any other portion of the Building, and with which Tenant is not required to comply pursuant to the provisions of Sections 6.01 or Section 6.02.

         Section 6.06. A. Owner shall have the right to contest, by appropriate legal proceedings diligently conducted in good faith, at its own cost and expense, the validity or application of any Legal Requirement with which Owner is required to comply under the provisions of Section 6.05 and may defer compliance therewith provided that such contest shall not subject Tenant to any criminal penalty or civil liability (except that with respect to civil liability Owner may still contest if Owner indemnifies and holds Tenant harmless therefrom), affect any service required to be provided to Tenant hereunder, affect the use or enjoyment of the Demised Premises by the Tenant, in each case except to a de minimis extent, or place Tenant in imminent danger of being required to vacate all or any portion of the Demised Premises or pose a threat of danger to the safety of persons or damage to property. Owner shall indemnify and protect Tenant from and against any and all damages, reasonable, actual out-of-pocket expenses, losses, injuries, reasonable, actual out-of-pocket fees, including, but not limited to, reasonable counsel fees, penalties, actions, causes of action, suits, reasonable, out-of-pocket costs, claims or judgments arising from such contest or Owner's noncompliance with any such Legal Requirement.

                  B. Tenant will cooperate with Owner and execute and deliver reasonably appropriate papers which may be necessary or desirable to permit or enable Owner so to contest the validity or application of any such Legal Requirement provided Tenant shall be reasonably satisfied that the contents of such papers are accurate and Owner shall indemnify and save Tenant harmless from any reasonable, actual out-of-pocket costs and expenses in connection therewith including, but not limited to, reasonable counsel fees and disbursements.

                                   ARTICLE 7

                         SUBORDINATION, ATTORNMENT, ETC.

         Section 7.01. This Lease and all the terms, covenants and provisions thereof and all rights, remedies and options of Tenant under this Lease as the same may hereafter be modified, amended or extended are and shall remain subject and subordinate in all respects to the presently existing mortgages affecting the Real Property and the lien thereof presently held by The Chase Manhattan Bank (referred to as the "Chase Mortgage") and any additional mortgages hereafter held by such holder and to all advances made or hereafter to be made under such mortgages, and to all renewals, modifications, consolidations, correlation, replacements and extensions of, and substitutions for, such mortgages. Simultaneously with the execution and delivery of this Lease, Owner has delivered to Tenant an agreement from the then holder or holders of said presently existing mortgages which provides substantially to the effect that in the event of any foreclosure of said mortgages or transfer by deed in lieu of foreclosure or similar transaction, such holder or holders will not make Tenant a party-defendant to such foreclosure nor disturb its possession under this Lease so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (such agreement or any agreement delivered to Tenant subsequent to the date hereof in a form reasonably acceptable to Tenant, (provided that Tenant shall not have the right to object to the inclusion of any provisions therein which are consistent with the terms, covenants and conditions set forth in Section 7.06 hereof) is referred to in this Lease as a "Non-Disturbance Agreement").

         Section 7.02. Subject to the provisions of Section 7.14 with respect to the Ground Lease, this Lease and all the terms, covenants and provisions thereof and all rights, remedies and options of Tenant under this Lease as the same may hereafter be modified, amended or extended, shall be and remain subject and subordinate in all respects to the Ground Lease and to all future ground or underlying leases of the Real Property or the Building and to all renewals, modifications, replacements and extensions of, and substitutions for, such ground or underlying leases, (such leases together with the Ground Lease are sometimes hereinafter referred to, collectively, as the "Superior Lease"), provided that the lessor under any such ground or underlying lease shall execute and deliver to Tenant an agreement in the same form as the agreement (referred to as the "Approved Tenant Recognition Agreement"), given to Tenant simultaneously herewith by the holder under the Ground Lease and annexed hereto as Exhibit 2 or an agreement no less beneficial to Tenant than the Approved Tenant Recognition Agreement substantially to the effect that, in the event of the termination of such ground or underlying lease for any reason except the default by Tenant of the terms of this Lease, such lessor will permit Tenant to attorn to such lessor and will not disturb its possession under this Lease, so long as there shall be no default by Tenant under this Lease beyond applicable grace periods (any such agreement is referred to in this Lease as a "Tenant Recognition Agreement").

         Section 7.03. This Lease and all the terms, covenants and provisions thereof and all rights, remedies and options of Tenant under this Lease as the same may hereafter be modified, amended or extended, shall be and remain subject and subordinate in all respects to all mortgages which may, from time to time, hereafter affect the Real Property and/or any future ground or underlying leases and to all advances to be made under such mortgages, and to all renewals, modifications, consolidations, correlations, replacements and extensions of, and substitutions for, any such mortgage or mortgages (such mortgages, together with the mortgages referred to in Section 7.01, are sometimes hereinafter referred to, collectively, as the "Mortgage"), provided that the holder of any such Mortgage shall execute and deliver a Non-Disturbance Agreement to Tenant. The parties agree that any renewals, modifications, consolidations, correlations, replacements and extensions of and substitutions for, the Chase

Mortgage shall be deemed a mortgage hereafter affecting the Real Property and/or any future ground or underlying leases requiring the delivery by Owner to Tenant of a new Non-Disturbance Agreement in addition to the one delivered upon the execution and delivery of this Lease Agreement pursuant to Section 7.01.

         Section 7.04. Subject to the provisions of Section 7.14 with respect to the Ground Lease, if, at any time prior to the expiration of the Demised Term, any ground or underlying lease under which Owner shall then be the lessee shall terminate or be terminated for any reason or the holder of any Mortgage acquires possession of the Real Property or the Building or the estate created by any ground or underlying lease, by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Real Property or the Building or of any such receiver, or of the holder of any Mortgage in possession of the Real Property or the Building, or of any lessee under any other ground or underlying lease covering premises which include the Demised Premises, to attorn, from time to time, to any such owner, holder, receiver or lessee, including, but not limited to, the holder of any mortgages referred to in Section 7.01 or its designee, upon the then executory terms and conditions of this Lease, for the remainder of the term originally demised in this Lease, provided that such owner, holder, receiver or lessee, including, but not limited to, the holder of any mortgages referred to in Section 7.01 or its designee, as the case may be, shall then be entitled to receive the rent from the Demised Premises or possession of the Demised Premises. The foregoing provisions of this Section shall enure to the benefit of any such owner, holder, receiver or lessee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such ground or underlying lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder, receiver or lessee, including, but not limited to, the holder of any mortgages referred to in Section 7.01 or its designee, agrees to execute, from time to time, instruments, in confirmation of the foregoing provisions of this Section, satisfactory to any such owner, holder, receiver or lessee, including, but not limited to, the holder of any mortgages referred to in Section 7.01 or its designee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder, receiver or lessee.

         Section 7.05. Subject to the provisions of Section 7.14 with respect to the Ground Lease, the subordination provisions of this Article 7 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall execute and deliver promptly any certificate or other instrument evidencing such subordination which Owner, or any lessor under any ground or underlying lease, of any holder of any mortgage to which this Lease is subordinate, may reasonably request provided such certification or instrument also refers to the applicable Non-Disturbance Agreement or Tenant Recognition Agreement. If, in connection with obtaining construction and/or initial permanent financing for the Building, the Real Property, or the interest of the lessee under any ground or underlying lease, any recognized lending institution shall request reasonable modifications of this Lease as a condition of such financing, Tenant covenants to not unreasonably withhold or delay its agreement to such modifications, provided such do not increase the obligations, or adversely affect the rights, of Tenant under this Lease except to a de minimis extent; any change in the Demised Term or rents or options granted herein shall be deemed to adversely affect the rights of Tenant. Tenant hereby agrees that, except for Tenant's rights to terminate under Article 9, in the event of any act or omission by Owner which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until: (i) Tenant shall have given written notice of Owner's act or omission to the holder or holders of any Mortgage or to the lessor or lessors under any ground or underlying lease of whom Tenant has been given written notice, specifying the act or omission on the part of Owner which could or would give basis to Tenant's rights; and (ii) either (x) the holder or holders of such Mortgage or the lessor or lessors under any such ground or underlying lease, after receipt of such notice, have failed or refused to remedy such act or omission, or cause the same to be remedied within a reasonable time after the giving of such notice by Tenant to such holder or holders or lessor or lessors provided that such reasonable period of time shall not exceed sixty (60) days, or (y) such holder(s) or lessor(s), as the case may be, shall have failed within thirty (30) days after receipt of Tenant's notice described in subdivision (i) above to notify Tenant in accordance with the notice provisions of this Lease that such holder(s) or lessor(s) as the case may be, intends to remedy such act or omission or cause the same to be remedied except that if: (a) such holder(s) or lessor(s) need(s) possession of the Real Property in order to effect such remedy, or (b) the act or omission is personal to Owner and not capable of being remedied by such holder(s) or lessor(s), then the time for such remedy will be extended until such holder(s) or lessor(s), using reasonable efforts, shall have foreclosed on the Mortgages (or otherwise taken title to the Real Property) provided that such extension of time shall not exceed one hundred twenty (120) days. However, such holder(s) or lessor(s) shall have no obligation to cure such act or omission by Owner and shall have no liability for not curing such act or omission by Owner unless such holder(s) or lessor(s) undertake(s) in writing to do so.

         Section 7.06. Subject to the provisions of Section 7.14 with respect to the Ground Lease, in the event that by reason of any default on the part of the Owner, such holder(s) or lessor(s) shall succeed to the interest of Owner or any successor to Owner, under this Lease by reason of foreclosure, deed in lieu of foreclosure or similar transaction, then subject to the provisions of this Article and (x) at the election of the holder(s) or lessor(s) if Tenant is then in default under this Lease beyond applicable grace periods or (y) if Tenant is not then in default under this Lease beyond applicable grace periods, this Lease shall nevertheless continue in full force and effect, and Tenant shall and does hereby agree to (1) attorn to such holder(s) or lessor(s) and to recognize such holder(s) or lessor(s) as the Owner, and upon request of such holder(s) or lessor(s), Tenant shall execute and deliver to such holder(s) or lessor(s) an agreement of attornment, or, at such holder(s) or lessor(s) option, (2) enter into a new lease with such holder(s) or lessor(s), as Owner, for the remaining term of this Lease and otherwise on the identical terms and conditions and with the same options, if any, then remaining, including all modifications set forth in this Article provided that notwithstanding anything contained in this Article, or in any Non-Disturbance Agreement or Tenant Recognition Agreement, unless any holder of a Mortgage or any Lessor under a ground or underlying leases is an Affiliate (as hereinafter defined), the provisions of the Mortgages or ground or underlying leases, as the case may be, shall govern with respect to the proceeds of any award in condemnation or of any fire or casualty insurance policies affecting the Real Property so long as such Mortgage or ground or underlying lease is outstanding, and such holder(s) or lessor(s) as Tenant's landlord, or otherwise (unless an Affiliate), shall not have any liability to Tenant (i) in the event of damage or destruction to the Building or the premises demised in this Lease, for any repairs, replacements, rebuilding or restoration, unless required to be made under the provisions of this Lease and in any event, except as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to such holder(s) or lessor(s) and not applied in reduction and/or repayment of the loan secured by any such mortgages, or (ii) for any default by Owner, its successors and assigns under this Lease occurring prior to any date upon which such holder(s) or lessor(s), its successors and assigns, shall become Tenant's landlord, or (iii) for or be subject to any credits, offsets, abatements, or claims against the rent under this Lease accruing to Tenant as a result of any acts or omissions of Owner, its successors or assigns, occurring or committed prior to the date upon which such holder(s) or lessor(s) shall become the owner of or obtain possession or control of the Real Property except for (w) any abatements set forth in Section 9.01 and 13.09, (x) any portion of Owner's Work Contribution, (y) any obligations of Owner set forth in Section 3.07B hereof and (z) any free rent periods, each referred to as a rent holiday hereunder, or (iv) for any default by Owner of its obligations under this Lease or any act or omission of Owner, its successors or assigns, occurring or committed prior to the date upon which such holder(s) or lessor(s) shall become the owner of or obtain possession or control of the Real Property or (v) for any rent paid in advance beyond the rent period next following the current rent period or (iv) for any sums which Owner would be obligated to pay pursuant to
Section 1.09 hereof. Solely for the purpose of this Article 7, the term "Affiliate" shall mean any person who or which, directly or indirectly, controls or is controlled by or is under common control with either (i) Owner or (ii) any person included in, or comprising, Owner, and the term "control" shall mean the possession of the power to direct or cause the direction of the management and policies of a corporation, joint venture, partnership or other entity, whether through the ownership of voting securities, equity interests, common directors or officers, the contractual right to mange the business affairs of such entity, or otherwise.

         Section 7.07. If required by the holder of any mortgage or by the lessor under any ground or underlying lease, Tenant shall promptly join in any Non-Disturbance Agreement or Tenant Recognition Agreement to indicate its concurrence with the provisions thereof, provided such agreement shall substantially comply with the provisions of this Article.

         Section 7.08. If any such holder(s)or lessor(s) shall succeed to the interest of Owner, or any successor to Owner by foreclosure, deed in lieu of foreclosure or similar transaction, in no event shall any such holder(s) or lessor(s) have any liability under this Lease prior to the date any such holder(s) or lessor(s) shall take possession of the Real Property or succeed to the rights of Owner under this Lease, nor any liability for offsets or defenses which Tenant might have had against Owner which relate to acts occurring prior to such date, except as otherwise set forth in Clause (iii) of Section 7.06 hereof and, in any event, any such holder(s) or lessor(s) shall have no personal liability as successor to Owner and Tenant shall look only to the estate and property of any such holder(s) or lessor(s) in the Real Property for the satisfaction of Tenant's remedies for the collection of a money judgment (or other judicial process) requiring the payment of money in the event of any default by any such holder(s) or lessor(s), as Owner under the Lease, and no other property or assets of any such holder(s) or lessor(s) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant thereunder or Tenant's use or occupancy of the Demised Premises.

         Section 7.09. Subject to the provisions of Section 7.14 with respect to the Ground Lease, Tenant agrees that no prepayment of rent or additional rent due under this Lease of more than one month in advance, and no amendment, modification, surrender or cancellation of this Lease (other than a confirmation, ratification or exercise of an express right or benefit set forth in this Lease), shall be binding upon or as against any such holder(s) or lessor(s), as holder(s) of the mortgages or lessor(s) of the Real Property, and as Owner under this Lease if it succeeds to that position, unless consented to in writing by any such holder(s) or lessor(s) or made pursuant to the exercise of an express right or benefit set forth in this Lease.

         Section 7.10. Any such holder(s) or lessor(s) shall not be obligated to undertake or complete any specific renovations or additions to the Demised Premises specifically provided for in this Lease to be performed by Owner (other than repairs, maintenance, restoration, and compliance with Legal Requirements which are required under this Lease) or pay the cost of any construction or other special landlord work (either now or concurrently under way or hereafter to be undertaken, whether or not the same is set forth in this Lease or any other agreement). Notwithstanding anything to the contrary set forth herein, Tenant shall be permitted to deduct from the rent under this Lease any sums reasonably incurred by Tenant resulting from Tenant's constructing the Building and completing Owner's Initial Construction after Owner's failure to do so in accordance with the provisions of Section 19.07.

         Section 7.11. A. After request by Owner, Tenant shall, within thirty
(30) days (or such shorter time period as Tenant shall be reasonably able to collect the information therefor) furnish Owner with a statement duly acknowledged and certified setting forth the following to the extent then true and applicable: (i) Tenant is the owner and holder of the Tenant's interest under this Lease; (ii) this Lease has not been modified or amended, except as specifically recited; (iii) this Lease is valid and in full force and effect, and the term thereof has commenced; (iv) the premises demised under this Lease have been completed and Tenant has taken possession of the same on a rent-paying basis; (v) to the actual knowledge of Tenant, neither Tenant nor Owner is in default under any of the terms, covenants or provisions of the Lease nor has any event occurred or failed thereto which if notice were given and the time of the applicable grace period lapsed would constitute a default hereunder; (vi) neither Tenant nor to Tenant's knowledge Owner has commenced any action or given or received any notice for the purpose of terminating this Lease; (vii) all rents, additional rents and other sums due and payable under this Lease have been paid in full for the date due and no rents, additional rents or other sums payable under this Lease have been paid for more than one (1) month in advance of the due date thereof; (viii) to the actual knowledge of Tenant, there are no offsets or defenses to the payment of the rents, additional rents, or other sums payable under this Lease; (ix) all required contributions on account of rent credits, reimbursements, tenant improvements or Site 3 ESAC Reimbursements (hereinafter defined) due to date have been paid or applied; (x) the Demised Premises have been delivered and completed in accordance with the Lease; and (xi) all other information related to this Lease or Tenant's financial condition reasonably requested by the holder(s) or any rating agency in connection with a securitization of the loan or loans secured in part by the Mortgage or any other security or collateral therefor. Tenant acknowledges that any statement delivered pursuant to this said Section 7.11A may be relied upon by any purchaser or owner of the Building or the Real Property, or of Owner's interest in the Building or the Real Property or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgage, or by any lessee under any ground or underlying lease.

                  B. From time to time, within thirty (30) days next following Tenant's request, Owner shall deliver to Tenant a written statement executed by Owner, in form reasonably satisfactory to Tenant, (i) acknowledging whether or not this Lease is then in full force and effect and has been modified (or, if modified, setting forth the specific nature of all modifications), and
(ii) setting forth the date to which the Fixed Rent and increase in Fixed Rent pursuant to Article 23 has been paid, and (iii) stating whether or not, to the actual knowledge of Owner, Owner or Tenant is in default under this Lease, and if Tenant or Owner is in default, setting forth the specific nature of all such defaults. Owner acknowledges that any statement delivered pursuant to this Section may be relied upon by any prospective assignee of Tenant's interest in this Lease or by any prospective subtenant.

         Section 7.12. If Owner collaterally assigns its interest in this Lease, or the rents payable hereunder, to the holder of any mortgage or the lessor under any ground or underlying lease as security, Tenant agrees that (a) the execution thereof by Owner and the acceptance by such holder or lessor shall not be deemed an assumption by such holder or lessor of any of the obligations of the Owner under this Lease unless such holder or lessor shall, by written notice sent to Tenant, specifically otherwise elect; and (b) except as aforesaid, such holder or lessor shall be treated as having assumed Owner's obligations hereunder only upon the foreclosure of such holder's mortgage or the termination of such lessor's lease and the taking of possession of the Demised Premises by such holder or lessor, as the case may be.

         Section 7.13. Tenant agrees to cooperate reasonably with Owner in Owner's obtaining any construction and/or permanent financing for the Real Property or Non-Disturbance Agreement or Tenant Recognition Agreement and Tenant shall provide Owner and the holder of any mortgage and the lessor under any ground or underlying lease with any information related to Tenant reasonably required by them in connection with obtaining any such Non-Disturbance Agreement or Tenant Recognition Agreement, provided such holder, lessor and Owner execute a confidentiality agreement reasonably acceptable to Tenant.

         Section 7.14. A. For the purposes of this Lease, the "Ground Lease" shall mean the Amended and Restated Ground Lease between 42nd St. Development Project, Inc., as Landlord, and Three Times Square Center Partners, L.P., as Tenant, dated October 7, 1994, as amended, including without limitation by the amendment(s) executed as of even date herewith. The provisions of this Section 7.14 shall govern with respect to the Ground Lease, and none of the foregoing provisions of this Article insofar as they both (a) relate to the Ground Lease and (b) are inconsistent with the provisions of this Section 7.14 shall be deemed to apply to the Ground Lease. This Lease and all the terms, covenants and provisions thereof and all rights, remedies and options of Tenant under this Lease, as the same may be modified, amended or extended shall be and remain subject and subordinate in all respects to the Ground Lease and to all renewals, modifications, replacements and extensions of, and substitutions for, the Ground Lease, provided that no such renewals, modification, replacements, extensions and substitutions, which shall "adversely affect (except to a de minimis extent) the rights and obligations of Tenant under this Lease shall be executed or entered into by Owner without Tenant's consent, except as the same are both (i) executed in connection with the acquisition of the New Victory parcel and (ii) do not increase Tenant's obligations or decrease Tenant's rights hereunder, provided, that as to all amendments, Tenant shall be given reasonable prior notice with a copy of the proposed amendment. In amplification and not in limitation of the foregoing provisions of this Article, Tenant, at Tenant's expense, in connection with Tenant's use and occupancy of the Demised Premises, including, without limitation, the making of any Alterations by Tenant, shall not take any action which shall result in a violation by Owner of any of Owner's obligations under the Ground Lease. Tenant agrees that any consents or approvals granted by Owner under this Lease shall not relieve Tenant from any obligations to obtain any required consents or approvals by the lessor under the Ground Lease. Tenant shall be entitled to the applicable benefits conferred upon Tenant pursuant to the provisions of Section 10.6 of the Ground Lease to the extent that Tenant is in compliance with the applicable provisions of such Section 10.6, and Owner shall comply with Owner's applicable obligations with respect to said provisions of said Section 10.6 to the extent required to enable Tenant to obtain the benefits under said Section 10.6 provided Tenant is in compliance therewith.

                  B.       All required sublease clauses set forth in Section
10.5 of the Ground Lease shall be deemed incorporated into this Lease and Tenant shall be obligated to comply with them, including, without limitation, the obligation set forth in Section 10.5(e) of the Ground Lease to pay the "Theatre Surcharge" (as such term is defined therein) applicable to the Demised Premises in accordance with the provisions of the Ground Lease.

         Section 7.15. For the purposes of this Lease the "Underlying Documents" shall mean all documents set forth in Schedule C of this Lease, as the same may have been modified prior to the date hereof or may be modified by, any amendment(s) or agreements executed as of even date herewith. In amplification and not in limitation of the foregoing provisions of this Article, this Lease and all the terms, covenants and provisions thereof and all rights, remedies and options of Tenant under this Lease, as the same may be modified, amended or extended, shall be and remain subject and subordinate in all respects to the Underlying Documents and to all renewals, modifications, replacements and extensions of the Underlying Documents, provided that no such renewals, modifications, replacements, extensions, which shall adversely affect the rights and obligations of Tenant under this Lease shall be executed or entered into by Owner without Tenant's consent, except as the same are both (i) executed in connection with the acquisition of the New Victory parcel and (ii) do not increase Tenant's obligations or decrease Tenant's rights hereunder, provided that as to all amendments Tenant shall be given prior notice with a copy of the proposed amendment. Tenant, at Tenant's expense, shall comply with, and be bound by, all of the provisions of the Underlying Documents insofar as they impose any obligations upon Tenant or relate to this Lease, the Demised Premises or Tenant's use and occupancy of the Demised Premises whether or not such provisions of the Underlying Documents impose greater obligations upon Tenant than the obligations set forth in this Lease or adversely affect any rights of Tenant under this Lease. Tenant agrees that any consents or approvals granted by Owner under this Lease shall not relieve Tenant from any obligation to obtain any required consents or approvals by the applicable parties under the Underlying Documents.

         Section 7.16. Owner agrees that upon Tenant's request and with respect to any Protected Sublease (as defined in Section 11.08) to request the then holder or holders of the existing Mortgages to enter into a non-disturbance agreement with any subtenant under a Protected Sublease substantially similar to the Non-Disturbance Agreement given to Tenant with respect to such Mortgages. Upon Tenant's request and with respect to any Protected Sublease Owner agrees to request the lessor under any Superior Leases to enter into a tenant recognition agreement with any subtenant under a Protected Sublease substantially similar to the Tenant Recognition Agreement given to Tenant with respect to such Superior Lease. If Owner is unable in good faith to obtain any such non-disturbance agreement or tenant recognition agreement, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby and Owner shall not be liable to Tenant or such subtenant for its failure to obtain any such non-disturbance agreement or tenant recognition agreement, it being intended that Owner's sole obligation with respect to any non-disturbance agreement and tenant recognition agreement shall be to request, in good faith, within a reasonable time after Tenant's request and after the execution of the Protected Sublease in question, the then holder(s) of any Mortgage or the then lessor(s) under the Superior Lease, as the case may be, to enter into such non-disturbance agreement or enter into such tenant recognition agreement, as the case may be and make commercially reasonable efforts, at no cost or expense to Owner, to obtain such agreements. If required by the holder(s) of any Mortgage or by the lessor(s) under any Superior Lease, Tenant and the subtenant in question shall promptly join in any such non-disturbance agreement or tenant recognition agreement to indicate its concurrence with the provisions thereof. Tenant shall pay any fee charged by any holder or lessor for preparing such agreement.

                                   ARTICLE 8

                               PROPERTY LOSS, ETC.

         Section 8.01. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Owner nor Owner's agents shall be liable for any loss of or damage to any such property by theft or otherwise. Neither (i) the performance by Owner, Tenant or others of any decorations, repairs, alterations, additions or improvements in or to the Building or the Demised Premises, nor (ii) the failure of Owner or others to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any latent defect in the Building or in the Demised Premises, nor (v) any temporary or permanent closing, darkening or bricking up of any windows due to the installation of any signs pursuant to Article 42 nor any temporary closing or darkening of any windows of the Demised Premises for a period of 90 or less consecutive days for any reason whatsoever including, but not limited to, Owner's own acts nor any temporary closing or darkening for a period in excess of said 90 day period if such closing or darkening of windows shall be necessary in Owner's reasonable judgment to make any repairs or modifications to the Real Property, or insure the safety of persons or the preservation of property, nor any temporary or permanent closing or darkening if required by any Legal Requirements or, solely with respect to lot line windows, in connection with any construction upon adjacent property by Owner or others, nor (vi) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (v), shall constitute an actual or constructive eviction, in whole or in part, or, except as otherwise provided in Section 9.01 and 13.09, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or any lessor under any Superior Lease, other than such liability as may be imposed upon Owner by law for Owner's negligence or the negligence of Owner's agents, servants or employees in the operation or maintenance of the Building or for the breach by Owner of any express covenant of this Lease on Owner's part to be performed. Tenant's taking possession of the Demised Premises or any portion thereof shall be presumptive evidence, as against Tenant, that, at the time such possession was so taken, the Demised Premises or such portion thereof was apparently in good and satisfactory condition and Owner's Initial Construction with respect thereto was substantially completed, except for any latent defects and any items contained in any "punch list" delivered to Owner within (x) thirty
(30) days after Tenant takes possession of the space affected thereby or (y) with respect to any items of Owner's Initial Construction which cannot properly be examined or tested within such thirty (30) day period (e.g. air conditioning adequacy in the winter) within thirty (30) days after Tenant is first reasonably and seasonably able to so test the item in question. Tenant's taking possession of the Demised Premises, or any portion thereof whether on or prior to any Revised Completion Date, shall not affect any of Owner's obligations set forth in this Lease, including, but not limited, to the obligation to cure defects in accordance with the provisions of Section 5.03 and complete construction of the Building in accordance with Addendum A attached hereto and made a part hereof.

         Section 8.02. Tenant shall be entitled to bring any action or proceeding against Owner based upon any liability which may be imposed upon Owner by law for Owner's negligence or the negligence of Owner's agents, servants or employees in the operation or maintenance of the Building, or for the breach by Owner of any express covenant of this Lease on Owner's part to be observed or performed.

                                    ARTICLE 9

                       DESTRUCTION-FIRE OR OTHER CASUALTY

                  Section 9.01. Owner's Repair Obligations: If the Demised Premises shall be damaged by fire or other casualty, Tenant shall give prompt notice to Owner of such damage, and Owner, at Owner's expense, shall repair such damage to the condition existing prior to the occurrence of such damage. However, Owner shall have no obligation to repair any damage to, or to replace, Tenant's Personal Property or any other property or effects of Tenant provided such damage is not caused by the negligence or willful misconduct of Owner, its agents, employees or contractors (subject to the provisions of Section 9.04). Except as otherwise provided in Section 9.03, if the entire Demised Premises shall be rendered untenantable (if there is no reasonable means of access to the Demised Premises, the Demised Premises shall be deemed to be "untenantable") by reason of any such damage, the Fixed Rent and any increases therein pursuant to
Article 23 shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, the Fixed Rent and any increases therein pursuant to Article 23 shall abate equitably for such period on the basis of the area of the part of the Demised Premises so rendered untenantable and the applicable allocations set forth in Section 1.03A(ii). For the purposes of determining whether a portion of the Demised Premises is "untenantable" under this Article 9, if by reason of any damage to a portion of the Demised Premises another portion of the Demised Premises is not usable by Tenant for its normal business purposes and Tenant does not occupy such additional portion of the Demised Premises, then such additional portion of the Demised Premises not so usable for Tenant's normal business purposes shall be deemed untenantable. However, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Tenant or any person of persons claiming through or under Tenant, then the amount by which the Fixed Rent and any increases therein pursuant to Article 23 shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. Tenant hereby expressly waives the provisions of
Section 227 of the New York Real Property Law, and of any successor law of like import then in force, and Tenant agrees that the provisions of this Article shall govern and control in lieu thereof. Notwithstanding the foregoing provisions of this Section, if, prior to or during the Demised Term, (i) the Building shall be so damaged by fire or other casualty that, in Owner's reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), and (ii) Owner shall elect to demolish and not alter or reconstruct the Building, then, in such event, Owner, at Owner's option, may give to Tenant, within ninety (90) days after such fire or other casualty, a twenty (20) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said twenty (20) days with the same effect as if the date of expiration of said twenty (20) days were the Expiration Date, the Fixed Rent and any increases therein pursuant to Article 23 shall be apportioned as of such date and any prepaid portion of Fixed Rent or any increases therein pursuant to
Article 23 for any period after such date, or any earlier date upon which the Fixed Rent and any increases therein pursuant to Article 23 shall have abated as hereinabove provided, shall be refunded by Owner to Tenant. If such notice of termination is not given to Tenant by Owner, Owner shall be obligated to repair any damage pursuant to this Section, and Owner agrees to commence such repairs within a reasonable time after the occurrence of such damage and thereafter to complete such repairs with reasonable diligence (without any obligation, however, to employ labor at overtime or other premium pay rates except to the extent insurance proceeds actually received by Owner are available therefor) and to coordinate the scheduling of such repairs with those to be performed by Tenant in accordance with reasonable construction practices.

                  Section 9.02. Owner's Subrogation Waiver Provisions: Owner shall attempt to obtain and maintain, throughout the Demised Term, in Owner's fire insurance policies covering the Building, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Owner's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Owner shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Owner for such additional premium for the remainder of the Demised Term, Owner shall require the inclusion of such or similar provisions by Owner's fire insurance carriers. As long as such or similar provisions are included in Owner's fire insurance policies then in force or if substantially all fire insurance companies licensed to do business in New York State (referred to as "New York State Insurance Companies") include such provisions as a matter of course and Owner fails to carry fire insurance containing such provisions, Owner hereby waives (i) any obligation on the part of Tenant to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty, and (ii) any right of recovery against Tenant, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty. In the event that at any time Owner's fire insurance carriers shall not include such or similar provisions in Owner's fire insurance policies and substantially all New York State Companies no longer include such provisions as a matter of course, the waivers set forth in the foregoing sentence shall, upon notice given by Owner to Tenant, be deemed of no further force or effect and Owner shall have Tenant named in said policies as an additional insured party but not as a loss payee, provided that if at any time Owner's fire insurance carriers shall exact an additional premium for naming Tenant as an additional insured party, Tenant shall agree, in writing, to reimburse Owner for such additional premium for the remainder of the Demised Term for so long as Tenant shall elect to be an additional insured party. In the event Tenant shall be named in such policies as an additional insured party in accordance with the foregoing provisions of this Section, Tenant agrees to endorse promptly, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policies or representing any other payment growing out of or in connection with any such policies, and in the event Tenant does not promptly endorse such check, draft or order, then Owner shall have the right as Tenant's attorney-in-fact, to make such endorsement on behalf of Tenant, and Tenant does hereby irrevocably waive any rights to participate in any settlement proceedings and further hereby waives any and all rights in and to any such proceeds and payments. During any period while the foregoing waiver of right of recovery is in effect or during any period while Tenant is named as an additional insured party under such policy, Owner shall look solely to the proceeds of such policies to compensate Owner for any loss occasioned by fire or other casualty.

                  Section 9.03. Tenant Negligence: Except to the extent expressly provided in Section 9.02, nothing contained in this Lease shall relieve Tenant of any liability to Owner or to its insurance carriers which Tenant may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building caused by fire or other casualty. Notwithstanding the provisions of Section 9.01, if any such damage, occurring after any date when the waivers set forth in Section 9.02 are no longer in force and effect, is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Fixed Rent by reason of such damage subject to the provisions of the penultimate sentence of Section 9.06.

                  Section 9.04. Tenant Subrogation Waiver Provisions: Tenant acknowledges that it has been advised that Owner's insurance policies do not cover Tenant's Personal Property or any other property of Tenant in the Demised Premises; accordingly, it shall be Tenant's obligation to obtain and maintain insurance covering its property in the Demised Premises and loss of profits including, but not limited to, water damage coverage and business interruption insurance. Tenant shall attempt to obtain and maintain, throughout the Demised Term, in Tenant's fire and other insurance policies covering tenant's Personal Property and other property of Tenant in the Demised Premises, and Tenant's use and occupancy of the Demised Premises, and/or Tenant's profits (and shall cause any other permitted occupants of the Demised Premises to attempt to obtain and maintain, in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Tenant shall give Owner notice thereof. In such event, if Owner agrees, in writing, to reimburse Tenant or any person claiming through or under Tenant as the case may be, for such additional premium for the remainder of the Demised Term, Tenant shall require the inclusion of such or similar provisions by such insurance carriers. As long as such or similar provisions are included in such insurance policies then in force, or if substantially all of the New York State Insurance Companies include such provisions as a matter of course and Tenant or such person fails to carry such fire and other insurance containing such provisions, Tenant hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Owner written instruments waiving) any right of recovery against Owner, any lessors under any Superior

Leases, the holders of any Mortgage, and all other tenants or occupants of the Building, and any servants, employees, agents or contractors of Owner, or of any such lessor, or holder or any such other tenants or occupants, for any loss occasioned by fire or other casualty. In the event that at any time such insurance carriers shall not include such or similar provisions in any such insurance policy, and substantially all of the New York State Insurance Companies no longer include such provisions as a matter of course, the waiver set forth in the foregoing sentence (or in any written instrument executed by any other permitted occupant of the Demised Premises) shall, upon notice given by Tenant to Owner, be deemed of no further force or effect from and after the giving of such notice and Tenant shall have Owner and any lessors under any ground or underlying leases named in such policies as additional insured parties, but not as loss payees, provided that if at any time Tenant's fire insurance carriers shall exact an additional premium for naming Owner and any such lessors as additional insured parties, Owner shall agree, in writing, to reimburse Tenant for such additional premium for the remainder of the Demised Term for so long as Owner shall elect to be an additional insured party. In the event Owner and any such lessors shall be named in such policies as additional insured parties in accordance with the foregoing provisions of this Section, Owner agrees to endorse promptly, and to cause any such lessors to endorse promptly, without recourse in either case, any check, draft or order for the payment of money representing the proceeds of any such policies or representing any other payment growing out of or in connection with any such policies, and in the event Owner does not promptly endorse such check, draft or order, then Tenant shall have the right as Owner's attorney-in-fact to make such endorsement on behalf of Owner, and Owner does hereby irrevocably waive any and all rights of Owner to participate in any settlement proceedings and any and all rights in and to any such proceeds or payments and agrees that any such policy may state that no such lessors shall have the right to participate in any settlement proceedings or shall have any rights in or to any such proceeds or payments. During any period while any such waiver of right of recovery is in effect, or during any period while Owner is named as an additional insured party under such policy, Tenant, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Tenant or such other permitted occupant for any loss occasioned by fire or other casualty. Each lease with respect to any portion of the Building shall contain a clause obligating the tenant thereunder to (i) attempt to obtain and maintain an insurance policy with a similar waiver of subrogation provision and (ii) release all other tenants and occupants of the Building for any loss occasioned by fire or other casualty during the period when such waiver of subrogation provision is in effect.

                  Section 9.05. A. Supplementing the provisions of Section 9.01, in the event (a) three (3) or more floors of the Demised Premises or the Building shall be damaged by fire or other casualty and Tenant shall be unable to use the Demised Premises as a result of such damage and (b) Owner shall not exercise the right to terminate this Lease in accordance with the provisions of
Section 9.01 and shall, accordingly, be obligated to repair any such damage, then, if such damage is not repaired within eighteen (18) months after the date of such fire or other casualty (such eighteen (18) month period is referred to as the "Restoration Period"), Tenant shall have the following options:

                                             (i) to give to Owner within thirty
(30) days next following the expiration of the Restoration Period a twenty (20) days' notice of termination of this Lease, or

                                             (ii) to extend the Restoration
Period for a further period of six (6) months by notice given to Owner within thirty (30) days after the expiration of the initial Restoration Period. In the event Tenant shall have given such notice to Owner extending the initial Restoration Period and if such damage shall not have been repaired by Owner within any extended Restoration Period, Tenant shall have the options to (a) further extend the Restoration Period for further successive periods of six (6) months each by notice given to Owner within thirty (30) days after the expiration of any extended Restoration Period or (b) to give Owner, within thirty (30) days after the expiration of any such extended Restoration Period a twenty (20) days' notice of termination of this Lease.

                           B.       Notwithstanding anything to the contrary
contained in the provisions of Subsection A of this Section 9.05, Owner shall obtain, within ninety (90) days after the date of such fire or casualty, from a reputable independent consultant an estimate of the length of time necessary to repair the Demised Premises and the Building, and Owner shall deliver such estimate to Tenant, and if such estimate shall exceed eighteen (18) months from the date of such casualty, Owner shall simultaneously give a notice to Tenant extending the initial Restoration Period to the date upon which the estimate indicates that such repair to the Demised Premises, the Building shall be completed. In the event Owner shall give such a notice under this Subsection B extending the initial Restoration Period, then, the initial Restoration Period set forth in Subsection A of this Section 9.05, shall be so extended and (b) Tenant shall have the further option to give to Owner a twenty (20) days' notice of termination of this Lease within thirty (30) days next following the giving of such notice under this Subsection B by Owner to Tenant extending the initial Restoration Period.

                           C.       In the event that Tenant shall fail to give
any such notice within the time periods set forth therein, Tenant shall be deemed to have given to Owner a notice pursuant to subdivision (ii) of Subsection A of this Section 9.05 extending the Restoration Period provided, however, that any twenty (20) days' notice of termination given by Tenant pursuant to the provisions of Subsection B of this Section 9.05 beyond the applicable thirty (30) day period provided therein shall be void and of no force and effect.

                           D.       In the event that Tenant shall give to Owner
within the applicable time periods set forth in the foregoing provisions of this Section a twenty (20) days' notice of termination of this Lease, this Lease and the Demised Term shall come to an end and expire upon the expiration of said twenty (20) days with the same effect as if the date of expiration of said twenty (20) days were the Expiration Date, the Fixed Rent and all increases thereof pursuant to Article 23 shall be apportioned as of the casualty date, and any prepaid portion of Fixed Rent and increases thereof pursuant to Article 23 for any period after such date shall be refunded by Owner to Tenant.

                           E.       Nothing contained in the foregoing
provisions of this Section 9.05 shall be deemed to affect the rights of Owner to give to Tenant a twenty (20) days' notice of termination of this Lease in accordance with the provisions of subdivision (i) of Section 9.01 (subject to the provisions of subdivision (iii) of Subsection F of this Section), or the provisions of subdivision (ii) of Section 9.01 (subject to the provisions of Subsection G of this Section).

                           F.       (i) In the event that fifty (50%) percent or
more of the Demised Premises shall be rendered wholly untenantable by reason of any damage occurring during the last two (2) years of the Demised Term by fire or other casualty, Tenant, at Tenant's option, may give to Owner within thirty
(30) days next following such fire or other casualty, a twenty (20) days notice of termination of this Lease and, in the event any such notice is given in accordance with the foregoing provision of this sentence, this Lease and the Demised Term shall come to an end and expire upon the expiration of said twenty
(20) days as if the expiration of said twenty (20) days were the Expiration Date, the Fixed Rent and any increases in the Fixed Rent pursuant to the provisions of Article 23 shall be apportioned as of such date, and any prepaid portion of Fixed Rent and of any such increases for any period after such date shall be promptly refunded by Owner to Tenant.

                                    (ii)     In the event that fifty (50%)
percent or more of a floor of the Demised Premises shall be rendered wholly untenantable by reason of any damage occurring during the last two (2) years of the Demised Term by fire or other casualty, Tenant, at Tenant's option, may give to Owner within thirty (30) days next following such fire or other casualty, a twenty (20) days notice of termination of the leasing of such floor (referred to as an "Earlier Termination Floor") and, in the event any such notice is given in accordance with the foregoing provision of this sentence, the leasing of such Earlier Termination Floor shall come to an end and expire upon the expiration of said twenty (20) days as if the expiration of twenty (20) days were the expiration date applicable to such Earlier Termination Floor, and this Lease shall be modified with respect to such Earlier Termination Floor, and Tenant shall have the obligations with respect to such Earlier Termination Floor as if such Earlier Termination Floor were a "Damaged Floor" referred to in Section 9.08.

                  Section 9.06. Owner agrees, during the Demised Term, to obtain and keep in full force and effect "all-risk" property insurance against loss or damage by fire or other casualty to the Building and to all of Owner's property referred to in Article 4 as may be insurable under then obtainable standard forms of "all-risk" insurance policies in an amount equal to not less than (i) the amount sufficient to avoid coinsurance or (ii) eighty (80%) percent of the replacement value of the Building and such property exclusive of footings and foundations or (iii) an amount required by any institutional mortgage upon the Real Property, whichever is greater. As long as a substantial number of New York State Insurance Companies provide standard forms of rent insurance on a commercially reasonable basis, Owner agrees to carry such rent insurance either separately or as part of Owner's "all-risk" insurance policies. If Owner carries such rent insurance separately, the provisions of Section 9.02 relating to the so-called "waiver of subrogation" provisions insofar as they relate to fire insurance shall also relate to such separate rent insurance. Owner agrees as long as such insurance is provided by a substantial number of New York State Insurance Companies at commercially reasonable rates to maintain plate glass insurance.

                  Section 9.07. In amplification and not in limitation of the foregoing provisions of this Article and the provisions of Sections 7.14 and 7.15, Tenant, at Tenant's expense, shall comply with all provisions of the Ground Lease and the Underlying Documents requiring any insurance to be carried as a result of this Lease, the occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant or any acts, omissions or negligence of Tenant or any person claiming through or under Tenant in or about the Building or the Demised Premises either prior to, during or after the expiration of the Demised Term arising from or in connection with Tenant's occupancy of the Demised Premises or a portion thereof including without limitation, Tenant's occupancy, if any, prior to the Commencement Date for the purposes of performing Tenant's Initial Installation, or subsequent to the expiration of the Demised Term for any purpose, including vacating the Demised Premises.

                  Section 9.08. A. Supplementing the provisions of Sections 9.01 and 9.05, in the event (a) fifty (50%) percent or more of a full floor of the Demised Premises shall be damaged by fire or other casualty and Tenant shall be unable to use such floor as a result of such damage (such damaged floor is referred to as the "Damaged Floor") and (b) Owner shall not have or shall not exercise the right to terminate this Lease in accordance with the provisions of
Section 9.01 and shall, accordingly, be obligated to repair any such damage, then, if such damage is not repaired within eighteen (18) months after the date of such fire or other casualty (such eighteen (18) month period is referred to as the "Floor Restoration Period"), Tenant shall have the following options:

                                             (i) to give to Owner within thirty
(30) days next following the expiration of the Floor Restoration Period a twenty
(20) days' notice of termination of the leasing of the Damaged Floor; or

                                             (ii) to extend the Floor
Restoration Period for a further period of six (6) months by notice given to Owner within thirty (30) days after the expiration of the initial Floor Restoration Period. In the event that Tenant shall have given such notice to Owner extending the initial Floor Restoration Period, and such damage shall not have been repaired by Owner within any extended Floor Restoration Period, Tenant shall have the options to (a) further extend the Floor Restoration Period for further successive periods of six (6) months each by notice given to Owner within thirty (30) days after the expiration of any extended Floor Restoration Period or (b) to give Owner, within thirty (30) days after the expiration of any such extended Floor Restoration Period, a twenty (20) days' notice of termination of the leasing of the Damaged Floor, whereupon the leasing of the Damaged Floor shall terminate and be of no further force and effect.

                           B.       Notwithstanding anything to the contrary
contained in the provisions of Subsection A of this Section 9.08, Owner shall obtain from a reputable independent consultant an estimate of the length of time necessary to repair the Damaged Floor in question and deliver such estimate to Tenant within ninety (90) days after the date of such fire or casualty, and, if such estimate shall exceed eighteen (18) months from the date of such casualty, Owner shall simultaneously give a notice to Tenant extending the initial Floor Restoration Period to the date upon which the estimate indicates that such repair to the Damaged Floor shall be completed. In the event Owner shall give such estimate and notice under this Subsection B, then, the initial Floor Restoration Period set forth in Subsection A of this
Section 9.08, shall be so extended and (b) Tenant shall have the further option to give to Owner a twenty (20) days' notice of termination of the leasing of the Damaged Floor within thirty (30) days next following the giving of such estimate and notice under this Subsection B by Owner to Tenant extending the initial Floor Restoration Period.

                           C.       In the event that Tenant shall fail to give
any such notice within the time periods set forth therein, Tenant shall be deemed to have given to Owner a notice pursuant to subdivision (ii) of Subsection A of this Section 9.08 extending the Floor Restoration Period, and any twenty (20) days' notice of termination of the leasing of the Damaged Floor given by Tenant pursuant to the provisions of Subsection B of this Section 9.05 subsequent to the applicable thirty (30) day period provided therein shall be void and of no force and effect.

                           D.       In the event that Tenant shall give to Owner
within the applicable time periods set forth in the foregoing provisions of this Section a twenty (20) days' notice of termination of the leasing of the Damaged Floor, upon the expiration of said twenty (20) days (referred to as the "Damage Expiration Date"):

                                             (i) Tenant shall vacate and
surrender to Owner the Damaged Floor and fully comply with the provisions of
Article 21 with respect to the Damaged Floor on or prior to the Damage Expiration Date and Tenant expressly waives any rights Tenant may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar law of like import then in force in connection with any holdover proceedings which Owner may institute to enforce the foregoing provision of this subdivision (i);

                                             (ii) All references in this Lease
to the Demised Premises shall be deemed to exclude the Damaged Floor;

                                             (iii) The Fixed Rent shall be
reduced by the Fixed Rent in effect from time to time allocable to the Damaged Floor as set forth in Section 1.03A(ii);

                                             (iv) Tenant's Proportionate Share
set forth in Section 23.01E shall be reduced by the percentage set forth in
Section 1.03A(ii) allocable to the Damaged Floor;

                                             (v) If still executory and
applicable with respect to the Damaged Floor(s) in question, Owner's Work Contribution shall be decreased by the sum of (x) multiplied by (y) the number of rentable square feet of the Damaged Floor.

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

                  If requested by either party, the parties agree to execute and deliver to each other after the Damage Expiration Date an agreement, in form reasonably satisfactory to both parties, evidencing the surrender of the Damaged Floor in question; however, neither the failure of either party to request the execution of such agreement nor the failure of either party to execute and deliver such agreement shall vitiate the provisions of this Section.

                           E.       Notwithstanding anything to the contrary set
forth in Section 9.05 and this Section 9.08, any failure by Tenant to vacate and surrender the Demised Premises or Damaged Floor(s) in question at the expiration of the applicable twenty (20) day periods set forth in Section 9.05 and this
Section 9.08 shall not vitiate Tenant's rights set forth therein or herein.

                                   ARTICLE 10

                                 EMINENT DOMAIN

                  Section 10.01. Taking of the Demised Premises: If the whole of the Demised Premises shall be acquired for any public or quasi-public use or purpose, whether by condemnation or by deed in lieu of condemnation, this Lease and the Demised Term shall end as of the date of the vesting of title with the same effect as if said date were the Expiration Date. If only a part of the Demised Premises shall be so acquired or condemned then, except as otherwise provided in this Section, this Lease and the Demised Term shall continue in force and effect but, from and after the date of the vesting of title, the Fixed Rent and any increases therein pursuant to Article 23 shall be reduced in the proportion which the area of the part of the Demised Premises so acquired or condemned bears to the total area of the Demised Premises immediately prior to such acquisition or condemnation. If only apart of the Real Property shall be so acquired or condemned, then (i) whether or not the Demised Premises shall be affected thereby but provided at least fifty (50%) percent of the Building is so acquired or condemned, if Owner, in Owner's reasonable judgment, determines that it is economically unfeasible to continue to operate the Building as a Class A headquarters building in midtown Manhattan, then Owner, at Owner's option, may give to Tenant, within sixty (60) days next following the date upon which Owner shall have received notice of vesting of title, a twenty (20) days' notice of termination of this Lease, and (ii) if the part of the Real Property so acquired or condemned shall contain more than ten (10%) percent of the total area of the Demised Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access for the Demised Premises, Tenant, at Tenant's option, may give to Owner, within sixty (60) days next following the date upon which Tenant, shall have received notice of vesting of title, a twenty (20) days' notice of termination of this Lease. Any dispute as to the reasonableness of Owner's judgment as to such economic feasibility shall be determined by arbitration in accordance with the provisions of Article 36. In the event any such five (5) days' notice of termination is given, by Owner or Tenant, this Lease and the Demised Term shall come to an end and expire upon the expiration of said five

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

(5) days with the same effect as if the date of expiration of said five (5) days were the Expiration Date. If a part of the Demised Premises shall be so acquired or condemned and this Lease and the Demised Term shall not be terminated pursuant to the foregoing provisions of this Section, Owner, at Owner's expense, shall restore that part of the Demised Premises not so acquired or condemned to a self-contained rental unit. In the event of any termination of this Lease and the Demised Term pursuant to the provisions of this Section, the Fixed Rent and any increases therein pursuant to Article 23 shall be apportioned as of the date of such termination and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant. Owner agrees that unless the Demised Premises are affected by such acquisition or condemnation Owner will not exercise its option to give a notice of termination of this Lease pursuant to the provisions of subdivision (i) of this Section 10.01 unless Owner exercises a similar option in substantially all leases in the Building. Owner further agrees that Owner will not exercise its option to give a notice of termination of this Lease pursuant to the provisions of subdivision (i) of this Section 10.01 by reason of a taking of an inconsequential portion of the Building.

                  Section 10.02. Condemnation Award or Claims: In the event of any such acquisition or condemnation of all or any part of the Real Property, Owner shall be entitled to receive the entire award for any such acquisition or condemnation, Tenant shall have no claim against Owner or the condemning authority for the value of any unexpired portion of the Demised Term and Tenant hereby expressly assigns to Owner all of its right in and to any such award. Nothing contained in this Section shall be deemed to prevent Tenant from making a claim in any condemnation proceedings for the value of any items of Tenant's Personal Property which are compensable, in law, as trade fixtures, or provided that such claim is authorized by law and will not in any way diminish the award to which Owner would be entitled if no such claim were made, for Tenant's moving expenses.

                                   ARTICLE 11

                            ASSIGNMENT AND SUBLETTING

                  Section 11.01. General Covenant: Except as otherwise expressly provided in this Lease, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, covenants that, without the prior consent of Owner in each instance, it shall not (i) assign whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Lease, in whole or in part, or (ii) sublet, or permit the subletting of, the Demised Premises or any part thereof, or (iii) permit the Demised Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant. If (1) the sale, pledge, transfer or other alienation described in clauses (a) or (b) below is made to circumvent the restriction on assignment set forth in this Lease or (2) this Lease is the sole or principal asset of Tenant, then the sale, pledge, transfer or other alienation of (a) a controlling interest in the issued and outstanding capital stock of any corporate Tenant

(unless such stock is publicly traded on a recognized security exchange or over-the counter market) or (b) any controlling interest in any partnership, limited liability company or joint venture Tenant, however accomplished, and whether in a single transaction or in a series of related and/or unrelated transactions, shall be deemed for the purposes of this Section as an assignment of this Lease which shall require the prior consent of Owner in each instance. For the purposes of this Article, the word "controlling" shall have the same meaning as the word control set forth in Section 11.05.

                  Section 11.02. Owner's Rights Upon Assignment: If Tenant's interest in this Lease is assigned, whether or not in violation of the provisions of this Article, Owner may collect rent from the assignee; if the Demised Premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this Article, Owner, after default beyond applicable grace periods, if any, by Tenant under this Lease may collect rent from the subtenant, user or occupant. In either case, Owner shall apply the net amount collected to the rents reserved in this Lease, but neither any such assignment, subletting, occupancy, or use, whether with or without Owner's prior consent, nor any such collection or application, shall be deemed a waiver of any term, covenant or condition of this Lease or the acceptance by Owner of such assignee, subtenant, occupant or user as tenant. The consent by Owner to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior consent of Owner to any further assignment, subletting, occupancy or use. If this Lease is assigned to any person or entity pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Owner, shall be and remain the exclusive property of Owner and shall not constitute property of Tenant or of the estate of Tenant within the meaning of any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d). Any and all monies or other considerations constituting Owner's property under the preceding sentence not paid or delivered to Owner shall be held in trust for the benefit of Owner and shall be promptly paid to or turned over to Owner. Any person or entity to which this Lease is assigned pursuant to any proceeding of the type referred to in Subsections 16.01(c) and 16.01(d) shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall execute and deliver to Owner upon demand an instrument confirming such assumption. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or the Building, or be deemed to constitute, or serve as a substitute for, any prior consent of Owner required under this Article. If Owner's consent to the occupancy by such person so named is required pursuant to the terms of this Lease and such consent has not been obtained, then any such listing referred to in the immediately preceding sentence shall constitute a privilege extended by Owner which shall be revocable at Owner's will by notice to Tenant.

                  Section 11.03. Sublet Rights: A. (1) As long as Tenant is not in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed beyond the applicable grace period provided in this Lease, Owner agrees not to unreasonably withhold or delay Owner's prior consent to sublettings by Tenant of all or parts of the Demised Premises. Subject to
Section 11.07, each such subletting shall be for undivided occupancy by the subtenant of that part of the Demised Premises affected thereby, for the use expressly permitted in this Lease, and in any event, at no time shall there be more than four (4) occupants, including Tenant, on any one full floor, and with respect to any partial floor leased by Tenant not more than one (1) occupant, including Tenant, with respect to each 5,000 rentable square feet on such partial floor or, if Tenant leases the retail store and any second floor space pursuant to Article 38 and with respect to the Third Floor Space pursuant to
Article 48, not more than one (1) occupant, including Tenant, with respect thereto. For the purposes of this Section occupancy of the Demised Premises by any Permitted Occupants (as hereinafter defined) shall be deemed to be occupancy by Tenant.

                           (2)      Without Owner's prior consent, Tenant shall
not (a) negotiate or enter into a proposed subletting with any tenant, subtenant or occupant of any space in the Building unless Owner has no other comparable space available in the Building or (b) publicly list or otherwise publicly advertise the Demised Premises or any part thereof for subletting at a rental lower than the rental at which the Owner is then offering to rent comparable space in the Building.

                           (3)      At least forty-five (45) days prior to any
proposed subletting comprising at least seven (7) floors of the Demised Premises, at least thirty (30) days prior to any proposed subletting comprising less than seven (7) floors of the Demised Premises, but at least four (4) floors of the Demised Premises, and at least fifteen (15) days prior to any proposed subletting comprising less than four (4) floors of the Demised Premises, Tenant shall submit to Owner a statement (the "Proposed Sublet Statement") reflecting a bona fide offer acceptable to Tenant to sublease the Demised Premises or a portion thereof, which statement shall contain the name and address of the proposed subtenant, the nature of the proposed subtenant's business and its current financial status, if such status is obtained or obtainable by Tenant, and the principal economic terms and conditions of the proposed subletting including, but not limited to, the proposed commencement and expiration dates of the term thereof and the extent of any Alterations to be made to the sublet space which shall not be required to be restored by the proposed subtenant at its expense. Unless the proposed sublet area shall constitute only an entire floor (or floors), the Proposed Sublet Statement shall be accompanied by a floor plan delineating the proposed sublet area.

                           (4)      Owner may withhold consent to a proposed
subletting if, (a) in Owner's reasonable judgment, the occupancy of the proposed subtenant will tend to impair the character or dignity of the Building or impose any additional material burden upon Owner in the operation of the Building, unless, with respect to any additional material burden which, in Owner's reasonable opinion, shall not adversely affect the Building, Tenant shall reimburse Owner for the cost of such burden, or (b) the proposed subtenant shall be a person or entity with whom Owner is then engaged in "on going negotiations" as defined in Section 39.04 with respect to comparable space in the Building or
(c) with respect to any proposed
subletting of the retail space, second floor space and Third Floor Space leased pursuant to Articles 38 and 48, respectively, in addition to the foregoing, if the proposed subtenant thereof shall fail to meet the Retail Tenancy Criteria set forth on Schedule D attached hereto and made a part hereof. If Owner shall fail to respond to Tenant within such applicable forty-five (45), thirty (30) or fifteen (15) day period, as the case may be, advising Tenant of whether or not Owner has consented to the subletting in question, Owner shall be deemed to have consented thereto, provided the Proposed Sublet Statement shall state in bold, capitalized letters that Owner's failure to respond within the applicable time period shall be deemed to be Owner's consent to the subletting in question. If Owner shall withhold consent to the subletting in question, Owner shall state the reasons for such withholding of consent.

                           (5)      In the event of any dispute between Owner
and Tenant as to the reasonableness of Owner's failure or refusal to consent to any subletting, such dispute shall be determined by arbitration in accordance with the provisions of Article 36. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant for a breach of Owner's covenant not to unreasonably withhold such consent and Tenant's sole remedy in such event shall be to enter into the proposed subletting, except if such arbitrators shall determine that in failing or refusing to so consent, Owner acted in bad faith in a malicious and capricious manner, then the arbitrators may award damages therefor.

                           (6)      Any Sublease consented to by Owner must
substantially conform to the information contained in the Proposed Sublet Statement and shall expressly provide that, to the extent available, at Owner's election, the subtenant shall obtain provisions in its insurance policies to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies, as set forth in Section 9.04, subject to reimbursement by Owner pursuant to Section 9.04. Tenant shall. reimburse Owner within thirty (30) days after demand for any reasonable and customary actual out-of-pocket costs or expense paid to a third party that may be incurred by Owner's review of any Proposed Sublet Statement or in connection with any sublease consented to by Owner, including, without limitation, any reasonable and customary processing fee, reasonable attorneys' fees and disbursements and the reasonable costs of making investigations as to the acceptability of the proposed subtenant not to exceed ONE THOUSAND FIVE HUNDRED ($1,500.00) DOLLARS in any one instance, with such sum of ONE THOUSAND FIVE HUNDRED ($1,500.00) DOLLARS deemed increased annually by the percentage increase in the Consumer Price Index for the month in which the first anniversary of the Commencement Date and each subsequent anniversary date thereof occurs over the Consumer Price Index for the month of September, 1997.

                  B.       Notwithstanding the foregoing provisions of this
Section 11.03, Owner shall have the following rights with respect to each proposed subletting by Tenant:

                                    (1)      In the event Tenant proposes to
sublet all or substantially all of the Demised Premises for either the remainder of the Demised Term or for a term of not less than six (6) years, Owner, at Owner's option, may give to Tenant, within forty-five (45) days after the submission by Tenant to Owner of the Proposed Sublet Statement, a notice (the "Recapture Termination Notice") terminating this Lease on the date (referred to as the "Earlier Termination Date") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in such statement, and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire on the Earlier Termination Date with the same effect as if it were the Expiration Date, the Fixed Rent shall be apportioned as of said Earlier Termination Date and any prepaid portion of Fixed Rent for any period after such date shall be refunded by Owner to Tenant; or

                                    (2)      In the event Tenant proposes to
sublet all or any portion of the Demised Premises for either the remainder of the Demised Term or for a term of not less than six (6) years, Owner, at Owner's option, may give to Tenant, within the applicable (insofar as it relates to the size of the proposed subletting) period of forty-five (45), thirty (30) or fifteen (15) days, as the case may be, after the submission by Tenant to Owner, of the applicable Proposed Sublet Statement, a notice (the "Recapture Sublease Notice") electing to eliminate such portion of the Demised Premises (said portion is referred to as the "Eliminated Space") from the Demised Premises during the period (referred to as the "Elimination Period") commencing on the date (referred to as "Elimination Date") immediately prior to the proposed commencement date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and ending on the proposed expiration date of the term of the proposed subletting, as set forth in the Proposed Sublet Statement, and in the event such notice is given the following shall apply:

                                             (a) The Eliminated Space shall be
                  eliminated from the Demised Premises during the Elimination Period;

                                             (b) Tenant shall surrender the
                  Eliminated Space to Owner on or prior to the Elimination Date in the same manner as if said Date were the Expiration Date;

                                             (c) If the Eliminated Space shall
                  constitute less than an entire floor, (i) Owner, at Owner's expense, shall make any alterations and installations in the Demised Premises required, in Owner's judgment, reasonably exercised, to make the Eliminated Space a self-contained rental unit with access through corridors to the elevators and core toilets serving the floors on which the Eliminated Space is located, and (ii) if the Demised Premises shall contain any core toilets (for the purposes of this Article core toilets shall be deemed to include any unisex toilets) or any corridors (including any corridors proposed to be constructed by Owner pursuant to this subdivision (c), providing access from the Eliminated Space to the core area), Owner and any tenant or other occupant of the Eliminated Space shall have the right to use such toilets and corridors in common with Tenant and any other permitted occupants of the

                  Demised Premises, and the right to install reasonable signs and directional indicators in or about such corridors indicating the name and location of such tenant or other occupant;

                                             (d) During the Elimination Period,
                  the Fixed Rent shall be equitably reduced on the basis of the area of the Eliminated Space and the allocations of Fixed Rent set forth in Subsection 1.03A(ii) and Tenant's Proportionate Share (set forth in Article 23) shall be equitably reduced on the basis of the area of the Eliminated Space (including an equitable portion of the area of any corridors and, if the Eliminated Space is located on a floor of the Demised Premises comprising a full floor, core toilets referred to in subdivision (c) of this Subsection 11.03.B.(2) as part of the area of the Eliminated Space for the purpose of computing such reduction), and in the event that the Eliminated Space shall be the entire Demised Premises, during the Elimination Period, Tenant shall have no rights with respect to the Demised Premises nor any obligations with respect to the Demised Premises, including, but not limited to, any obligations to pay Fixed Rent or any increases therein or any additional rent, and any prepaid portion of Fixed Rent and any increases therein for any period after the Elimination Date allocable to the Elimination Space shall be refunded by Owner to Tenant;

                                             (e) There shall be an equitable
                  apportionment of any increase in the Fixed Rent pursuant to
                  Article 23 for the Escalation Year and Tax Escalation Year (as defined in Article 23) in which said Elimination Date shall occur;

                                             (f) If the Elimination Period shall
                  end prior to the Expiration Date, the Eliminated Space shall be in a normal office use condition (or if the proposed subletting by Tenant contemplated other than a normal office use then, at Owner's election, in a condition equal to the condition of use contemplated by such proposed subletting) and Owner shall perform the following work prior to the commencement of the Restored Period (as hereinafter defined) unless the alterations to be removed would have both been performed by Tenant for the subletting referred to in the Proposed Sublet Statement and would not have been restored by the proposed subtenant or restored at the subtenant's expense (as to which the Proposed Sublet Statement shall be conclusive): (w) if the Eliminated Space shall comprise any full floor(s) and any such full floor(s) during the Eliminated Period shall be altered to multi-tenant floors(s), Owner shall remove all demising partitioning and perform all Alterations necessary so that the full floor(s) in question are no longer demised multi tenant floor(s) (x) Owner shall restore any structural changes in the Eliminated Space performed during the Elimination Period; (y) Owner shall return all Building facilities in the Eliminated Space which were relocated (e.g. plumbing) to the condition existing immediately prior to the Elimination Period; (z) any cables installed in the

                  Eliminated Space during the Eliminated Period shall have been tagged and shall be removed prior to the commencement of the Restored Period and upon completion of such work the Eliminated Space shall be deemed restored to and once again a part of the Demised Premises during the period (referred to as the "Restored Period") commencing on the date next following the expiration of the Elimination Period and completion of the above mentioned work by Owner and ending on the Expiration Date;

                                             (g) During the Restored Period, if
                  any, the Fixed Rent shall be equitably increased on the basis of the area of the Eliminated Space and the allocations of Fixed Rent set forth in Subsection 1.03A(ii) and Tenant's Proportionate Share shall be equitably increased on the basis of the area of the Eliminated Space (including an equitable portion of the area of any corridors and, if the Eliminated Space is located on a full floor of the Demised Premises, core toilets referred to in subdivision (c) of this Subsection 11.03.B.(2) as a part of the area of the Eliminated Space for the purpose of computing such increase) and in the event that the Eliminated Space shall be the entire Demised Premises, during the Restored Period, the Demised Premises shall be in the condition described in subdivision (f) of this Subsection 11.03.B.(2) and shall be deemed restored to Tenant and Tenant shall have all rights with respect to the Demised Premises which are set forth in this Lease and all obligations with respect to the Demised Premises which are set forth in this Lease, including, but not limited to, the obligations for the payment of Fixed Rent and any increases therein (as it would have been adjusted if Tenant occupied the Demised Premises during the Elimination Period) and any additional rent; and

                                             (h) There shall be an equitable
                  apportionment of any increase in the Fixed Rent pursuant to
                  Article 23 for the Escalation Year and Tax Escalation Year in which the Restored Period, if any, shall commence.

                                             However, notwithstanding the
                  foregoing, Owner and Tenant acknowledge the possibility that all or any of the tenants or occupants of the Eliminated Space may not have vacated and surrendered all or any portions of the Eliminated Space to Owner by the commencement of the Restored Period; accordingly, notwithstanding anything to the contrary contained in the foregoing provisions of this Subsection B, the following shall apply:

                                             (x) The Restored Period applicable
                  to the Eliminated Space shall commence on the commencement date of the Restored Period with respect to those portions, if any, of the Eliminated Space which are vacant on the commencement of the Restored Period and with respect to those portions, if any, of the Eliminated Space which are not vacant on the commencement of the Restored Period on the respective later date or dates upon which such portions of the Eliminated Space become vacant and Owner gives notice to Tenant of such vacancy but the Expiration Date shall not be affected thereby, the increases in the Fixed Rent and Tenant's Proportionate Share shall be equitably adjusted to reflect the fact that all or any portions of the Eliminated Space have not been restored to Tenant on the commencement of the Restored Period but are restored to Tenant and included back in the Demised Premises on a date or dates after the commencement of the Restored Period; notwithstanding anything to the contrary set forth in this subdivision (x), in no event shall Tenant be obligated to take occupancy of any portion of Eliminated Space in stages as it is surrendered by the tenants thereof unless the portion so delivered to Tenant shall be comprised of no less than the entire portion of the Eliminated Space located on any floor of the Building;

                                             (y) Except as expressly set forth
                  in this Subsection 11.03.B. to the contrary, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby; and

                                             (z) Tenant waives any rights to
                  rescind this Lease and to recover any damages which may result from the failure of Owner to deliver possession of all or any portions of the Eliminated Space on the commencement of the Restored Period; Owner agrees to institute within thirty (30) days after the commencement of the Restored Period, possession proceedings against any tenants and occupants who have not so vacated and surrendered all or any portions of the Eliminated Space, and agrees to prosecute such proceedings with reasonable diligence.

At the request of Owner or Tenant, the parties shall execute and deliver an instrument or instruments, in form reasonably satisfactory to both parties, setting forth any modifications to this Lease contemplated in or resulting from the operation of the foregoing provisions of this Subsection 11.03; however, neither any party's failure to request any such instrument nor any party's failure to execute or deliver any such instrument shall vitiate the effect of the foregoing provisions of this Section. The failure by Owner to exercise any option under this Section 11.03 with respect to any subletting shall not be deemed it waiver of such option with respect to any extension of such subletting not originally set forth in such sublease evidencing such subletting, or any subsequent subletting of the premises affected thereby or any other portion of the Demised Premises. Tenant agrees to indemnify Owner from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any claims against Owner by any broker or other person, for a brokerage commission or other similar compensation in connection with any such proposed subletting, in the event (a) Owner shall (i) fail or refuse to consent to any proposed subletting, or (ii) exercise any of its options under this Section 11.03, or (b) any proposed subletting shall fail to be consummated for any reason whatsoever.

                                    (3)      Time is of the essence with respect
to Owner's exercise of its right to (a) terminate this Lease as set forth in
Section 11.03(B)(1) and (b) eliminate the portion

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of the Demised Premises indicated in any Proposed Sublet Statement as set forth in Section 11.03(B)(2). If Owner shall fail to deliver any Recapture Termination Notice or Recapture Sublease Notice within such applicable time periods, the rights of Owner under Sections 11.03(B)(1) or Section 11.03(B)(2), respectively, as the case may be, shall be deemed of no further force and effect solely with respect to the particular termination or recapture to which the applicable Recapture Termination Notice or Recapture Sublease Notice relates, but the rights of Owner under Section 11.03(B)(1) and Section 11.03(B)(2) with respect to any subletting contemplated by any subsequent Proposed Sublet Statement shall remain in full force and effect. Any Recapture Termination Notice or Recapture Sublease Notice given by Owner after such applicable time period in which Owner must exercise its right purporting to exercise such right shall be void and of no force and effect.

                           C.       If (i) Tenant shall sublet all or any
portion of the Demised Premises in accordance with the provisions of this
Section 11.03 or (ii) Owner shall exercise the option contained in subsection 11.03B to terminate this Lease or eliminate the entire Demised Premises or any portion of the Demised Premises in connection with any proposed subletting and Owner shall thereafter relet the entire Demised Premises or that portion which is eliminated, as the case may be, then and in those events, the parties shall be entitled to the following percentages of Owner's Profits and/or Tenant's Profits (as such terms are hereinafter defined) in connection with any such sublettings by Tenant and/or relettings by Owner.

         I. With respect to the following floors the entire fourth (4th) through seventeenth (17th) floors and the top three (3) floors of the Building, less the 10 Year Space (referred to, collectively, as the "20 Year Office Space"): Tenant shall be entitled to 100% of Tenant's Profits in connection with any subletting and Owner shall pay to Tenant after recapture, 100% of Owner's Profits in the manner as hereinafter provided.

         II. With respect to the 10 Year Space for the period expiring on the 10 Year Surrender Date Tenant shall be entitled to 100% of Tenant's Profits in connection with any subletting and Owner shall pay to Tenant after recapture, 100% of Owner's Profits in the manner as hereinafter provided.

         III. With respect to any additional space leased pursuant to Articles 38, 39, 43 and 44 for the Demised Term prior to the First Renewal Term, and with respect to the 10 Year Space or any portion thereof (as such 10 Year Space is defined as of the 10 Year Surrender Date) after the 10 Year Surrender Date applicable thereto but prior to the First Renewal Term if Tenant renews the term applicable thereto or any applicable portion thereof in accordance with the provisions of Section 1.08, provided (x) with respect to the 10 Year Space, Tenant has actually occupied the 10 Year Space for the conduct of its business for at least two (2) years of the renewal term applicable thereto and (y) with respect to any additional space leased pursuant to Articles 38, 39, 43, and 44, Tenant has actually occupied such space for the conduct of its business for at least two (2) years of the Demised Term applicable thereto, Tenant shall be entitled to 50%, of Tenant's Profits and Owner shall be entitled to 50% of Tenant's Profits in connection with any subletting and Owner shall be entitled to 50% of Owner's Profits and

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Tenant shall be entitled to 50% of Owner's Profits in the event of any relettings after recapture in the manner as hereinafter provided. If Tenant has not occupied the space in question for its business for the minimum periods hereinabove referred to in this subdivision III, Owner shall be entitled to 100% of Tenant's Profits in connection with any such subletting and Owner shall be entitled to 100% of Owner's Profits in the event of any such reletting after recapture, as the case may be.

         IV. Notwithstanding anything to the contrary set forth herein, with respect to the entire Demised Premises during any Renewal Term, Owner shall be entitled to 100% of Tenant's Profits in connection with any subletting and Owner shall be entitled to 100% of Owner's Profits in the event of any reletting after recapture in the manner as hereinafter provided.

         V. Notwithstanding anything to the contrary set forth in subdivision (III) above, with respect to the 1999 Option Space and the 2000 Option Space solely with respect to any sublettings of relettings after recapture thereof during the first five (5) years of the Demised Term for terms of five (5) years or less (referred to as a "Limited Subletting" and "Limited Reletting" respectively), Tenant shall be entitled to 100% of Tenant's Profits in connection with such Limited Sublettings and Owner shall pay to Tenant 100% of Owner's Profits in connection with Limited Relettings in the manner as hereinafter provided.

         VI. Notwithstanding anything to the contrary set forth in this Article, if Tenant adds any additional space to the Demised Premises pursuant to the provisions of this Lease or by agreement between Owner and Tenant, or otherwise, any portions of the Demised Premises so sublet or relet after recapture as hereinabove provided, shall, for the purposes of determining what percentages of Owner's Profits and Tenant's Profits shall be allocated to the parties, be deemed (i) first to relate to and, accordingly, be deemed to be a sublet or relet of, such additional space and not of the 20 Year Office Space or 10 Year Space even if it actually affects the 20 Year Office Space or 10 Year Space until all the additional space has been deemed so affected by such sublettings or relettings as hereinabove provided, and (ii) then first be deemed to relate to the 10 Year Space until so affected before it relates to the 20 Year Office Space even if it first affects the 20 Year Office Space.

         If Owner shall have exercised the option contained in Subsection 11.03.B to terminate this Lease or eliminate the entire Demised Premises or any portion of the Demised Premises in connection with any proposed subletting, then, in those events, with respect to the percentage of any Owner's Profits to which Tenant shall be entitled as hereinabove provided, Owner shall pay to Tenant quarterly, at the end of each calendar quarter year during which such reletting hereinabove referred to shall continue, the applicable percentage of Owner's Profits received by Owner in connection with the reletting in question, but only with respect to that period prior to the end of the Demised Term, or if Owner has exercised the option contained in Subsection 11.03.B to terminate this Lease only with respect to that period which would have comprised the unexpired portion of the Demised Term of this Lease had Owner not so exercised such option, as the case may be. With respect to the percentage of Tenant's Profits to which Owner

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shall be entitled as hereinabove provided, Tenant shall pay to Owner quarterly, at the end of each calendar quarter during which any such subletting hereinabove referred to shall continue, the applicable percentage of Tenant's Profits received by Tenant in connection with the subletting in question. The term "Owner's Profits" shall mean the amount by which the rental received by Owner during the term of any such reletting first deducting from such rental "Owner's reletting costs" [as hereinafter defined] exceeds the rental which would have been payable by Tenant to Owner for the premises covering such reletting had not Owner exercised its option to terminate or eliminate, as the case may be. The term "Owner's reletting costs" shall mean with respect to each reletting by Owner of the Demised Premises or portions thereof the cost to Owner of altering such premises in connection with such reletting plus any rental concessions provided by Owner, any so-called "takeover" obligations incurred by Owner, any brokerage commissions and reasonable counsel fees incurred by Owner and any other reasonable expenses incurred by Owner in connection with such reletting. The term "Tenant's Profits" shall mean the amount by which the rental received by Tenant during the term of any such subletting (first deducting from such rental "Tenant's subletting costs" [as hereinafter defined] exceeds the rental payable by Tenant to Owner for the premises covered by such subletting. There shall be deemed included in such rental received by Tenant during the term of such subletting all sums paid for the sale or rental of any fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale or rental thereof, the then net unamortized (on a straight-line basis over the term of this Lease) cost thereof, which were provided and installed in the sublet premises at the sole cost and expense of Tenant and for which no allowance or other credit has been given. The term "Tenant's subletting costs" shall mean with respect to each subletting by Tenant of the Demised Premises or portions thereof the cost to Tenant of altering such premises in connection with such subletting plus any rental concessions provided by Tenant, any so-called "takeover" obligations incurred by Tenant, any brokerage commissions and reasonable counsel fees incurred by Tenant and any other reasonable expenses incurred by Tenant in connection with such subletting. The foregoing notwithstanding, if Owner shall exercise its rights under subsection 11.03(B), then for the purposes of determining Owner's Profits to which Tenant shall be entitled as hereinabove provided then, Owner shall be deemed to have relet such Eliminated Space whether or not Owner actually relets the Eliminated Space in question for a term to commence on the proposed commencement date of the sublease set forth in the Proposed Sublet Statement which Tenant had submitted with respect to such Eliminated Space, and Owner's Profits therefor shall be deemed the greater of (i) the amount which would have constituted Tenant's Profits if Owner had not so exercised such option to recapture and Tenant had consummated the subletting referred to or (ii) the actual amount of Owner's Profits, if any, with respect to the reletting consummated by Owner. The foregoing notwithstanding, if Owner shall exercise its rights under subsection 11.03(B)(2), then any portion of Owner's Profits to which Tenant shall be entitled hereunder shall not be less than a sum equal to an amount which would have constituted Tenant's Profits if Owner had not so exercised such option to recapture and Tenant had consummated the subletting referred to in the Proposed Sublet Statement in question.

                           D.       Owner and Tenant agree that any
consideration paid to Tenant or any subtenant or other person claiming through or under Tenant in connection with an

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assignment of Tenant's interest in this Lease or the interest of any subtenant or other person claiming through or under Tenant under any sublease, if such assignment shall be effected with court approval in a proceeding of the types described in Subsection 16.01(c), or (d) or in any similar proceeding, shall accrue to the benefit of Owner and not to the benefit of Tenant or of any subtenant or other person claiming through or under Tenant or of the creditors of Tenant or of any such subtenant or other person claiming through or under Tenant. Accordingly, Owner and Tenant agree that if Tenant, or any subtenant or other person claiming through or under Tenant shall assign or have assigned its interest as Tenant under this Lease or its interest as subtenant under any sublease, as the case may be, which assignment is effected with court approval in a proceeding of the types described in Subsection 16.01(c) or (d) or in any similar proceeding, Tenant shall pay to Owner a sum equal to any consideration paid to Tenant or any subtenant or other person claiming through or under Tenant for such assignment. All sums payable under this Subsection D shall be paid to Owner as additional rent immediately upon such sums becoming payable to Tenant or to any subtenant or other person claiming through or under Tenant, and, if requested by Owner, Tenant shall promptly enter into a written agreement with Owner setting forth the amount of such sums to be paid to Owner, however, neither Owner's failure to request the execution of such agreement nor Tenant's failure to execute such agreement shall vitiate the provisions of this Subsection D. For the purposes of this Section, a trustee, receiver or other representative of the Tenant's or any subtenant's estate under any federal or state bankruptcy act shall be deemed a person claiming through or under Tenant. Except as otherwise provided in Sections 11.05, 11.06 and 11.07, neither Owner's consent to any subletting nor anything contained in this Section shall be deemed to grant to any subtenant or other person claiming through or under Tenant the right to sublet all or any portion of the Demised Premises or to permit the occupancy of all or any portion of the Demised Premises by others. Except as otherwise provided in Section 11.05, 11.06 and 11.07, neither any subtenant referred to in this Section nor its heirs, distributees, executors, administrators, legal representatives, successors nor assigns, without the prior consent of Owner in each instance, shall (i) assign, whether by merger, consolidation or otherwise (except for a merger or consolidation which is consummated for a good business purpose pursuant to which the surviving entity continues to carry on the same business in the space sublet and in which the interest of such subtenant in such sublet space is not the sole or principal asset of such subtenant and in which the net worth of the surviving entity, as determined in accordance with generally accepted accounting principles consistently applied, is at least equal to that of such subtenant as of the date of the sublease, as adjusted in the same manner as provided in Section 11.06), mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or permit the subletting of, that part of the Demised Premises affected by such subletting or any portion thereof, or (iii) permit such part of the Demised Premises affected by such subletting or any portion thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such subtenant and any sublease shall provide that any violation of the foregoing provisions of this sentence shall be an event of default thereunder. The sale, pledge, transfer or other alienation of (a) a controlling interest of the issued and outstanding capital stock of any corporate subtenant (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any controlling interest in any partnership, limited liability company or joint venture subtenant, however accomplished, and whether in a single

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transaction or in a series of related or unrelated transactions, shall be deemed for the purposes of this Section to be an assignment of such sublease which shall require the prior consent of Owner in each instance and any sublease shall so provide. For the purposes of this Section, the word "control" or "controlling" shall have the same meaning as the word "control" set forth in
Section 11.05.

                  Section 11.04. Owner's Rights Upon Lease Disaffirmance: A. In the event that, at any time after Tenant may have assigned Tenant's interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Subsections 16.01(c) and (d), or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to
Section 16.01 based upon any of the Events of Default set forth in said Subsections, Tenant, upon request of Owner given within thirty (30) days next following any such disaffirmance, rejection or termination (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of termination other than by act of Owner), shall (i) pay to Owner all Fixed Rent, additional rent and other charges due and owing by the assignee to Owner under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as "tenant", enter into a new lease with Owner of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date unless sooner terminated as in such lease provided, at the same Fixed Rent and then executory terms, covenants and conditions as are contained in this Lease, except that (a) Tenant's rights under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any person claiming through or under such assignee or by virtue of any statute or of any order of any court, and (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant with due diligence, and (c) such new lease shall require Tenant to pay all increases in the Fixed Rent reserved in this Lease which, had this Lease not been so disaffirmed, rejected or terminated, would have accrued under the provisions of Article 23 of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. In the event Tenant shall default in its obligation to enter into said new lease for a period of ten (10) days next following Owner's request therefor, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Tenant as if Tenant had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of Tenant's default thereunder. Nothing contained in this Section shall be deemed to grant to Tenant any right to assign Tenant's interest in this Lease.

                           B.       If Tenant assumes this Lease in any
proceeding of the types described in Subsections 16.01(c) and (d), or in any similar proceeding and proposes to assign the same pursuant to said proceeding to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed assignment shall be given to Owner by Tenant no later than twenty (20) days after receipt by Tenant of such offer, but in any event no later than ten
(10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to

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enter into such assignment and assumption. Such notice shall set forth (a) the name and address of such person, (b) all of the terms and conditions of such offer, and (c) adequate assurance of future performance by such person under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the United States Bankruptcy Code or any provisions in substitution thereof. Owner shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which would otherwise be payable by Tenant out of the consideration to be paid by such person in connection with the assignment of this Lease.

                           C.       Intentionally Omitted.

                  Section 11.05. A. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right, without the prior consent of Owner, to assign its interest in this Lease, for the use permitted in this Lease, to any entity which at the time of such assignment is a subsidiary or affiliate of Tenant. For the purposes of this Lease, (except where otherwise defined): (a) a "subsidiary" of Tenant shall mean any corporation not less than fifty-one (51%) percent of whose outstanding voting stock at the time shall be owned directly or indirectly by Tenant provided Tenant, in any event, shall control such subsidiary, and (b) an "affiliate" of Tenant shall mean Tenant's parent and any corporation, partnership or other business entity which directly or indirectly controls or is controlled by, or is under common control with Tenant. For the purpose of the definition of "affiliate" the word "control" (including, "controlled by" and "under common control with") as used with respect to any corporation, partnership or other business entity, shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership or other business entity, whether through the ownership of voting securities or contract. No such assignment shall be valid or effective unless, within thirty (30) days after the execution thereof, Tenant shall deliver to Owner all of the following: (I) a duplicate original instrument of assignment substantially in the form annexed hereto as
Exhibit 3, duly executed by Tenant, in which Tenant shall (a) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law and (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment, (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby, (iii) any further assignment or transfer of Tenant's interest in this Lease, (iv) any exercise, non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditionally under any and all circumstances, and (II) an instrument, substantially in the form annexed hereto as Exhibit 3, duly executed by the assignee, in which such assignee shall assume the observance and

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performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. The provisions of Section 11.03 relating to any payment by Tenant to Owner of any consideration for any assignment shall not apply to such assignment to any such subsidiary or affiliate of Tenant. Any rights granted to Tenant to assign its rights under this Lease and any obligations of Tenant related thereto, as set forth in this Section 11.05A, shall be granted to and binding upon any permitted subtenant under this Lease.

                           B.       Notwithstanding anything to the contrary set
forth in this Lease, Tenant shall have the right, without the prior consent of Owner, to sublet to, or permit the use or occupancy of, all or any part of the Demised Premises by any entity which at the time such sublease or occupancy agreement is executed is a subsidiary or affiliate (as said terms are defined in Section 11.05A.) of Tenant for the uses permitted in this Lease. However, no such subletting shall be valid unless, within thirty (30) days after the execution thereof, Tenant shall give notice to Owner of the subletting, and shall deliver to Owner an agreement, in form and substance reasonably satisfactory to Owner, duly executed by Tenant and said subtenant, in which said subtenant shall agree not to violate the provisions of this Lease. Tenant shall give prompt notice to Owner of any such use or occupancy of all or any part of the Demised Premises and such use or occupancy shall be subject and subordinate to all of the terms, covenants and conditions of this Lease. For the purposes of determining the number of subtenants or occupants in the Demised Premises, the occupancy of any such permitted subsidiary or affiliate of Tenant shall be deemed the occupancy of Tenant and such subsidiary or affiliate shall not be counted as a subtenant or occupant for the purposes of Section 11.03 and the provisions of Section 11.03 relating to Owner's option to terminate this Lease and recapture any portions of the Demised Premises and the provisions of Section
11.03 relating to Tenant's Profits shall not be applicable to any proposed subletting to any such subsidiary or affiliate of Tenant pursuant to the provisions of this Section. Any rights granted to Tenant to sublet or permit occupancy of the Demised Premises and any obligations of Tenant related thereto, as set forth in this Subsection 11.05B, shall be granted to and binding upon any permitted subtenant under this Lease.

                           C.       Tenant may permit the use or occupancy of
the Third Floor Space and a single floor of the Demised Premises designated by Tenant by (x) persons with whom Tenant has an ongoing business relationship and
(y) Tenant's consultants who are working, at the time of such use or occupancy, on business projects for Tenant (any such persons are referred to individually and collectively, as "Permitted Occupants"), provided that, (i) there shall be no separate identification of any Permitted Occupant in any entrance to the Demised Premises, (ii) the Permitted Occupants shall use the Demised Premises in conformity with all applicable provisions of this Lease, (iii) in no event shall the use of any portion of the Demised Premises by any Permitted Occupant create or be deemed to create any right, title or interest of the Permitted Occupant in or to the Demised Premises, (iv) the occupancy by a Permitted occupant shall not materially increase the traffic through the lobby of the Building beyond that which would reasonably be expected to occur if Tenant used the entire Demised Premises for the normal conduct of its business, or be likely to increase Owner's operating

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expenses beyond that which would be incurred for use by Tenant or for use in accordance with standards of use by Tenant or for use in accordance with standards of use of other tenancies in the Building, or increase the burden on existing cleaning services or elevators over the burden that would be incurred for use by Tenant for normal business purposes in accordance with the provisions of this Lease if the Demised Premises were fully occupied by Tenant, and (v) such arrangement will terminate automatically upon the termination of this Lease. Within ten (10) days after Owner's request, which may be made at reasonable intervals Tenant shall provide Owner with a list of all Permitted Occupants and include in such list a statement as to (xx) the character and nature of the business to be conducted by each Permitted Occupant, (yy) the rentable square footage to be occupied by such Permitted Occupant, and (zz) the duration of such occupancy together with a copy of any executed license agreement between Tenant and such Permitted Occupant.

                  Section 11.06. Owner's consent shall not be required for an assignment of Tenant's interest in this Lease to any person, corporation, partnership, or other business entity which is a successor of Tenant, either by merger or consolidation or the purchase of all or substantially all of the assets, business and goodwill of, or a majority of the stock of Tenant or any similar transaction provided that (a) the purchaser shall have a net worth after such assignment, as determined in accordance with generally accepted accounting principles consistently applied, at least equal to an amount equal to the net worth of Tenant immediately prior to the effective date of such assignment (the "Required Net Worth"), and (b) the interest of Tenant in this Lease is not the sole or principal asset of Tenant and (c) such assignment is not made to circumvent the restrictions on assignment set forth in this Lease. Notwithstanding anything contained in this Section to the contrary, such assignment of this Lease to such a successor shall not be valid if the aforesaid proposed assignee shall not have a net worth at least equal to the Required Net Worth, or the interest of Tenant in this Lease is the sole or principal asset of Tenant or such assignment is made to circumvent the restrictions on assignment set forth in this Lease.

                           In the event of any dispute between Owner and Tenant
as to whether any such assignment complies with this Section 11.06, such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of Section 36.01. Any such determination shall be final and binding upon the parties whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant and Tenant's sole remedy in such event shall be to have the proposed assignment deemed valid. If the determination of any such arbitration shall be adverse to Tenant, Tenant, nevertheless, shall not be liable to Owner and Owner's sole remedy in such event shall be to have the proposed assignment deemed invalid.

                           No such assignment shall be valid, unless, within
forty five (45) days after the execution thereof, Tenant shall deliver to Owner
(I) a duplicate original instrument of assignment substantially in the form annexed hereto as Exhibit 3, duly executed by Tenant, in which Tenant shall (a) waive all notices of default given to the assignee and all other notices of every kind or description, now or hereafter provided in this Lease, by statute or by rule of

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

law and (b) acknowledge that Tenant's obligations with respect to this Lease shall not be discharged, released or impaired by (i) such assignment; (ii) any amendment or modification of this Lease (whether or not the obligations of Tenant are increased thereby, except that Tenant shall not be liable for any such increased obligations agreed to by Owner and such successor at anytime that such successor is not an affiliate or subsidiary of Tenant; (iii) any further assignment or transfer of Tenant's interest in this Lease; (iv) any exercise, non-exercise or waiver by Owner of any right, remedy, power or privilege under or with respect to this Lease; (v) any waiver, consent, extension, indulgence or other act or omission with respect to any of the obligations of Tenant under this Lease; (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance; it being the purpose and intent of Owner and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances; and (II) an instrument substantially in the form annexed hereto as Exhibit 3 duly executed by the assignee, in which such assignee shall assume observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                  Section 11.07. Notwithstanding anything to the contrary contained in this Lease, in the event that any subtenant or further subtenant (as hereinafter provided) of at least one (1) full floor of the Demised Premises (any such subtenant or further subtenant is referred to as a "Prime Subtenant") desires to further sublet all or any portion of the premises sublet by it from Tenant or the immediately preceding subtenants as the case maybe, Owner agrees not to unreasonably withhold or delay Owner's prior consent to such further subletting by such Prime Subtenant under the same conditions as set forth in
Section 11.03(A) provided, however, that the restrictions set forth in Section
11.03 shall apply in all respects to such further subletting as if such further subletting were made by Tenant, which restrictions include, without limitation,
(i) the obligation of Tenant to deliver a Proposed Sublet Statement within the applicable time periods and the occupancy restrictions as both are set forth in Subsection 11.03(A), (ii) the right of Owner to exercise Owner's recapture rights within the applicable time limitations as set forth in Subsection 11.03(B), and (iii) the obligations of the parties set forth in Subsection 11.03(C) regarding the sharing of profits relating to sublettings and relettings. Owner and Tenant agree that if such Prime Subtenant or any other person claiming through or under such Prime Subtenant shall assign or have assigned its interest as subtenant under such subletting or its interest as further subtenant under any further sublease, as the case may be, which assignment is effected with court approval in a proceeding of the types described in Subsection 16.01(c) or (d) or in any similar proceeding, such Prime Subtenant shall pay to Owner a sum equal to any consideration paid to such Prime Subtenant or to any further subtenant or other person claiming through or under such Prime Subtenant for such assignment. For the purposes of this subsection, a trustee, receiver or other representative of such Prime Subtenant's or any other further subtenant's estate under any Federal or State Bankruptcy Act shall be deemed a person claiming through or under such Prime Subtenant. In the event of any dispute between Owner and Tenant as to the reasonableness of Owner's refusal to consent to any such further subletting, such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of Article
36. Any such determination shall be final and binding upon the parties,

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whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant or to such Prime Subtenant for a breach of Owner's covenant not unreasonably to withhold such consent and Tenant's and such Prime
Subtenant's sole remedy in such event shall be to enter into the proposed further subletting, except if such arbitrator(s) shall determine that in failing or refusing to so consent, Owner acted in bad faith in a malicious and capricious manner, then the arbitrators may award damages thereto.

                  Section 11.08. A. Owner covenants and agrees, for the benefit of any subtenant under a Protected Sublease (as hereinafter defined), at Tenant's or such subtenant's request, to execute and deliver a non-disturbance agreement, (which, in Owner's reasonable opinion, is in customary and standard form for a like transaction, provided that in any case, such non-disturbance agreement shall contain the provisions of subsection C of this Section 11.08), at the time such Protected Sublease is made and approved, confirming Owner's agreement to recognize such subtenant as the direct tenant of Owner upon the termination of this Lease by reason of default or insolvency of Tenant hereunder, provided that:

                                             (i) the non-disturbance agreement
shall provide that the subtenant attorns to Owner either upon, at Owner's election, (a) all of the terms and conditions of this Lease (modified to reflect the space covered by the Protected Sublease and to eliminate any rights under
Section 1.05, 1.06, 1.07, 1.08, 1.09, 3.01E, 3.07B, 3.09, 3.10, 5.03, 11.03C
(except that IV of Section 11.03C shall apply to all sublettings and all defined terms therein which are defined in the other Sections of Article 11 shall retain such meanings), 12.01, 29.01A (except for the first two sentences thereof), 29.01B, 29.01D, 29.03(A)(I) and introductory paragraph preceding I, 29.08, the last two sentences of 29.09A, 29.09C, 29.10, 35.02, Articles 34, 38, 39, 40, 41,
42, 43, 44, 45, 46, 47, 48, 49, 50 and 51 and Addendum A or (b) upon all of the terms and conditions set forth in the Protected Sublease; and

                                             (ii) Owner shall be reimbursed for
its reasonable out-of-pocket expenses, including reasonable legal fees, in connection with such non-disturbance agreement.

                           B.       As used herein, a "Protected Sublease" shall
mean a sublease which:

                                    (1)      Owner has consented to or for which
Owner's consent shall not be required;

                                    (2)      is with a subtenant who is not a
subsidiary or affiliate of Tenant and who has a net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to ten (10) times the aggregate of the Fixed Rent and additional rent upon which such subtenant would attorn under the provisions of Subdivision B(5) of this Section 11.08. At the time of the request for such non-disturbance agreement, Tenant shall deliver to Owner a reasonably detailed statement of the financial condition of the subtenant, prepared in accordance with generally accepted accounting principles consistently applied,

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certified to by an executive officer, principal or partner of the subtenant and certified without any material qualifications (it being expressly agreed that material qualifications shall include, without limitation, a "going-concern" qualification and a "failure to present fairly" qualification, by a firm of reputable independent certified public accountants having at least twenty-five
(25) partners or shareholders and a reputation in the industry for performing quality audits similar to those performed by any of the so-called "big six" accounting firms or their successors, which statement shall reflect the financial condition of the subtenant at the time of Tenant's request for the non-disturbance agreement;

                                    (3)      has a term either (a) of ten (10)
years or more or (b) which shall expire on the Expiration Date of this Lease, provided the term of the Protected Sublease is at least five (5) years;

                                    (4)      provides for the demise of either
(i) at least two (2) full floors of which one (1) shall be the entire "end floor" (that is, the then highest or lowest floor of either block of contiguous floors of the Demised Premises) together with one or more entire floors which are contiguous to such "end floor" (for the purposes of determining contiguity, any space leased to Tenant under this Lease which has been eliminated from the Demised Premises pursuant to the provisions of Section 11.03 shall be deemed to be space leased to Tenant under this Lease) or (ii) any entire two (2) floors or more which are contiguous to contiguous floors that, in turn, are contiguous to an "end floor", provided that all such contiguous floors above or below the entire two (2) or more floors in question are the subject of a sublease or subleases with respect to which Owner previously gave a non-disturbance and attornment agreement pursuant to this Section, and each subtenant thereunder is not then in default beyond any applicable grace period provided in its sublease.

                                    (5)      provides for Fixed Rent and
additional rent equal to or greater than, on a per rentable square foot basis, the Fixed Rent, and all other applicable additional rent provided for in this Lease with respect to such portion of the Demised Premises (or which provides for the escalation of such subtenant's rental to such level at such time as it seeks to invoke the protection of the non-disturbance agreement).

                           C.       Nothing contained in this Section 11.08
shall impose upon Owner any liability (a) for any default by Tenant under the Protected Sublease, occurring prior to any date upon which Owner shall become landlord of any such subtenant, (b) for any credits, offsets or claims against the rent under the Protected Sublease as a result of any acts or omissions of Tenant, including, but not limited to, any free rent provided to any such subtenant in the Protected Sublease, (c) for any rent paid in advance by any such subtenant under a Protected Sublease beyond the rent period next following the current rent period, (d) for any of the obligations of the sublessor under the Protected Sublease, to make any payment to such subtenant or for any previous acts or omissions of the sublessor thereunder, including, but not limited to, any obligation of sublessor to perform any improvements in the space affected by the Protected Sublease to make a contribution to the subtenant in lieu of such improvements or otherwise to be responsible under any "takeover" agreement or any other obligation to make

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any payment to such subtenant whether or not such obligation arises from any such previous acts or omissions of the sublessor thereunder, or (e) arising from any modification of the Protected Sublease not consented to by Owner, and the provisions of any such non-disturbance agreement may so provide.

                           D.       The obligations of Owner under the
provisions of subparagraph A of this Section 11.08 to deliver a tenant recognition agreement to a subtenant under a Protected Sublease may be conditioned upon the existence of any one or more of the following circumstances at the time a request therefor is made:

                                    (1)      any such subtenant shall not be in
default in the observance or performance of any of the covenants of the Protected Sublease on the part of such subtenant to be observed or performed beyond the applicable grace periods provided therein for the curing of such default; and

                                    (2)      any such subtenant shall have
furnished to Owner a statement, in writing, as to the above circumstance (1) within fifteen (15) days after Owner shall have made written demand for such statement.

                  Section 11.09. Reference is made hereby to a Reuters Occupancy Agreement, dated as of even date herewith, among Three Times Square Center Partners, L.P., Reuters America Holdings, Inc. ("Reuters") and 3 Times Square Associates, LLC, in which, among other things, Reuters agrees for itself and its affiliates (including the Tenant hereunder) to occupy not less than 300,000 rentable square feet of office space in the new office building to be constructed at the northwest corner of 42nd Street and Seventh Avenue and to not sublease 500,000 rentable square feet of the premises demised to Reuters and/or its affiliates in such building. Tenant shall, during the Demised Term, hold Owner harmless of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from a breach of Tenant's obligations under such Reuters Occupancy Agreement, but any such breach shall not be a default under this Lease.

                  Section 11.10. Owner shall maintain an electronic Building directory in the lobby of the Building and afford Tenant the right to list thereon the name(s) of Tenant, its employees, any permitted occupants in the Demised Premises and such permitted occupants' employees.

                  Section 11.11. Notwithstanding any of the terms, covenants and conditions of this Lease, neither any assignment of Tenant's interest in this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant as provided in this Section, nor any application of any such rent as provided in this Section shall, in any circumstances, relieve Tenant of its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed.

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                                   ARTICLE 12

                          OWNER'S INITIAL CONSTRUCTION

                  Section 12.01. Owner agrees to perform work and make installations in the Demised Premises as set forth in Addendum A. Such work and installations are referred to as "Owner's Initial Construction". All of the terms, covenants and conditions of Addendum A are incorporated in this Lease by reference and shall be deemed a part of this Lease as though fully set forth in the body of this Lease.

                                   ARTICLE 13

                           ACCESS TO DEMISED PREMISES

                  Section 13.01. Owner's Right to Enter: (A) Owner and its agents shall have the following rights in and about the Demised Premises: (i) to enter the Demised Premises at all tines in cases of emergency and at all reasonable times upon reasonable advance notice in other cases to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Owner under this Lease or exercising any right or remedy reserved to Owner in this Lease, or complying with any Legal Requirement which Owner is obligated to comply with hereunder, and if Tenant, its officers, partners, agents or employees shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary or permissible, to use a master key or to forcibly enter the Demised Premises; (ii) to erect, install, use and maintain pipes, ducts and conduits in and through the Demised Premises; (iii) to exhibit the Demised Premises to others; (iv) to make such repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air conditioning, ventilating, elevator, plumbing, electrical, telecommunication and other mechanical facilities, as Owner may deem reasonably necessary or desirable provided that the space on any floor of the Demised Premises shall not be decreased thereby except to a de minimis extent;
(v) to take all materials into and upon the Demised Premises that may be reasonably required in connection with any such repairs, alterations, improvements, additions or maintenance, provided, the same shall not be stored in the Demised Premises overnight unless it shall be reasonable to so store such materials taking into account standard construction practice applicable to a class A headquarters building in midtown Manhattan, the scope and nature of the work being performed, and the amount of interference, if any, caused to Tenant thereby; and (vi) to alter, renovate and decorate the Demised Premises at any time during the last month of the Demised Term if Tenant shall have removed all or substantially all of Tenant's property from the Demised Premises. The lessors under any Superior Lease and the holders of any Mortgage shall have the right upon prior written notice to Tenant, and without notice in case of emergency, to enter the Demised Premises from time to time through their respective employees, agents,

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representatives and architects to inspect the same or to cure any default of
Owner or Tenant relating thereto.

                           B.       (1) Owner shall have the right, from time to
time, to change the number by which the Building is commonly known. On or about the Commencement Date, the Building shall be named the "The Reuters Buildings" or any reasonable derivation thereof using the Reuters name. Subject to Section 13.01(B)(2), with respect to any periods during (i) the first twenty (20) years of the Demised Team in which Tenant and its subsidiaries and affiliates shall be in occupancy of less than 200,000 rentable square feet of the Building, and (ii) any part of the Demised Term occurring subsequent to such fast twenty (20) years thereof, in which Tenant and its subsidiaries and affiliates shall be in occupancy of less than 300,000 rentable square feet of the Building, Owner shall have the right to change the name by which the Building is commonly known; provided, however, that Owner shall never name the Building during the Demised Term as the same may be extended in accordance with Article 41, after a Restricted Lessee (as hereinafter defined). For purpose of this Lease the term "Restricted Lessee" shall have the meaning set forth on Schedule H attached hereto. Subject to the provisions of Subsections 13.01(B)(2), in the event that Owner shall be entitled to rename the Building as set forth in this Subsection, Tenant shall remove the Building Top Signage from the Building promptly upon Owner's request and shall not have any further right thereto.

                                    (2)      If Owner shall be entitled to
rename the Building in accordance with Subsection 13.01(B)(1), but Tenant shall desire to retain its rights to the Building Top Signage for its own advertising, then, Tenant may negate both Owner's right to rename the Building and Tenant's obligation to remove the Building Top Signage by (i) delivering a notice to Owner within ten (10) days after Owner's request for such Building Top Signage removal stating that Tenant shall retain Tenant's Building Top Signage and pay to Owner the Deemed Exploitation Share (as hereinafter defined), and (ii) actually paying the annual payment of the Deemed Exploitation Share. The term "Deemed Exploitation Share" shall be a sum equal to the product of (i) the annual fair market value of what would be the commercial exploitation of the Building Top Signage if Tenant so exploited it after deducting from such fair market value the sum of $250,000 per annum, multiplied by (ii) fifty (50%) percent. Owner and Tenant shall agree upon such annual fair market value or if no such agreement shall be reached, the annual fair market value shall be determined by arbitration in accordance with Article 36.

                                    (3)      If Owner shall be entitled to
rename the Building in accordance with Subsection 13.01(B)(1) and Tenant shall no longer desire to utilize the Building Top Signage for its own advertising, then Tenant shall relinquish the Building Top Signage and Owner shall be entitled to exploit it commercially with use by any others, except for a Restricted Lessee, and Owner shall pay annually to Tenant therefor the sum of
(A) fifty (50%) percent of the greater of (i) the annual fair market value of what would be the commercial exploitation of the Building Top Signage if Owner so exploited it or (ii) the actual annual income from Owner's commercial exploitation after Owner has recouped the cost of construction therefor, plus
(B) $250,000.00.

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                  Section 13.02. Owner's Reservation of Rights to Portions of
the Building: All parts (except surfaces facing the interior of the Demised Premises) of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Demised Premises, all space in or adjacent to the Demised Premises used for shafts, stacks, stairways, chutes, pipes, conduits; ducts, fan rooms, heating, air conditioning, ventilating, plumbing, electrical, telecommunication and other mechanical facilities, closets, service closets and other Building facilities, and the use thereof, as well as access thereto in accordance with the terms of this Lease, through the Demised Premises for the purposes of operation, maintenance, alteration and repair, are hereby reserved to Owner except as otherwise expressly set forth in this Lease. Owner also reserves the right at any time to change the arrangement or location of public portions of the Building, including, but not limited to, entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided any such change does not permanently or unreasonably obstruct Tenant's access to the Demised Premises or adversely affect Tenant's right under this Lease; except to a de minimis extent. Notwithstanding anything to the contrary contained in the Lease, Owner agrees that other than due to the installation, and maintenance of the master labeled lightning protection system, and for maintenance and re-roofing, any use by Owner of the Building setbacks (i) will be aesthetically acceptable in Tenant's opinion and (ii) will not, in Tenant's opinion, obstruct Tenant's views from the windows of the Building located in the Demised Premises. Unless prevented by architectural or operational limitations, Owner shall store any window washing equipment located on any setback in an enclosure which shall be aesthetically acceptable in Tenant's opinion.

                  Section 13.03. Access to Third Parties: Owner and its agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer, entitled by law or court order to, or reasonably purporting to be entitled by law or court order to, such access for the purpose of taking possession of, or removing, any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Owner under this Section, shall be deemed to constitute recognition by Owner that any person other than Tenant has any right or interest in this Lease or the Demised Premises.

                  Section 13.04. No Actual or Constructive Eviction: The exercise by Owner or its agents or by the lessor under any Superior Lease or by the holder of any Mortgage of any right reserved to Owner in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, or upon any lessor under any Superior Lease or upon the holder of any Mortgage, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

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

                  Section 13.05. Supplementing the provisions of Section 13.01 and 13.02, Owner agrees that except in cases of emergency, any entry upon the Demised Premises pursuant to the provisions of said Sections shall be made at reasonable times, and only after reasonable advance notice (which may be mailed, delivered or left at the Demised Premises, notwithstanding any contrary provisions of Article 27), and any work performed or installations made pursuant to said Sections shall be made with reasonable diligence and any such entry, work or installations shall be made in a manner designed to minimize interference with Tenant's normal business operations (however, nothing contained in this Section shall be deemed to impose upon Owner any obligation to employ contractors or labor at so-called overtime or other premium pay rates, except in cases where there is a material interference with Tenant's normal business operations or the health or safety of the occupants of the Demised Premises is, or is reasonably likely to be, adversely affected) and Owner shall, during any such entry, safeguard Tenant's Personal Property and repair any damage caused by Owner and redecorate the Demised Premises to the condition existing prior to such entry, work or installations, to the extent reasonably practicable. Tenant agrees that Owner shall not be responsible for the actions of any lessor or holder in contravention of this Section. Tenant's representatives shall have the right to accompany Owner and Owner's agents or contractors, whenever the same are within the Demised Premises.

                  Section 13.06. Further supplementing the provisions of Section 13.01, Owner's right to exhibit the Demised Premises to others shall be limited to insurance carriers and representatives thereof, prospective purchasers of the Real Property or the Building, holders or prospective holders of any mortgage affecting the Real Property or the Building or any ground or underlying lease, and other legitimate business visitors, and, during the last two (2) years of the Demised Term, any prospective tenants of the Demised Premises.

                  Section 13.07. Further supplementing the provisions of Section 13.01, Owner agrees that any pipes, ducts or conduits installed in or through the Demised Premises during the Demised Term pursuant to the provisions of section 13.01, shall either be concealed behind, beneath or within partitioning, columns, ceilings or floors, or completely furred at points immediately adjacent to partitioning, columns or ceilings, and that when the installation of such pipes, ducts or conduits shall be completed, such pipes, ducts or conduits shall not reduce the usable area of the Demised Premises except to a de minimus extent.

                  Section 13.08. In the event that at any time during the Demised Term Tenant shall give a notice to Owner designating one or more areas used by Tenant for the storage of monies, securities or other valuable documents, as a "Security Area", then thereafter, except in cases of emergency, Owner and its agents shall not exercise any right to enter any Security Area unless accompanied by an employee of Tenant, provided that Tenant shall make an employee available to accompany Owner or its agents during such entry at any time during Tenant's normal business hours, and at other times upon reasonable advance notice by Owner to Tenant (which notice may be delivered or left at the Demised Premises, notwithstanding anything contained in Article 27 to the contrary). In the event Tenant shall make any such designation of a Security Area, then thereafter until further notice by Tenant to Owner rescinding such

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designation, Owner's obligation to clean the Demised Premises, if any, pursuant to the provisions of Section 29.04 shall not relate to the Security Area.

                  Section 13.09. In the event that all or part of the Demised Premises are rendered untenantable or unusable for the conduct of Tenant's business by reason of interruption or reduction of services or by reason of the performance by or on behalf of Owner of repairs or alterations Owner is required or permitted to make under this Lease or by reason of the failure of Owner to make repairs Owner is required to make under this Lease, Tenant may give to Owner written notice thereof, a copy of which notices shall be sent pursuant to the penultimate sentence of this Section 13.09. Owner agrees that if after the expiration of ten (10) consecutive business days following receipt of such notice, during which the Demised Premises are so untenantable or unusable as hereinabove provided, the Demised Premises or the applicable portion thereof shall continue to be untenantable or unusable as aforesaid by reason of such interruption or reduction of services or by reason of the performance by or on behalf of Owner of repairs or alterations Owner is required or permitted to make under this Lease or by reason of the failure of Owner to make repairs which Owner is required to make under this Lease (but excluding any interruption caused by, or repair necessitated by, a casualty, a taking by exercise of the right of eminent domain or the wrongful acts, wrongful omissions or negligence of Tenant or anyone claiming by, through or under Tenant, or their respective employees, agents, contractors or invitees), then, commencing on the day after the expiration of such consecutive ten (10) business day period during which the Demised Premises are so untenantable or unusable as hereinabove provided, Fixed Rent under Article 1 and increases thereof under Article 23 shall abate until the Demised Premises, or such portion thereof as has been rendered untenantable or unusable as aforesaid, are rendered tenantable and usable for the conduct of Tenant's business, provided, (i) Tenant shall not have been using or occupying all or such portion of the Demised Premises for the conduct of its business (other than to the extent of Tenant's security personnel for the preservation of Tenant's property, Tenant's insurance adjusters, or Tenant's employees for file retrieval, planning of temporary relocation and other disaster recovery functions); and (ii) if less than substantially all of the Demised Premises are untenantable or unusable as aforesaid, Tenant shall continue to pay Fixed Rent under Article 1 and increases thereof under Article 23 with respect to the tenantable and usable portion of the Demised Premises that are usable for the conduct of Tenant's business based on the proportion that the rentable square feet of the tenantable and usable portion of the Demised Premises bears to the total rentable square feet of the Demised Premises and the allocations set forth in Schedule B. Notwithstanding the foregoing if the inability to inhabit or use the Demised Premises is not the result of a Force Majeure Event (as defined in Section 26.01), then all the ten (10) consecutive business day periods in this
Section 13.09 shall be deemed to mean seven (7) consecutive business days. Tenant shall simultaneously deliver to the then holder(s) of the Mortgage of which it has notice, any notices sent by Tenant to Owner pursuant to this
Section 13.09. If any repairs or alterations referred to in this Section 13.09 are timely performed by or on behalf of the then holder(s) of the Mortgage, then the effect thereof shall be the same as if Owner had performed such repairs or alterations.

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                                   ARTICLE 14

                                   VAULT SPACE

                  Section 14.01. The Demised Premises do not contain any vaults, vault space or other space outside the boundaries of the Real Property, notwithstanding anything contained in this Lease or indicated on any sketch, blueprint or plan. Owner makes no representation as to the location of the boundaries of the Real Property. All vaults and vault space and all other space outside the boundaries of the Real Property which Tenant may be permitted to use or occupy are to be used or occupied under a revocable license, and if any such license shall be revoked, or if the amount of such space shall be diminished or required by any Federal, State or Municipal Authority or by any public utility company, such revocation, diminution or requisition shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner.

                                   ARTICLE 15

                            CERTIFICATE OF OCCUPANCY

                  Section 15.01. Tenant will not at any time use or occupy, or permit the use or occupancy of, the Demised Premises in violation of any Certificate(s) of Occupancy covering the Demised Premises. Owner agrees that a temporary or permanent Certificate(s) of Occupancy covering the Demised Premises will be in force on the Commencement Date permitting the Demised Premises, except for any ground floor retail space, second floor space and basement space which may be added to the Demised Premises, to be used as "offices", and if Tenant so adds such space, permitting any such ground floor retail space second floor space, to be used for retail use, and permitting the Third Floor Space to be used for retail, office and/or broadcasting studio use and permitting the basement space to be used for storage. However, neither such agreement, nor any other provision of this Lease, nor any act or omission of Owner, its agents or contractors, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, may be lawfully used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use with respect to all portions of the Demised Premises (other than such ground floor retail space, second floor space, Third Floor Space and basement space) and if Tenant adds such space, mere use for retail use for such ground floor retail space, and second floor space, and mere use for retail use, office use and/or use as a broadcasting studio for the Third Floor Space, and mere use for "storage" for such basement space.

                  Section 15.02. Owner agrees that if Tenant requires any amendments to the Certificate(s) of Occupancy covering the Demised Premises in order to use the Demised

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Premises for the purposes permitted by this Lease, Owner, at Tenant's sole cost and expense, shall use reasonable efforts, in good faith, to obtain any such amendments, provided that Tenant shall, at Tenant's sole cost and expense, cooperate with Owner in connection with obtaining such amendments. Failure of Owner to so obtain such amendments shall not affect the validity of this Lease nor release Tenant from any of its obligations under this Lease or impose any liability upon Owner by reason thereof.

                                   ARTICLE 16

                                     DEFAULT

                  Section 16.01. Events of Default: Upon the occurrence, at any time prior to or during the Demised Term, of any one or more of the following events (referred to herein singly, as an "Event of Default" and collectively, as "Events of Default"):

                           (a) if Tenant shall default in the payment when due
                  of any installment of Fixed Rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default for the third time in any twelve
                  (12) month period; or

                           (b) subject to the provisions of Section 16.03, if
                  Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed (other than the covenants, for the payment of Fixed Rent, any increase in the Fixed Rent and additional rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Owner to Tenant specifying such default which notice shall contain a heading in bold capitalized letters that it is a notice of default and failure to remedy the default(s) set forth therein within the applicable time period shall result in the termination of this Lease, or if such default is of such a nature that it cannot be completely remedied within said period of thirty (30) days and Tenant shall not commence, promptly after receipt of such notice, or shall not thereafter diligently prosecute to completion, all steps necessary to remedy such default; or

                           (c) if Tenant shall file a voluntary petition in
                  bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's property; or

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                           (d) if, within ninety (90) days after the
                  commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within ninety
                  (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or any part of Tenant's property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied; or

                           (e) Intentionally Deleted.

                           (f) Intentionally Deleted; or

                           (g) if (i) Tenant's interest in this Lease shall
                  devolve upon or pass to any person, whether by operation of law or otherwise, or (ii) there shall be any sale, pledge, transfer or other alienation described in Section 11.01 of this Lease which is deemed an assignment of this Lease for purposes of said Section 11.01, in each case except as expressly permitted under Article 11 and such devolution, passing, sale, pledge, transfer or other alienation is not voided or undone within ninety (90) days after notice from Owner;

then, upon the occurrence at any time prior to or during the Demised Term, of any one or more such Events of Default, Owner, at any time thereafter, at Owner's option, may give to Tenant a five (5) business days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Demised Term shall come to an end and expire (whether or not said term shall have commenced) upon the expiration of said five (5) business days with the same effect as if the date of expiration of said five (5) business days were the Expiration Date, but Tenant shall remain liable for damages and all other sums payable pursuant to the provisions of Article 18. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section 16.01, Owner shall not give any notice of termination to Tenant by reason of any Event of Default set forth in Subsection (d) of this Section 16.01,during the pendency of any judicial appeal taken by Tenant with respect thereto, provided that such appeal is instituted and prosecuted to completion with due diligence and provided further that Tenant shall not be in default in payment of the Fixed Rent or any other rents or changes under this Lease, or in the observance or performance of any of Tenant's other obligations under this Lease,

                  Section 16.02. "Tenant"/Moneys Received: If, at any time (i) Tenant shall be comprised of two (2) or more persons, or (ii) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (iii) Tenant's interest in this Lease shall have been assigned, the word "Tenant", as used in Subsections (c) and (d) of Section 16.01,

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shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Owner from or on behalf of Tenant during the pendency of any proceeding of the types referred to in said Subsections (c) and (d) shall be deemed paid as compensation for the use and occupation of the Demised Premises and the acceptance of any such compensation by Owner shall not be deemed an acceptance of rent or a waiver on the part of Owner of any rights under Section 16.01.

                  Section 16.03. With respect any periods during the Demised Term in which neither (i) a Rudin Entity (as hereinafter defined) nor (ii) the entity which is or was most recently the holder(s) of the Mortgage or any direct successor thereto has a direct or indirect controlling (which shall have the same meaning as set forth for the term "control" in Section 11.05 hereof). interest in Owner or is Owner, then the provisions of subsection (b) of Section
16.01 shall be deemed modified to apply only with respect to a Material Default (as hereinafter defined). The term "Rudin Entity" shall mean and include any lineal descendants of Samuel Rudin, any spouses of any such descendants, any corporation, partnership, limited liability company or other business entity owned or controlled by any of such persons and any trust established for the benefit of any such persons. The term "Material Default" shall mean all material defaults by Tenant in the observance or performance of the terms, covenants and conditions of this Lease on Tenant's part to be observed or performed, including, without limitation, any default (i) involving the payment of any sum of money then due and owing from Tenant to Owner, (ii) in the observance or performance of any terms, covenants or conditions of this Lease required to be observed or performed by Tenant, the violation of which or failure to act shall adversely affect (x) the appearance, operation or use of the Building, other than the Demised Premises or (y) any other tenants in the Building, and (iii) in the observance or performance of any of the terms and condition of the Lease required to be observed or performed by Tenant pursuant to Articles 2, 3, 6, 7, 35, 42 and 51 and Section 13.01 and Article 11 with respect to any obligations on Tenant's part in connection with (i) assignments of the Lease or sublettings of the Demised Premises or a portion thereof, including, without limitation, obtaining any necessary consents and (ii) obligations (xx) to pay Owner any sums of money, (yy) with respect to Owner's recapture rights and (zz) with respect to Tenant's indemnification obligations pursuant to Section 11.09.

                                   ARTICLE 17

                                    REMEDIES

                  Section 17.01. Owner's Right of Re-Entry and Right to Relet:
If Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any increase in the Fixed Rent or any additional rent and such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default, or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16:

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                           (a) Owner and its agents and servants may
                  immediately, or at any time thereafter or after the date upon which this Lease and the Demised Term shall expire and come to an end, re-enter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by lawful force or lawful means (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and dispossess Tenant and any other persons from the Demised Premises and remove any and all of their property and effects from the Demised Premises; and

                           (b) Owner, at Owner's option, may relet the whole or
                  any part or parts of the Demised Premises, from time to time, either in the name of Owner or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Owner, in its sole discretion, may determine. Owner shall have no obligation to relet the Demised Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; Owner, at Owner's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Owner, in its sole, but reasonable, discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

                  Section 17.02. Waiver of Right to Redeem, etc.: Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Demised Premises, or to re-enter or repossess the Demised Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any legal re-entry by Owner, or (iii) any expiration or termination of this Lease and the Demised Term, whether such dispossess re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this lease. The words "re-enter", "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings. In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special reme-

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dies were not provided in this Lease for such breach. The right to invoke the remedies hereinbefore set forth in this Lease is cumulative and shall not preclude Owner from invoking any other remedy allowed by law or in equity. Owner agrees that the first sentence of this Section 17.02 shall not be deemed a waiver of Tenant's right to be served with any notice of petition and petition in any summary proceedings under the provisions of the Real Property Actions and Proceedings Law of the State of New York and any successor law of like import then in force. In the event of a breach or threatened breach by Owner, of any term, covenant or condition of this Lease on Owner's part to be observed or performed, Tenant shall have the right to enjoin such breach and the right, subject to Section 19.09, to invoke any other remedy allowed by law or in equity.

                                   ARTICLE 18

                                     DAMAGES

                  Section 18.01. Amount of Owner's Damages: If this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

                           (a) Tenant shall pay to Owner all Fixed Rent,
                  additional rent and other charges payable under this Lease by Tenant to Owner to the date upon which this Lease and the Demised Term shall have expired and come to an end or to the date of re-entry upon the Demised Premises by Owner, as the case may be; and

                           (b) Tenant shall also be liable for and shall pay to
                  Owner as damages, any deficiency (referred to as a "Deficiency") between the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term and the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of Section 17.01 for any part of such period (first deducting from the rents collected under any such reletting all of Owner's expenses in connection with the termination of this Lease or Owner's re-entry upon the Demised Premises and with such reletting including, but not limited to, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Demised Premises for such reletting). Any such Deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for payment of installments of Fixed Rent, Owner shall be entitled to recover from Tenant each monthly Deficiency as the same shall arise, and no suit to collect the amount of the Deficiency for any month shall prejudice Owner's right to collect the Deficiency for any subsequent month by a similar proceeding. Solely for the

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                  purposes of this Subsection (b), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Term shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted, from time to time, to reflect any increases which would have been payable pursuant to any of the provisions of this Lease including, but not limited to, the provisions of Article 23 of this Lease if the term hereof had hot been terminated; and

                           (c) At any time after the Demised Term shall have expired and come to an end or Owner shall have re-entered upon the Demised Premises, as the case may be, whether or not Owner shall have collected any monthly Deficiencies as aforesaid, Owner shall be entitled to recover from Tenant, and Tenant shall pay to Owner, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Fixed Rent reserved in this Lease for the period which otherwise would have constituted the unexpired portion of the Demised Term exceeds the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to present worth at the rate of eight (8) percent per annum less the aggregate amount of Deficiencies theretofore collected by Owner pursuant to the provisions of Subsection
                  (b) of this Section for the same periods. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Demised Premises, or any part thereof, shall have been relet by Owner to a non-affiliate of Owner for the period which otherwise would have constituted the unexpired portion of the Demised Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Demised Premises so relet during the term of the reletting. Solely for the purposes of this Subsection (c), the term "Fixed Rent" shall mean the Fixed Rent in effect immediately prior to the date upon which this Lease and the Demised Tenant shall have expired and come to an end, or the date of re-entry upon the Demised Premises by Owner, as the case may be, adjusted to reflect any increases pursuant to the provisions of Article 23 for the Escalation Year and Tax Escalation Year immediately preceding such event.

                  Section 18.02. Rents Under Reletting: If the Demised Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Article
18. Tenant shall in no event be entitled to any rents collected or payable under any reletting, whether or not such rents shall exceed the Fixed Rent reserved in this Lease.

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                                   ARTICLE 19

                          FEES AND EXPENSES: INDEMNITY

                  Section 19.01. Owner's Right to Cure Tenant's Default: If Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, Owner, at any time thereafter and without notice in cases of emergency (or with five (5) days prior notice in other cases, if such default shall have continued beyond the applicable grace period provided in Article 16), may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Owner with respect to such default.

                  Section 19.02. Tenant's Indemnity and Liability Insurance
Obligations: A. Except for losses which are subject to the waiver of subrogation contained in Section 9.02, Tenant agrees to indemnify and save Owner and Owner's Indemnities (as hereinafter defined) harmless of and from all loss, cost, liability, damage and reasonable expense including, but not limited to, reasonable counsel fees, penalties and fines, incurred in connection with or arising from (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed (including, but not limited to, the provisions of Sections
7.14 and 7.15), or (ii) the breach or failure of any representation or warranty made by Tenant in this lease, or (iii) the manner of use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant (in contradistinction to the mere use or occupancy of the Demised Premises for the purposes set forth in Section 2.01) except to the extent any claim results from Owner's breach of its obligations under this Lease, (iv) any improper acts, improper omissions or negligence of Tenant or any such person, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in or about the Demised Premises or the Building either prior to, during, or after the expiration of, the Demised Term, including, but not limited to, any improper acts improper omissions or negligence in the making or performing of any Alterations or (v) (in amplification and not in limitation of the provisions of Sections 7.14 and 7.15) any acts, omissions, or negligence of Tenant, or any person claiming through or under Tenant; requiring any indemnity by Owner under the provisions of Section 20.1 of the Ground Lease. Subject to the provisions of Section 9.02 Tenant further agrees to indemnify and save harmless Owner and Owner's Indemnities of and from all loss, cost, liability, damage and reasonable expense, including, but not limited to, reasonable counsel fees and disbursements incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, act, omission or negligence referred to in the preceding sentence except to the extent Tenant is prejudiced in its defense of such claim (with the burden of proving such prejudice to be upon Tenant) by reason of Owner's failure to reasonably promptly notify Tenant of such claim. "Owner's Indemnities" shall mean the Owner, the shareholders, members or the partners comprising Owner and its and their partners, members and shareholders, officers, directors, employees, agents (including without limitation, any leasing and managing agents) and contractors together with the lessor under any Superior Lease and the

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holder of any Mortgage. If any action or proceeding shall be brought against
Owner or Owner's Indemnities based upon any such claim, Owner shall notify Tenant thereof and if Tenant, upon such notice from Owner, shall cause such action or proceeding to be defended at Tenant's expense by counsel acting for Tenant's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Owner, without any disclaimer of liability by Tenant or such insurance carriers in connection with such claim, Tenant shall not be required to indemnify Owner and Owner's Indemnities for counsel fees in connection with such action or proceeding, and if Owner causes such action or proceeding to be defended because of Tenant's failure to do so, Owner shall give Tenant the right to join in any such action or proceeding provided Owner shall retain the right to control such action or proceeding and to settle such action or proceeding in the manner in which Owner, in its sole discretion, shall deem satisfactory. In the event that Tenant causes such action or proceeding to be defended as hereinabove provided, Owner shall have no right to control such action or proceeding, shall have no right to settle the underlying claim and shall consent to any settlement thereof paid by Tenant, provided that a full release of Owner's Indemnities is obtained with respect to the underlying claim and that any defense by Owner of a similar claim is not prejudiced thereby.

                           B.       Throughout the Demised Term Tenant shall
maintain comprehensive public liability and water legal liability insurance against any claims by reason of personal injury, death and property damage occurring in or about the Demised Premises covering, without limitation, the operation of any private supplemental air conditioning equipment and any private elevators (other than Building dedicated elevators), escalators or conveyors in or serving the Demised Premises or any part thereof, whether installed by Owner, Tenant or others, and shall furnish to Owner certificates of such insurance at least ten (10) days prior to the Commencement Date and at least ten (10) days prior to the expiration of the term of any such policy previously furnished by Tenant, in which policies Owner, and Owner's Indemnities shall be named as parties insured, which policies shall be issued by companies rated at least B + VII by A.M. Best & Co. or any successor thereto, and shall be in form and amounts, reasonably satisfactory to Owner, provided that such amounts are commercially reasonable for similar sized premises in Class A headquarters buildings in midtown Manhattan. Notwithstanding anything contained herein to the contrary, Owner agrees that commercial general liability insurance in the amount of $1,000,000.00 and excess liability in the amount of $10,000,000.00 shall be deemed satisfactory to Owner for all periods prior to January 1, 2002.

                  Section 19.03. Payments: Tenant shall pay to Owner, within ten
(10) days next following rendition by Owner to Tenant of bills or statements therefor (in reasonable detail): (i) sums equal to all expenditures made and monetary obligations reasonably incurred by Owner including, but not limited to, expenditures made and obligations reasonably incurred for reasonable counsel fees and disbursements, in connection with the remedying by Owner, for Tenant's account pursuant to the provisions of Section 19.01, of any default of Tenant, and (ii) sums equal to all losses, costs, liabilities, damages and reasonable expenses referred to in Section 19.02, and (iii) sums equal to all expenditures reasonably made and monetary obligations reasonably incurred by Owner including, but not limited to, expenditures made and obligations reasonably incurred for reasonable counsel fees and disbursements, in collecting the Fixed Rent,

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any additional rent or any other sum of money accruing under this Lease or in enforcing any rights of Owner under this Lease or pursuant to law, whether by the institution and prosecution of summary proceedings or otherwise provided, however, Tenant shall not be required to reimburse Owner for the counsel fees referred to in this subdivision (iii) unless with respect to any such proceeding Owner shall prevail therein; and (iv) all other sums of money (other than Fixed
Rent) accruing from Tenant to Owner under the provisions of this Lease. Any sum of money (other than Fixed Rent) accruing from Tenant to Owner pursuant to any provision of this Lease including, but not limited to, the provisions of Addendum A, whether prior to or after the Commencement Date, may, at Owner's option, be deemed additional rent, and Owner shall have the same remedies for Tenant's failure to pay any item of additional rent when due as for Tenant's failure to pay any installment of Fixed Rent when due. Tenant's obligations under this Article shall survive the expiration or sooner termination of the Demised Term.

                  Section 19.04. Tenant's Late Payments -- Late Charges: A. If Tenant shall fail to make payment of any installment of Fixed Rent or any increase in the Fixed Rent or any additional rent within ten (10) days after the date when such payment is due, Tenant shall pay to Owner, in addition to such installment of Fixed Rent or such increase in the Fixed Rent or such additional rent, as the case may be, as a late charge and as additional rent, a sum equal to two (2%) percent per annum above the then current prime rate (as the term "prime rate" is defined in Section 31.03) of the amount unpaid computed from the date such payment was due to and including the date of payment.

                           B.       If Tenant shall fail to make payment of any
installment of Fixed Rent or any increases in the Fixed Rent or any additional rent when such payment is due, Tenant shall reimburse Owner from any and all loss, cost, liability, and expense, in the nature of late charges and fees imposed upon Owner by reason of Owner's failure to make any payments when due under the Mortgage and the Ground Lease to the extent that Owner's failure to make any such timely payment occurs because Tenant failed to make timely payment of any installment of Fixed Rent or any increases therein or any additional rent (it being expressly understood that Owner's ability to make such payments is dependent upon Tenant having timely met its payment obligations hereunder). Any and all payments made by Tenant under this Section 19.04B shall be credited against any payments due from Tenant under Section 19.04A.

                  Section 19.05. Except for losses which are subject to the waiver of subrogation contained in Section 9.04, Owner agrees to indemnify and save Tenant, any of its shareholders, directors, officers, partners, employees, agents and affiliates and any person claiming through or under Tenant harmless of and from all loss, cost, liability, damage and reasonable expense, including, but not limited to, reasonable counsel fees, penalties and fines incurred in connection with or arising from (i) any default by Owner in the performance or observance of any of the terms, covenants or conditions of this Lease, the Underlying Documents, or Ground Lease on Owner's part to be observed or performed (except that Owner shall not be liable to Tenant under this subdivision to the extent such default rises from Tenant's default under this Lease), or (ii) the breach or failure of any representation or warranty made by Owner in this Lease, or (iii) any

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improper acts, improper omissions or negligence of Owner or its employees, agents, contractors, servants or visitors in or about the Demised Premises or the Building either prior to, during, or after the expiration of the Demised Term, including, but not limited to, any improper acts, improper omissions or negligence in making any alterations, repairs or maintenance of the Building or the Demised Premises. Subject to the provisions of Section 9.04. Owner further agrees to indemnify and save harmless Tenant and its agents and any person claiming through or under Tenant of and from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any act, omission or negligence referred to in the preceding sentence. If any action or proceeding shall be brought against Tenant or Tenant's agents or any person claiming through or under Tenant based upon any such claim and if Owner, upon notice from Tenant, shall cause such action or proceeding to be defended at Owner's expense by counsel acting for Owner's insurance carriers in connection with such defense or by other counsel reasonably satisfactory to Tenant, without any disclaimer of liability by Owner or such insurance carriers in connection with such claim, Owner shall not be required to indemnify Tenant or Tenant's agents or any person claiming through or under Tenant for counsel fees in connection with such action or proceeding, and if Tenant causes such action or proceeding to be defended, Tenant shall give Owner the right to join in any such action or proceeding provided Tenant shall retain the right to control such action or proceeding and to settle such action or proceeding in the manner in which Tenant, in its sole discretion, shall deem satisfactory.

                  Section 19.06. Owner shall pay to Tenant, within thirty (30) days next following rendition by Tenant to Owner of statements therefor (in reasonable detail): (i) sums equal to all loss, costs, liabilities, damages and expenses referred to in Section 19.05 and (ii) sums equal to all expenditures made and monetary obligations reasonably incurred by Tenant, including, but not limited to, expenditures made and obligations incurred for reasonable counsel fees, in any proceeding to enforce any rights of Tenant under this Lease or pursuant to law, provided, however, Owner shall not be required to reimburse Tenant for the counsel fees referred to in this Subsection (ii) unless Tenant shall prevail in any such proceeding. In the event that Owner fails to pay to Tenant any such sums within thirty (30) days after the date when such payment is due, Owner shall pay to Tenant interest at the rate of two (2%) percent per annum above the then current prime rate on the amount unpaid computed from the date such payment was due to and including the date of payment.

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                  Section 19.09. Notwithstanding anything to the contrary in this Lease, in any case in which Owner or Tenant is liable in damages to the other by reason of breach of this Lease or otherwise, such damages shall consist solely of direct damages and in no event shall either party be obligated or liable to the other for consequential damages (including, without limitation, in the case of either party, lost profits and lost opportunities with regard to leases, sales and or financings), or special or indirect damages.

                                    ARTICLE 20

                                ENTIRE AGREEMENT

                  Section 20.01. Entire Agreement: This Lease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Lease. Neither Owner nor Owner's agents have made any representations or warranties with

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respect to the Demised Premises, the Building, the Real Property or this Lease except as expressly set forth in this Lease and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this Lease. This Lease may not be changed, modified or discharged, in whole or in part, orally and no executory agreement shall be effective to change, modify or discharge, in whole or in part, this Lease or any provisions of this Lease, unless such agreement is set forth in a written instrument executed by the parties hereto. All references in this Lease to the consent or approval of Owner or Tenant shall be deemed to mean the written consent of Owner or Tenant, as the case may be, or the written approval of Owner or Tenant, as the case may be, and no consent or approval of Owner or Tenant shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Owner or Tenant, as the case may be.

                  Section 20.02. Owner and Tenant agree that wherever in this Lease the other has agreed to be reasonable with respect to its approval or consent, the giving of such approval or consent, or denial of the same, as the case may be shall not be unreasonably delayed except for those circumstances with respect to which this Lease has specifically set forth time periods in which circumstances such approval or consent, or the denial of the same, shall be given within such time period.

                                    ARTICLE 21

                                   END OF TERM

                  Section 21.01. End of Term: On the date upon which the Demised Term shall expire and come to an end, whether pursuant to any of the provisions of this Lease or by operation of law, and whether on or prior to the Expiration Date, Tenant, at Tenant's sole cost and expense, (i) shall quit and surrender the Demised Premises to Owner, broom clean and with respect to any portions of the Demised Premises which are not going to be demolished by Owner in connection with a subsequent letting (including, without limitation, any portions of the Building services located within the Demised Premises) in good order and condition, ordinary wear and tear excepted and damages by fire, the elements or other casualty for which Tenant is not responsible under the provisions of this Lease excepted, and (ii) shall remove all of Tenant's Personal Property that Tenant elects to remove and all other property and effects of Tenant and all persons claiming through or under Tenant from the Demised Premises and the Building, and (iii) shall repair all damage to a the Demised Premises occasioned by such removal. Owner shall have the right to retain any property and effects which shall remain in the Demised Premises after the expiration or sooner termination of the Demised Term, and any net proceeds from the sale thereof, without waiving Owner's rights with respect to any default by Tenant under the foregoing provisions of this Section. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force, in connection with any holdover summary

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proceedings which Owner may institute to enforce the foregoing provisions of this Article. Tenant's obligations under this Section shall survive the expiration or sooner termination of the Demised Term.

                  Section 21.02. Tenant shall have no obligations to remove any of Tenant's Alterations except that if Owner removes any atrium to be located on the top three floors of the Building, then, upon submission of bills therefor to Tenant, Tenant shall reimburse Owner for the actual out-of-pocket reasonable costs of removing the stairs and railings and sealing the floor slab within thirty (30) days after Owner submits a bill therefor together with reasonably detailed evidence of the costs so incurred by Owner provided that Tenant shall only be obligated to so reimburse Owner in the event that Owner shall remove the same within one hundred eighty (180) days subsequent to the expiration or sooner termination of the Lease. Such obligation of Tenant shall survive the expiration in expiration or sooner termination of this Lease.

                                   ARTICLE 22

                                 QUIET ENJOYMENT

                  Section 22.01. Quiet Enjoyment: Owner covenants and agrees with Tenant that as long as this Lease is in effect, Tenant shall peaceably and quietly enjoy the Demised Premises during the Demised Term, subject, however, to the terms, covenants and conditions of this Lease including, but not limited to, the provisions of Section 37.01, and Article 7.

                                   ARTICLE 23

                   OPERATING AND GROUND LEASE RENTAL PAYMENTS

                  Section 23.01. Definitions: In the determination of any increase in the Fixed Rent under the provisions of this Article, Owner and Tenant agree that the following terms shall have the following meanings:

                           A.       The term "Deemed Rental Escalation Year"
shall mean any twelve (12) month period commencing on July 1 and ending on the following June 30, any part of which is included in the Demised Term.

                           B.       The term "Escalation Year" shall mean each
calendar year which shall include any part of the Demised Term.

                           C.       The term "Taxes" shall mean all real estate
taxes and assessments, special or otherwise, upon or with respect to the Real Property imposed by the City

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or County of New York or any other taxing authority, excluding, however, any charges imposed upon or with respect to the Real Property pursuant to a city business improvement district. If, due to any change in the method of taxation, any franchise, income, profit, sales, rental, use and occupancy or other tax shall be substituted for, or levied against Owner or any owner of the Building or the Real Property, in lieu of any real estate taxes or assessments upon or with respect to the Real Property, such tax shall be included in the term Taxes for the purpose of this Article.

                           D.       Intentionally Deleted.

                           E.       The term "Tenant's Proportionate Share"
shall mean % percent.

                           F.       (1) The term "Operating Expenses" shall,
subject to the provisions of Paragraph (2) of this Subsection 23.01.F, mean the aggregate cost and expense reasonably incurred and actually paid (whether or not paid in the same Escalation Year as incurred; except that any Operating Expenses deemed incurred by reason of an adjustment to reflect full occupancy or by reason of subdivision F(2)(c) of this Section or by reason of any other subdivision hereof shall not be required to be actually paid pursuant to the provisions of this subsection) by Owner in the normal and customary operation, maintenance, management and security of the Real Property and any plazas, sidewalks and curbs adjacent thereto and the areas required to be maintained pursuant to the agreement referred to in (xiii) of Schedule C attached hereto as a class A headquarters building in midtown Manhattan, including, without limitation, the normal customary and reasonable cost and expense of the following:

                           (a) salaries, wages, medical, surgical and general welfare and other so-called "fringe" benefits (including group insurance and retirement benefits) for employees (including, but not limited to, employees who provide twenty four (24) hour services, seven (7) days per week throughout the year) of Owner or any contractor of Owner engaged in the normal and customary cleaning, operation, maintenance or management (and with respect to management not duplicative of the services which would customarily be provided by the managing agent referred to in (m)) of the Real Property, or engaged for security purposes and/or for receiving or transmitting deliveries to and from the Building, and payroll taxes and workmen's compensation insurance premiums relating thereto, provided, however, that if Owner shall employ the services of any such employees on a part-time basis at the Real Property and/or at locations other than the Real Property, a pro-rata allocation (as reasonably determined by Owner) of the foregoing expenses incurred on behalf of the Real Property shall be included in Operating Expenses.

                           (b) electricity, gas, steam, water and sewer rental, except to the extent (x) reimbursed to Owner by tenants of the Building (except

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                  pursuant to escalation provisions in the nature of this
                  Article 23), or (y) excluded from Operating Expenses pursuant to subdivision F(2)(f).

                           (c)      Intentionally Deleted

                           (d)      utility taxes,

                           (e)      rubbish removal,

                           (f) fire, casualty, liability, rent and other insurance carried by Owner (and with respect to any blanket policies, such portion allocable solely to the Real Property),

                           (g)      repairs, repainting, replacement,
                  maintenance of grounds and Included Improvements (as provided in Paragraph (2) of this Subsection 23.01.F),

                           (h)      Building supplies,

                           (i)      uniforms and cleaning thereof,

                           (j)      snow removal,

                           (k)      window cleaning,

                           (l)      service contracts with independent
                  contractors for any of the foregoing (including, but not limited to, elevator, heating, air conditioning, ventilating, sprinkler system, fire alarm and telecommunication equipment maintenance),

                           (m) management fees (whether or not paid to any person, firm or corporation having an interest in or under common ownership with Owner or any of the persons, firms or corporations comprising Owner) in the amount of fifty (.50) cents per rentable square foot of the Building area, which amount for management fees shall increase annually in each Escalation Year commencing with the Escalation Year in which the third (3rd) anniversary of the date upon which Owner shall have substantially completed Owner's Initial Construction shall occur (with the increase for such Escalation Year to be pro rated to give effect to such increases only from and after the third (3rd) anniversary of such date of substantial completion), by the same percentage of increase as the percentage of increase in the aggregate of all other Operating Expenses (provided that in no event shall escalated management fees exceed a sum equal to three (3%) percent of gross rentals for the Building),

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                           (n)      Legal fees and disbursements, excluding,
                  however, legal fees, expenses and disbursements incurred in connection with (1) any application or proceeding brought for reduction of the assessed valuation of the Real Property or any part thereof, (2) the sale or refinancing of the Real Property, (3) disputes with tenants of the Building (including, without limitation, disputes with Tenant), (4) leasing of space in the Building, (5) exercising consent and review rights regarding a particular tenant or (6) enforcing leases,

                           (o)      auditing fees,

                           (p) the costs of repairing and replacing any core toilets,

                           (q) all costs of compliance under the provisions of any present or future Superior Lease other than the payment of rental and impositions thereunder other that increases in the basic rent under such leases as a result of adjustments in such basic rent, and

                           (r) all other costs and expenses incurred in connection with the operation, maintenance, management and security of the Real Property, and any plazas, sidewalks and curbs adjacent thereto as a class. A headquarters building in midtown Manhattan.

                           Notwithstanding anything contained in this subsection
                  F including without limitation clause (ac) of subsection F(2) hereof, the term "Operating Expenses" shall also include during any period of time when Tenant or Tenant's affiliates and subsidiaries shall have a membership interest (if Owner is a limited liability company) or other ownership interest (if Tenant is not a limited liability company) in the then owner of the Building or holder of the leasehold interest in the Ground Lease, all accounting and auditing fees incurred in connection with the preparation of audited financial statements of Owner, whether or not such statements shall have any relevance to the costs of the operation and maintenance of the Building.

                           (2) The cost and expense of the following shall be excluded from the calculation of Operating Expenses:

                           (a) leasing commissions and leasing related expenses; including, without limitation, legal fees, rent concessions, tenant improvement costs, work credits, take over costs, costs of preparing spaces (including the Demised Premises) for occupancy (other than repairs which would otherwise be included as an Operating Expense);

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                           (b)      salaries, fringe benefits and other
                  compensation of personnel above the grade of on site building manager and on site superintendent;

                           (c) capital improvements and replacements which under generally accepted accounting principles and practice would be classified as capital expenditures, except the cost and expense of any improvement, alteration, replacement or installation which either (i) is required by any Legal Requirement imposed subsequent to the date upon which a temporary certificate(s) of occupancy have been issued for the Demised Premises, or (ii) results in savings or reductions in Operating Expenses (if the cost of any such expense referred to in this subdivision (ii) shall be in excess of the savings or reductions produced thereby, then the parties shall agree upon an appropriate inclusion therefor, which shall not exceed the savings or reductions produced thereby; failing which such inclusion shall be determined by arbitration in accordance with the provisions of Article 36 with the arbitrators to be guided by the intention that the cost of such expense shall bear a reasonable relation to the savings or reductions) (such improvements, alterations, replacements and installations described in clauses (i) and (ii) above are referred to as "Included Improvements"); the cost and expense of Included Improvements made after the Commencement Date shall be included in Operating Expenses for any Escalation Year commencing with the Escalation Year in which they are completed to the extent of (x) the annual amortization or depreciation of the cost and expense to Owner of such Included Improvements, as amortized or depreciated on a straight line basis over fifteen (15) years allocable to such Escalation. Year plus (y) an annual charge for interest upon the unamortized or undepreciated portions of such cost and expense at the average prime rate (as defined in Section 31.03) during the Escalation Year in question; any costs incurred with respect to removal or treatment of hazardous material which was not deemed hazardous at the time installed shall be deemed a Included Improvement for the purposes of this clause (c) of this subsection F(2);

                           (d) any other item which under generally accepted accounting principles and practice would not be regarded as an operating, maintenance or management expense;

                           (e) any item for which Owner is compensated through proceeds of insurance or any other amounts which are reimbursable to Owner (except pursuant to so-called escalation provisions in the nature of this Article 23); and

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

                           (f) any specific work or service which Owner performs or furnishes to Tenant or any tenant of a kind or scope beyond that which Owner furnishes to Tenant and tenants generally in the Building without charges;

                           (g) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation,

                           (h) advertising, entertaining and promotional expenditures in connection with the leasing of rentable areas of the Building,

                           (i) Taxes and all expenses of contesting the same,

                           (j) amortization, depreciation, except as expressly provided above, and any other non-cash charges,

                           (k) debt service on mortgages and any other financings related to the Real Property other than any interest charges referred to in Subdivision 2(c) above (i.e., interest and principal payments and other debt costs), and financing and refinancing costs in respect of any mortgage placed on the Real Property or any portion thereof or any interest therein and any and all costs incurred in obtaining or endeavoring to obtain the same,

                           (l) except for management fees covered in (1)(m) above, amounts paid to affiliates of Owner in excess of the costs for goods and services tendered which would be paid in an arms-length transaction absent such affiliation, provided that such services provided by Owner's affiliates shall be at least equivalent in quality to such services if same were provided by a third party for a comparable class A headquarters office building in midtown Manhattan;

                           (m) compensation paid to clerks, attendants, or other persons for operating commercial concessions of, or under license from, Owner of the Building,

                           (n) interest, fines, penalties, late charges or other costs to the extent due by reason of the late payment of Taxes or other charges,

                           (o) gains, excise, personal property, gift, corporation, unincorporated business, income, profit, estate, use, occupancy, gross receipt, rental, succession, inheritance, transfer, franchise, capital stock or similar taxes imposed upon Owner or in connection with the Real Property and/or the Building,

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

                           (p) the cost (including, without limitation, attorneys' fees and disbursements) of any judgment, settlement or arbitration award resulting from any tort liability of Owner, except that the cost of performing any repair, alteration or other work which would otherwise be included in Operating Expenses, to the extent included in any such judgment, settlement or arbitration award, shall not be excluded hereby,

                           (q) the cost of installing, operating and maintaining any specialty service such as, but not limited to, an observatory, broadcasting facility, luncheon club, athletic or recreational club, auditorium, cafeteria or dining facility, conference center, antennae or child care facility,

                           (r) lease payments for rented equipment, the cost of which would constitute a capital expenditure which is not includable as an Operating Expense if such equipment were purchased, provided, however, that if the cost of such rented equipment would be includable, if purchased, then the lease payments for same shall be included in Operating Expenses to the extent that such purchase cost would be amortized pursuant to Paragraph 2(c) of this Subsection 23.01F,

                           (s) any rent, additional rent or other charge under any lease or sublease to, or assumed directly or indirectly by, Owner, in the nature of a so-called "take-over obligation",

                           (t) any accrued and unfunded pension or other benefits of any personnel which are not paid within six (6) months after required,

                           (u)      Intentionally Deleted

                           (v) costs for which Owner is reimbursed or entitled to reimbursement under warranties or guaranties,

                           (w)      costs incurred to correct any
                  misrepresentation by Owner made herein or made to another Tenant,

                           (x) the cost of construction of additions to the Building,

                           (y) costs incurred due to the violation by Owner or any other tenant of the Building of the terms of any lease, agreement or any laws, rules, regulations or ordinances applicable to the Building,

                           (z) costs of increases in insurance premiums resulting from the acts or omission of, or manner of use or uses of their premises by, other tenants in the Building,

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

                           (aa) dues paid to trade associations and similar expenses if there is no resulting benefit to the Building,

                           (ab) all credits and or abatements realized by Owner with respect to Operating Expenses incurred;

                           (ac) accounting and auditing fees other than (x) those reasonably incurred in connection with the maintenance and operation of the Building and (y) preparation of statements required pursuant to the escalation provisions or provisions regarding the contesting of Taxes;

                           (ad) the cost incurred by Owner in performing work or furnishing any service to or for a tenant of space in the Building, including Tenant, for which a separate charge is made, including, without limitation, the supply of overtime air conditioning, ventilation and heating, and extra cleaning services it being expressly agreed that for the purposes of this Article 23, eighty percent (80%) of the separate charge to other tenants in the Building for such work or services shall be considered Owner's actual cost thereof;

                           (ae) any expenses incurred in connection with any superior lease, including, without limitation, ground rent except as otherwise specifically included as an operating expense herein;

                           (af) costs of acquiring, leasing, insuring, restoring, removing or replacing works of art of the quality and nature of "fine art";

                           (ag) costs incurred with respect to removal or treatment of hazardous material which was (x) deemed hazardous at the time installed and (y) installed in the Demised Premises in violation of Legal Requirements, but excepting costs of normal and customary testing and monitoring;

                           (ah) costs incurred with respect to repairs or alterations required to comply with legal Requirements in existence as of the date of substantial completion of Owner's Initial Construction;

                           (ai) expenditures for repairing and/or replacing any defect in any work performed by or on behalf of Owner in constructing the Building pursuant to the provisions of
                  Section 5.03 of this Lease;

                           (aj)     dues to professional and lobbying
                  associations (other than dues to the Realty Advisory Board on Labor Relations, Incorporated or its successor which, if such dues are with respect to other buildings and the

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                  Building, then the Operating Expenses shall only include such portion of the dues allocable on a pro rata basis to the Building), and contributions to political or charitable organizations;

                           (ak) costs incurred to the extent resulting from the negligence or wilful acts of Owner or any of Owner's agents, contractors, employees or representatives;

                           (al)     Owner's overhead and general and
                  administrative expenses other than those which are otherwise included, in the above mentioned management fee;

                           (am) costs incurred with respect to a sale or transfer of all or any portion of the building or the Ground Lease, or any interest therein or in any person or entity of whatever tier owning an interest therein;

                           (an) costs for which Owner would have been compensated by insurance had it carried the coverage required hereby;

                           (ao)     the cost of providing any service
                  customarily provided by a managing agent and the cost of which is customarily included in management fees (e.g., bookkeeping, but not accounting costs);

                           (ap) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

                           (aq) fines and penalties incurred because of violations of Legal Requirements that arise by reason of Owner's failure to construct, maintain or operate the Building, or any part thereof, in compliance with such Legal Requirements;

                           (ar) costs incurred in connection with the initial construction, decoration and, landscaping of the Building or the remedying of any violations of law relating thereto;

                           (as) costs incurred in connection with the acquisition or sale of air rights, transferable development rights, easements or other real property interests;

                           (at) any net payments received by Owner for recyclable materials and waste paper for the Building shall be deducted from Operating Expenses;

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

                           (au) costs allocable directly and solely to any revenue generating signs;

                           (av) any costs or portions thereof not includable as an Operating Expense under any other office space lease in the Building;

                           (aw)     costs to correct any material
                  misrepresentation, or satisfy any indemnification obligations, of Owner and any legal or consultant costs incurred in connection with disputes with tenants of the Building;

                           (ax) Times Square Theater Surcharge and Ground Lease Percentage Rent (as such terms are defined in the Ground Lease);

                           (ay) that portion of costs incurred in connection with the Building and other properties to the extent the same are reasonably attributable to such other properties;

                           (az)     all additions to building reserves,
                  including bad debts and rent loss reserves;

                           (ba) legal and other related expenses associated with the securing or defense of Owner's title to the land or the Building; and

                           (bb)     management fees in excess to that
                  specifically permitted under clause (m)above,

                           (bc) costs related to services provided to the retail space to the extent not provided to Tenant under this Lease; provided, however, that cleaning expenses attributable to the retail space shall always be excluded.

                           (bd) charges imposed upon or with respect to the Real Property pursuant to a city business improvement district.

                           G.       The term "Owner's Ground Lease Statement"
shall mean an instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.06 of this Article.

                           H.       The term "Owner's Operating Expense
Statement" shall mean an instrument containing a computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.04 of this Article.

                           I.       The term "Monthly Escalation Installment"
shall mean a sum equal to one-twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection 23.04 A for the Escalation Year with respect to which Owner has most recently

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rendered an Owner's Operating Expense Statement, appropriately adjusted to reflect (i) in the event such Escalation Year is a partial calendar year, the increase in the Fixed Rent which would have been payable for such Escalation Year if it had been a full calendar year, and (ii) the amount by which current Operating Expenses as reasonably estimated by Owner exceed Operating Expenses as reflected in such Owner's Operating Expense Statement except that such estimated excess shall not exceed an amount equal to 5% of the Operating Expenses for the immediately preceding Escalation Year unless Owner delivers reasonable evidence to Tenant that such excess is more than 5%; and (iii) any net credit balance to which Tenant may be entitled pursuant to the provisions of Subsection 23.05 C.

                           J.       The term "Monthly Escalation Installment
Notice" shall mean a notice given by Owner to Tenant which sets forth the current Monthly Escalation Installment; such Notice may be contained in a regular monthly rent bill, in an Owner's Operating Expense Statement, or otherwise, and may be given from time to time, at Owner's election.

                           K.       The term "Monthly Ground Lease Installment"
shall mean a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection 23.06 A for the Escalation Year with respect to which Owner has most recently rendered an Owner's Ground Lease Statement, appropriately adjusted to reflect (i) in the event such Escalation Year is a partial calendar year, the increase in the Fixed Rent which would have been payable for such Escalation Year if it had been a full calendar year, and
(ii) the amount by, which current Rental under the Ground Lease as reasonably estimated by Owner exceeds Rental under the Ground Lease as reflected in such Owner's Ground Lease Statement; and (iii) any net credit balance to which Tenant may be entitled pursuant to the provisions of Subsection 23.06 E.

                           L.       The term "Monthly Ground Lease Installment
Notice" shall mean a notice given by Owner to Tenant which sets forth the current Monthly Ground Lease Installment; such Notice may be contained in a regular monthly rent bill, in an Owner's Ground Lease Statement, or otherwise, and may be given from time to time, at Owner's election.

                  Section 23.02. Intentionally Deleted.

                  Section 23.03. Intentionally Deleted.

                  Section 23.04. Operating Expenses: A. (1) The Fixed Rent for each Escalation Year commencing with the Escalation Year during which Tenant shall first commence the use and occupancy of any portion of the Demised Premises for the conduct of its business shall be increased by a sum equal to Tenant's Proportionate Share of Operating Expenses for such Escalation Year.

                                    (2)      If Owner is providing cleaning to
the Demised Premises pursuant to Section 29.03 (II), Owner shall include on Owner's Operating Expense Statement

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for each Escalation Year during which such cleaning is provided, a statement of the cost of cleaning all of the office space in the Building ("Office Cleaning Costs"), and Tenant, in addition to paying Tenant's Proportionate Share of Operating Expenses shall also pay to Owner in the same manner and at such times as Tenant pays Tenant's Proportionate Share of Operating Expenses, an amount equal to the sum of (i) Tenant's Cleaning Share (as hereinafter defined) of such Office Cleaning Costs and (ii) 100% of the actual cost of cleaning the Third Floor Space. If Owner is not providing cleaning pursuant to Section 29.03(II) Operating Expenses shall exclude the cost of cleaning all of the office space in the Building. The term a "Tenant's Cleaning Share" shall mean a fraction, the numerator of which shall be the entire rentable area of the Demised Premises located above the third (3rd) floor of the Building and the denominator of which shall be the entire rentable area of the office space portions of the Building (expressly including all portions of the Demised Premises located above the third floor) based upon the allocations set forth in Schedule B, as the same may be adjusted in accordance with Section 1.06.

                           B.       Unless the date (referred to as the
"Operating Date" ) upon which Tenant shall first commence the use and occupancy of any portion of the Demised Premises shall occur on a January 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this
Section 23.04 for the Escalation Year in which the Operating Date shall occur shall be apportioned in that percentage which the number of days in the period from the Operating Date to December 31st of such Escalation Year, both dates inclusive, bears to the total number off days in such Escalation Year. Unless the Demised Term shall expire on December 31st any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.04 for the Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from January 1st of such Escalation Year to such date of expiration, both dates inclusive, bears to the total number of days in such Escalation Year.

                           C.       In the determination of any increase in the
Fixed Rent pursuant to the foregoing provisions of this Section 23.04, if the Building shall not have been fully occupied during any Escalation Year, Operating Expenses for such Escalation Year shall be equitably adjusted (by including such additional expenses as Owner would have incurred to the degree the components thereof vary according to the occupancy level Of the Building from time to time) to the extent, if any, required to reflect full occupancy.

                  Section 23.05. Calculation and Payment of Operating Expenses:
A. Owner shall render to Tenant, in accordance with the provisions of Article 27, an Owner's Operating Expense Statement with respect to each Escalation Year on or before the next succeeding October 1st. Owner's failure to render an Owner's Operating Expense Statement with respect to any Escalation Year shall not (i) prejudice Owner's right to recover any sums due to Owner hereunder provided that such Owner's Operating Expense Statement shall be rendered within three (3) years after the expiration of the Escalation Year to which it relates nor (ii) deprive Tenant of any credit to which it may otherwise be entitled.

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                           B.       Within thirty (30) days next following
rendition of the first Owner's Operating Expense Statement which shows an increase in the Fixed Rent for any Escalation Year, Tenant shall pay to Owner the entire amount of such increase. In order to provide for current payments on account of future potential increases in the Fixed Rent which may be payable by Tenant pursuant to the provisions of Subsection 23.04.A, Tenant shall also pay to Owner at such time, provided Owner has given to Tenant a Monthly Escalation Installment Notice, a sum equal to the product of (i) the Monthly Escalation Installment set forth in such Notice multiplied by (ii) the number of months or partial months which shall have elapsed between January 1st of the Escalation Year in which such payment is made and the date of such payment, less any amounts theretofore paid by Tenant to Owner on account of increases in the Fixed Rent for such Escalation Year pursuant to the provisions of the penultimate sentence of this Subsection 23.05.B; thereafter Tenant shall make payment of a Monthly Escalation Installment throughout each month of the Demised Term. Monthly Escalation Installments shall be added to and payable as part of each monthly installment of Fixed Rent. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article, prior to the rendition of the first Owner's Operating Expense Statement which shows an increase, in the Fixed Rent for any Escalation Year, Owner may render to Tenant pro-forma Owner's Operating Expense Statement containing a bona fide estimate of the increase in the Fixed Rent for the Escalation Year in which the Operating Date shall occur and/or the subsequent Escalation Year. Owner's pro-forma Operating Expense Statement shall be based on the operating expense statement prepared by the owner of 1675 Broadway, New York, New York, adjusted to reflect (x) the differences in the size of 1675 Broadway and the Building (y) differences in the services furnished by the owner of 1675 Broadway and Owner to the respective buildings and (2) any other known differences between the operating expenses for 1675 Broadway and anticipated Operating Expenses for the Building. Following the rendition of such pro-forma Owner's Operating Expense Statement, Tenant shall pay to Owner a sum equal to one twelfth (1/12th) of the estimated increase in the Fixed Rent shown thereon for such Escalation Year or Years multiplied by the number of months which may have elapsed between the Operating Date and the month in which such payment is made and thereafter pay to Owner, on the first day of each month of the Demised Term (until the rendition by Owner of the first Owner's Operating Expense Statement) a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent shown on such pro-forma Owner's Operating Expense Statement. Any sums paid pursuant to the provisions of the immediately preceding sentence shall be credited against the sums required to be paid by Tenant to Owner pursuant to the Owner's Operating Expense Statement for the first Escalation Year for which there is an increase in the Fixed Rent pursuant to the provisions of Subsection A.

                           C.       Following rendition of the first Owner's
Operating Expense Statement and each subsequent Owner's operating Expense Statement a reconciliation shall be made as follows: Tenants shall be debited with any increase in the Fixed Rent shown on such Owner's Operating Expense Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of Subsection B of this Section on account of future increases in the Fixed Rent pursuant to Subsection 23.04 A. which has not previously been credited against increases in the Fixed Rent shown on Owner's Operating Expense Statements.

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Tenant shall pay any net debit balance to Owner within thirty (30) days next following rendition by Owner, in accordance with the provisions of Article 27 of an invoice for such net debit balance; any net credit balance, shall be applied as an adjustment against the next accruing monthly installments of Fixed Rent (unless there are no such monthly installments remaining, in which event any net credit balance shall be payable by Owner to Tenant within thirty (30) days next following the rendition of the Owner's Operating Expense Statement). If the amount of Operating Expenses paid by Tenant on account for any Escalation Year shall exceed the amount of Operating Expenses for such Escalation Year (as finally billed by Owner pursuant to an Owner's Operating Expense Statement for such Escalation Year) by more than 5%, then Owner shall also pay to Tenant with such net credit balance, interest thereon, at a rate equal to 1% per annum over the prime rate in effect, from time to time, from the date or dates of payment by Tenant to Owner to the date or dates of application of such net credit balance against the next accruing Monthly installments of Fixed Rent or such repayment by Owner to Tenant.

                  Section 23.06. A. Tenant acknowledges that it has been given a copy of the Ground Lease and is familiar with the provisions thereof. The Fixed Rent for each Escalation Year shall be increased by a sum equal to Tenant's Proportionate Share of the aggregate of: (i) the "Base Rent" as defined in the Ground Lease plus (ii) (x) the "Alternate Rent", if any, as defined in the Ground lease plus (y) the "Percentage Rent", if any, as defined in the Ground Lease plus (iii) all "Impositions" as defined in the Ground Lease, in each event payable under the Ground Lease with respect to each Escalation Year. The aggregate of (i), (ii) and (iii) is referred to as the "Deemed Rental under the Ground Lease."

                  If at any time during the Demised Term the Ground Lease shall not be in force and effect for any reason including, but not limited to, the purchase by Owner of the landlord's interest under the Ground Lease or the termination of the Ground Lease by reason of the default or insolvency of the tenant thereunder, then notwithstanding anything to the contrary set forth in this Lease, Tenant shall continue to be liable for Tenant's Proportionate Share of what would be the "Deemed Rental under the Ground Lease" computed as if the Ground Lease were still in force and effect. In addition, Tenant shall make payments with respect to the Theatre Surcharge as set forth in Section 7.14.B.

                           B.       Unless the Commencement Date shall occur on
a July 1st, any increase in the Fixed Rent pursuant to the provisions of Subsection A of this Section 23.06 for the Deemed Rental Escalation Year in which the Commencement Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement

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Date to June 30th of such Deemed Rental Escalation Year, both inclusive, bears to the total number of days in such Deemed Rental Escalation Year. Unless the Demised Term shall expire on a June 30th, any increase in the Fixed Rent pursuant to the provisions of Subsection A for the Deemed Rental Escalation Year in which the date of the expiration of the Demised Term shall occur shall be apportioned in that percentage which the number of days in the period from July 1st of such Deemed Rental Escalation Year to such date of expiration, both inclusive, bears to the total number of days in such Deemed Rental Escalation Year.

                           C.       Owner shall render to Tenant, in accordance
with the provisions of Article 27, an Owner's Ground Lease Statement with respect to each Deemed Rental Escalation Year, either prior to or during such Deemed Rental Escalation Year. Owner's failure to render an Owner's Ground Lease Statement with respect to any Deemed Rental Escalation Year shall not (i) prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Deemed Rental Escalation Year provided that such Owner's Ground Lease Statement shall be rendered within three (3) years after the expiration of the Deemed Rental Escalation Year to which it relates nor (ii) deprive Tenant of any credit to which it otherwise might be entitled. Within thirty (30) days next following rendition of the first Owner's Ground Lease Statement which shows an increase in the Fixed Rent pursuant to Section 23.06A for any Deemed Rental Escalation Year (but in no event earlier than thirty (30) days prior to the time any installment of the Deemed Rental under the Ground Lease is required to be paid by Owner without penalty or interest), Tenant shall pay to Owner one-half of the amount of the increase shown upon such Owner's Ground Lease Statement for such Deemed Rental Escalation Year (subject to any apportionment pursuant to the provisions of Subsection B of this Section 23.06); and, subsequently, provided Owner shall have rendered to Tenant an Owner's Ground Lease Statement, Tenant shall pay to Owner not later than thirty (30) days prior to the date on which the second installment of the Deemed Rental under the Ground Lease with respect to a Deemed Rental Escalation Year is required to be paid by Owner without penalty or interest a sum equal to one-half (1/2) of the amount of the increase shown upon such Owner's Ground Lease Statement payable with respect to such Deemed Rental Escalation Year. Tenant further acknowledges that it is the purpose and intent of this Subsection C of this Section 23.06 to provide Owner with Tenant's Proportionate Share of the Deemed Rental under the Ground Lease pursuant to the provisions of this Subsection C thirty (30) days prior to the time such installment of the Deemed Rental under the Ground Lease is required to be paid by Owner without penalty or interest. Accordingly, Tenant agrees if the number of such installments and/or the date of payment thereof shall change, then (a) at the time that any such revised installment is payable by Owner, tenant shall pay to Owner the amount which shall provide Owner with Tenant's Proportionate Share of the Deemed Rental under the Ground Lease pursuant to the provisions of Subsection 23.06 applicable to the revised installment of the Deemed Rental under the Ground Lease then required to be paid by Owner, and (b) this Article shall be appropriately adjusted to reflect such change and the time for payment to Owner of Tenant's Proportionate Share of the Deemed Rental under the Ground Lease as provided in this Article shall be appropriately revised so that Owner shall always be provided with Tenant's Proportionate Share of the Deemed Rental under the Ground Lease thirty (30) days prior to the date the installment of the

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Deemed Rental under the Ground Lease is required to be paid by Owner without penalty or interest.

                           D.       Following rendition of the first Owner's
Ground Lease Statement and each subsequent Owner's Ground Lease Statement a reconciliation shall be made as follows: Tenant shall be debited with any increase in the Fixed Rent not shown on such Owner's Ground Lease Statement and credited with the aggregate amount, if any, paid by Tenant in accordance with the provisions of Subsection C of this Section 23.06 on account of increases in the Fixed Rent pursuant to Subsection 23.06 A. which has not previously been credited against increases in the Fixed Rent shown on Owner's Ground Lease Statements. Tenant shall pay any net debit balance to Owner within thirty (30) days next following rendition by Owner, in accordance with the provisions of
Article 27 of an invoice for such net debit balance; any net credit balance, shall be applied as an adjustment against the next accruing monthly installments of Fixed Rent (unless there are no such monthly installments remaining, in which event any net credit balance shall be payable by Owner to Tenant within thirty
(30) days next following the rendition of the Owner's Ground Lease Statement). If the amount of the increase in the Fixed Rent pursuant to Section 23.06A paid by Tenant on account for any Escalation Year shall exceed the amount of such increase in the Fixed Rent pursuant to Section 23.06A for such Escalator Year (as finally billed by Owner pursuant to an Owner's Ground Lease Statement for such Escalation Year) by more than 5%, then Owner shall also pay to Tenant with such net credit balance, interest thereon at a rate equal to 1% per annum over the prime rate in effect, from time to time, from the date or dates of payment by Tenant to Owner to the date or dates of application of such net credit balance against the next accruing monthly installments of Fixed Rent or such repayment by Owner to Tenant.

                  Section 23.07. Dispute Resolution: A. In the event of any dispute between Owner and Tenant arising out of the application of the Operating Expense, or Ground Lease Rental provisions of this Article, such dispute shall be determined by arbitration in New York City in accordance with the provisions of Article 36. Owner and Tenant acknowledge that with respect to the payment of Operating Expenses and "Deemed Rental under the Ground Lease" under the Ground Lease, this Lease shall be deemed a "Net Lease" and, accordingly, it is the intention of this Article that Tenant shall pay to Owner, Tenant's Proportionate Share of (a) one hundred (100%) percent of Operating Expenses throughout the Demised Tenant and (b) subject to Section 23.06A, one hundred (100%) percent of the "Deemed Rental under the Ground Lease" whether actually incurred or deemed incurred as provided in Section 23.06A throughout the Demised Term. Notwithstanding any such dispute and submission to arbitration, any increase in the Fixed Rent shown upon any Owner's Operating Expense Statement or any Monthly Escalation installment Notice or Owner's Ground Lease Statement or any Monthly Ground Lease Installment Notice shall be payable by Tenant within the time limitation set forth in this Article. If the determination in such arbitration shall be adverse to Owner, any amount paid by Tenant to Owner in excess of the amount determined to be properly payable, together with interest calculated at a rate equal to one (1%) percent per annum above the prime rate from the date(s) of overpayment to the date(s) of credit against Fixed Rent or payment by Owner as

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

hereinafter provided shall be credited against the next accruing installments of Fixed Rent due under this Lease. However, if there are no such installments, such amounts shall be paid by Owner to Tenant within ten (10) days following such determination. If any such determination grants Owner any additional sums, such sums shall bear interest calculated at a rate equal to one (1%) percent per annum above the prime rate from the date(s) payment was to be made therefor to the date(s) of payment by Tenant to Owner therefor.

                           B.       In the event Tenant disagrees with any
computation or other matter contained in any Owner's Operating Expense Statement or any Monthly Escalation installment Notice or Owner's Ground Lease Statement, or Monthly Ground Lease Installment Notice, as the case may be, Tenant shall have the right to give notice to Owner within three hundred sixty five (365) days next following rendition of such Statement or Notice setting forth the particulars of such disagreement. In the event that Tenant complies with the provisions of Subsection C of this Section and Owner does not provide Tenant with access to the information to which Tenant is entitled pursuant to the provision of said Subsection C, then the date 365 days next following the rendition of such statement or notice shall be extended by the number of days for which Tenant is so denied such access. If the matter is not resolved within one hundred fifty (150) days next following the giving of such notice by Tenant, it shall be deemed a dispute which either party may submit to arbitration pursuant to the provisions of Subsection A of this Section. If the final result (as determined by agreement of the parties or by arbitration) of any examination of Owner's books and records pursuant to subsection C of this Section establishes that the amount of any item of Operating Expenses set forth in any Owner's Operating Expense Statement or Ground Lease Statement exceeds the amount of such item as so finally determined by more than $10,000.00, then Tenant shall be entitled to examine Owner's books and records with respect to Operating Expenses and the Deemed Rental Under the Ground Lease and dispute items of Operating Expenses thereunder for the two (2) Escalation Years immediately preceding the Escalation Year for which the determination has been made. If (i) Tenant does not give a timely notice to Owner in accordance with the foregoing provisions of this Subsection disagreeing with any computation or other matter contained in any Owner's Operating Expense Statement or any Monthly Escalation Installment Notice or Owner's Ground Lease Statement of Monthly Ground Lease Installment Notice and setting forth the particulars of such disagreement, or
(ii) if any such timely notice shall have been given by Tenant, but the matter shall not have been resolved by agreement between the parties or Tenant shall not have submitted the dispute to arbitration within three hundred sixty-five
(365) days next following the giving of such notice by Tenant of such dispute, then Tenant shall be deemed conclusively to have accepted such Owner's Operating Expense Statement or Monthly Escalation Installment Notice or Owner's Ground Lease Statement or Monthly Ground Lease Installment Notice, as the case may be, and shall have no further right to dispute the same.

                           C.       (1) Tenant or its usual auditors of its
normal books and records (provided same are certified public accountants) or any firm of independent certified public accountants having at least twenty five
(25) partners or shareholders and a reputation in the industry for performing quality audits similar to those performed by any of the so-called "big six" accounting firms, or their successors, or any specialists in consulting on mechanical,

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

electrical, engineering or plumbing services (referred to as "Specialists") in each case at Tenant's expense, shall have the right to examine those portions of Owner's records which are reasonably required to verify the accuracy of any amounts shown on any Owner's Operating Expense Statement, or Owner's Ground Lease Statement provided Tenant shall notify Owner of its desire to so examine such records within three hundred sixty five (365) days next following rendition of the applicable Statement. Owner shall maintain such records for a period of three (3) years following the expiration of the Escalation Year or Deemed Rental Escalation Year to which they relate. Upon Tenant's timely request, Owner shall make such records available and any such examination shall be conducted at the office of Owner's accountants in New York City or at such other reasonable place in New York City designated by Owner during normal office hours.

                                    (2)      Tenant acknowledges and agrees that
not more than three (3) of its employees or three (3) persons employed by such auditors or three Specialists shall be entitled to entry to the offices of Owner at any one time for the purposes of such review and inspection. Tenant hereby recognizes the confidential, privileged and proprietary nature of such records and the information and data contained therein, as well as any compromise, settlement or adjustment reached between Owner and Tenant relating to the results of such examination, and Tenant covenants and agrees for itself, and its employees, agents and representatives (including, but not limited to, such auditors, Specialists and any attorneys or consultants retained by Tenant as hereinafter provided), that such books, records, information, data, compromise, settlement and adjustment will be held in the strictest confidence and not be divulged, disclosed or revealed to any other person except (x) to the extent required by law, court order or directive of any Governmental Authority (y) to such auditors or any attorneys retained by Tenant or consultants retained by Tenant in connection with any negotiation, action or proceeding between Owner and Tenant as to Operating Expenses, Owner's Operating Expense Statement, or Owner's Ground Lease Statement, and (z) to the extent such information is in the public domain except where it is in the public domain due to any disclosure by Tenant, its employees, agents and representatives (including, but not limited to, such auditors, Specialists, attorneys and consultants) in violation of the provision hereof and no examination of any such records shall be permitted unless and until such auditors, attorneys and consultants affirmatively agree and consent to be bound by the provisions of this Section 23.07C.

                                    (3)      Tenant agrees that Section
23.07C(2) is of material importance to Owner and that any violation thereof shall result in initiate, harm to Owner and Owner shall have all rights allowed by law or equity if Tenant, its employees, agents, and representatives (including, but not limited to, such auditors Specialists, attorneys or consultants) violate the terms of this Section 23.07C(2), and Tenant shall indemnify and hold Owner harmless of and from all loss, cost, damage, liability and expense (including, but not limited to counsel fees and disbursements) arising from a breach of the foregoing obligations of Tenant or any of its employees, agents and representatives, (including but not limited to, such auditors, Specialists, attorneys or consultants). This obligation of Tenant and its employees, agents and representatives (including, but not limited to, any such auditors Specialists, attorneys or consultants) shall survive the expiration or sooner termination of the Demised Term.

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                  Section 23.08. Collection of Increases in Fixed Rent: The
obligations of Owner and Tenant under the provisions of this Article with respect to any increase in the Fixed Rent, or any credit to which Tenant may be entitled, shall survive the expiration or any sooner termination of the Demised Term. All sums payable by Tenant under this Article shall be collectible by Owner in the same manner as Fixed Rent.

                  Section 23.09. During the Demised Term the Fixed Rent for each Escalation Year shall be increased by Tenant's Proportionate Share of all charges imposed upon or with respect to the Real Property pursuant to a city business improvement district with respect to such Escalation Year. Any sums payable pursuant to the foregoing provisions of this Section shall be paid by Tenant to Owner not later than thirty (30) days prior to the date on which the charges in question are required to be paid by Owner without penalty or interest to the applicable authority, provided Owner has made a demand to Tenant therefor at least thirty five (35) days prior to said date upon which said charges are so required to be paid.

                                    ARTICLE 24

                                    NO WAIVER

                  Section 24.01. Owner's Termination Not Prevented: Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Demised Term, nor the exercise of any such option by Tenant, shall prevent Owner from exercising any option or right granted or reserved to Owner in this Lease or in any collateral instrument or which Owner may have by virtue of any law, to terminate this Lease and the Demised Term or any renewal or extension of the Demised Term either during the original Demised Term or during the renewed or extended term. Any termination of this Lease and the Demised Term shall serve to terminate any such renewal or extension of the Demised Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Demised Term. Any such option or right on the part of Owner to terminate this Lease shall continue during any extension or renewal of the Demised Term. No option granted to Tenant to renew or extend the Demised Term shall be deemed to give Tenant any further option to renew or extend.

                  Section 24.02. No Termination by Tenant/No Waiver: No act or thing done by Owner or Owner's agents during the Demised Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Demised Term except a written instrument accepting such surrender, executed by Owner. No employee of Owner or of Owner's agents shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease and the Demised Term, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Owner sublet the Demised Premises for Tenant's account, Owner or Owner's agents are authorized to receive said keys for such purposes without

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Releasing Tenant from any of its obligations under this Lease, and Tenant hereby relieves Owner of any liability for loss of, or damage to, any of Tenant's property or other effects in connection with such subletting. The failure by either party to seek redress for breach or violation of, or to insist upon the strict performance of, any term, covenant or condition of this Lease on the other party's part to be observed or performed, shall not prevent a subsequent act or omission which would have originally constituted a breach or violation of any such term, covenant or condition from having all the force and effect of an original breach or violation. The receipt by Owner or payment by Tenant of rent with knowledge of the breach or violation by the other party of any term, covenant or condition of this Lease on such party's part to be observed or performed shall not be deemed a waiver of such breach or violation. Owner's failure to enforce any Building Rule against Tenant or against any other tenant or occupant of the Building shall not be deemed a waiver of any such Building Rule. No provision of this Lease shall be deemed to have been waived by either party unless such waiver shall be set forth in a written instrument executed by the party against which such waiver is sought. No payment by Tenant or receipt by Owner of a lesser amount than the aggregate of all Fixed Rent and additional rent then due under this Lease shall be deemed to be other than on account of the first accruing of all such items of Fixed Rent and additional rent then due, no endorsement or statement on any check and no letter accompanying any check or other rent payment in any such lesser amount and no acceptance of any such check or other such payment by Owner shall constitute an accord and satisfaction, and Owner may accept any such check or payment without prejudice to Owner's right to recover the balance of such rent or to pursue any other legal remedy.

                                    ARTICLE 25

                         MUTUAL WAIVER OF TRIAL BY JURY

                  Section 25.01. Owner and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by Owner or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; however, the foregoing waiver shall not apply to any action for personal injury or property damage. The provisions of the foregoing sentence shall survive the expiration or any sooner termination of the Demised Term. If Owner commences any summary proceeding, or any other proceeding of like import, Tenant agrees: (i) not to interpose any counterclaim of whatever nature or description in any such summary proceeding, or any other proceeding of like import, unless failure to interpose such counterclaim would preclude Tenant from asserting such claim in a separate action or proceeding; and (ii) not to seek to remove to another court or jurisdiction or consolidate any such summary proceeding, or other proceeding of like import, with any action or proceeding which may have been, or will be, brought by Tenant. In the event that Tenant shall breach any of its obligations set forth in the immediately preceding sentence, Tenant agrees (a) to pay all of Owner's reasonable attorneys' fees and disbursements

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

in connection with Owner's enforcement of such obligations of Tenant and (b) in all events, to pay all accrued, present and future Fixed Rent and increases therein and additional rent payable pursuant to the provisions of this Lease.

                  Section 25.02. In connection with any action or proceeding brought by either party against the other in connection with this Lease, the relationship of Owner and Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, the prevailing party therein shall be entitled to obtain from the losing party, within thirty (30) days after a request therefor, its reasonable counsel fees and disbursements incurred in connection with such action or proceeding.

                                   ARTICLE 26

                              INABILITY TO PERFORM

                  Section 26.01. If, by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, any Legal Requirements, any orders of any Governmental Authority or any other cause beyond Owner's reasonable control (excluding inability to pay), whether or not such other cause shall be similar in nature to those hereinbefore enumerated (and any such cause is herein referred to individually and collectively as a "Force Majeure Event"), Owner is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Owner under the provisions of Article 29, Addendum A or any other Article of this Lease or any collateral instrument (with the exception of any obligation on Owner's part to pay any sum of money, which monetary obligation shall remain unaffected by the provisions of this Section), or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether or not required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Owner's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or, except as otherwise specifically provided in this Lease, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence to attempt to eliminate the cause of any inability or delay referred to in this Section; however, it is understood and agreed that (i) the foregoing provisions of this sentence shall not apply in the event of any strike or labor dispute as long as Owner shall have taken all actions that owners of other class A headquarters office buildings in midtown Manhattan would take in similar situations to eliminate the cause of such inability or delay, and (ii) Owner shall not be required to employ labor at overtime or any other premium pay rates (unless otherwise specifically required to do so elsewhere in this Lease), except that Owner shall employ labor at such overtime or other premium pay rates in cases where there is, or there is reasonably likely to be, a material

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interference with the conduct of Tenant's normal business operations or the health or safety of any occupants of the Demised Premises is, or is reasonably likely to be, adversely affected.

                  Section 26.02. If, by reason of any Force Majeure Event, Tenant is unable to fulfill any of Tenant's obligations under this Lease or any collateral instrument (with the exception of any obligation on Tenant's part to pay any sum of money, which monetary obligation shall remain unaffected by the provisions of this Section), Tenant shall not be required to fulfill such non-monetary obligation during the period that Tenant is so unable to fulfill them by reason of such Force Majeure Event. Tenant shall employ reasonable diligence to attempt to eliminate the cause of any inability or delay referred to in this Section; however, it is understood and agreed that (i) the foregoing provisions of this sentence shall not apply in the event of any strike or labor dispute as long as Tenant shall have taken all actions that similar tenants of similar space in other class A headquarters office buildings in midtown Manhattan would take in similar situations to eliminate the cause of such inability or delay, and (ii) Tenant shall not be required to employ labor at overtime or any other premium pay rates, except that Tenant shall employ labor at such overtime or other premium rates in cases where the health or safety of any occupants of the Demised Premises is, or is reasonably likely to be, adversely affected.

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                                   ARTICLE 29

                             UTILITIES AND SERVICES

                  Section 29.01. Elevators: A. Owner, at Owner's expense, shall furnish passenger elevator facilities as set forth in Section 29.01.C on business days (as defined in Section 31.01) from 7:00 A.M. to 7:00 P.M. and on Saturdays from 7:00 A.M. to 1:00 P.M. and shall have each passenger elevator available as needed at all other times for the same to provide service at the level set forth in the specifications listed in Schedule 2 to Addendum A hereof. Except as hereinafter set forth, Owner, at Owner's expense, shall furnish adequate freight elevator facilities on business days from 7:00 a.m. to 6:00 p.m. subject to such reasonable rules as Owner may adopt for the use of any freight elevator. Owner agrees to provide during the Demised Term from and after the date upon which Owner shall have completed Owner's Initial Construction such facility by designating one (1) of the freight elevators shown on the Basic Building Plans (as defined in Addendum A) (the "Designated Freight Elevator") for the exclusive use of Tenant during the days and hours set forth above for freight elevators, provided, however, that Owner shall have the right to use the Designated Freight Elevator for its own use or the use of other tenants in the Building as and when necessary in Owner's reasonable opinion (for reasons including, without limitation, periods of outage of the other freight elevators) and provided, further, that Owner shall not have such right in the event that such use by Owner will result in an unreasonable diminution of the freight elevator facilities to be provided to Tenant under the provisions of this Section. Tenant

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acknowledges that Tenant shall not have the exclusive use of any other freight elevator in the Building, provided, however, Tenant shall have the right to use the Building's other freight elevator on a non-exclusive basis, together with Owner's own use and the use of other tenants in the Building, (i) prior to the date upon which Owner shall have completed Owner's Initial Construction, (ii) during such periods that Owner shall be using the Designated Freight Elevator for its own use or the use of other tenants in the Building, (iii) during periods when the Designated Freight Elevator is not operational and (iv) at such other times as needed by Tenant, subject to the needs of Owner and the other tenants of the Building. At any time or times all or any of the elevators in the Building may, at Owner's option, be automatic elevators, and Owner shall not be required to furnish any operator service for automatic elevators. If Owner shall, at any time, elect to furnish operator service for any automatic elevators, Owner shall have the right to discontinue furnishing such service with the same effect as if Owner had never elected to furnish such service.

                           B.       Owner agrees that the core of the Building
shall be designed so that the twenty-eighth (28th), twenty-ninth (29th) and thirtieth (30th) floors of the Building which are included as part of the Demised Premises shall be served by both (x) one (1) passenger elevator that shall be dedicated to the exclusive use of the tenants and occupants of such floors and such elevator shall not be programmed to serve any other floors of the Building other than the lobby, the sixteenth (16th) floor and any other floors designated by Tenant and (y) the remaining seven (7) passenger elevators serving the high rise elevator bank. Tenant shall have the right to use the other seven (7) passenger elevators serving the 28th, 29th and 30th floors in common with the other tenants and occupants of floors which the elevators of the high rise elevator bank serve, and accordingly, in no event shall any of such seven (7) elevators be used exclusively by any other tenant or occupant in the Building. Owner shall have the right to place the dedicated elevator in general use to the whole bank (including the 28th, 29th and 30th floors) in cases of emergency or when any two (2) or more other elevators serving the same bank are not in service due to repairs or other outage. Tenant acknowledges that the dedication of one high-rise elevator as set forth herein may result in the elevators in the high-rise bank not performing to the specifications outlined in
Schedule 2 to Addendum A, and Owner shall not be responsible therefor. Prior to completion of the Building, Owner shall suggest other available programming alternatives and shall, at Tenant's option, program the elevators in the high-rise bank in a different manner acceptable to Owner and Tenant, each in their sole and absolute discretion.

                           C.       Owner agrees that the core of the Building
shall be designed such that the third (3rd) through the sixteenth (16th) floors of the Building shall be served by eight (8) passenger elevators in the low-rise bank, with the sixteenth (16th) floor also being served by the eight (8) high-rise elevators. Tenant shall have the right to use such passenger elevators, which shall provide elevator service in accordance with the requirements of Schedule 2 of Addendum A, with the other tenants and occupants of such floors (if any). Prior to the completion of the Building, Tenant may suggest other available programming alternatives and such elevators in the low rise bank may be programmed in a different manner acceptable to Owner and Tenant, each in their sole and absolute discretion, provided, however that if such

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programming shall result in the elevators in the low rise bank not performing to the specifications outlined in Schedule 2 of Addendum A, Owner shall not be responsible therefor.

                           D.       Tenant, at Tenant's expense, subject to
Section 3.10F, shall be entitled to the use of the Building's hoists during the construction of Tenant's Initial Installation prior to the removal of hoists as provided in Addendum A, provided that any such use shall be non exclusive with that of Owner's and any other tenants' in the Building. It is expressly agreed and understood that in no event shall Tenant have priority over Owner in the use thereof but Tenant shall have priority over other tenants in the Building with respect to such use. Tenant shall be required to give Owner reasonable advance notice of any requests for the use of the hoists as hereinabove provided. Owner shall cause the hoists to be removed from the Building at such time as directed by Tenant which shall be no earlier than such time as Owner shall have obtained a temporary certificate of occupancy with respect to the Building but in no event later than the date sixty (60) days thereafter (it being expressly understood that if Tenant never directs Owner to remove the hoists, Owner may do so at the end of such sixty (60) day period).

                  Section 29.02. Heat, Air Conditioning and Ventilation: Owner, at Owner's expense (subject to the provisions of this Section and Section 29.04), shall furnish and distribute to the Demised Premises through the Building heating, ventilating and air conditioning (referred to as "HVAC") systems, when required for the comfortable occupancy of the Demised Premises, heated, cooled and outside air, at the temperatures, pressures and degrees of humidity and in the volumes and velocities set forth in the design specifications contained in the Basic Building Plans and Schedule 2 of Addendum A on a year-round basis from 7:00 A.M. to 7:00 P.M. on business days and 7:00 A.M. to 1:00 P.M. on Saturdays. Tenant understands, however, that the equipment used to manufacture heated and cooled air will be located outside the Demised Premises but the air handling units which will be employed in distributing air in the Demised Premises will be connected to Tenant's electric meter(s) and Tenant shall be responsible for payment of all electricity consumed by such air handling units. Notwithstanding the foregoing provisions of this Section, Owner shall not be responsible if the normal operation of the HVAC systems shall fail to provide conditioned air at temperatures, pressures or degrees of humidity in accordance with the design specifications set forth in the Basic Building Plans and Schedule 2 of Addendum A or in the required volumes or velocities set forth in said design specifications in any portions of the Demised Premises (a) which, by reason of any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, shall have an electrical load in excess of the applicable permitted load referred to in said design specifications, or which shall have a human occupancy factor in excess of the applicable permitted occupancy factor referred to in said design specifications, or (b) because of any rearrangement of partitioning or other Alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Whenever said HVAC systems are in operation, Tenant agrees that Owner shall not be responsible if Tenant's failure to cause the venetian blinds in the Demised Premises to be kept closed if necessary because of the position of the sun shall adversely affect the operation of the HVAC systems. None of the events for which Owner shall not be responsible as hereinabove in this Section provided shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or

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diminution of rent, or relieve Tenant from any of its obligations under this
Lease, or impose any liability upon Owner or its agents, by reason of inconvenience or annoyance to Tenant or injury to, or interruption of, Tenant's business or otherwise. Subject to the foregoing provisions, Tenant shall cooperate fully with Owner at all times and abide by all reasonable regulations and requirements which Owner may reasonably prescribe for the proper functioning and protection of the Building HVAC systems. The HVAC System shall be designed to permit purging. The purging of each floor will be accomplished by supplying 100% outside air to the selected floor and exhausting 100% of the air from the selected floor through the smoke exhaust system. The floor purging will be automatic and on a one-floor-at-a-time basis. The schedule of purging and the length of time of the purging shall be agreed between Tenant and Owner, each acting reasonably. The schedule and duration will vary seasonally as the function of the dry bulb and wet bulb temperatures of the outside air. The frequency of required purging and the length of time per floor required for purging will be determined by operating experience.

                  Section 29.03. Cleaning. At least nine (9) months prior to the Commencement Date, Tenant shall notify Owner whether Tenant elects to clean the Demised Premises itself or have Owner clean the Demised Premises. If Tenant elects to clean the Demised Premises itself, then the provisions of subsection I of this Section shall apply and the provisions of subsection II shall be of no force and effect. If Tenant elects to have Owner clean the Demised Premises, then the provision of subsection II of this Section shall apply and the provisions of subsection I shall be of no force and effect.

                                    I.       Owner shall have no obligation to
clean the Demised Premises or remove refuse therefrom. Tenant, at Tenant's expense, shall cause the Demised Premises to be cleaned substantially in accordance with the standards set forth in Schedule E attached hereto and made a part hereof, and shall cause Tenant's refuse to be removed. Such cleaning shall be performed by the cleaning contractor selected, from time to time, by Owner in its sole discretion, provided that (i) such cleaning contractor shall be the same cleaning contractor then selected by Owner to provide cleaning to the remainder of the Building outside the Demised Premises, and (ii) Tenant shall execute a cleaning contract with such contractor, which shall contain the same provisions as those contained in Owner's cleaning contract with such cleaning contractor to the extent related to the cleaning of tenant space in the building (as said provisions shall be adjusted to reflect the size of the Demised Premises and any extra cleaning services required by Tenant beyond those set forth in Schedule E). Tenant shall cooperate with any waste and garbage recycling program of the Building and shall comply with all reasonable rules and regulations of Owner with respect thereto.

                                    II.      Provided Tenant shall keep the
Demised Premises in reasonable order, Owner, at Owner's expense, shall cause the office areas of the Demised Premises to be cleaned substantially in accordance with the standards set forth in Schedule E and shall cause Tenant's ordinary office waste paper refuse to be removed. Tenant shall cooperate with any waste and garbage recycling program of the Building and shall comply with all reasonable rules and regulations of Owner with respect thereto. Tenant acknowledges that Owner's obligation to cause the office areas of the Demised Premises to be cleaned excludes any

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portion of the Demised Premises not used as office areas (e.g., storage, mail and computer areas, private lavatories and areas used for the storage, preparation, service or consumption of food or beverages). Unless Owner shall request that Tenant make its own arrangements directly with the contractor providing cleaning services to the Demised Premises, Tenant shall pay Owner at Owner's actual out-of-pocket cost, for the removal of any of Tenant's refuse or rubbish, other than ordinary office waste paper refuse, from the Building.

                           B.       Tenant acknowledges and is aware that the
cleaning services which may be furnished by Owner pursuant to Subsection II of this Section may be furnished by a contractor or contractors employed by Owner and agrees that Owner shall not be deemed in default of any of its obligations under this Section 29.03 unless such default shall continue for an unreasonable period of time after notice from Tenant to Owner setting forth the specific nature of such default.

                           C.       Tenant, at Tenant's expense, shall cause all
portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner satisfactory to Owner, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be any evidence of any infestation. Tenant shall contract independently with Owner (and pay to Owner Owner's actual cost therefor) or Owner's cleaning services contractor for the removal of such other refuse and rubbish and for cleaning services in addition to those furnished by Owner and for the purpose of providing extermination services required to be performed by Tenant.

                  Section 29.04. Electricity: A. Any portion of the Demised Premises which, when initially leased by Tenant shall constitute less than a full floor of the Building, other than any retail space, is referred to as a "Partial Space". Tenant shall make arrangements to supply all electricity in the Demised Premises, including, but not limited to, electricity to serve the air handling unit and hot water heater (other than the air handling unit and hot water heater serving any Partial Space) installed in the Demised Premises by contracting directly with the corporation(s) and/or other entity(ies) selected by Tenant to supply electrical service to the Demised Premises and shall pay said corporation(s) and/or other entity(ies) for all electricity consumed in or about the Demised Premises. In connection with the purchase of electric energy by Tenant, Owner shall install for the initial Demised Premises leased as of the Commencement Date other than for the twenty-eighth (28th), twenty-ninth (29th) and thirtieth (30th) floors thereof (such portion of the initial Demised Premises excluding the 28th, 29th and 30th floors, the "Master Block"), metering facilities, including the type of meter furnished by the utility provider of Tenant's choice, in the switchboards to permit coincidence demand metering and energy metering of such portion of the initial Demised Premises leased as of the Commencement Date. Owner shall install direct meters supplied by the utility provider of Tenant's choice on the twenty-eighth (28th), twenty-ninth (29th) and thirtieth (30th) floors of the Building which meters measure demand and consumption of electrical energy. If Tenant, subsequent to the Commencement Date, shall lease any additional space, Owner shall install a separate meter for each such additional space which meter measures both demand and consumption of electric energy; if Owner shall recapture any Eliminated Space, (i) if such

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Eliminated Space is within the Master Block, or shall constitute space for which electricity is not measured on a discrete meter, Owner shall install a submeter serving such Eliminated Space so that all electricity consumed therein, which shall not be permitted to exceed the amount of power reserved for and distributed to such Eliminated Space, shall be charged by Tenant to Owner during the period in which such Eliminated Space shall be recaptured, which amount shall be (a) billed monthly at Tenant's actual cost based on a reading of such submeters, and (b) paid to Tenant by Owner within thirty (30) days after receipt of a bill therefor, and (ii) if such Eliminated Space is not within the Master Block and electricity therein is measured on a discrete meter, then, Tenant shall disconnect the service to such Eliminated Space, Owner shall obtain its own electrical service during its recapture of such Eliminated Space and Owner shall cause such service to be disconnected when Owner surrenders such Eliminated Space back to Tenant, after which Tenant will again be responsible for obtaining electrical service therefor. Notwithstanding the foregoing provisions of this Subsection A, Tenant acknowledges that the air handling unit and hot water heater serving any Partial Space shall not be connected to Tenant's meters but, instead, shall be connected to either (i) separate meters measuring only the electrical energy consumed by such systems on the floor on which such space is located or (ii) another meter serving any floor on which any Partial Space is located which meters shall serve the public portions of such floor. Accordingly, Tenant agrees that during the Demised Term, or any earlier period during which Tenant is required to pay Fixed Rent with respect to any Partial Space, Tenant shall pay to Owner, within thirty (30) days after demand, from time to time, that proportion of all amounts shown on said respective separate meters (or single meter, as the case may be), which the rentable square foot area of the Partial Space bears to the total rentable square foot area of the floor upon which the Partial Space is located. If because of the amount, or hours of usage of, electricity in the Partial Space in question, the proportion of the amounts shown on such respective meters (or single meter, as the case may be) for which Tenant is responsible is not an equitable apportionment of the amount on such meters (or single meter, as the case may be) for which Tenant should be responsible, then, at either party's request the parties shall agree upon a different amount and if the parties are unable to agree, such amount shall be determined by arbitration in accordance with the provisions of Article
36. Owner shall provide direct meter service for all electricity consumed by Tenant within any Partial Space (other than any electricity related to the air handling unit and hot water heater serving such Partial Space). If prior to the installation of the electrical meters in the various portions of the Demised Premises or such time as such meters become operational, Tenant shall enter any such portions of the Demised Premises to perform Tenant's Initial Installation, Owner shall furnish electricity to such portions of the Demised Premises until such meters are installed and operational.

                           B.       If either the quantity or character of
electrical service is changed by (i) the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building or (ii) the utility provider of Tenant's choice who provides electricity to the Demised Premises or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution or rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason

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of inconvenience or annoyance to Tenant, or injury to or interruption of
Tenant's business or otherwise, other than such liability as may be imposed upon Owner by reason of the negligence of Owner or breach by Owner of any express covenant of this Lease on Owner's part to be observed or performed.

                           C.       Owner represents that the electrical feeder
or riser capacity serving the Demised Premises on the Commencement Date or any Revised Completion Date shall provide for the applicable electrical load set forth in the Building Plans and Specifications, and in Addendum A, including
Schedule 2 thereof, other than during any period when such capacity may be restricted by any Legal Requirements in which event the reference to such capacity shall, during such period, be decreased to the maximum capacity permitted by such Legal Requirements. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers, shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided that, the same are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to, interfere with, or disturb, other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Demised Premises exceed the capacity of the existing feeders or wiring installations then serving the Demised Premises.

                           D.       Notwithstanding anything to the contrary set
forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) selected by Owner to provide electricity to the Building resulting from the installation in the Demised Premises of energy efficient lamping, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lamping, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, other than by application of Owner's Work Contribution, in accordance with all of the provisions of this Lease. Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Demised Premises any such lamping, supplemental heating, ventilation and air conditioning systems or other Alterations.

                  Section 29.05. Water: If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, pantry and drinking purposes, Owner may install a hot water meter and a cold water meter and thereby measure Tenant's consumption of water for all such other purposes. Owner shall pay the cost of any such meters and their installation, and Tenant shall keep any such meters and any such installation equipment in good working order and repair, at Tenant's cost and expense. Tenant agrees to pay for water consumed as shown on said meters, and sewer charges, taxes and any other governmental charges thereon, as and when bills are rendered. Tenant understands that, except with respect to Partial Space, the hot

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water heater will be connected to Tenant's electric meter and that Tenant shall be responsible for payment of all electricity consumed by such equipment. For the purposes of determining the amount of any sums required to be paid by Tenant under this Section, all hot and cold water consumed during any period when said meters are not in good working order shall be deemed to have been consumed at the rate of consumption of such water during the most comparable period when such meters were in good working order.

                  Section 29.06. Overtime Periods: The Fixed Rent does not reflect or include any charge to Tenant for the furnishing or distributing of any freight elevator or HVAC services to the Demised Premises during periods (referred to as "Overtime Periods") other than the hours and days set forth above in this Article for the furnishing and distributing of such services. Accordingly, if Owner shall furnish any such freight elevator or HVAC services to the Demised Premises at the request of Tenant during Overtime Periods, Tenant shall pay Owner for such services the actual out of pocket incremental costs to Owner of providing such services (which costs shall exclude any depreciation of the equipment used in providing the services) during Overtime Periods, but if any other tenants in the same HVAC zone, if any, as Tenant shall request overtime HVAC services at the same time as Tenant, then the overtime charges shall be allocated pro rata among the tenants so requesting such services at the same time. Notwithstanding anything to the contrary set forth in the foregoing provisions of this Section in no event shall the rates for overtime freight elevator or HVAC charges exceed the charges therefor imposed upon other Tenant's therefor at the same time as such overtime services are furnished to such other tenants. Owner shall not be required to furnish any such service during Overtime Periods unless, with respect to freight elevator service, Owner has received at least twenty-four (24) hours advance notice from Tenant requesting such service, and with respect to those HVAC services which are dependent upon the use of the floor by floor local fan room air handling units, Owner has received advance notice from Tenant requesting such services by no later than 3:00 p.m. of the day for which such services are requested, if such day is a business day, or 3:00 p.m. of the last business day preceding the day for which such services are requested, if such day is a Saturday, Sunday or holiday. Owner agrees that, subject to the foregoing provisions of this Section and the provisions of
Article 26 and Section 29.07, such services shall be available on a twenty-four
(24) hour per day basis. Tenant shall not be charged for any overtime use of the freight elevator with respect to Tenant's initial move into the Demised Premises.

                  Section 29.07. Owner's Right to Stop Service: Owner reserves the right to stop the service of the HVAC, elevator, plumbing, electrical or other mechanical systems or facilities in the Building when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements, which, in the reasonable judgment of Owner are desirable or necessary, until said repairs, alterations, replacements or improvements shall have been completed. Except in cases of emergency, Owner (i) agrees to give Tenant reasonable advance notice of any such stoppage and (ii) shall not cause "such stoppage to the Demised Premises to continue for a period in excess of twelve (12) consecutive hours, and (iii) shall coordinate any such stoppage with Tenant in an attempt to minimize any interference with Tenant's normal business operations and (iv) such stoppage shall be scheduled only on those

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weekends upon which Owner and Tenant shall reasonably agree. Notwithstanding anything to the contrary set forth herein, the exercise of such right by Owner shall not constitute an actual or constructive eviction, in whole or in part, or subject to the provisions of Section 13.09, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner shall employ reasonable diligence in attempting to restore the operation of any such system or facilities without any obligation, however, to employ labor at overtime or other premium pay rates, except that in cases where there is, or is reasonably likely to be, a material interference with the conduct of Tenant's normal business operations or the health or safety of the occupants of the Demised Premises is, or is reasonably likely to be, adversely affected, Owner shall employ contractors or labor at overtime or other premium pay rates to make repairs to be made by Owner pursuant to the provisions of Section 5.02. Not more frequently than once in any twelve (12) month period, Tenant may request that Owner shut down the HVAC, elevator, and electrical systems serving the Building to enable Tenant to test Tenant's emergency generators and their connections to the Building systems with full Building load. Upon such request, Owner shall cooperate with Tenant in scheduling such shut down, and at a time mutually agreed upon between Owner and Tenant, Owner shall shut down the aforementioned systems for a period of time, which at Owner's option, Owner may limit to two (2) hours, unless, based on actual experience in testing such equipment, it is determined that a longer period of testing time is required, to verify the integrated operational functionality of all the system components. Owner shall permit Tenant (i) on a monthly basis, to test Tenant's emergency generators "without a load", and (ii) on a quarterly basis to perform a "full load test" of Tenant's emergency generators, which testing shall involve not more than a partial or intermittent shut down of the HVAC, elevator and/or electrical systems serving the Building on a selective and rotational basis.

                  Section 29.08. The Building's refrigeration plant shall have the capacity to provide chilled water to serve supplemental air conditioning systems installed by the tenants or occupants of the Building, twenty-four (24) hours per day (subject to the provisions of Article 26 and Section 29.07). Owner agrees to reserve until the Commencement Date capacity in the Building's chilled water system with respect to the Demised Term for up to 700 tons of supplemental air conditioning for Tenant. Tenant shall give notice to Owner, on or prior to the Commencement Date, of the capacity which Tenant requires up to such limit of 700 tons. During the Demised Term Owner shall so supply twenty-four (24) hours a day seven (7) days a week chilled water to Tenant's supplemental air conditioning systems and all supply systems installed by Tenant that operate to cool all of the technology related equipment, including the local floor unit to serve the trading floor so installed in the Demised Premises and connected to the Building's refrigeration plant up to a total of 700 tons, subject to the provisions of Article 26 and Section 29.07. Tenant shall pay to Owner an annual fee for providing chilled water to service such supplemental air conditioning systems equal to the actual cost to Owner taking into account in such determination, only the actual cost of (a) providing electricity for operating the (i) chillers, (ii) CHW pump(s) for chilled water, (iii) CW pump(s) for condenser water, (iv) cooling tower fan motor(s) and (v) domestic cold water make-up for cooling towers, (b)

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acquiring chemicals for chemical treatment, and (c) providing steam for humidification of Tenant's technology floor, and specifically excluding depreciation.

                  Section 29.09. A. Owner agrees to manage the Building in accordance with specifications required of a class A headquarters building in midtown Manhattan, provided that such specifications shall be subject to Tenant's reasonable approval. Owner shall provide security to the Building in accordance with standards of security provided by comparable Class A headquarters buildings in midtown Manhattan, and in connection therewith, there shall not be any entrance open to the public from the retail space into the lobby unless otherwise required by Legal Requirements. Such security measures shall include the installation by Owner of a concierge desk in the lobby of the Building and in addition to staffing the same with Owner's personnel, Owner shall permit Tenant to staff the concierge desk with up to two (2) of its employees and permit Tenant to connect security equipment to, and install security equipment in, such concierge desk in a portion thereof reasonably acceptable to Owner. In the event of any dispute as to whether the management or security of the Building complies with the provisions of this Section, such dispute shall be determined by arbitration in accordance with the provisions of
Article 36.

                           B.       Tenant shall be entitled to access to the
Demised Premises 24 hours per day 7 days per week and there shall be a Building engineer in the Building 24 hours per day, 7 days per week, in each case subject to the provisions of this Lease.

                           C.       Owner shall establish a messenger center on
the street level of the Building at a reasonable proximity to the loading dock for messengers delivering and retrieving packages to and from the tenants in the Building. At Tenant's election, Owner shall either (i) allocate one-half of the area of such center (but in no event less than one-hundred ninety square feet) for Tenant's exclusive use as a messenger center and allow Tenant to utilize its own employees in connection with the operation of such portion of the messenger center, provided that such employment shall not cause a conflict with the reasonable operation of the remainder of messenger center by Owner or (ii) deliver, to and retrieve from the Demised Premises all hand delivery packages, in the manner in which Owner shall operate such messenger center. In the event that Tenant shall elect to operate its own messenger center, as hereinabove provided, Tenant shall not utilize that portion of the messenger center operated by Owner for the remaining tenants of the Building.

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                  Section 29.11.    Intentionally Deleted

                  Section 29.13. A. Owner shall make available to Tenant such space in the Building shafts as may be required by Tenant to enable Tenant to complete Tenant's Initial Installation, as such requirements are set forth in
Schedule 2 of Addendum A subject, however, to Owner's reasonable approval as to the location. Owner shall also allow Tenant access to points of entry to such shaft space. Tenant may utilize such shaft space for Tenant's telephone, telecommunications and data transmission systems and for the installation of a flue to exhaust Tenant's kitchen to be located on the twenty-eighth (28th) twenty-ninth (29th) or thirtieth (30th) floors of the Building and for any other purposes set forth in Schedule 2 of Addendum A. Owner shall provide Tenant with additional shaft space in such location and amounts reasonably agreed upon between Owner and Tenant for the installation by Tenant, at Tenant's expense, of an additional flue serving the floors of the Demised Premises below the twenty-eighth (28th) floor, to exhaust an additional kitchen. Tenant acknowledges that Owner may require Tenant to install such additional flue at a date which may occur earlier than the date upon which Tenant shall require such additional flue because its installation may interfere with the occupancy of portions of the Building outside of the Demised Premises by other tenants.

                                    B. Entry by Tenant for such access to the
shafts and performance of all such work therein shall be in accordance with all of the provisions of this Lease (including, but not limited to, the provisions of Articles 3 and 6, notwithstanding that all of said installations are not contained within the Demised Premises) and any reasonable rules and regulations adopted by Owner for such use, access and work, provided that such rules and regulations shall be enforced in a non-discriminatory manner. All such installations shall be supplied and installed at Tenant's expense in accordance all of the provisions of this Lease. Owner shall have no responsibility for the maintenance and repair of any such installations except for any damage caused by the negligence or willful misconduct of Owner or any of Owner's agents, employees or contractors. Upon the Expiration Date or sooner termination of the Demised Term, or if required by any Legal Requirements, Tenant, at Tenant's sole cost and expense, upon request of Owner shall remove from all conduits installed in the shafts by or on behalf of Tenant, all telephone, telecommunications and data transmission cabling and make all repairs to the Building occasioned thereby. Subject to the provisions of Section 9.02, Tenant shall indemnify and hold Owner and Owner's agents harmless of and from all loss, cost, liability, damage and reasonable expense, including, but not limited to, reasonable counsel fees and disbursements, arising from the installation, use, maintenance, and removal (to the extent such removal is required hereby) of such installations, except for any damage caused by the negligence or willful misconduct of Owner or any of Owner's agents, employees or contractors.

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                                   ARTICLE 30

                             TABLE OF CONTENTS, ETC.

                  Section 30.01. Table of Contents/Captions: The Table of Contents and the captions following the Articles and Sections of this Lease have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of this Lease.

                                   ARTICLE 31

                     MISCELLANEOUS DEFINITIONS, SEVERABILITY
                          AND INTERPRETATION PROVISIONS

                  Section 31.01. The term "business days" as used in this Lease shall exclude Saturdays, Sundays and holidays, the term "Saturdays" as used in this Lease shall exclude holidays and the term "Holidays" as used in this Lease shall mean all days observed as legal holidays by either the New York State Government or the Federal Government.

                  Section 31.02. The terms "person" and "persons" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities, whether any of the foregoing are acting on their own behalf or in a representative capacity.

                  Section 31.03. The term "prime rate" shall mean the rate of interest announced publicly by Chase Bank, or its successor, from time to time, as Chase Bank's or such successor's base rate, or if there is no such base rate, then the rate of interest charged by Chase Bank or its successor to its most credit worthy customers on commercial loans having a ninety (90) day duration.

                  Section 31.04. If any term, covenant or condition of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term, covenant or condition shall not be affected thereby.

                  Section 31.05. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.

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                  Section 31.06 All of the terms, covenants and conditions of every exhibit, schedule and addendum attached to this Lease are incorporated in this Lease by reference and shall be deemed a part of this Lease as though fully set forth in the body of this Lease.

                                   ARTICLE 32

                               ADJACENT EXCAVATION

                  Section 32.01. If an excavation shall be made upon land adjacent to the Real Property, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the walls and other portions of the Building from injury or damage and to support the same by proper foundations and no such entry shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or said person.

                                   ARTICLE 33

                                 BUILDING RULES

                  Section 33.01. Tenant shall observe faithfully, and comply strictly with, and shall not permit the violation of, the Building Rules set forth in Schedule F annexed to and made a part of this Lease and such additional reasonable Building Rules as Owner may, from time to time, adopt. All of the terms, covenants and conditions of Schedule F are incorporated in this Lease by reference and shall be deemed part of this Lease as though fully set forth in the body of this Lease. The term "Building Rules" as used in this Lease shall include those set forth in Schedule F and those hereafter made or adopted as provided in this Section. In case Tenant disputes the reasonableness of any additional Building Rule hereafter adopted by Owner, the parties hereto agree to submit the question of the reasonableness of such Building Rule to arbitration in accordance with the provisions of Article 36. Tenant's right to dispute the reasonableness of any additional Building Rule shall be deemed waived unless asserted by service of a notice upon Owner within thirty (30) days after the date upon which Owner shall give notice to Tenant of the adoption of any such additional Building Rule. Owner shall have no duty or obligation to enforce any Building Rule, or any term, covenant or condition of any other lease, against any other tenant or occupant of the Building, and Owner's failure or refusal to enforce any Building Rule or any term, covenant or condition of any other lease against any other tenant or occupant of the Building shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents

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by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. Owner agrees, however, not to enforce the Building Rules in a manner, or adopt new rules which are discriminating to Tenant. The Building Rules shall not conflict with the provisions of this Lease.

                                   ARTICLE 34

                                     BROKER

                  Section 34 01. Each party represents and warrants to the other party that are the sole brokers with whom such party has negotiated or otherwise dealt with in connection with the Demised Premises or in bringing about this Lease. Each party shall indemnify the other party from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty.

                                   ARTICLE 35

                               AFFIRMATIVE ACTION

                  Section 35 01. Tenant shall comply with the affirmative action provisions of the Ground Lease applicable to space tenants in the Building. Notwithstanding anything to the contrary set forth in Article 7, Owner may amend the affirmative action provisions under the Ground Lease if the result of any such amendment shall not impose greater obligations or greater restrictions upon Tenant as a space tenant in the Building than those imposed upon Owner as tenant under the Ground Lease.

                  Section 35 02. Owner shall consult with Tenant with respect to, and allow Tenant to participate in, negotiations regarding any such amendments to the affirmative action provisions of the Ground Lease and Owner and Tenant shall use reasonable efforts to obtain such amendments acceptable to both, without limiting the rights and obligations of the parties set forth in
Section 35.01.

                                   ARTICLE 36

                                ARBITRATION, ETC.

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                  Section 36 01. Any dispute (i) with respect to the
reasonability of any failure or refusal of Owner or Tenant to grant its consent or approval to any request for such consent or approval with respect to which request Owner or Tenant has agreed not unreasonably to withhold such consent or approval, or (ii) with respect to any provisions of this Lease that specify that a dispute is to be resolved in accordance with the provisions of Article 36 shall be finally determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association or its successor. Any such determination shall be final and binding upon the parties, whether or not a judgment shall be entered in any court. In making their determination, the arbitrators shall not subtract from, add to, or otherwise modify any of the provisions of this Lease. Owner and Tenant may, at their own expense, be represented by counsel and employ expert witnesses in any such arbitration. If the determination of any dispute by arbitration held pursuant to the provisions of this Section and any provision of this Lease whereby such dispute shall be determined by arbitration, shall be adverse to Owner or Tenant, Owner or Tenant shall be deemed to have granted the requested consent or approval in dispute and/or be bound by the results of any such arbitration, but that shall be the prevailing party's sole remedy in such event and the other party shall not be liable to the prevailing party for a breach of the other party's covenant not unreasonably to withhold such consent or approval, or otherwise. Each party shall pay its own counsel and expert witness fees and expenses, if any, in connection with party arbitration held pursuant to the provisions of this Section and the parties will share all other expenses and fees of any such arbitration.

                                   ARTICLE 37

                                  PARTIES BOUND

                  Section 37 01. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Owner and Tenant and, except as otherwise provided in this Lease, their respective heirs, distributees, executors, administrators, successors and assigns. However, the obligations of Owner under this Lease shall no longer be binding upon Owner named herein after the sale, assignment or transfer by Owner named herein (or upon any subsequent Owner after the sale, assignment, or transfer by such subsequent Owner) of its interest in the Building as owner or lessee, except with respect to those obligations arising prior to any such sale, assignment or transfer, and then only to the extent, if any, such grantee, assignee or other transferee shall not assume such obligations, and in the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee or other transferee of such interest, and any such grantee, assignee or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A lease of the entire Building shall be deemed a transfer within the meaning of the foregoing sentence. Neither the partners or members (direct or indirect) comprising Owner, nor the shareholders (nor any of the partners or members comprising same), partners, members, directors or officers of any of the foregoing (collectively, the "Owner's Parties") shall be liable for the performance of Owner's obligations under this Lease. Tenant shall look solely to Owner to enforce Owner's obligations hereunder

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and shall not seek any damages against any of the Owner's Parties.
Notwithstanding anything contained in this Lease to the contrary, except as otherwise provided in Section 37.02, Tenant shall look solely to the estate and interest of Owner, its successors and assigns, in the Real Property and Building for the collection or satisfaction of any judgment recovered against Owner based upon the breach by Owner of any of the terms, conditions or covenants of this Lease on the part of Owner to be performed, and no other property or assets of Owner or any of Owner's Parties, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of landlord and tenant hereunder, or Tenant's use and occupancy of the Demised Premises.

                  Section 37 02. Notwithstanding the provisions of Section
37.01:

                                    A. In the event of fire or other casualty or
partial condemnation and in the further event of Owner's failure to restore in accordance with its obligations under this Lease, Tenant also shall be entitled to look to the estate and interest of Owner, its successors and assigns, in that portion of the proceeds of the casualty insurance or partial condemnation awards, as the case may be, paid to Owner and its successors and assigns and equal to the reasonably estimated cost of restoration;

                                    B. In the event Tenant has made a written
claim against Owner based upon the breach of any of the terms, covenants or conditions of this Lease on Owner's part to be observed or performed prior to the placement of a future mortgage on the Real Property, and Tenant is unable to satisfy a judgment obtained by Tenant based upon such claim from the remaining estate and interest of Owner, its successors and assigns in the Real Property, Tenant also shall be entitled to look to the estate and interest of Owner, its successors and assigns in that portion of the proceeds of such future mortgage on the Real Property not used to satisfy or otherwise dispose of any mortgage affecting the Real Property immediately prior to the placement of such future mortgage, for the collection of any such judgment; and

                                    C. In the event Tenant has made a written
claim against Owner based upon the breach of any of the terms, covenants or conditions of this Lease on Owner's part to be observed or performed prior to a sale of the Real Property, and Tenant is unable to satisfy a judgment obtained by Tenant based upon such claim from the estate and interest of the subsequent Owner of the Real Property after such sale of the Real Property, Tenant also shall be entitled to look to the interest of the selling Owner in that portion of the proceeds of such sale necessary to satisfy the part of such judgment not recovered by Tenant against such subsequent Owner.

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                                   ARTICLE 51

                                    SECURITY

                  Section 51.01. Letter of Credit: A. Tenant has deposited with Owner, or the then holder(s) of the Mortgage, as the case may be, at the time of the execution and delivery of this Lease, an unconditional, irrevocable letter of credit in the form attached hereto and made a part hereof as Exhibit 5, issued by The Chase Manhattan Bank (said bank or any other bank selected by Tenant which is rated at least AA- by Moodys, or an equivalent rating by Standard & Poors or Fitch, and is a member of the New York Clearing House Association and having assets of at least THREE BILLION ($3,000,000,000.00) DOLLARS, as it shall be increased pursuant to the provision of Subsection D is
referred to as a "Bank"), in favor of Owner, in the sum of     DOLLARS in funds
available immediately or same day funds in the City of New York, as security for the faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. Such letter of credit is for a term of not less than one (1) year which term shall be automatically renewed for successive one (1) year terms, unless the Bank gives not less than sixty (60) days prior written notice to Owner that it will not so renew the letter of credit for such successive term and the last term of the letter of credit shall end not less than sixty (60) days after the Expiration Date. If such letter of credit is not automatically renewed as aforesaid, Tenant agrees to cause the Bank to either (i) renew such letter of credit, from time to time, during the Demised Term or (ii) replace it, in either case upon the same terms and conditions and at least sixty (60) days prior to the expiration of said letter of credit or any renewal or replacement. In the event of any transfer of said letter of credit pursuant to Section 51.05, and notice off such transfer to Tenant, Tenant, within twenty (20) days thereafter (with Owner responsible for the customary transfer costs therefor), shall cause a new letter of credit to be issued by said Bank in favor of the transferee, upon the same terms and conditions, in replacement of the letter of credit so transferred and Owner agrees that, simultaneously with the delivery of such new letter of credit,

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it will return to said Bank the letter of credit being replaced. The letters of credit deposited hereunder, and all renewals and replacements, are referred to, collectively, as the "Letter of Credit". The parties acknowledge and agree that
(xx) there may be more than one (1) Letter of Credit and (yy) there may be more than one (1) Bank at the same time to comply with the provisions of this Article, provided that the utilization of more than one (1) Letter of Credit and/or one (1) Bank shall otherwise be in accordance with, and comply with, all of the provisions of this Article. To the extent Tenant delivers a discrete
Letter of Credit in an amount equal to     DOLLARS, the same shall be referred
to herein as the "Additional Rent Letter of Credit". Tenant shall have the right from time to time to replace the Letter of Credit and the Additional Rent Letter of Credit with a new Letter of Credit and, at Tenant's option, an Additional Rent Letter of Credit issued by one or more Banks upon the same terms and conditions. The Letter of Credit shall be held by Owner, or by the holder(s) of the Mortgage, as the case may be, for the purposes set forth in this Article and shall not be transferred except for transfer (a) to an agent of the Bank for collection, or (b), pursuant to the provisions of Section 51.05. In the event Tenant defaults beyond any applicable grace period hereunder in the performance of its obligations to issue a replacement Letter of Credit, or in the observance or performance of Tenant's agreement to cause the Bank to renew the Letter of Credit, Owner or the holder(s) of the Mortgage, as the case may be, shall have the right to require the Bank to make payment to Owner of the entire sum of
    DOLLARS or the undrawn portion thereof, as the case may be, represented by the Letter of Credit, which sum shall be held by Owner as Cash Security (as said term is hereinafter defined) in accordance with the provisions of this Article.
If payment of the entire sum of     DOLLARS or the undrawn portion thereof is
made to Owner by reason of Tenant's failure to renew or replace the Letter of Credit in accordance with the foregoing provisions of this Article, Owner shall have the right, at any time on behalf of Tenant, to replace said Cash Security with a new Letter of Credit issued by the Bank or any other bank selected by Owner, in Owner's sole discretion, and Tenant hereby irrevocably constitutes and appoints Owner as Tenant's agent and attorney-in-fact to cause the Bank or any such other bank selected by Owner to issue such a replacement Letter of Credit. The Letter of Credit provides for partial drawings

                                    (B) Any additional rent, up to an aggregate
sum of     DOLLARS, resulting from any sums expended by Owner pursuant to the provisions of this Lease to cure any defaults of Tenant under this Lease is sometimes referred to individually and collectively as "Limited Additional Rent". Any additional rent, in an unlimited amount, representing sums due to Owner from Tenant by reason of design changes to Basic Building Plans, Final Basic Building Plans, and Basic Construction for which Tenant has agreed to be liable in accordance with the provisions of Addendum A and for which Tenant has failed to pay in accordance with the provisions of Addendum A and this Lease are sometimes referred to as "Construction Additional Rent". Any additional rent in an unlimited amount representing (x) sums due to Owner from Tenant arising from any expenses incurred by Owner in collecting any sums due from Tenant to Owner under Article 18 of this Lease and (y) any damages due to Owner by operation of the provisions of Section 18.01 are referred to as "Unlimited Additional Rent". Any additional rent other than Limited Additional

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Rent, Construction Additional Rent and Unlimited Additional Rent is sometimes referred to as "Discretionary Rent". In the event Tenant defaults in the payment when due of an installment of Fixed Rent or any increases therein under Article 23, or in the payment when due of any Limited Additional Rent, Construction Additional Rent, Unlimited Additional Rent or any Discretionary Rent, provided that with respect to such Discretionary Rent, Owner shall have previously obtained a judgment (which may be appealable) of a court of competent jurisdiction that Owner is entitled to the same, and in any case such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default or if this Lease and the Demised Term shall expire and come to an end as provided in Article 16 or by or under any summary proceeding or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, then Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, may from time to time, draw on the Letter of Credit in one or more drawings for the amount of (v) any Fixed Rent and any increases therein pursuant to Article 23, (w) Limited Additional Rent,
(x) Construction Additional Rent (y) Unlimited Additional Rent and (z) Discretionary Rent except that, to the extent Tenant has delivered the Additional Rent Letter of Credit, any drawings for Limited Additional Rent shall be made only from the Additional Rent Letter of Credit. In the event of a partial drawing, as provided in the immediately preceding sentence, Tenant shall, within five (5) days after demand, cause the Bank to issue an amendment to the Letter of Credit restoring the amount available thereunder to
DOLLARS. In amplification and not in limitation of the provision of this Lease, a failure by Tenant to cause the Bank to issue an amendment to the Letter of
Credit restoring the amount available thereunder to    DOLLARS shall be deemed
a default by Tenant under the terms, covenants and conditions of this Lease. If subsequent to any partial drawing of the Letter of Credit because of Tenant's failure to pay any additional rent (including any Limited Additional Rent, Construction Additional Rent, Unlimited Additional Rent and Discretionary Rent), a final and nonappealable decision of a court of competent jurisdiction (or an appealable decision which Owner chooses not to appeal) states that Owner was not entitled to such additional rent, then Owner shall promptly repay such additional rent to Tenant, unless Tenant has failed to replenish the Letter of Credit by the amount of such additional rent, in which case Owner's obligation shall be to replenish the Letter of Credit (with Tenant giving Owner the power of attorney to do so), and in any case Owner shall pay to Tenant interest on such additional rent at the prime rate from the date upon which Owner made the partial drawing applicable thereto to the date of repayment or replenishment by Owner thereof. Notwithstanding anything to the contrary set forth in this Lease, including, but not limited to, the foregoing provisions of this Article, in addition to all rights granted to Owner pursuant to the provisions of this Lease, if this Lease and the Demised Term shall expire and come to an end as provided in Article 16, or by or under any summary proceeding, or any other action or proceeding, or if Owner shall re-enter the Demised Premises as provided in Article 17, or by or under any summary proceeding or any other action or proceeding, Owner, in addition to all rights and remedies which Owner may have under this Lease or at law, shall have the right to require the Bank to
make payment to Owner of the entire sum of     DOLLARS or the undrawn portion
thereof, as the case may be,

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represented by the Letter of Credit, which sum shall be held by Owner as Cash
Security in accordance with the provisions of this Article

                                    C. Any sum held by Owner as cash security
("Cash Security") shall be held subject to the provisions of Section 7-103 of the General Obligations Law or any similar statute successor thereto to the extent applicable except that Owner shall not be entitled to any administrative expenses set forth in said statute

                                    D. Such sum of THREE BILLION
($3,000,000,000.00) DOLLARS set forth in Section 51.01 shall be increased annually by the percentage increase in the Consumer Price Index for the month in which the first anniversary of the Commencement Date, and each subsequent anniversary date thereof occurs over the Consumer Price Index for the month of September, 1997.

                  Section 51.02. Application of Cash Security: In the event Tenant defaults in the observance or performance of any term, covenant or condition of this Lease on Tenant's part to be observed or performed, including, but not limited to, the covenant for the payment of Fixed Rent and any increases therein pursuant to Article 23, and the covenant to pay additional rent beyond the applicable grace period(s) provided in Section 51.01(B) of this Lease for curing such default, subject to the restrictions set forth in Section 51.01 relating to Owner's obligation to obtain a judgment with respect to Discretionary Rent, Owner may use, apply or retain the whole or any part of any Cash Security held by Owner under any of the provisions of Section 51.01, to the same extent and in the same manner as Owner would have been permitted to draw upon the whole or any portion of the Letter of Credit and apply the same if such Cash Security were the Letter of Credit and Owner shall hold the remainder of such Cash Security as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed with the same rights as hereinabove set forth to use, apply or retain all or any part of such remainder in the event of any further default by Tenant under this Lease.

                  Section 51.03. Restoration of Cash Security: If Owner uses, applies or retains the whole or any part of the Cash Security held by Owner under any of the provisions of Section 51.01 or Section 51.02, Tenant, promptly after notice thereof, shall deliver to Owner, in cash or by a cashier's check, or Tenant's certified check, in either case drawn by or on a bank which is a member of the New York Clearing House Association and payable to the order of
Owner, the sum necessary to restore the Cash Security to the sum of     DOLLARS.
In amplification and not in limitation of the provisions of this Lease, a
failure by Tenant to so replenish the Cash Security to     DOLLARS shall be
deemed a default by Tenant under the terms, covenants and conditions of this Lease.

                  Section 51.04. Return of Security: A. The Letter of Credit and/or any remaining portion of any Cash Security then held by Owner for the performance of Tenant's

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obligations under this Lease as security shall, subject to Section 51.04B, be returned to Tenant within five (5) days following the Expiration Date.

                                    B. Notwithstanding the foregoing provisions
of Subsection A of this Section, Owner may retain from such security any sums ("Retained Sums") reasonably determined by Owner to be necessary to cure any default(s) by Tenant under this Lease which are in existence, or after the passage of time would be in existence, on or after the Expiration Date. To the extent that the Retained Sums are in excess of the sums actually required by Owner, Owner shall promptly return to Tenant such excess.

                                    C. Notwithstanding anything to the contrary
set forth in this Article, including, but not limited to, the provisions of
Section 51.02 and this Section 51.04, Tenant has no interest in the Cash Security except to the extent that the Cash Security may, from time to time, exceed the total obligations then or which thereafter may become owing from Tenant to Owner pursuant to the provisions of this Lease, including, but not limited to, any obligations that may arise by reason of any default by Tenant in the observance or performance of any of the terms, covenants, or conditions of this Lease on Tenant's part to be observed or performed.

                  Section 51.05. Transfer of Letter of Credit: In the event (i) of a sale or other transfer of the Land and/or Building, or Owner's interest in this Lease, or (ii) the same is desirable for Owner to obtain financing, Owner shall have the right to transfer the Letter of Credit (or cause Tenant to reissue the Letter of Credit in the name of such applicable transferee designated) and/or any remaining portion of any Cash Security then held by Owner as security for the performance of Tenant's obligations under this Lease to any applicable transferee (which may be the holder(s) of the Mortgage), in which event all references to Owner as the holder of the Letter of Credit shall be deemed to refer to such transferee, and such transferee shall have no greater rights in the Letter of Credit than Owner, and in the event Owner shall transfer the Letter of Credit in connection with a transfer described in clause (i) of this sentence, Owner shall thereupon be released from all liability for the return of such security, and Owner shall not be so released if the Letter of Credit shall be transferred in accordance with clause (ii) of this sentence to the holder(s) of the Mortgage; Tenant agrees to look solely to the transferee for the return of any such security if the Letter of Credit is transferred pursuant to clause (i) of the immediately preceding sentence, and Owner shall not be so released if the Letter of Credit shall be transferred to the holders) of the Mortgage in accordance with clause (ii) thereof. It is agreed that the provisions of this Section 51.05 shall apply, inter alia, to every sale or transfer of the Land and/or Building or Owner's interest in this Lease by Owner named herein or its successors, and to every transfer or assignment made of any such security. Any transferee shall be deemed to have agreed that any Letter of Credit or Cash Security transferred to such transferee pursuant to this Section shall be held in accordance with the provisions of this Article for the purposes of this Article. A lease of the entire Building pursuant to which the lessee shall be entitled to collect the rents hereunder shall be deemed a transfer within the meaning of this Section.

                  Section 51.06. Deposit of Cash Security: Subject to Owner's right to replace the Cash Security with a new Letter of Credit in accordance with the provisions of Section 51.01, Owner agrees that, if not prohibited by Legal Requirements or the then holder(s) of the Mortgage, Owner shall invest any Cash Security in readily available marketable United States treasury bills or notes or other commercial paper mutually agreeable to Owner, Tenant and the holder(s) of the Mortgage. In the event of any dispute between Owner and Tenant as to the type of investments suitable for the Cash Security, the Cash Security shall be deposited in 30 day treasury bills subject in all events to the approval of the holder(s) of the Mortgage provided, however that Tenant's right to consultation on the form of investment shall not be deemed (by inference or otherwise) to give Tenant greater rights to the deposit than expressly set forth in this Lease

                  Section 51.07. No Assignment of Security by Tenant: Tenant agrees that it will not assign, mortgage or encumber, or attempt to assign, mortgage or encumber, the Letter of Credit or any Cash Security held by Owner under this Lease, and that neither Owner nor its successors or assigns shall be bound by any such assignment, mortgage, encumbrance, attempted assignment, attempted mortgage or attempted encumbrance. Owner shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit, the Cash Security or any other security held by Owner. Recourse by Owner to the Letter of Credit, the Cash Security or any other security held by Owner shall not affect any remedies of Owner which are provided in this Lease or which are available in law or equity

                  Section 51.08. Partial Return of Security: The term "Partial Return Date" shall mean the 10 Year Surrender Date and each subsequent yearly anniversary thereof occurring during the Demised Term. Owner has agreed that
Owner shall return to Tenant the sum of     DOLLARS of such security on each
Partial Return Date, provided on the applicable Partial Return Date, Tenant is not then in default under any of the terms, covenants or conditions of this Lease on Tenant's part to be observed beyond the applicable grace periods provided in this Lease (if Tenant is so in default and thereafter cures such default, Owner shall then return to Tenant the sum of money scheduled to have been returned in the immediately preceding Partial Return Date). Accordingly, if on the applicable Partial Return Date Tenant shall not so be in default, Tenant may replace the Letter of Credit with a Letter of Credit in a sum reduced by the
applicable sum of     DOLLARS. In the event that at any time Tenant shall be
entitled to reduce such Letter of Credit as provided in the foregoing provisions of this Article, the security shall be held as Cash Security, then, in lieu of Tenant replacing any such Letter of Credit, Owner shall return sums to Tenant equal to the amount by which the Letter of Credit would have been reduced if it
were in existence. The sum of     DOLLARS referred to in the previous Sections
of this

Article shall be deemed reduced as the provisions of this Section 51.08 shall operate to so reduce the Letter of Credit and/or Cash Security, as the case may be. Notwithstanding anything to the contrary contained in this Section 51.08, to the extent required by a Mortgage given in connection with construction financing or an initial permanent loan affecting the Real Property the schedule of reductions in the Letter of Credit shall be subject to the reduction schedule in such above-mentioned financing provided that such schedule shall not be more restrictive to Tenant than the following schedule: On the 15th anniversary of the later of (x) the Commencement Date or (y) the date upon which Tenant's obligation for the payment of rent commences and on each succeeding anniversary thereof the security shall be reduced by a sum equal to the aggregate of one (1) year's Fixed Rent and increases therein pursuant to Article 23.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this Lease as of the day and year first above written

                                    3 TIMES SQUARE ASSOCIATES LLC
                                         By:  Rudin Times Square Associates, LLC
                                         its managing member

Witness:

/s/ John Gilbert III                By: /s/ William Rudin
---------------------------             -----------------
John Gilbert III                    William Rudin
                                    Managing Member

                                    INSTINET CORPORATION
Witness:
Attest:

/s/ Charles Hood                    By: /s/ Daniel M. Rosenthal
---------------------------             ------------------------
Charles Hood                             Tenant
                                         Name: Daniel M. Rosenthal
                                         Title: Sr. Vice President and
                                                Chief Financial Officer

                         CORPORATE TENANT ACKNOWLEDGMENT

STATE OF NEW YORK          )
                           : ss.
COUNTY OF NEW YORK         )

                  On this 13th day of February 1998, before me personally came David M. Rosenthal, to me known, who being by me duly sworn, did depose and say that he resides in (?), City of New York, State of New York, that he is the Senior Vice President and Chief Financial Officer of the corporation described in and which executed the foregoing Lease, as Tenant; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                     /s/ MARIE A. SCHLINDRA
                                     -------------------------------------------
                                     Notary Public

                                                     MARIE A. SCHLINDRA
                                              Notary Public, State of New York
                                                        No. 5001937
                                                 Qualified in Nassau County
                                           Commission Expires September 21, 1998

                  FIRST AMENDMENT OF LEASE (this "Amendment") dated as of the 30th day of June, 1998, between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and INSTINET CORPORATION, a Delaware corporation, having its principal office at 875 Third Avenue, New York, New York, as tenant (referred to as "Tenant").

                              W I T N E S S E T H:

         WHEREAS, Owner and Tenant entered into that Agreement of Lease (the "Lease"), dated as of February 18, 1998 with respect to a portion of the 3rd floor and entire 4th-17th floors and the 28th-30th floors of the building to be known as 3 Times Square, New York, New York; and

         WHEREAS, Owner and Tenant desire to amend the Lease to exclude the portion of the 3rd floor from the Demised Premises and as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. DEFINED TERMS. Capitalized term used but not defined herein shall have the respective meanings ascribed to them in the Lease.

         2.       REMOVAL OF THIRD FLOOR SPACE. From and after the date hereof,
Article 48 of the Lease shall be deleted and the Demised Premises shall not include the Third Floor Space. To reflect such exclusion of the Third Floor Space, certain sections of the Lease shall be amended as follows:

                  (a) the word "and" shall be inserted immediately preceding the term "Storage Space" in the sixth line of Section 1.01 and the phrase "and the Third Floor Space (as defined in Article 48 hereof)" shall be deleted from the sixth (6th) and seventh (7th) line thereof;

                  (b) the phrase "and the Third Floor Space" shall be deleted each time it shall appear in Section 1.03A(ii) and the balance of the second
(2nd) sentence of Section 1.03A(ii) commencing with the phrase "and the Third Floor Space" shall be deleted therefrom;

                  (c) the phrase "and the Occupancy Unit comprising the Third Floor Space shall only include the Third Floor Space and shall be placed in the sequence where reasonably designated by Tenant," shall be deleted from Section 1.05A(3);

                  (d) the phrase "and with respect to the Third Floor Space pursuant to Article 48" shall be deleted from Section 11.03A(1);

                  (e) clause (c) of Section 11.03A(4) of the Lease shall be deleted and the following shall be inserted in lieu thereof:

                  "(c) with respect to any proposed subletting of the retail space, and second floor space leased pursuant to Article 38, in addition to the foregoing, if the proposed subtenant thereof shall fail to meet the Retail Tenancy Criteria set forth on Schedule D attached hereto and made a part hereof."

                  (f) the term "Third Floor Space and a" in the first sentence of Section 11.05C shall be deleted and "the fourth (4th) floor of the Demised Premises and another" shall be inserted in lieu thereof; and

                  (g) Section 15.01 shall be deleted and the following provision shall be inserted in lieu thereof:

                           "SECTION 15.01. Tenant will not at any time use or
                  occupy, or permit the use or occupancy of, the Demised Premises in violation of any Certificate(s) of Occupancy covering the Demised Premises. Owner agrees that a temporary or permanent Certificate(s) of Occupancy covering the Demised Premises will be in force on the Commencement Date permitting the Demised Premises, except for any ground floor retail space, second floor space and basement space that may be added to the Demised Premises, to be used as "offices," and if Tenant so adds such space, permitting any such ground floor retail space or second floor space, to be used for retail use, and permitting the fourth (4th) floor to be used for office and/or broadcasting studio use and permitting the basement space to be used for storage. However, neither such agreement, any other provision of this Lease, nor any act or omission of Owner, its agents or contractors, shall be deemed to constitute a representation or warranty that the Demised Premises, or any part thereof, may be lawfully used or occupied for any particular purpose or in any particular manner, in contradistinction to mere "office" use with respect to all portions of the Demised Premises (other than such ground floor retail space, second floor space, and the basement space) and if Tenant adds such space, mere use for retail use for such ground floor retail space, and second floor space, and mere use for office use and/or use as a broadcasting studio for the fourth (4th) floor, and mere use for "storage" for such basement space."

                  (h) The first sentence of Section 23.04A(2) of the Lease shall be deleted and the following shall be inserted in lieu thereof:

                  "If Owner is providing cleaning to the Demised Premises pursuant to Section 29.03(II), Owner shall include on Owner's Operating Expense Statement for each Deemed Rental Escalation Year during which such cleaning is provided, a statement of the cost of cleaning all of the office space in the Building ("Office Cleaning Costs"), and Tenant, in addition to paying Tenant's Proportionate Share of Operating Expenses shall also pay to Owner in the same manner and at such times as Tenant pays Tenant's Proportionate Share of Operating Expenses, an amount equal to Tenant's Cleaning Share (as hereinafter defined) of such Office Cleaning Costs."

                  (i) Schedule B of the Lease shall be deleted and the Schedule B attached hereto and made a part hereof as Exhibit "A" shall be inserted in lieu thereof.

         3. CALCULATION OF RENTABLE AREAS. Section 1.06B of the Lease shall be amended by deleting the provisions thereof and inserting the following in lieu thereof:

                  "The rentable areas referred to in Subsection A of this Section have been calculated in accordance with the following agreed basis of measurement: rentable square feet shall mean the amount determined by dividing the "usable area" by seventy-nine (79%) percent."

         4. ESAC PREPAYMENT. (a) Section 3.07B(ii) of the Lease shall be amended by inserting the following provision at the end thereof:

                  "In the event that such Site 3 ESAC Reimbursements are prepaid to Owner in whole or in part, then such monies shall be segregated in an account administered by Owner and invested in such Federal Government interest-bearing instruments as are designated by Owner in Owner's sole judgment and such funds shall be considered Site 3 ESAC Reimbursements. A portion of such prepaid Site 3 ESAC Reimbursements shall be paid to or applied for the benefit of Owner and Tenant in accordance with this Section 3.07 and Section 23.06 hereof as and when the same would have been received by Owner if such monies had not been prepaid to Owner. The foregoing notwithstanding, (i) if Owner shall be required by The Prudential Insurance Company of America ("Prudential;" Prudential together with any participant therewith or any assignee of less than Prudential's entire interest in the Loan Documents [as hereinafter defined] collectively "Lender") or any successor-in-interest to Lender as a result of Lender's assignment of its entire interest in the Loan Documents ("New Lender"), then Owner shall remit such monies prepaid on account of Site 3 ESAC Reimbursements to Lender or New Lender, as the case may be, who shall hold the same in a segregated account to be invested in accordance with the Loan Documents and an appropriate portion thereof shall be applied for the benefit of Owner and Tenant or disbursed to Owner and Tenant, as the case may be, in accordance with this Section 3.07 and
                  Section 23.06 of the Lease, and (ii) Tenant acknowledges that such Site 3 ESAC Reimbursements may be reduced pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of Owner, dated as of June 30, 1998."

                  (b) Section 23.06A of the Lease shall be amended by inserting the following provision immediately prior to the penultimate sentence thereof:

                  "Any monies prepaid on account of Site 3 ESAC Reimbursements shall be considered to be Site 3 ESAC Reimbursements, shall be held as described in Section 3.07(B)(ii) hereof, and an appropriate portion thereof shall be taken into account in the calculation of "Deemed Rental under the Ground Lease" in the manner described in the immediately preceding sentence as if such Site 3 ESAC Reimbursements had not been so prepaid."

         5. RELEASE OF TENANT. Article II of the Lease shall be amended by inserting the following new subsection (D) at the end thereof.:

                           "SECTION 11.05 D. (1) Notwithstanding anything to the
                  contrary set forth in subsection A of this Section 11.05, if Instinet Corporation, the Tenant named herein, assigns its interest in this Lease, in accordance with the provisions of said subsection A of this
                  Section 11.05 (except as set forth in Subsection (3) of this Section 11.05D.), to any entity which on the effective date of such assignment: (i) is also a subsidiary or affiliate of Reuters, PLC (with the definition of "subsidiary" or "affiliate" in this subsection (1) having the same meaning as set forth in Section 11.05 A with the substitution of Reuters, PLC for Instinet Corporation or Tenant in such definitions);
                  (ii) has a credit rating equal to BBB or if Instinet Corporation has a credit rating, and the credit rating as of the effective date of the assignment is greater than BBB, the credit rating of Instinet Corporation as of the effective date of such assignment, in each case by Moody's or an equivalent rating by Standard and Poor's or Fitch; (iii) shall deliver to either Owner or, at Owner's direction, Lender or New Lender, a letter of credit meeting the requirements set forth in Article 51 or Article 52 of the Lease, whichever of such articles is then in effect as provided in the Lease, then Instinet Corporation, Tenant named herein, from and after the effective date of such assignment shall be released of and from all obligations and liabilities of the Tenant under this Lease with respect to all periods from and after the effective date of such assignment and Owner shall thereupon cause the Letter of Credit held by either Owner or Lender or New Lender on the date of delivery of the new Letter of Credit referred to in subdivision (iii) of this subsection to be returned to Instinet Corporation and the form of assignment delivered to Owner pursuant to subsection A of this Section shall not require the inclusion therein of the provisions of clause I(b) thereof.

                           (2)      In the event of any dispute between Owner
and Instinet Corporation, the Tenant named herein, as to whether any such assignment complies with this subsection D of this Section 11.05, thereby entitling Instinet Corporation to the above mentioned release, such dispute shall be determined by arbitration in the City of New York in accordance with the provisions of Section 36.01. Any such determination shall be final and binding upon the parties whether or not a judgment shall be entered in any court. If the determination of any such arbitration shall be adverse to Owner, Owner, nevertheless, shall not be liable to Tenant or any such assignee and Tenant's and such assignee's sole remedy in such event shall be to have the above mentioned release deemed effective and valid. If the determination of any such arbitration shall be adverse to Tenant, Tenant and such assignee, nevertheless, shall not be liable to Owner and Owner's sole remedy in such event shall be to have the above mentioned release deemed ineffective and invalid.

                           (3)      Notwithstanding anything to the contrary set
forth in the Lease, including, but not limited to, the provisions of subsection A and this subsection D of Section 11.05, Tenant shall not have the right to assign Tenant's interest in this Lease during the pendency of any Securitization (as such term is defined in the Loan Documents) of indebtedness secured by the Mortgage."

         6. NON-PAYMENT ACTION NOT LIMITED BY LACK OF EVENT OF DEFAULT UNDER ARTICLE 16. Section 17.01 of the Lease shall be amended by inserting the following language at the end thereof:

                  "Neither (a) the rights of Owner hereunder to bring a summary proceeding or to exercise any other remedy provided by law if Tenant shall default in the payment when due to any installment of Fixed Rent or in the payment when due of any increase in the Fixed Rent or any additional rent when such default shall continue for a period of ten (10) days after notice by Owner to Tenant of such default (a "Payment Default") nor (b) the rights of (i) Owner under Article 51 during such period when such Article is in effect, and (ii) Owner and/or Lender, as the case may be, under Article 52 during such period when such Article is in effect, to draw upon the Letter of Credit or Instinet Lease Letter of Credit (as each is hereinafter defined) shall be limited or abridged by the fact that a Payment Default may not constitute an Event of Default under Article 16 hereof that would enable Owner to terminate the Lease in accordance with such Article 16."

         7. TENANT'S LETTER OF CREDIT. (a) It is the intent of the parties that the term "Letter of Credit" whenever appearing in this Amendment or the Lease shall also be deemed to refer to the term "Instinet Lease Letter of Credit (as defined in Article 52 of the Lease) and that the Letter of Credit (whether provided pursuant to Article 51 or Article 52 of the Lease) shall be in the form required by Article 52 of the Lease whether or not it is then held pursuant to
Article 51 or Article 52, except that during all periods in which it is held pursuant to Article 51, the reference in Section 52.01 and the first sentence of
Section 52.05 to Lender shall be deemed to refer to Owner.

         (b) The parties further intend that the Instinet Lease Letter of Credit (whether provided pursuant to Article 51 or Article 52 of the Lease) shall remain outstanding until the Expiration Date unless the Lease with respect to the entire Demised Premises shall be terminated in accordance with Article 9 of the Lease by reason of a casualty, Article 10 of the Lease by reason of a condemnation, or Section 11.03B(1) of the Lease by termination of the Lease in connection with a full recapture of the entire Demised Premises by Owner following a proposed subletting of all or substantially all of the Demised Premises. To clarify such intent of the parties.

                  (x) Section 9.01 and Section 9.05(D) of the Lease shall each be amended, respectively, by inserting the following provision (i) at the end of the penultimate sentence of Section 9.01, and (ii) at the end of Section 9.05(D):

                  "and the Letter of Credit shall be promptly returned to Tenant in accordance with the provisions of Article 52 hereof during the period in which such Article is in force and effect and applicable, or in accordance with the provisions of Article 51 hereof during the period in which such Article is in force and effect and applicable as if the date of expiration of such twenty (20) days were the Expiration Date."; and

                  (y) Section 11.03B(1) shall be amended by inserting the following provision at the end of the Section:

                  "and the Letter of Credit shall be promptly returned to Tenant in accordance with the provisions of Article 52 hereof during the period in which such Article is in force and effect and applicable, or in accordance with the provisions of Article 51 hereof during the period in which such Article is in force and effect and applicable as if the Earlier Termination Date were the Expiration Date."

         8. MODIFICATION OF ARTICLE 23. (a) Clause (n) of Section 23.01F(1) shall be amended by inserting in the provisions of clause (1), the words "in excess of the amount of such reduction in the assessed valuation obtained thereby" at the end thereof; and

         (b) Article 23 of the Lease shall be amended by inserting the following provision at the end thereof:

                  "Section 23.10. In the event that Owner shall incur any costs or expenses (including reasonable attorney fees and disbursements) in connection with procuring the Site 3 ESAC Reimbursements, Tenant shall pay to Owner fifty percent (50%) of such costs and expenses, within ten (10) days after demand therefor by Owner, which demand shall be accompanied by bills, invoices, or other documentation reasonably acceptable to Tenant that evidences such costs or expenses."

         9.       MONTHLY PAYMENT OF DEEMED RENTAL UNDER THE GROUND LEASE.
Section 23.06C of the Lease shall be deleted and the following new Section 23.06C provision shall be inserted in lieu thereof:

                  "C. Owner shall render to Tenant, in accordance with the provisions of Article 27, an Owner's Ground Lease Statement with respect to each Deemed Rental Escalation Year, either prior to or during such Deemed Rental Escalation Year. Owner's failure to render an Owner's Ground Lease Statement with respect to any Deemed Rental Escalation Year shall not (i) prejudice Owner's right to recover any sums due to Owner hereunder with respect to such Deemed Rental Escalation Year provided that such Owner's Ground Lease Statement shall be rendered within three (3) years after the expiration of the Deemed Rental Escalation Year to which it relates nor (ii) deprive Tenant of any credit to which it otherwise might be entitled. Within thirty (30) days next following rendition of the first Owner's Ground Lease Statement that shows an increase in the Fixed Rent pursuant to Section 23.06A for any Deemed Rental Escalation Year. Tenant shall pay to Owner one-half (1/2) of the amount of the increase shown upon such Owner's Ground Lease Statement for such Deemed Rental Escalation Year (in the event that the Commencement Date shall occur during such Deemed Rental Escalation Year on a date other than a July 1st, the sum payable by Tenant under the foregoing provisions of this Subsection 23.06C shall be apportioned so that Tenant shall pay the percentage thereof that the number of days in the period from the Commencement Date to the date upon which the next installment of the Deemed Rental under the Ground Lease is required to be paid by Owner bears to 180 days, thereby giving effect to the apportionment provisions of Subsection B of Section 23.06). In order to provide for current payments on account of (i) the next installment of the Deemed Rental under the Ground Lease payable by Owner for such Deemed Rental Escalation Year and
                  (ii) future increases in the Fixed Rent payable by Tenant pursuant to the provisions of Subsection A of Section 23.06 for future Deemed Rental Escalation Years, Tenant shall thereafter pay to Owner on the first day of each month of the Demised Term (until rendition by Owner of a new Owner's Ground Lease Statement) a sum equal to one twelfth (1/12th) of the increase in the Fixed Rent payable pursuant to the provisions of Subsection A of this Section 23.06 for the Deemed Rental Escalation Year with respect to which Owner has most recently rendered an Owner's Ground Lease Statement (before any apportionment pursuant to the provisions of Subsection B of this Section 23.06). Owner shall pay to Tenant any interest on any sums deposited by Tenant pursuant to the provisions of this Section 23.06C, to the extent such interest is either (x) received by Owner directly or (y) applied by the holder of the Mortgage towards the indebtedness secured by the mortgage, which payments shall be made by Owner to Tenant reasonably promptly after receipt as provided in (x) above or application as provided in (y) above. Nothing contained in the provisions of the foregoing sentence shall obligate the then holder(s) of the Mortgage to obtain any interest on any such sums so deposited by Tenant, whether by placing them in an interest bearing account or otherwise. Tenant further acknowledges that it is the purpose and intent of this Subsection C of this Section 23.06 to provide Owner with Tenant's Proportionate Share of the Deemed Rental under the Ground Lease pursuant to the provisions of this Subsection C thirty (30) days prior to the time such installment of the Deemed Rental under the Ground Lease is required to be paid by Owner without penalty or interest. Accordingly, Tenant agrees if installments of Deemed Rental under the Ground Lease are required to be paid more frequently than monthly and/or the date of payment thereof under the Ground Lease shall change, then at the time that any such installment(s) are payable by Owner pursuant to such revised payment schedule, Tenant shall pay to Owner the amount which shall provide Owner with Tenant's Proportionate Share of the Deemed Rental under the Ground Lease pursuant to the provisions of Subsection 23.06 applicable to the installment(s) of the Deemed Rental under the Ground Lease then required to be paid by Owner."

         10.      ADDENDUM A.

                  (a) Pages 17 and 18 of the Mechanical, Electrical, Plumbing and Fire Protection and Vertical Transportation Systems Description for Schedule 2 of Addendum A shall be deleted and the pages 17 and 18, as marked by hand and attached hereto and made a part hereof as Exhibit "B" shall be inserted in lieu thereof.

                  (b) Notwithstanding the terms and conditions of Addendum A, Owner and Tenant hereby agree that at Tenant's request, Owner shall depress the slabs on all of the floors comprising the 1999 Option Space and the 2000 Option Space, provided, that to the extent Tenant does not exercise the option(s) to lease such space in accordance with the provisions of Article 43 and Article 44 of the Lease, respectively, Owner shall subtract from the amount of the Owner's Work Contribution to which Tenant is entitled, the actual cost incurred by Owner to install a raised floor on any such floor. If the cost of installing such floor(s) shall be in excess of the portion of Owner's Work Contribution to which Tenant thereafter shall be entitled, Tenant shall promptly upon demand by Owner pay such excess to Owner.

         11. LETTER OF CREDIT. The following new Article 52 shall be inserted in the Lease immediately subsequent to Article 51 thereof. For the period in which all or any portion of the loans (the "Loans") made by Prudential to Owner pursuant to those certain loan documents (the "Loan Documents") dated as of the date hereof, remains outstanding, or following a foreclosure or deed in lieu of foreclosure of the Loans, (a) Article 51 shall be deemed deleted and said new Article 52 shall be deemed to apply in lieu thereof and (b) Lender shall deemed a third party beneficiary hereunder solely with respect to the terms, conditions and covenants contained in Article 52. Subsequent to the period in which such financing referred to in the immediately preceding sentence shall be outstanding, (which financing shall not be considered outstanding upon a refinancing by Owner in which the obligation to Lender is, at the request of Owner, assigned to a New Lender), Article 52 shall be deemed deleted and Article 51 shall automatically be deemed re-inserted and in force and effect without any further documentation being required to reinsert such Article except that Tenant's obligation under
Section 52.10 to cause the Instinet Lease Letter of Credit (as hereinafter defined) to be reissued in the name of the holder of the Mortgage in connection with such refinancing or in the name of another transferee referred to in
Section 52.10 hereof, shall survive and failure to do so in accordance with
Section 52.10 hereof shall be a default by Tenant in the observance or performance of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

                                   "ARTICLE 52
                                    SECURITY

         SECTION 52.01. THE INSTINET LEASE LETTER OF CREDIT. Tenant shall deposit on or before the closing of the Loans, the Instinet Lease Letter of Credit (hereinafter defined) as security for the faithful observance and performance by Tenant of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed. As Owner has directed Tenant, such letter of credit shall be solely in the name of Prudential (as defined in Section 3.07B), as direct beneficiary, and be comprised of not more than 3 irrevocable, unconditional, direct pay letters of credit totaling . (such letters of credit satisfying the requirements in this Article 52, together with all renewals, replacements or substitutions thereof, including, without limitation, any "Successor Letter of Credit" (as hereinafter defined), collectively, the "Instinet Lease Letter of Credit"), each in form and substance reasonably satisfactory to Lender (x) issued by financial institutions meeting the requirements of Section 52.05, (y) having a term of not less than 1 year, which term shall be automatically renewed for successive 1 year terms unless the issuer gives not less than 60 days' prior written notice to Lender that it will not renew the letter of credit for such successive term, and (z) having a final expiration date of its last term of not earlier than 60 days after the fixed Expiration Date (the "Final Expiry Date"); provided that, as to any letter of credit not automatically renewed, Tenant shall cause such letter of credit to be replaced at least 60 days prior to its expiry date by a Successor Letter of Credit issued by a financial institution that satisfies the "Rating Requirement" (as hereinafter defined) and is otherwise reasonably satisfactory to Lender and that contains the same terms and conditions as the letter of credit so replaced (each a "Successor Letter of Credit"). The term "Rating Requirement" shall mean a rating of A or better by Moody's or an equivalent rating by Standard & Poor's or Fitch. The Instinet Lease Letter of Credit must provide for partial drawings.

         SECTION 52.02. DRAW DOWN OF INSTINET LEASE LETTER OF CREDIT/RESTORATION OBLIGATIONS. A. The Instinet Lease Letter of Credit may be drawn upon by Owner or Lender in entirety upon (w) the failure of any issuing bank to renew the letter of credit issued by it at least 60 days prior to its expiry date (other than the Final Expiry Date), or the failure of Tenant to replace such an expiring letter of credit with a substitute letter of credit issued by a financial institution that meets the Rating Requirement and otherwise is reasonably satisfactory to Lender on the same terms and conditions as the letter of credit replaced by it at least 60 days prior to the expiry date (other than the Final Expiry Date); (x) the failure of Tenant to obtain a substitute letter of credit within 60 days after notice that the rating of the issuer of such letter of credit has declined to less than the Rating Requirement; (y) the failure of Tenant to obtain a Successor Letter of Credit at least 60 days prior to the expiry date of the prior letter of credit; and/or (z) the failure of Tenant to restore the total amount of the Instinet Lease Letter of Credit to $120 million following any partial drawing thereon within 10 days of notice by Owner or Lender of any such partial drawing as described below. Without limiting the foregoing, the Instinet Lease Letter of Credit may also be drawn upon from time to time by Lender or Owner in one or more drawings (or apply the any Cash Security referred to in Section 52.03 applied from time to time), irrespective of whether any of the same constitutes an Event of Default or conditional limitation under this Lease, if (i) this Lease expires or terminates for any reason (other than on its fixed Expiration Date or termination pursuant to any of Sections 9.01, 9.05, 10.01 or 11.03B(i) of this Lease), or if Owner or any person or entity acting by or on behalf of Owner or Lender (including any receiver) shall re-enter the Demised Premises pursuant to the terms of this Lease, the Loan Documents, or applicable law, or (ii) Tenant defaults in the payment of (a) Fixed Rent or increases therein (including any payment of Tenant's Proportionate Share of Operating Expenses, Tenant's Proportionate Share of Deemed Rental under the Ground Lease, Taxes, other payments required by the Ground Lease and/or any Capital Sum escrow deposit),
(b) any "Construction Additional Rent" (as hereinafter defined), (c) any costs, expenses and other sums incurred by Lender or Owner in collection upon any security under this Lease (including the Instinet Lease Letter of Credit) or the enforcement of the rights of Lender or Owner with respect to this Lease and/or the Instinet Lease Letter of Credit (or other Cash Security), (d) any other damages or sums due from Tenant by operation of Article 18 and "Unlimited Additional Rent" (as hereinafter defined), (e) any other item of additional
rent, up to an aggregate sum of      (the "Limited Additional Rent") and (f) any
other item of additional rent due under this Lease not referred to in Clauses
(b) through (e) (the "Discretionary Rent"); (the items referred to in Clauses
(a) through (f), collectively, the "Rent Obligations"), and such default continues for a period of 10 days after notice to Tenant of such default from Owner, Lender or any of their respective agents; provided that the amount of any drawing (or the amount of any hereinafter defined "Cash Security" so applied) under such circumstances shall be equal to such Rent Obligations then due (or if this Lease has theretofore been terminated, as would be due if this Lease were still in effect); and provided further, that with respect to draws for items deemed a part of Discretionary Rent, there shall be a judgment (which may be applicable) by a court of competent jurisdiction to the effect that Tenant (or any person or entity acting by or through Tenant) is liable for the payment of, or cure of, such Discretionary Rent items.

         B. The term "Construction Additional Rent" shall mean any additional rent, in an unlimited amount, representing sums due to Owner or its successor (including Lender by operation of the Loan Documents) from Tenant by reason of design changes to Basic Building Plans, Final Basic Building Plans and Basic Construction for which Tenant has agreed to be liable in accordance with the provisions of Addendum A and for which Tenant has failed to pay in accordance with the provisions of Addendum A. The term "Unlimited Additional Rent" shall mean any additional rent in an unlimited amount representing (x) sums due to Owner or its successor (including Lender by operation of the Loan Documents) from Tenant arising from any expenses incurred by Owner or its successor (including Lender by operation of the Loan Documents) in collecting any sums due from Tenant to Owner or its successor (including Lender by operation of the Loan Documents) under Article 18 of this Lease and
(y) any damages due to Owner by operation of the provisions of Section 18.01.

         SECTION 52.03. CASH SECURITY. A. The term "Cash Security" shall mean any cash sums from a draw down of the Instinet Lease Letter of Credit. Such Cash Security shall be held and applied by Lender as herein provided. If Lender or Owner shall be holding such Cash Security, Lender or Owner may use, apply or retain the whole or any part of such Cash Security to the same extent and in the same manner as Lender or Owner would have been permitted to draw upon the whole or any portion of the Instinet Lease Letter of Credit.

         B. If payment of the entire sum of the Instinet Lease Letter of Credit or undrawn portion thereof is made to Lender or Owner by reasons of Tenant's failure to renew or replace the Instinet Lease Letter of Credit in accordance with the foregoing provisions of clauses (w), (x), (y) or (z) of Section 52.02(A). Lender shall have the right, at any time on behalf of Tenant, to replace the Cash Security with a new Letter of Credit issued by any other bank approved by Lender, and Tenant hereby irrevocably constitutes and appoints Lender as Tenant's agent and attorney-in-fact coupled with an interest with full power of substitution to cause any such other bank selected by either Lender or Owner to issue such a replacement Letter of Credit.

         C. If Owner or Lender shall apply all or any portion of Cash Security under any provisions of this Article, Tenant shall within five (5) days after demand therefor, deliver to either Owner or Lender, as specified in such notice, in immediately available federal funds drawn upon a bank that is a member of the New York Clearing House Association, the sum necessary to restore the Cash
Security to    . In amplification and not in limitation of the provisions of
this Lease, a failure by Tenant to (x) so replenish such Cash Security to    or
cause the issuance of an amendment to the Instinet Lease Letter of Credit
to     , or (y) make timely renewal or replacement of the Instinet Lease Letter of Credit prior to such time as Owner or Lender may draw upon the same as provided in Section 52.02(A)(w), (x), (y) or (z) or (z) cause a new letter of credit to be issued in accordance with Section 52.10 shall, in each case, be deemed a default by Tenant under the terms, covenants and conditions of this Lease. Such default set forth in clause (y) of the immediately preceding
sentence shall be deemed cured upon the drawing of the entire     Instinet Lease
Letter of Credit.

         SECTION 52.04. OWNER'S REPLENISHMENT OBLIGATIONS. If subsequent to any partial drawing of the Instinet Lease Letter of Credit because of Tenant's failure to pay any additional rent (including any Limited Additional Rent, Construction Additional Rent, Unlimited Additional Rent and any other item of Discretionary Rent), a final and nonappealable decision of a court of competent jurisdiction (or an appealable decision that Owner chooses not to appeal) states that Tenant was not liable for such additional rent, then Owner shall promptly repay such additional rent to Tenant, unless Tenant has failed to replenish the Instinet Lease Letter of Credit by the amount of such additional rent, in which case Owner's obligation shall be to replenish the Instinet Lease Letter of Credit (with Tenant giving Owner the power of attorney to do so), and in any case Owner shall pay to Tenant interest on such additional rent at the prime rate from the date upon which Owner made the partial drawing applicable thereto to the date of repayment or replenishment by Owner thereof. Except as may be expressly provided to the contrary in the Loan Documents, Tenant hereby agrees to look solely to Owner and not to Lender for any repayment, disgorgement or interest payment obligations that arise under this Section 52.04.

         SECTION 52.05. ISSUER OF INSTINET LEASE LETTER OF CREDIT. All letters of credit constituting the Instinet Lease Letter of Credit shall be issued by financial institutions reasonably satisfactory to Lender that satisfy the Rating Requirement; provided however, that Lender has deemed satisfactory issuances by The Chase Manhattan Bank so long as it meets the Rating Requirement. Upon not less than 60 days' prior written notice not to be made (y) more than once per calendar year, or (z) in any year in which the letter of credit issuer was changed for any reason other than the merger of such issuer, Tenant shall be entitled to replace any letter of credit constituting a Instinet Lease Letter of Credit, provided that the form, substance and issuing institution satisfy the terms and conditions for the same set forth above as if it were originally issued on the date of the closing of the initial permanent financing with Lender.

         SECTION 52.06. APPLICATION TO CURE DEFAULT. Notwithstanding that Lender's rights as set forth in the Loan Documents to apply the proceeds drawn from the Instinet Lease Letter of Credit do not require Lender to apply such funds to cure the specific default under the Lease which prompted such draw, to the extent that the Instinet Lease Letter of Credit is drawn down or the Cash Security is applied by reason of a default by Tenant under the terms, covenants, and conditions of this Lease on Tenant's part to be performed, such default shall be deemed cured by such draw or application to the extent the same would have been cured if Owner had drawn such funds and expended the same to cure the specific default which gave rise to the drawing of the Instinet Lease Letter of Credit.

         SECTION 52.07. CASH SECURITY IN LIEU OF LETTER OF CREDIT. If there occurs any event described in any of Clauses (w), (x) or (y) of Section 52.02(A), and provided that no other event entitling Lender or Owner to draw upon the Instinet Lease Letter of Credit has occurred, then, Lender or Owner may draw upon the Instinet Lease Letter of Credit in its entirety and hold the proceeds thereof in cash, as Cash Security, to be held, applied or disbursed to the same extent and in the same manner as Lender or Owner would have been permitted to draw upon the Instinet Lease Letter of Credit and apply or disburse the proceeds of the same. If (y) Lender or Owner is so holding cash proceeds solely as a result of the occurrence of an event described in any of clauses
(w), (x), (y) or (z) of Section 52.02(A), and (z) no other event that would have otherwise entitled Lender or Owner to draw upon the Instinet Lease Letter of Credit or apply Cash Security held in lieu thereof in whole or part has occurred, then Tenant shall have the right, to be exercised on not less than 60 days' notice to Lender and Owner, to replace such

Cash Security with a letter of credit issued by a financial institution meeting the requirements of this Article 52 and otherwise in the same form and containing the same substances as the prior Instinet Lease Letter of Credit approved by Lender with only such modifications as Lender shall approve in the exercise of its reasonable judgment.

         SECTION 52.08. RETURN OF LETTER OF CREDIT/CASH SECURITY. A. The Instinet Lease Letter of Credit and/or any remaining portion of Cash Security held in lieu thereof together with the accrued interest, if any, earned thereon pursuant to Section 52.12 hereof less any "Retained Sums" (hereinafter defined) shall be returned to Tenant within 5 days following written notice requesting the return thereof delivered by Tenant to both Lender and Owner on or after the fixed Expiration Date (inclusive of any renewal option that has been exercised) of this Lease or termination of this Lease pursuant to Sections 9.01, 9.05,
10.01 or 11.03 hereof. Immediately prior to returning the Instinet Lease Letter of Credit or the Cash Security to Tenant, Lender may draw upon the Instinet Lease Letter of Credit or retain sums from any Cash Security then held, an amount (the "Retained Sums") equal to all sums reasonably determined by Lender (after consultation with Owner as appropriate) to (y) cure any defaults then existing under this Lease, and (z) pay to each of Lender and Owner all theretofore unpaid or unreimbursed costs incurred in connection with collection of any portion of the Instinet Lease Letter of Credit (or Cash Security) or enforcement of any rights of Lender or Owner with respect thereto. To the extent that the Retained Sums are in excess of the sums actually required, such excess shall be returned to Tenant.

         B. Notwithstanding anything to the contrary set forth in this Article, Tenant has no interest in the Cash Security except to the extent that the Cash Security shall be returned or returnable to Tenant pursuant to Section 52.08.

         SECTION 52.09. PARTIAL REDUCTION OF LETTER OF CREDIT. Provided that no default under this Lease has theretofore occurred and is continuing, the face amount of the Instinet Lease Letter of Credit, or if applicable the amount of the Cash Security, shall be reduced (v) on a date that is 5 years prior to the fixed Expiration Date (without renewals) of this Lease to an amount equal to the product of (A) Tenant's remaining payments under this Lease for the next ensuing year of the Demised Term plus its expenses, other pass through or other payment obligations under this Lease for such period (the "Annual Obligation"), as determined by Lender in the exercise of its reasonable judgment, multiplied by
(B) five; (w) on a date that is 4 years prior to the fixed Expiration Date (without renewals) of this Lease to an amount equal to the product of (A) the Annual Obligation for such year, as determined by Lender in the exercise of its reasonable judgment, multiplied by (B) four; (x) on a date that is 3 years prior to the fixed Expiration Date (without renewals) of this Lease to an amount equal to the product of (A) the Annual Obligation for such year, as determined by Lender in the exercise of its reasonable judgment, multiplied by (B) three; (y) on a date that is 2 years prior to the fixed Expiration Date (without renewals) of this Lease to an amount equal to the product of (A) the Annual Obligation for such year as determined by Lender in the exercise of its reasonable judgment, multiplied by (B) two; and (z) on a date that is 1 year prior to the fixed Expiration Date (without renewals) of this Lease to an amount equal to the Annual Obligation for such year, as determined by Lender in the exercise of its reasonable judgment.

         SECTION 52.10. REFINANCING/TRANSFER OF LETTER OF CREDIT. A. In the event that (w) Owner shall decide to satisfy the Loans in their entirety on or prior to the stated maturity date thereof, or (x) a transfer of the Instinet Lease Letter of Credit is desirable for Owner to obtain refinancing of the Building or the Real Property, or (y) Lender shall transfer all or any part of its interest in the Loans or (z) a sale or other transfer of the Real Property and/or the Building approved by Lender where such Lender's approval is required under the Loan Documents is about to occur, Owner, in the case of a satisfaction of the Loans in full as referred to in clause (w) or a final effectuation of the refinancing referred to in clause (x) shall have the right to request a transfer of the Instinet Lease Letter of Credit, and Lender, in all instances referred to in clauses (w), (x), (y) and (z) of this subsection 52.10A, as the case may be, shall have the right to transfer (i) the Instinet Lease Letter of Credit (or cause Tenant to reissue the Instinet Lease Letter of Credit and Tenant hereby agrees to promptly cooperate with any request for a reissuance of the Instinet Lease Letter of Credit, in accordance with Subsection 52.10B at no cost or expense to Tenant) and/or (ii) any remaining portion of any Cash Security then held by Owner or Lender as security for the performance of Tenant's obligations under this Lease to either (a) Owner as a result of the event described in clause (w) of this Section 52.10 above, or to (b) the transferee as a result of any of the events described in clauses (x), (y) or (z) of this Section 52.10.

         B. In the event of any proposed transfer of the Instinet Lease Letter of Credit pursuant to Section 52.10A, and notice of such proposed transfer to Tenant. Tenant, within twenty (20) days thereafter (with Owner responsible for the customary transfer costs therefor), shall cause a new letter of credit to be issued by a bank meeting the requirements of this Article 52 in favor of the transferee, upon the same terms and conditions in replacement of the letter of credit so transferred and Owner agrees that, simultaneously with the delivery of such new letter of credit, the Instinet Lease Letter of Credit will be returned to Tenant.

         SECTION 52.11. NO ASSIGNMENT OR ENCUMBRANCE OF TENANT' SECURITY. Tenant agrees that it will not assign, mortgage or encumber, or attempt to assign, mortgage or encumber, the Instinet Lease Letter of Credit or any Cash Security deposited pursuant to this Lease, and that neither Owner nor Lender nor their respective successors or assigns shall be bound by any such assignment, mortgage, encumbrance, attempted assignment, attempted mortgage or attempted encumbrance. Neither Owner nor Lender shall be required to exhaust its respective remedies against Tenant before having recourse to the Instinet Lease Letter of Credit, the Cash Security or any other security held by Owner or Lender. Recourse by Owner or Lender to the Instinet Lease Letter of Credit, the Cash Security or any other security held by Owner or Lender shall not affect any remedies of Owner that are provided in this Lease, any remedies of Lender against Owner or the members of Owner under the Loan Documents to the extent applicable or any remedies of Owner or Lender that are available at law or in equity."

         SECTION 52.12. INVESTMENTS UNDER LOAN DOCUMENTS. Tenant hereby acknowledges that Lender shall have no obligation to invest the Cash Security held as a result of a partial drawing of the Instinet Lease Letter of Credit. If the entire or the then entire undrawn portion of the Instinet Lease Letter of Credit shall be drawn upon by Lender (including, without limitation, if such drawing shall have been made at the request of Owner to the extent permitted in the Loan Documents), then to the extent that such funds shall not have been disbursed or applied in accordance with the Loan Documents, Lender shall hold such proceeds as Cash Security in an interest being account of Lender's choice; it being expressly agreed and understood that Lender shall have no obligation to take steps to maximize the interest earned thereon.

         12. OBLIGATION TO THE LENDER. Owner, as a party to that certain loan application dated as of April 27, 1998 (the "Application") incurred certain obligations that require cooperation with Tenant in order to be met. Notwithstanding that the Demised Term shall not have commenced, Tenant hereby agrees diligently and in good faith to cooperate with Owner in connection with meeting the requirements under such Application. In particular, Tenant agrees to make timely delivery to Lender of the financial statements required to be delivered by the "tenant under the Instinet Lease" in accordance with the provisions and requirements set forth in Section 4 of Exhibit C of the Application.

         13.      CONSENT TO AMENDMENTS. Notwithstanding the provisions of
Section 7.15, Tenant hereby consents to Owner amending the Underlying Documents in accordance with (x) Exhibit K of the Application and (y) the other terms and conditions of the amendments to such documents, which amendments have been executed as of the date hereof, and agrees that from and after the date hereof, the term "Underlying Documents" shall mean the Underlying Documents as amended by both such permissible amendments referenced in Exhibit K, and any other amendment dated as of the date hereof, which other amendments have been approved by Lender.

         14. NO BROKER. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection
with bringing about this Amendment other than      the original brokers involved
in connection with the execution and delivery of the Lease, which brokers (each referred to individually as a "Recognized Broker") entered into a brokerage agreement (referred to as the "Brokerage Agreement") dated February 12, 1998 with Owner, and that no Recognized Broker shall be entitled to any sums of any kind for bringing about this Amendment in addition to the sums set forth in the Brokerage Agreement. Each party shall indemnify the other party from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty.

         15.      TECHNICAL CORRECTIONS.

                  (a) The Lease shall be amended by deleting each term "Tax Escalation Year" and "Escalation Year" and substituting therefor in each instance the term "Deemed Rental Escalation Year."

                  (b) Section 13.01 shall be amended by deleting the phrase "The Reuters Buildings" and substituting the phrase "The Reuters Building" therefor.

                  (c) Article 5 of the Lease shall be amended by inserting the following provision immediately following Section 5.03 of the Lease:

                  "Section 5.04. Supplementing the provisions of Section 5.01, Tenant hereby acknowledges Article 9 of the Amended and Restated Subway Easement and Entrance Agreement (the "Subway Agreement") (referred to as item xiii on Schedule C attached hereto and made a part hereof, as the same may be amended provides the New York City Transit Authority and 42nd Street Development Project, Inc. have the right to take certain action in connection with the Entrance Area and the Station (as such terms are defined in the Subway Agreement). Tenant hereby agrees that the provisions of Article 9 of the Subway Agreement are hereby incorporated into this Lease, and that neither the New York City Transit Authority and 42nd St. Development Project, Inc. shall have any liability to Tenant or any other person in connection with any action taken by the New York City Transit Authority and 42nd St. Development Project, Inc. pursuant to Article 9 of the Subway Agreement, including, without limitation any liability for any lost revenues, rents or profits resulting from such action."

                  (d) The term "Initial Term" as used in the Lease shall mean the period commencing on the Commencement Date and ending on the date immediately preceding the twentieth (20th) anniversary of the Commencement Date.

         16. RATIFICATION. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

         17.      EXECUTION COUNTERPARTS. This may be executed in more than one
(1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

         IN WITNESS WHEREOF, the parties have duly executed this document by their respective duly authorized representatives as of the day first above written.

Attest:                                 3 TIMES SQUARE ASSOCIATES, LLC
                                        By: Rudin Times Square Associates, LLC

______________________________          By: Rudin Times Square L.P.
                                            its Managing Member

                                            By: Rudin Times Square GP, LLC,
                                                its General Partner

                                            By:_______________________________

                                                               Managing Member



Attest:                                 INSTINET CORPORATION

___________________                     By: /s/ DANIEL M. ROSENTHAL
                                            -----------------------
                                            Name: Daniel M. Rosenthal
                                            Title: SVP and CFO

STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

On the 1st day of July in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared David M. Rosenthal, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                       /s/ HOWARD BROWN
                       ---------------------------------------------------------
                       (Signature and office of person taking acknowledgement)

                                   EXHIBIT "A"

                           Revised Schedule B attached

                                   EXHIBIT "B"

                         Substitute pages to Addendum A

         SECOND AMENDMENT OF LEASE (this "Second Amendment") dated as of the 1st day of July, 1998, between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and INSTINET CORPORATION, a Delaware corporation, having its principal office at 875 Third Avenue, New York, New York, as tenant (referred to as "Tenant").

                              W I T N E S S E T H :

         WHEREAS, Owner and Tenant entered into that agreement of lease, dated as of February 18, 1998 as supplemented by that letter agreement dated February 18, 1998 and as amended by First Amendment of Lease dated as of June 30, 1998 ("First Amendment"; said lease, as so amended, the "Lease") which now affects a portion of the second cellar and entire 4th-17th floors and the 28th-30th floors (collectively, the "Demised Premises") of the building (the "Building") to be known as 3 Times Square, New York, New York; and

         WHEREAS, Owner and Tenant desire to amend the Lease to substitute the 18th floor of the Building for the 28th floor of the Demised Premises as more particularly set forth herein; and

         WHEREAS, Owner and Tenant desire to confirm, acknowledge and memorialize the fact that the provisions of Section 1.02B(I) shall apply to the Lease and the provisions of Section 1.02B(II) shall be of no force and effect;

         WHEREAS, Owner and Tenant desire to amend Section 1.03 of the Lease to reflect the agreement of the parties that the Initial Rent Period (as such term is defined in the

Lease) shall end on the 10 Year Surrender Date (as such term is defined in the Lease).

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Lease.

         2. Substitution of 18th floor of Building for 28th floor of Demised Premises. From and after the date hereof, the Demised Premises shall not include the 28th floor of the Building and in lieu thereof, the 18th floor of the Building shall be included in the Demised Premises. To reflect such substitution, certain sections of the Lease shall be amended as follows:

                  (a) All references in the Lease to the 28th floor of the Building shall be deemed deleted from the Lease and the 28th floor shall be deemed to be excluded from the Demised Premises for all purposes of the Lease;

                  (b) The 18th floor of the Building shall be deemed included in the Demised Premises for all purposes of the Lease;

                  (c) The number "eighteenth (18th)" shall be deemed inserted immediately preceding the number "twenty eighth (28th)" in fourth line of Section 1.01 and the number "twenty-eighth (28th)" appearing in said fourth line shall be deemed deleted therefrom;

                  (d)      The number "three (3)" appearing in the fifth line of
Section 1.01 shall be deemed deleted therefrom and the number "two (2)" shall be deemed inserted in lieu thereof;

                  (e) The provisions of Section 1.03A.(i) shall be deleted and the following shall be inserted in lieu thereof:

                           "This Lease is made at the annual rental rates
                           (referred to as "Fixed Rent") of    DOLLARS with
                           respect to the period (referred to as the "Initial Rent Period") from the Commencement Date to the 10 Year Surrender Date (as defined in Section 1.08) and with respect to the period (referred to as the
                           "Final Rent Period") commencing on the day immediately following the 10 Year Surrender Date and ending on the last day of the original Demised Term."

                  (f)      The number "28th" appearing in the fourth line of
Section 1.07 shall be deemed deleted therefrom;

                  (g) The number "seventeenth (17th)" appearing in lines one and two of Section 11.03CI shall be deleted therefrom and the number "eighteenth (18th)" inserted in lieu thereof and the number "three (3)" appearing in line two of said Section 11.03CI shall be deleted therefrom and the number "two (2)" inserted in lieu thereof;

                  (h)      The number "three (3)" appearing in line two of
Section 21.02 shall be deleted therefrom, the number "two (2)" shall be inserted in lieu thereof, and the following provision shall be inserted at the end thereof:

                           "The foregoing notwithstanding, Tenant shall have no obligation to reimburse Owner for any costs in connection with the removal of a "standard" internal staircase connecting the twenty-ninth (29th) and thirtieth (30th) floors of the Demised Premises which staircase is of a similar nature to such internal staircases connecting the other floors of the Demised Premises.";

                  (i) The number "twenty-eighth (28th)" appearing in line two of Section 29.01B and the number "28th" appearing in lines eight and twelve of said Section 29.01B shall be deemed deleted therefrom;

                  (j) The number "twenty-eighth (28th)" appearing in lines eleven and seventeen of Section 29.04 and the number "28th" appearing in line twelve of said Section 29.04 shall be deemed deleted therefrom;

                  (k) The number "twenty-eighth (28th)" appearing in lines seven and eleven of Section 29.13 shall be deemed deleted therefrom and the number "twenty-nine (29)" shall be inserted on the eleventh line in lieu thereof;

                  (l)

                  (m)      The percentage     percent" set forth in Section
23.01E as Tenant's Proportionate Share shall be deemed deleted therefrom and the percentage shall be deemed inserted in lieu thereof;

                  (n) The provisions of Schedule A of the Lease (the "Original Schedule A") are hereby deemed deleted and a new Schedule A annexed hereto and made a part hereof as Exhibit A is inserted in lieu thereof;

                  (o) The provisions of Schedule B of Lease (as annexed to the First Amendment) are hereby deemed deleted and a new Schedule B annexed hereto and made a part hereof as Exhibit B is inserted in lieu thereof; and

                  (p) The number "three (3)" appearing in the eighth (8th) line of page 142 of the Lease in Section 41.01D shall be deemed deleted therefrom and the number "two (2)" shall be deemed inserted in lieu thereof.

         5. Assignment/Subleasing Restriction. Tenant shall not (x) assign the Lease to a law firm primarily engaged in the practice of so-called "intellectual property" law (such firm referred to as an "IP Firm") or (y) with respect to all or any portion of the Demised Premises, (a) enter into or allow a subtenant, licensee, Permitted Occupant or other occupant of the Demised Premises to enter into a sublease, license agreement, or other agreement permitting the Demised Premises to be occupied by an IP Firm or (b) otherwise consent to the use or occupancy thereof by an IP Firm. Attorneys comprising an in-house legal department shall not constitute a "law firm" as such term is used in the immediately preceding sentence. Notwithstanding the foregoing, the restriction contained in this Paragraph 5 shall be of no force and effect (i) if prior to the Commencement Date, Owner shall not have entered into a lease with an IP Firm (an "IP Lease") with respect to office space in the Building, (ii) during any period of Demised Term in which Owner shall not be obligated pursuant to an IP Lease to refrain from permitting space in the Building to be leased, subleased, licensed or otherwise used or occupied by any other IP Firm, or (iii) with respect a sublease, license or other occupancy agreement for a term or use period commencing subsequent tot the expiration or sooner termination an IP Lease. An IP Firm leasing space in the Building pursuant to an IP Lease shall be deemed a third party beneficiary of the provisions of this Paragraph 5.

         6. No Broker. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection with bringing about this Second Amendment other than Tishman Real Estate Services Company, Cushman & Wakefield, Inc., and Insignia/Edward S. Gordon Co., Inc., the original brokers involved in connection with the execution and delivery of the Lease, which brokers (each referred to individually as a "Recognized Broker") entered into a brokerage agreement (referred to as the "Brokerage Agreement") dated February 12, 1998 with Owner, and that no Recognized Broker shall be entitled to any sums of any kind for bringing about this Second Agreement in addition to the sums set forth in the Brokerage Agreement. Each party hereto shall indemnify the other party hereto from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty.

         8. Ratification. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

                          [REMAINING TEXT ON NEXT PAGE]

         9. Execution Counterparts. This Second Amendment may be executed in more than one (1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

                                3 TIMES SQUARE ASSOCIATES, LLC
                                By:   Rudin Times Square Associates, LLC

                                By:   Rudin Times Square L.P.,
                                            its Managing Member

                                      By:   Rudin Times Square GP, LLC,
                                            its General Partner

                                      By:   /s/
                                            ------------------------------------
                                                                 Managing Member

                                INSTINET CORPORATION

                                By:   /s/  DAVID M. ROSENTHAL
                                      ------------------------------------------
                                      Name:  David M. Rosenthal
                                      Title: SVP and CFO

STATE OF NEW YORK  )
                   : SS.:

COUNTY OF NEW YORK )


         On the 1st day of December, 1998, before me personally came David M. Rosenthal, to me known, who, being by me duly sworn, did depose and say that he resides at [illegible], that he is the Senior Vice President and Chief Financial Officer of INSTINET CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                      /s/ DONNA ROMITA
                                      ---------------------------
                                          Notary Public

                                    Exhibit A

                           Revised Schedule A Attached

                  THIRD AMENDMENT OF LEASE (this "Third Amendment") dated as of the 31st day of March, 2000 between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and INSTINET CORPORATION, a Delaware corporation, having its principal office at 875 Third Avenue, New York, New York, as tenant (referred to as "Tenant").

                                   WITNESSETH:

                  WHEREAS, Owner and Tenant entered into that Agreement of Lease, dated as of February 18, 1998 as supplemented by that letter agreement dated February 18, 1998 and as amended by First Amendment of Lease dated as of June 30, 1998 (the "First Amendment") and by that Second Amendment of Lease, dated as of July 1, 1998 (the "Second Amendment"; said lease, as so amended, the "Lease") which now affects a portion of the second cellar and entire 4th-18th floors and the 29th-30th floors (collectively, the "Demised Premises") of the building (the "Building") to be known as 3 Times Square, New York, New York; and

                  WHEREAS, Owner and Tenant desire to confirm, acknowledge and memorialize that Tenant exercised the options set forth in Article 43 and
Article 44 of the Lease to lease the 1999 Option Space and 2000 Option Space, respectively (as such terms are defined in the Lease); and

                  WHEREAS, Owner and Tenant desire to set forth all of the modifications to the Lease as a result of the exercise of the options to lease the 1999 Option Space and 2000 Option Space; and

                  WHEREAS, Owner and Tenant desire to amend the Lease to remove the twenty-ninth (29th) floor of the Building from the Demised Premises and include the twenty-third (23rd) floor of the Building in lieu thereof, as more particularly set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Lease.

                  2. Addition of 1999 Option Space and 2000 Option Space. The Lease is hereby deemed modified as follows:

                           (a)      The Demised Premises shall include the
nineteenth (19th) and twentieth (20th) floors of the Building (also known as the 1999 Option Space) (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable to the 1999 Option Space or at any time during said term, other than Tenant's Personal Property) for all purposes of the Lease, except as herein otherwise provided;

                           (b)      The Demised Premises shall include the
twenty-first (21st) and twenty-second (22nd) floors of the Building (also known as the 2000 Option Space) (together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable to the 2000 Option Space or at any time during said term, other than Tenant's Personal Property) for all purposes of the Lease, except as herein otherwise provided;

                           (c)      Tenant shall be entitled to a rent holiday
during which Tenant shall not be required to pay Fixed Rent or any increases therein pursuant to Article 23 applicable to the 1999 Option Space with respect to the period commencing on May 19, 2001 and ending on the date 183 days thereafter, both days inclusive, with it understood, however that in the event that Owner shall be obligated to make payments pursuant to Section 1.09 with respect to the 1999 Option Space, such May 19, 2001 and the commencement and expiration of the rent holiday period shall be delayed one (1) day for each day in the period with respect to which Owner shall be obligated to make such payments with respect to the 1999 Option Space; and

                           (d)      Tenant shall be entitled to a rent holiday
during which Tenant shall not be required to pay Fixed Rent or any increases therein pursuant to Article 23 applicable to the 2000 Option Space, with respect to the period commencing on May 19, 2001 ending on the date 183 days thereafter, both days inclusive, with it understood, however that in the event that Owner shall be obligated to make payments pursuant to Section 1.09 of the Lease with respect to the 2000 Option Space, such May 19, 2001 date and the commencement and expiration of the rent holiday period shall be delayed one (1) day for each day in the period with respect to which Owner shall be obligated to make such payments with respect to the 2000 Option Space.

                  3. Substitution of the 23rd floor of the Building for the 29th floor of the Building.

                  From and after the date hereof, the Demised Premises shall not include the twenty-ninth (29th) floor of the Building and in lieu thereof, the twenty-third (23rd) floor of the Building shall be included in the Demised Premises. To reflect such substitution, certain sections of the Lease shall be amended from and after the date hereof as follows:

                           (a)      All references in the Lease to the
twenty-ninth (29th) floor of the Building shall be deemed deleted from the Lease and the twenty-ninth (29th) floor shall be deemed to be excluded from the Demised Premises for all purposes of the Lease;

                           (b)      The twenty-third (23rd) floor of the
Building shall be deemed included in the Demised premises for all purposes of the Lease;

                           (c)      The number "twenty-third (23rd)" shall be
inserted immediately subsequent to the number "eighteenth (18th)" in the fourth line of Section 1.01 and the number "twenty-ninth (29th)" appearing in said fourth line shall be deleted therefrom;

                           (d)      The phrase "two (2) floors being the highest
floors" appearing in the fifth line of Section 1.01 (as the same was amended by the Second Amendment) shall be deleted therefrom and the word "floor being the highest floor" shall be inserted in lieu thereof;

                           (e)      The phrase "29th and 30th floors" appearing
in the fourth line of Section 1.07 (which was amended by the Second Amendment) shall be deleted therefrom and the phrase "30th floor" shall be inserted in lieu thereof;

                           (f)      The phrase "With respect to the following
floors the entire fourth (4th) through eighteenth (18th) floors and the top two
(2) floors of the Building" appearing at the beginning of Section 11.03CI (which was amended by the Second Amendment) shall be deleted from the Lease and the phrase "With respect to the entire rentable area of the fourth (4th) through eighteenth (18th) floors, the twenty-third (23rd) floor and thirtieth (30th) floor of the Building" shall be inserted in lieu thereof;

                           (g)      The phrase "twenty-ninth (29th) and
thirtieth (30th) floors" commencing on lines eleven, twelve and seventeen of
Section 29.04 shall be deleted therefrom and the phrase "thirtieth (30th) floor" shall be inserted in lieu thereof;

                           (h)      The number "twenty-nine (29)" on the
eleventh line of Subsection A of Section 29.13 (as added by the Second Amendment) shall be deleted therefrom and the phrase thirtieth (30th)" shall be inserted on the eleventh line in lieu thereof; and

                           (i)      The phrase "all, but not a portion of, the
highest two (2) floors of the Demised Premises leased to Tenant on the Commencement Date" appearing in the eighth (8th) and ninth (9th) lines of page 142 of the Lease in Subsection D of Section 41.01 shall be deleted therefrom and the phrase "the entire rentable area of the thirtieth (30th) floor" shall be inserted in lieu thereof.

                  4. Modifications of Fixed Rent, Owner's Work Contribution, and Tenant's Proportionate Share.

                  The leasing of the 1999 Option Space and 2000 Option Space by Tenant, the addition to the Demised Premises of the twenty-third (23rd) floor and the omission of the twenty-ninth (29th) floor therefrom has affected the Fixed Rent, Owner's Work Contribution and Tenant's Proportionate Share. The parties agree that as a result of such exercise to lease the 1999 Option Space and the 2000 Option Space and the leasing of the twenty-third (23rd), rather than the twenty-ninth (29th) floor of the Building:

                           (b)      The provisions of Schedule A of the Lease
(as annexed to the Second Amendment) shall be deemed deleted and a new Schedule A annexed hereto and made a part hereof as the Exhibit A referred to above shall be inserted in lieu thereof;

                           (c)      Tenant's Proportionate Share set forth in
Subsection 23.01E and as reflected on Schedule B attached hereto and made a part hereof as Exhibit B shall be

                           (d)      The provisions of Schedule B of the Lease
(as annexed to the Second Amendment) shall be deemed deleted and the Schedule B referred to above annexed hereto and made a part hereof as Exhibit B shall be inserted in lieu thereof; and

                  5. Blended Rental Rate. As set forth on Schedule A, a portion of the eighteenth (18th) and twenty-third (23rd) floors of the Building are leased to Tenant at a fixed rent

                  6. Atrium and Grand Staircase. Notwithstanding the terms and conditions of Section B3 of the Work Letter attached to the Lease as Addendum A, Tenant shall have no right to connect floors adjacent to the thirtieth (30th) floor of Building to the thirtieth (30th) floor by a dramatic staircase or otherwise unless Tenant shall lease such floors subsequent to the date hereof. Accordingly, the phrase "any Atrium to be located on the top three
(3) floors of the Building" in Section 21.02 shall be deleted and the phrase "any Atrium which may be located on up to the top three (3) floors of the Building (in the event such floors are leased by Tenant)" shall be inserted in lieu thereof.

                  7. Elevators. The parties agree that terms and conditions of Subsection B of Section 29.01 shall be deleted and following Subsection B shall be inserted in lieu thereof:

                           "B. Owner agrees that the core of the
                           Building shall be designed so that (i) the sixteenth (16th) through thirtieth (30th) floors of the Building shall be served by the eight (8) passenger elevators serving the high rise elevator bank (which bank is comprised of the sixteenth (16th) through thirtieth (30th) floors of the Building). Tenant shall have the right to use the passenger elevators along with the other tenants and occupants of floors which the elevators of the high rise elevator bank serve, and Owner shall not grant any other tenant the right to have a dedicated elevator. Subject to the terms and conditions of the immediately following sentence, if Tenant, from time to time, due to the scheduling of meetings or other special events, shall desire to have one
                           (1) passenger elevator in the high rise
                           elevator bank service the thirtieth (30th) floor of the Building exclusively for a reasonable duration of time, Tenant shall give Owner reasonable advance notice of the same, and Owner shall program one (1) passenger elevator in the high rise bank to service during such time only the lobby, and the thirtieth (30th) floor (and at Tenant's option, any other floor(s) in the high rise bank designated by Tenant). Notwithstanding the terms and conditions of the immediately preceding sentence during any period in which there is an emergency or when two (2) or more other elevators that typically service the high rise bank are not in service due to repairs or other outage, Owner shall have no obligation to provide such exclusive elevator use to Tenant."

                  8. 29th Floor Option Exercise Date. Tenant acknowledges that the Option Exercise Date with respect to the twenty-third (23rd) through twenty-eighth (28th ) floors of the Building was accelerated to a date in August, 1998 (the "Accelerated Date") in connection with an offer received by Owner from a law firm to lease the same. Accordingly, in connection with

Tenant's substitution as part of the Demised Premises of the twenty-third (23rd) floor of the Building in lieu of the twenty-ninth (29th) floor, Tenant agrees that the Option Exercise Date with respect to the twenty-ninth (29th) floor of the Building shall be deemed to have occurred on the Accelerated Date.

                  9. Modification of the Term "Protected Sublease". For the purposes of Subsection B(4) of Section 11.08 of the Lease, (x) the term "end floor" as used in such Subsection B(4) shall also be deemed to mean the twenty-first (21st) floor of the Building, and (y) the twenty-fourth (24th) floor of the Building (if the same is leased by Tenant) shall be deemed to be contiguous to the twenty-first (21st) floor for the purpose of determining contiguity.

                  10. Tenant's Kitchen Facilities. A. One of the shafts in the Building has been designated by Owner as a shared shaft of which Tenant may use a portion, and Owner, at Tenant's sole cost and expense, shall erect a wall in such shaft to subdivide the same and effectively construct two (2) shafts of approximately the same area, one of which shall be designated by Owner for Tenant's use (such shaft so created and designated for Tenant's use referred to herein as "Tenant's Kitchen Shaft"). Tenant shall have the right to utilize the portion of Tenant's Kitchen Shaft running from the roof of the Building to the sixteenth (16th) floor in order to install a flue to exhaust kitchen facilities to be constructed by Tenant in that portion of the Demised Premises on the sixteenth (16th) floor of the Building. Tenant shall reimburse Owner for Owner's reasonable out-of-pocket costs and expenses in connection with dividing the existing shaft to create Tenant's Kitchen Shaft within thirty (30) days after demand therefor. Tenant acknowledges that by granting Tenant the right to use Tenant's Kitchen Shaft, Owner has fulfilled Owner's obligation set forth in the penultimate sentence of Subsection A of Section 29.13 of the Lease.

                  B. In order to exhaust the kitchen facilities which Tenant may install in the Demised Premises on the thirtieth (30th) floor, Tenant may create an opening in those slabs of the Building above the thirtieth (30th) floor as is necessary to run duct work to be installed by Tenant through the ceiling cavity from the thirtieth (30th) floor to the roof of the Building. Tenant shall install structural supports and perform fireproofing and any other work reasonably required by Owner, all in accordance with good construction practice, in connection with the creation of such slab penetrations. In addition, in connection with exhausting such kitchen facilities on the thirtieth
(30th) floor, Tenant may install, on a portion of the roof designated by Owner, an exhaust fan. Owner shall not charge Tenant any rent or use charge with respect to such portion of the roof. Accordingly, the phrase "and for the installation of a flue to exhaust Tenant's kitchen to be located on the twenty-ninth (29th) or thirtieth(30th) floor of the Building" commencing on the sixth (6th) line of Subsection A of Section 29.13 of the Lease shall be deleted.

                  C. All work contemplated by the terms of Paragraph 10 of this Third Amendment to be performed by Tenant shall be performed at Tenant's sole cost and expense (subject to the terms and conditions of Section 3.10 of the Lease, and except as otherwise provided in Section D of this Paragraph 10) and in accordance with the terms and conditions of the Lease, as amended by this Third Amendment, including without limitation Article 3 and Article 6.

                  D. Owner shall reimburse Tenant for the reasonable out-of-pocket costs and expenses incurred by Tenant in connection with (x) creating the slab openings referred to in Section B of this Paragraph 10, and
(y) performing the work related thereto as described in the second sentence of such Section B.

                  11. No Broker. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection with bringing about this Third Amendment other than

         , the original brokers involved in connection with the execution and delivery of the Lease (each referred to individually as a "Recognized Broker". Each party hereto shall indemnify the other party hereto from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty. Any commission owing to each or any Recognized Broker in connection with the Lease, as amended by this Third Amendment, shall be paid by Owner pursuant to a separate agreement.

                  12. Ratification. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

                  13. Execution Counterparts. This third Amendment may be executed in more than one (1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals onto this Third Amendment as of the day and year first above written.

                           3 TIMES SQUARE ASSOCIATES, LLC
                           By: Rudin Times Square Associates, LLC

                           By: Rudin Times Square L.P.,
                                    its Managing Member

                                    By: Rudin Times Square GP, LLC,
                                        its General Partner

                                        By: /s/ WILLIAM C. RUDIN
                                            ------------------------------
                                        William C. Rudin, Managing Member

                           INSTINET CORPORATION

                           By:      ______________________________________
                                    Name:
                                    Title:

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals onto this Third Amendment as of the day and year first above written.

                           3 TIMES SQUARE ASSOCIATES, LLC
                           By: Rudin Times Square Associates, LLC

                           By: Rudin Times Square L.P.,
                                   its Managing Member

                               By: Rudin Times Square GP, LLC,
                                   its General Partner

                                   By:_______________________________
                                                 , Managing Member

                           INSTINET CORPORATION

                           By: /s/ KENNETH K. MARSHALL        4/10/00
                               --------------------------------------
                               Name:  Kenneth K. Marshall
                               Title: Executive VP and
                                      Chief Administrative Officer

STATE OF NEW YORK  )
                   :SS.:

COUNTY OF NEW YORK )

         On the 10th day of April, 2000, before me personally came Kenneth Marshall, to me known, who, being by me duly sworn, did depose and say that he resides at 875 Third Ave, NY, NY at 29th Floor, that he is the EVP/CAO of INSTINET CORPORATION, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                    /s/ HOWARD STUART BROWN
                                    -----------------------------------
                                    Notary Public

                                    Exhibit A

                           Revised Schedule A Attached

                                    Exhibit B

                           Revised Schedule B Attached

                  FOURTH AMENDMENT OF LEASE (this "Fourth Amendment") dated as of the 28th day of November, 2000 between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and REUTERS C CORP. (f/k/a Instinet Corporation), a Delaware corporation, having its principal office at 875 Third Avenue, New York, New York, as tenant (referred to as "Tenant").

                               W I T N E S S E T H

                  WHEREAS, Owner and Tenant entered into that Agreement of Lease, dated as of February 18, 1998 as supplemented by that letter agreement dated February 18, 1998 (the "Original Lease") and as amended by First Amendment of Lease dated as of June 30, 1998 (the "First Amendment"), that Second Amendment of Lease, dated as of July 1, 1998 (the "Second Amendment") and that Third Amendment of Lease, dated as of March 31, 2000 (the "Third Amendment"); said lease, as so amended, the "Lease") which now affects a portion of the second cellar and entire 4th-23rd floors and the 30th floor (collectively, the "Demised Premises") of the building (the "Building") to be known as 3 Times Square, New York, New York; and

                  WHEREAS, Owner and Tenant desire to amend the Lease to add the entire third (3rd) floor of the Building to the Demised Premises on the terms and conditions more particularly set forth herein;

                  WHEREAS, Owner and Tenant desire to add the retail space on the ground floor of the Building which is referred to on Exhibit "4" of the Lease to the Demised Premises on the terms and conditions set forth in the Lease;

                  WHEREAS, the Lease provides Tenant with the right to lease certain space in the Building on the terms upon which a third party shall lease the same;

                  WHEREAS, a third party did so make an offer to so lease a portion of the twenty-fourth (24th) floor of the Building more particularly described herein, and Owner offered the same to Tenant as required by the Lease;

                  WHEREAS, Tenant exercised the right to lease such portion of the 24th floor on the terms and conditions of the Offered Package (as defined in the Lease) with respect to the same; and

                  WHEREAS, Owner and tenant desire to set forth all of the modifications to the Lease as a result of all the foregoing and make certain amendments and technical corrections to the Lease, as more particularly set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. Defined Terms: Capitalized terms used but not defined herein shall have the respective meaning ascribed to them in the Lease.

                  2. Addition of Third Floor to the Demised Premises. Owner and tenant hereby agree that Tenant shall lease the entire rentable area of the third (3rd) floor on the terms and conditions set forth herein, and the Lease is hereby modified as follows:

         (a) The entire rentable area of the third (3rd) floor of the Building (said floor together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property is referred to as the "3rd Floor Space") is hereby leased by Tenant and added to the Demised Premises for the Demised Term for all purposes of the Lease, except as herein otherwise provided.

         (b) At Owner's election, the 3rd Floor Space shall comprise a separate Occupancy Unit or be part of another Occupancy Unit and Owner shall not be obligated to deliver the same prior to any other Occupancy Unit. The obligations of Owner in Section 1.09 of the Lease shall not apply with respect to the 3rd Floor Space.

         (c)      Intentionally Omitted.

         (d) Owner and Tenant agree that in addition to Owner's obligations expressly set forth in Addendum A, Addendum A shall be deemed to include, without limitation, the obligation of Owner to (i) complete the core bathrooms on the third (3rd) floor to the extent that Owner shall be doing the same on the other entire floors in the Building which comprise the Demised Premises, and
(ii) open any sealed elevator shafts necessary to enable the elevators in the low-rise elevator bank to service the 3rd Floor Space. Tenant acknowledges that Owner has installed, to serve the 3rd Floor Space, an air handling unit on a pad for the same located in the core of the Building on the third floor, and performed the restoration work, if any, needed to be done to any walls of the 3rd Floor Space which may have been affected by such installation. Tenant shall be responsible to make all repairs and replacements to such air handling unit and Owner shall not be responsible therefor, but Owner shall assign to Tenant, without recourse, any warranties obtained by Owner with respect to such unit.

         (e) In addition to the Fixed Rent set forth in the Third Amendment with respect to the fourth (4th) through twenty-third (23rd) and thirtieth
(30th) floors (the "Main Space"), Tenant shall pay to Owner Fixed Rent with respect to 3rd Floor Space (referred to as the "3rd Floor Fixed Rent") in the amounts as set forth on Exhibit I attached hereto and made a part hereof with the obligation to make such payment commencing on May 19, 2001, (the "3rd Floor Rent Commencement Date"). In the event that by May 19, 2001, (i) Owner has not delivered possession of the 3rd Floor Space to Tenant or (ii) the TCO Date has not occurred, then the 3rd Floor Rent Commencement Date shall be delayed by one
(1) day for each day in the period commencing on May 19, 2001 and ending on the date immediately preceding the day that is the later to occur of: (x) the TCO Date and (y) the date the 3rd Floor Space shall be delivered to Tenant, both dates inclusive. The 3rd Floor Fixed Rent shall be payable by Tenant to Owner at the same time and in the same manner as the Fixed Rent with respect to the Main Space, and all references to "Fixed Rent" or "Fixed Rent under Article 1" in the Lease (other than in paragraph 4a of the Third Amendment setting forth the Fixed Rent with respect to the Main Space, and in Section 1.09 of the Lease) shall also be deemed to refer to the 3rd Floor Fixed Rent.

         (f) Subsection C of Section 1.03 of the Lease shall be applicable to the 3rd Floor Space with the term "Commencement Date" being deemed to refer to the 3rd Floor Space Rent Commencement Date and the term "Fixed Rent" being deemed to refer to the 3rd Floor Fixed Rent.

         (g)      As of the 3rd Floor Rent Commencement Date, Tenant's
Proportionate Share set forth in Section 23.01E shall be increased by     %
except that with respect to the provisions of Section 23.06A insofar as they
relate to the 3rd Floor Additional Space and the increase of     % in Tenant's
Proportionate Share applicable thereto, Tenant shall not be entitled to the benefits of the sentence of said Section 23.06A beginning with the words "Solely with respect to the period," so that in the computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.06A applicable to the 3rd Floor Additional space, there shall not be deducted from the "Deemed Rental under the Ground Lease" prior to the calculations of that portion of Tenant's Proportionate

Share applicable to the 3rd Floor Additional Space with respect to the Deemed Rental under the Ground Lease, any "Site 3 ESAC Reimbursements" referred to in said sentence. Owner, in computing the increase in the Fixed Rent applicable to the 3rd Floor Space by operation of the provisions of this Section 23.06 shall include the computation for such increase in the Fixed Rent applicable to the 3rd Floor Additional Space on a separate portion of Owner's Ground Lease Statement.

         (h) The parties agree that their respective rights and obligations regarding Owner's Profits and/or Tenant's Profits with respect to the 3rd Floor Space shall be governed in accordance with Section 11.03(C)(III) and accordingly, the phrase "the 3rd Floor Space and" shall be inserted after the words "With respect to" on the first line thereof and after the words "with respect to" immediately following "(y)" in the eighth (8th) line thereof.

         (i) In the event that both (a) Tenant shall utilize the 3rd Floor Space for office use and (b) the provisions of Section 29.03(II) shall be in force and effect, then Tenant's Cleaning Share as set forth in Subsection A of
Section 23.04 shall mean, subject to the terms and conditions of Paragraph 4(m) hereof, a fraction, the numerator of which shall be the entire rentable area of the Demised Premises located above the second (2nd) floor of the Building, and the denominator of which shall be the entire rentable area of the office space portions of the Building (expressly including all portions of the Demised Premises above the second floor) based on the allocations set forth in Schedule B (with 31,978 r.s.f. allocated to the 3rd Floor Space), as the same may be adjusted in accordance with Section 1.06.

         (j) The provisions of the first sentence of Section 29.02 shall apply with respect to the 3rd Floor Space, except that Tenant acknowledges that
(x) the western wall of the 3rd Floor Space shall not be equipped by Owner with heat fin tubes and convector covers, and (y) the specifications on Schedule 2 of Addendum A applicable to the 3rd Floor Space shall be those applicable to the portions of the Main Space used for general office use, notwithstanding any use for which Tenant may utilize the 3rd Floor Space.

         (k)      The provisions of the first sentence of Subsection C of
Section 29.04 shall apply with respect to the 3rd Floor Space, except that Tenant acknowledges that the specifications on Schedule 2 of Addendum A applicable to the 3rd Floor Space shall be those applicable to the portions of the Main Space used for general office use, notwithstanding any use for which Tenant may utilize the 3rd Floor Space.

         (l)      For the purposes of Subsections (D)(ii) and (D)(iii) of
Section 41.01, the 3rd Floor Space shall be deemed to be "office space" notwithstanding any use for which Tenant may utilize the 3rd Floor Space.


         (m) Notwithstanding the terms and conditions of Addendum A, Owner may withhold Owner's consent with respect to any request from Tenant that Owner modify the Basic Building Plans or any aspect of the construction of the Building in connection with the leasing of the 3rd Floor Space, if in Owner's reasonable judgment such modification shall be likely to delay Owner in its ability to (i) obtain the TCO or (ii) complete the construction of the Building, and in the event that Owner shall grant any such requests, Tenant shall be responsible for any increased costs to Owner of the same.

         (n) Tenant shall not be entitled to any increase in Owner's Work Contribution with respect to the 3rd Floor Space.

         (o)      Supplementing the terms and conditions of Subsection C of
Section 29.01 of the Lease, the elevators in the low rise elevator bank shall serve the 3rd Floor Space.

                  3. Addition of Retail Space to the Demised Premises. Owner and Tenant hereby agree that (x) Tenant shall be deemed to have exercised the option set forth in Article 38 to lease the portion of the retail space which was included in the Initial Option Space as described in Section 38.02(A)(ii), and (y) Tenant shall not lease the portion of the second (2nd) floor described in Section 38.02(iii), nor shall Tenant have any other rights under the Lease to lease the same. The Lease is hereby deemed modified as follows:

         (a) The retail store described in Section 38.02A(ii) of the Lease (said store together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property is referred to as the "Retail Space") is hereby leased by Tenant and added to the Demised Premises in accordance with the provisions of said Article 38 (without giving effect to those provisions pertaining to space on the second (2nd) floor of the Building) for the Demised Term.

         (b) Notwithstanding the terms and conditions of Section 1.05, at Owner's election, the Retail Space shall comprise a separate Occupancy Unit or be a part of another Occupancy Unit and Owner shall not be obligated to deliver the same prior to any other Occupancy Unit. The obligations of Owner in Section
1.09 of the Lease shall not apply with respect to the Retail Space.

         (c) Owner and Tenant acknowledge that in addition to Owner's obligations set forth in Addendum "A", Owner's only other obligation to perform any work or make any installations to prepare the Retail Space for Tenant's occupancy, shall be to (i) demise the Retail Space, (ii) provide a single point of entry for Tenant to obtain power at the perimeter of the Retail Space (with it understood that the obligations in clause (i) and (ii) of this sentence shall be deemed added to

Addendum "A"), and (iii) cause the construction shanties presently located in the Retail Space to be removed therefrom by February 28, 2001. Owner agrees that Owner shall not remove the water and vent connections currently located in the Retail Space, and that, subject to the terms and conditions of the Lease, Tenant may connect Tenant's lines thereto. In addition, as part of Tenant's Initial Installation or a subsequent Alteration, Tenant may, subject to the terms and conditions of the Lese, connect a waste line from the Retail Space to a Building waste line located in the ceiling of the concourse level of the Building. Tenant acknowledges that notwithstanding any of the terms and conditions of the Lease, the temporary certificate of occupancy for the core and shell of the Building shall not include the Retail Space, and Owner shall have no obligation to apply for a certificate of occupancy with respect to the Retail Space until promptly after Tenant shall have submitted to Owner all requisite sign-offs from all necessary Governmental Authorities which are needed to obtain the same, which Tenant shall submit subsequent to the substantial completion of Tenant' work in the Retail Space.

         (d) In addition to the Fixed Rent set forth in the Third Amendment with respect to the Main Space and the 3rd Floor Fixed Rent described herein, Tenant shall pay to Owner Fixed Rent with respect to Retail Space (referred to as the "Retail Space Fixed Rent") in the amounts set forth on Exhibit 2 attached hereto and made a part hereof with the obligation to make such payments commencing on June 19, 2001, (the "Retail Rent Commencement Date"). In the event, however, that the construction shanties presently located in the Retail Space are not removed therefrom on or before February 28, 2001, then the Retail Rent Commencement Date shall be delayed by one (1) day for each day in the period commencing on March 1, 2001 and ending on the date immediately preceding the date upon which the same shall be removed, both dates inclusive. In addition, in the event that by June 19, 2001, Owner has not delivered possession of the Retail Space to Tenant with both (i) the steel girders presently located in the Retail Space in connection with the Hoist removed therefrom and (ii) a weathertight enclosure in lieu of the storefront (in the event that the storefront shall not be completed), then the Retail Rent Commencement Date (as the same may have been delayed pursuant to the immediately preceding sentence) shall be delayed (or further delayed, as the case may be) by one (1) day for each day in the period commencing on June 19, 2001 and ending on the date immediately preceding the date upon which the Retail Space is delivered to Tenant with such steel girders removed and the weathertight enclosure thereon, both dates inclusive. Owner and Tenant agree that notwithstanding the terms and conditions of the Lease, Owner shall not be required to substantially complete the installation of the storefront with respect to the Retail Space until August 19, 2001, and in the event that Owner shall not have substantially completed the installation of the same by such date, then Tenant shall not be required to pay Retail Space Fixed Rent or payments under Article 23 with respect to the Retail Space (and shall be credited with any such sums previously paid) with respect to the period commencing on August 29, 2001 and ending on the date immediately preceding the date upon which Owner shall have substantially completed the installation of the storefront with respect to the Retail Space, both date inclusive. Owner shall utilize commercially reasonable efforts in accordance with good construction practice to expedite the completion of the base of the Retail Space storefront (also referred to herein as the "storefront sill") in order to allow floor fill to be placed in the Retail Space up to the base of the storefront, with it understood that Owner shall not have any obligation, however, to employ labor at overtime or other premium pay rates in connection with the same. Owner shall install, promptly after a request by Tenant, at Owner's sole cost and expense, a temporary fill pour stop so that Tenant may pour floor fill in the Retail

Space prior to such time as the storefront sill shall be completed. The Retail Space Fixed Rent shall be payable by Tenant to Owner at the same time and in the same manner as the Fixed Rent with respect to the Main Space, and all references to "Fixed Rent" or "Fixed Rent under Article 1" in the Lease (other than in paragraph 4a of the Third Amendment setting forth the Fixed Rent with respect to the Main Space, and in Section 1.09 of the Lease) shall also be deemed to refer to the Retail Space Fixed Rent.

         (e) Subsection C of Section 1.03 of the Lease shall be applicable to the Retail Space with the term "Commencement Date" being deemed to refer to the Retail Rent Commencement Date and the term "Fixed Rent" being deemed to refer to the "Retail Fixed Rent."

         (f)      As of the Retail Rent Commencement Date, Tenant's
Proportionate Share set forth in section 23.01E shall be increased by     except
that with respect to the provisions of Section 23.06A insofar as they relate to
the Retail Space and the increase of     in Tenant's Proportionate Share
applicable thereto, Tenant shall not be entitled to the benefits of the sentence of said Section 23.06A beginning with the words "Solely with respect to the period" so that in the computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.06A applicable to the Retail Space, there shall not be deducted from the "Deemed Rental under the Ground Lease" prior to the calculation of that portion of Tenant's Proportionate Share applicable to the Retail Space with respect to the Deemed Rental under the Ground Lease, any "Site 3 ESAC Reimbursements" referred to in said sentence. Owner, in computing the increase in the Fixed Rent applicable to the Retail Space by operation of the provisions of Section 23.06, may include the computation for such increase in the Fixed Rent applicable to the Retail Space on a separate portion of Owner's Ground Lease Statement.

         (g) Tenant shall not be entitled to any increase in Owner's Work Contribution with respect to the Retail Space.

         (h)      The following sentence shall be inserted at the end of Section
                  29.02 of the Lease: "Notwithstanding the terms and conditions of this Section 29.02, the Retail Space shall be cooled by the chilled water air handling units provided by Tenant as part of Tenant's Initial Installation, as reflected in Schedule 2 of Addendum "A"."

                  4. Addition of a portion of the 24th Floor to the Demised Premises. As Tenant exercised Tenant's right under Article 39 to lease a portion of office space for which Owner had received an offer from a third party, and such leasing shall be on the terms and conditions of the Offered Package with respect to such space, the Lease is hereby modified as follows:

         (a) That portion of the twenty fourth (24th) floor of the Building indicated by outlining and diagonal lines on the floor plan initialed by the parties and annexed to this Agreement as Exhibit 3 (said portion of the twenty fourth floor together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property is referred to as the "24th Floor Space") is hereby leased by Tenant and added to the Demised Premises for a term commencing on the Commencement Date and expiring on May 31, 2011. That portion of the Demised term applicable to the 24th Floor Space is referred to as the "24th Floor Demised Term". The Lease is hereby deemed modified as provided in this Agreement to give effect to the addition of the 24th Floor Space to the Demised Premises for such period. Tenant acknowledges that Owner has advised Tenant that the 24th Floor Space has been leased to Bain & Company, Inc. ("Bain"), a tenant in the Building pursuant to that Agreement of Lease, dated as of January 31, 2000 between

Owner, as owner and Bain, as tenant, and that Bain's leasing of the 24th Floor Space shall commence on June 1, 2011.

         (b) Notwithstanding the provisions of Section 1.05, at Owner's election the 24th Floor Space shall comprise a separate Occupancy Unit or be part of another Occupancy Unit. The obligations of Owner in Section 1.09 of the Lease shall not apply with respect to the 24th Floor Space.

         (c) For the 24th Floor Demised Term, the Demised Premises shall include the 24th Floor Additional Space for all purposes of this Lease, except as herein otherwise provided.

         (d) In addition to Owner's obligations under Addendum A, Owner has supplied and installed all demising partitioning required to make the 24th Floor Space a self-contained rental unit and shall construct a common corridor of a design and quality consistent with a corridor on a multi-tenanted floor in a Class A office Building in midtown Manhattan.

         (e) In addition to the Fixed Rent set forth in the Third Amendment with respect to the Main Space, the 3rd Floor Fixed Rent and the Retail Space Fixed Rent described herein, Tenant shall pay to Owner an annual rental rate applicable to the 24th Floor Space (referred to as the "24th Floor Fixed Rent") as set forth on Exhibit "4" with the obligation to commence such payment to begin on the 24th Floor Rent Commencement Date (as hereinafter defined). Subject to the terms and conditions of this Paragraph 4(e), the term "24th Floor Rent Commencement Date" shall mean May 19, 2001. The 24th Floor Fixed Rent shall be payable by Tenant to Owner at the same time in the same manner as the Fixed Rent with respect to the Main Space, and all references to "Fixed Rent" or Fixed Rent under Article I" in the Lease (other than in paragraph 4a of the Third Amendment setting forth the Fixed Rent with respect to the Main Space, and in Section 1.09 of the Lease) shall also be deemed to refer to the 24th Floor Space Fixed Rent. In addition, if by May 19, 2001, (i)

Owner has not delivered possession of the 24th Floor Space or (ii) the TCO Date has not occurred, then the 24th Floor Rent Commencement Date shall be delayed by one (1) day for each day in the period commencing on May 19, 2001 and ending on the date immediately preceding the day which is later to occur of (x) the TCO Date and (y) the date the 24th Floor Space shall be delivered to Tenant, both dates inclusive.

         (f) Subsection C of Section 1.03 of the Lease shall be applicable to the 24th Floor Space with the term "Commencement Date" being deemed to refer to the 24th Floor Rent Commencement Date" and the term "Fixed Rent" being deemed to refer to the "24th Floor Fixed Rent".

         (g) (i) As of the 24th Floor Rent Commencement Date, Tenant's Proportionate Share set forth in Section 23.01E shall be increased by
("Tenant's 24th Floor Proportionate Share"), except that with respect to the provisions of Section 23.06A insofar as they relate to the 24th Floor Space and
the increase of    in Tenant's Proportionate Share applicable thereto, Tenant shall not be entitled to the benefits of the sentence of said Section 23.06 A beginning with the words "Solely with respect to the period" so that in the computation of any increase in the Fixed Rent pursuant to the provisions of
Section 23.06A applicable to the 24th Floor Space, there shall not be deducted from the "Deemed Rental under the Ground Lease" prior to the calculation of that portion of Tenant's Proportionate Share applicable to the 24th Floor Space with respect to the Deemed Rental under the Ground Lease, any "Site 3 ESAC Reimbursements" referred to in said sentence. Owner, in computing the increase in the Fixed Rent applicable to the 24th Floor Space by operation of the provisions of Section 23.06 shall include the computation for such increase in the Fixed Rent applicable to the 24th Floor Space on a separate portion of Owner's Ground Lease Statement.

                  (ii) The following sentences shall be inserted at the end of Section 23.04(A)(1) of the Lease:

                  "In addition to the increase in the Fixed Rent set forth in the immediately preceding sentence, the Fixed Rent for each Escalation Year, any part of which shall occur during the 24th Floor Demised Term, commencing with the Escalation Year during which Tenant shall first commence the use and occupancy of any portion of the Demised Premises for the conduct of its business, shall be further increased by a sum equal to the product of (x) Tenant's 24th Floor Proportionate share multiplied by (y) the amount by which Operating Expenses in such Escalation Year shall be in excess of Base Operating Expenses. In calculating the sums due from Tenant to Owner pursuant to the first sentence of this Section 23.04(A)(1),
                  the    increase in Tenant's Proportionate Share attributable
                  to the 24th Floor Space shall not be included in Tenant's Proportionate Share. For the purposes of this Lease, the term
                  "Base Operating Expenses" shall mean the sum of    DOLLARS."

In the determination of any increase in the Fixed rent with respect to the 24th Floor Space pursuant to the provisions of Section 23.04, notwithstanding any terms and conditions of the Lease to the contrary, (a) Operating Expenses shall include the actual costs and expenses to Owner of cleaning the office space in the Building, and (b) in the event that Tenant, pursuant to Tenant's right under
Section 29.03 or any other agreement made after the date hereof between Owner and Tenant, shall be entitled to provide cleaning to the Demised Premises rather than have Owner provide the same, then in each Escalation Year in which Owner is not obligated to provide such cleaning to the Demised

Premises, Operating Expenses shall be equitably adjusted by including such additional costs and expenses as Owner would have incurred in cleaning the Demised Premises, during the first one (1) year period in which the entire Demised Premises (other than the Retail Space) was occupied for the conduct of business, pursuant to Section 29.03(II) had such Section been in force and effect.

                  (iii)    In calculating the sums owed to Owner pursuant to the
second (2nd) sentence of Section 23.06(A), the    increase in Tenant's
Proportionate Share attributable to the 24th Floor Space shall not be included as part of Tenant's Proportionate Share. The following sentences shall be inserted immediately following the third (3rd) sentence in Section 23.06(A):

                  "In addition to the increase in Fixed Rent set forth in the second sentence of this Subsection A of Section 23.06, the Fixed Rent for each Deemed Rental Escalation Year, any part of which shall occur during the 24th Floor Demised Term, shall be further increased by a sum equal to the product of (xx) Tenant's 24th Floor Proportionate Share multiplied by (yy) the amount by which the Deemed Rental under the Ground Lease payable in any Deemed Rental Escalation Year shall be in excess of the Base Deemed Rental under the Ground Lease." For the purposes of this Lease, the term "Base Deemed Rental Under the Ground Lease" shall mean the sum of

                  (iv)     The penultimate sentence of Subsection A of Section
23.06 of the Lease shall be amended by deleting the phrase "Tenant's Proportionate Share" and inserting the phrase "Tenant's share due hereunder" in lieu thereof.

                  (v)      Notwithstanding the terms and conditions of Section
23.07 of the Lease, as reflected in the provisions Paragraph 4(g)(ii) of this Agreement and this Paragraph 4(g)(iii), the Lease shall not be a net lease only with respect to the 24th Floor Space.

         (i) On the expiration of the 24th Floor Demised Term, the 24th Floor Space shall no longer be included within the Demised Premises and Tenant shall vacate and surrender to Owner the 24th Floor Space in the same condition as required pursuant to the provisions of Article 21 of the Lease and Tenant expressly waives for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of
Section 2201 of the New York Civil Practice Law and Rules and of any similar law of like import then in force in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Paragraph 4(i).

         (j) In determining the "10 Year Space" as defined in Section 1.07, the 24th Floor Space shall not be considered and accordingly, as of the date hereof, the 10 Year Space shall be comprised of the 21st, 22nd and 23rd floors of the Building

         (k) Notwithstanding the terms and condition of Section 29.04, a submeter to be installed by Owner shall measure Tenant's demand and consumption of electrical energy in the 24th Floor Space and Owner shall bill Tenant monthly therefor based on the actual cost of such electrical energy consumed in the 24th Floor Space as shown on such submeter. Tenant shall pay Owner the actual cost of the same within thirty (30) days after receipt of a bill for such energy.

         (l) Supplementing the provisions of Section 29.06, the air handling unit serving the 24th floor of the Building shall be connected to a dedicated submeter which shall measure only the electricity consumed by such unit. Based upon the electricity consumed in connection with the operation of the air handling unit as shown on such submeter and Owner's actual cost for such electricity, Owner shall determine, from time to time, the hourly cost of providing electrical energy to the air handling unit serving the 24th floor of the Building. In the event Tenant disputes such hourly charge, any such dispute shall be determined by arbitration pursuant to Article 36. Tenant shall pay to Owner, within thirty (30) days after receipt of a monthly bill therefor, fifty percent (50%) of the product obtained by multiplying (x) such hourly charge by
(y) the number of hours constituting non-Overtime Periods in each month. In addition, Tenant shall be responsible for paying to Owner a sum representing the electrical energy consumed by the use of such air handling unit in connection with any overtime HVAC use by Tenant in the 24th Floor Space, and accordingly, in addition to paying to Owner the actual incremental out of pocket cost to Owner of providing such overtime HVAC as set forth in Section 29.06, Tenant shall pay an amount equal to (x) the per hour cost of providing electrical energy to such air handling unit multiplied by (y) each hour for which Tenant shall be provided with overtime HVAC services to the 24th Floor Space. The provisions of Section 29.06 regarding the sharing of costs in the event that another tenant in the same HVAC zone shall request overtime HVAC services during the periods for which such services are requested by Tenant shall apply with respect to the overtime HVAC services to the 24th Floor Space, with it understood that the remainder of the twenty-fourth (24th) floor of the Building shall be the only other space in the same HVAC zone as the 24th Floor Space. Owner may bill Tenant monthly for the costs referred to in this clause
(l) and Tenant shall pay the same within thirty (30) days after receipt of a bill therefor. In determining the "actual out of pocket incremental costs to Owner" of providing overtime HVAC services, which costs are referred to in
Section 29.06 of the Lease, the costs of electricity to operate the air handling unit serving the 24th Floor Space shall not be included in the calculation thereof.

         (m) During the 24th Floor Term, the rentable area of the 24th Floor Space, which for purposes of this sentence shall be deemed to be 12,843 rentable square feet, shall be excluded from the numerator of the fraction comprising the definition of Tenant's Cleaning Share, as referred to in Subsection A of Section 23.04 of the Lease.

                  5. ESAC CLARIFICATION. Notwithstanding the terms and conditions of Section 3.07, the parties acknowledge that (a) at the present time, Other Tenant Public Purpose Payments are not required to be paid pursuant to the Ground Lease with respect to the costs incurred by tenants who build out space in the Building and accordingly, in connection with the costs of work performed by other tenants in the Building, there shall not be any reimbursements to Owner of any Site 3 ESAC Reimbursements nor shall there be Other Tenant Public Purpose Payments against which to offset Site 3 ESAC Reimbursements, and (b) until other Tenant Public Purpose Payments shall be required to be paid pursuant to the Ground Lease in connection with such work performed by tenants, Owner shall have no obligation to take any steps to obtain reimbursements of ESACs in connection with the costs of such work. In addition, Owner shall have no obligation to Tenant to perform work on behalf of other tenants in the Building in order to be able to obtain reimbursements of ESACS for the costs of such work.

                  6. Tenant's Use of Dedicated Conduits. Owner agrees that Tenant, at Tenant's sole cost and expense, may extend the 3rd Floor Access Conduits (as hereinafter defined) and the Retail Space Access Conduits (as hereinafter defined), which are currently accessible through Owner's security cages in the sixth (6th) floor IDF rooms through which such conduits run, to the Tenant's security cage in each of such sixth (6th) floor IDF rooms. The 3rd Floor Access Conduits and Retail Space Access Conduits are collectively referred to as the "Dedicated Conduits." Subsequent to the extension of the Dedicated Conduits, Tenant may install and maintain telephone, telecommunications and data transmission cabling, fiber optic and other similar low voltage cabling in (i) the 3rd Floor Access Conduits from the sixth (6th) floor IDF rooms to the third
(3rd) floor IDF rooms and then bring the same to the Demised Premises on the third (3rd) floor, and (ii) the Retail Space Access Conduits from the sixth
(6th) floor IDF room to the Retail Space, all in accordance with the terms and conditions of the Lease, including without limitation Section 29.13. All work in connection with the extension of the Dedicated Conduits and the installation and maintenance of the cabling therein shall be made at Tenant's sole cost and expense, subject to Tenant's right to payment of Owner's Work Contribution, and in accordance with all terms and conditions of the Lease, including without limitation, the provisions of Article 3 and Article 6. Tenant's comprehensive public liability insurance shall include coverage as if the Dedicated Conduits were located within the

Demised Premises. Owner shall not allow any other cabling to be placed in the Dedicated Conduits. The term "3rd Floor Access Conduits" shall mean four (4) four (4) inch conduits to be agreed upon by Owner and Tenant in writing prior to the commencement of any work referred to in this Paragraph 6, two (2) of which shall be among the conduits located in the Building shaft on the north side of the Building, and two of which shall be among the conduits located in the Building shaft on the south side of the Building. The term "Retail Space Access Conduits" shall mean two (2) four (4) inch conduits to be agreed upon in writing by Owner and Tenant prior to the commencement of any work referred to in this Paragraph 6, which conduits shall be among the conduits located in the Building shaft on the north side of the Building.

                  7.       Miscellaneous.

         (c) Section 16.03 of the Lease shall be amended by deleting the phase "and 51" and inserting the phrase ", 51 and 52" in lieu thereof.

         (d) Paragraph 15(a) of the First Amendment shall be deleted and of no force and effect, and in lieu thereof, the parties agree that (i) the term "Tax Escalation Year" in each instance the same appears in the Lease shall be deleted and the term "Deemed Rental Escalation Year" shall be inserted in lieu thereof, (ii) the phrase "Escalation Year" set forth in Section 23.06 shall be deleted and the phrase "Deemed Rental Escalation Year" shall be inserted in lieu thereof, and (iii) the term "Deemed Rental Escalation Year" set forth in the first sentence of Section 23.04(A)(2) (as amended by the First Amendment) shall be deleted and the term "Escalation Year" shall be inserted in lieu thereof.

         (e) Tenant's obligation set forth in the last complete sentence on page 8 of Addendum A with respect to costs and expenses attributable to Tenant's use of the freight elevators shall also apply to Tenant's use of passenger elevators outfitted as freight elevators.

         (f) Tenant agrees that Owner may commence removal of the Hoist on March 1, 2001.

                  8. No Broker. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection with bringing about this Fourth Amendment other than the original brokers involved in connection with the execution and delivery of the Lease (each referred to individually as a "Recognized Broker". Each party hereto shall indemnify the other party hereto from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty. Any commission owing to each or any Recognized Broker in connection with the Lease, as amended by this Fourth Amendment, shall be paid by Owner pursuant to a separate agreement.

                  9. Ratification. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

                  10. Execution Counterparts. This Fourth Amendment may be executed in more than one (1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals onto this Fourth Amendment as of the day and year first above written.

                             3 TIMES SQUARE ASSOCIATES, LLC
                             By:  Rudin Times Square Associates, LLC

                                  By: Rudin Times Square L.P.
                                      its Managing Member

                                      By:  Rudin Times Square GP, LLC,
                                           its General Partner

                                           By:
                                              ----------------------------------
                                                            , Managing Member

                             REUTERS C CORP.

                             By:   /s/ K MARSHALL
                                -----------------------------------
                                   Name:
                                   Title:

                  FIFTH AMENDMENT OF LEASE (this "Fifth Amendment" or this "Agreement") dated as of the 29th day of October, 2001 between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 34 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and REUTERS C CORP. (f/k/a Instinet Corporation), a Delaware corporation, having its principal office at 3 Times Square, New York, New York, as tenant (referred to as "Tenant").

                              W I T N E S S E T H :

                  WHEREAS, Owner and Tenant entered into that Agreement of Lease, dated as of February 18, 1998 as supplemented by that letter agreement dated February 18, 1998 (the "Original Lease") and as amended by First Amendment of Lease dated as of June 30, 1998 (the "First Amendment"), that Second Amendment of Lease, dated as of July 1, 1998 (the "Second Amendment"), that Third Amendment of Lease, dated as of March 31, 2000 (the "Third Amendment"), and that Fourth Amendment of Lease, dated as of November 28, 2000 (the "Fourth Amendment"), said lease, as so amended, the "Lease") which now affects a portion of the second cellar, a portion of the ground level and entire 4th-23rd floors and the 30th floor (collectively, the "Demised Premises") of the building (the "Building") known as 3 Times Square, New York, New York; and

                  WHEREAS, Owner and Tenant desire to more clearly identify the storage space on the second cellar level of the Building which Tenant is leasing pursuant to Article 47 of the Lease;

                  WHEREAS, Owner and Tenant desire that Tenant shall lease additional space in the second cellar level of the Building on terms and conditions more specifically set forth herein;

                  WHEREAS, the parties wish to confirm the 10 Year Surrender Date and the definition of the 10 Year Space (both as defined in the Lease); and

                  WHEREAS, Owner and Tenant desire to set forth all of the modifications to the Lease as a result of all the foregoing and make certain amendments and technical corrections to the Lease, as more particularly set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Lease.

                  2. Second Cellar Floor Space. Owner and Tenant hereby acknowledge that pursuant to Article 47 of the Lease, Tenant is entitled to lease a portion of the second cellar level of the Building without the payment of Fixed Rent or increases thereto pursuant to Article 23 of the Lease, and that Tenant shall desire to lease an additional space on such floor for which Tenant has agreed to make certain rental payments. Accordingly, the parties agree as follows:

         (a) The portion of the second cellar indicated by outlining and diagonal markings on Exhibit "1" attached hereto and made a part hereof (which is referred to thereon and herein as Tenant Storage A) together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property shall constitute the Storage Space referred to in Article 47 of the Lease.

         (b) Owner hereby leases to Tenant and Tenant hereby hires from Owner the further portions of the second cellar indicated by outlining and diagonal markings on Exhibit "2" attached hereto and made a part hereof, and referred to thereon (and herein) respectively, as Tenant Storage B and Tenant Storage C, (said spaces together with all appurtances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property is collectively referred to as the "Additional Storage Space") for a term which commenced on the Additional Storage Space Commencement Date and ending on the Expiration Date. The term "Additional Storage Space Commencement Date" shall mean September 1, 2001. Tenant acknowledges that Owner has installed demising partitions such that each of the portions of the Additional Storage Space referred to on Exhibit "2" (and herein) as Tenant Storage B and Tenant Storage C is a self enclosed rental unit.

         (c) Tenant may only use Storage Space and Additional Storage Space for back office use and storage incidental to Tenant's use of the remainder of the Demised Premises, provided that such use does not violate the Certificate of Occupancy covering the second cellar level of the Building. Pursuant to Section
15.02 of the Lease, Owner shall use reasonable efforts, at Owner's sole cost and expense, to amend the Certificate of Occupancy to provide that at least 146 people may use such second cellar level of the Building for office use. Owner shall promptly make an application for such amendment after Tenant shall have submitted to Owner all requisite sign-offs from all necessary Governmental Authorities which are needed to obtain the same, which sign-offs Tenant shall submit to Owner subsequent to the substantial completion of Tenant's work in the Storage Space and Additional Storage Space to equip the same for Tenant's use. Tenant acknowledges that one of Owner's base building a/c units is mounted to the ceiling of the portion of the Additional Storage Space referred to as Tenant Storage B and Owner shall need access thereto on a daily basis. Accordingly, Tenant agrees that in addition to Owner's rights of access in Section 13.01, Owner shall have the right to enter Tenant Storage B on a daily basis, without notice, for the purposes of maintaining, repairing and/or replacing said a/c unit or any replacements thereof. Such access shall otherwise be subject to the terms and conditions of the Lease. In addition, Tenant shall not make any Alterations (such as, for example, the installation of plaster ceiling) or utilize Tenant Storage B in a manner which shall adversely affect Owner's ability to gain access to such a/c unit. To the extent that Tenant installs any ceiling in Tenant Storage B, the portion of the same within a certain radius (to be mutually agreed upon between Owner and Tenant, each acting reasonably) of the a/c unit must be a lift-up panel ceiling with 2 ft. by 2 ft. or 2 ft. by 4 ft. lift out panels (or other similar type of ceiling first approved by Owner) to enable Owner to obtain such daily access to such a/c unit.

         d) Subsection C of Section 1.03 of the Lease shall be applicable to the Additional Storage Space with the term "Commencement Date" being deemed to refer to the Additional Storage Space Rent Commencement Date and the term "Fixed Rent" being deemed to refer to the Additional Storage Space Fixed Rent.

         (e) The terms and conditions of Section 1.05 and Section 1.09 of the Lease shall not apply with respect to the Storage Space or Additional Storage Space.

         (f) Owner and Tenant acknowledge that (i) Tenant is in possession of the Storage Space and Additional Storage Space and (ii) Owner shall have no obligation to perform any work or make any installations to prepare the Storage Space or Additional Storage Space for Tenant's occupancy, however, Owner shall reimburse Tenant either by payment to Tenant or a credit against the next installment of Additional Storage Space Fixed Rent for fifty percent (50%) of Tenant's reasonable out-of-pocket costs and expenses in connection with relocating the one (1) single set of double doors and other door, which as of the date hereof, lead into Tenant Storage C to the locations designated by Tenant on that certain subcellar construction plan drawing no. A-SC-1 dated 10/29/01 as part of bulletin #15 produced by Swanke Hayden Connell Architects.

         (g) In addition to the Fixed Rent set forth in the Third Amendment with respect to the Main Space, and 3rd Floor Fixed Rent, Retail Space Fixed Rent, and 24th Floor Fixed Rent all as described in the Fourth Amendment, Tenant shall pay to Owner an annual rental applicable to the Additional Storage Space (referred to as the "Additional Storage Space Fixed Rent") as set forth on Exhibit "3", attached hereto and made a part hereof, with the obligation to commence such payment having begun on the Additional Storage Space Commencement Date. Such Additional Storage Space Fixed Rent does not include rental for 782 sf of the 1094 sf, which 1094 sf solely for the purposes of determining Tenant's rental obligations hereunder, are deemed to comprise Tenant Storage B. Tenant shall not be required to make payments pursuant to Article 23 with respect to the Storage Space or Additional Storage Space. The Additional Storage Space Fixed Rent shall be payable by Tenant to Owner at the same time and in the same manner as the Fixed Rent with respect to the Main Space, and all references to "Fixed Rent" or "Fixed Rent under Article 1" in the Lease (other than in paragraph 4a of the Third Amendment setting forth the Fixed Rent with respect to the Main Space, or provisions of the Fourth Amendment describing the Fixed Rent with respect to other portions of the Demised Premises) shall also be deemed to refer to the Additional Storage Space Fixed Rent.

         (h) Tenant shall reimburse Owner, upon request, for all expenses arising from the provision of all services that Owner may provide to the Additional Storage Space. Subject to the terms and conditions of Paragraph 3 hereof, Tenant agrees that Owner shall not be required to provide any services to the Additional Storage Space except for lighting and heating, and, at Owner's election, air conditioning.

         (i) The Additional Storage Space shall be deemed included within the Demised Premises for all purposes of this Lease except as otherwise set forth herein. Supplementing the provisions of Section 103(A)(ii), and Paragraph 7(b) of the Fourth Amendment, the rental rates used to determine the Fixed Rent with respect to the Additional Storage Space are as set forth in Exhibit "3" with it understood that there shall be no Fixed Rent attributable to 782 sf of the Tenant Storage B. In each circumstance where the Lease provides that an allocation, apportionment or reduction in Fixed Rent is to be made based upon the allocation of Fixed Rent set forth in Section 1.03A(ii) of the Lease, such allocation, apportionment or reduction (x) with respect to the Tenant Storage C portion of the Additional Storage Space, shall be made by taking into account the rental rates set forth on Exhibit "3" referred to therein as the Rental Rates and (y) with respect to the Tenant Storage B portion of the Additional Storage Space, shall be made by taking into account the rental rates referred to as the "Blended Rates" set forth on Exhibit "3". Accordingly, the parties agree that for the sole purposes of determining with respect to Tenant Storage B, the amount of (i) a rent abatement pursuant to

Article 9 or Section 13.09, and/or (ii) a rent abatement or diminution of Fixed Rent pursuant to Article 10, the rental rates shall be based on the Blended Rates. Since Tenant shall not pay any fixed rental with respect to the Storage Space, in no event shall there ever be a rent allocation, apportionment or reduction of fixed rent with respect to the Storage Space. Tenant acknowledges that Tenant's leasing of (a) Tenant Storage B, without the obligation to pay fixed rental with respect to 782 sf of Tenant Storage B and (b) the Storage Space, shall satisfy Owner's obligation in the first sentence of Section 47.01 with respect to the amount of space in the second cellar of the Building which Tenant is entitled to lease without the payment of fixed rent.

         (j) Tenant shall not be entitled to sublet the Storage Space or Storage Space or any portion thereof, except in connection with a subletting of another portion of the Demised Premises.

         (k) The parties agree that their respective rights and obligations regarding Owner's Profits and/or Tenant's Profits with respect to the Storage Space shall be governed in accordance with Section 11.03(C)(I), as if the Storage Space were part of the 20 Year Office Space. Subject to the terms and conditions of this Paragraph 2(k), the parties respective rights and obligations regarding Owner's Profits and/or Tenant's Profits with respect to the Additional Storage Space shall be governed based on the same provisions of Section 11.03 which shall be applicable to the portion of the Demised Premises with which such Additional Storage Space is sublet. In determining the Owner's profits and Tenant's Profits with respect to the portion of the Additional Space referred to as Tenant Storage B, the Rental Rates set forth on Exhibit "3" (rather than the Blended Rental Rates) shall be utilized, and Owner's Profits and Tenant's Profits shall be calculated by assuming that Tenant shall be paying Fixed Rent at such rates with respect to the entire Tenant Storage B, provided, however, that since Tenant shall only be obligated to pay fixed rental with respect to 28.5% of the Tenant Storage B (28.5% being the fraction expressed as a percentage of 312 divided by 1094), Owner shall only be entitled to have 28.5% of Tenant's Profits or Owner's Profits attributable to the leasing of Tenant Storage B considered for sharing under the applicable provisions of Section 11.03C. The remaining 71.5% of any Owner's Profits and/or Tenant's Profits with respect to Tenant Storage B shall be governed in accordance with Section 11.03(C)(I) of the Lease as if Tenant Storage B were part of the 20 Year Office Space.

         (l) Tenant shall not be entitled to any increase in Owner's Work Contribution with respect to the Storage Space or Additional Storage Space.

         (m) In calculating the number of rental square feet in which Tenant (or Tenant and its subsidiaries and affiliates) are in occupancy for the purposes of the occupancy tests set forth in Section 13.01B1, Section 39.03,
Section 41.01, and Section 42.01 of the Lease, no square footage shall be included in such calculation with respect to the Storage Space or the Additional Storage Space.

                  3.       Electricity Regarding the Additional Storage Space.
(a) During the period commencing on the Additional Storage Space Commencement Date and ending on the Change-Over Date (as defined herein) Owner, at Owner's expense, shall redistribute or furnish electrical energy to or for the use of Tenant in the Additional Storage Space for the operation of the lighting fixtures and the electrical receptacles installed therein on the date hereof, subject to the terms and conditions of this Paragraph 3. During the period commencing on the Additional Storage Space Commencement Date and ending on the sooner of the Change-Over Date or November 20, 2001, there shall be no charge to Tenant for the service of redistributing or furnishing such electrical energy to the Additional Storage Space.

         (b) Tenant shall perform Alterations such that the electricity to the Additional Storage Space shall be provided directly by the corporation or entity (currently Con Edison) which is providing electricity to the remainder of the Demised Premises (such Alterations, the "Electric Alterations"), and accordingly, such consumption of electricity in the Additional Storage Space shall be measured on one of the other meters which also measures Tenant's electrical energy use in another portion of the Demised Premises or on another meter installed by Tenant as part of the Electric Alterations. The Electrical Alterations shall be performed at Tenant's sole cost and expense in accordance with the terms and conditions of the Lease, including without limitation Article 3 and Article 6. Tenant hereby agrees that Tenant shall substantially complete the Electrical Alterations on or prior to November 20, 2001, and that upon the substantial completion of the performance of the Electrical Alterations, Tenant's consumption of electrical energy in the Additional Storage Space shall be measured on one of the other meters measuring Tenant's use of electrical energy in another portion of the Demised Premises or on another meter installed by Tenant. The term "Change-Over Date" shall mean the date upon which all of the electricity consumed in the Additional Storage Space shall be supplied on a direct metered basis from another portion of the Demised Premises and Tenant's use of such electrical energy in the Additional Storage Space shall be measured on a metered basis on one of the other meters which measure Tenant's electrical energy use in another portion of the Demised Premises or on an additional meter installed by Tenant. Tenant shall notify Owner on the Change-Over Date that the same has occurred (which notice, notwithstanding anything to the contrary in the Lease, may be given orally to Mr. Dick Concannon). Without limiting Tenant's obligation to perform such Electric Alterations on or before November 20, 2001, in the event that the Change-Over Date shall not occur on or prior to November 20, 2001, then with respect to such period commencing on November 21, 2001 and ending on the Change-Over Date, Tenant shall pay to Owner, in addition to the Additional Storage Space Fixed Rent, additional rent with respect to such
electrical consumption, at the rate of the sum of                   , per annum
(such sum the "Electrical Additional Rent"). Any Electric Additional Rent owing to Owner shall be paid to Owner in monthly installments at such time and in the same manner as the payment of the Additional Storage Space Fixed Rent. During any period when Tenant is obligated to pay Electrical Additional Rent, Owner may increase Electric Additional Rent, from time to time, based on Tenant's actual consumption of electrical energy and the actual cost to Owner of obtaining such energy.

         (c) Upon the request of either party, the other shall execute an agreement in form and substance reasonably satisfactory confirming that Change-Over Date, however, in the event that either Owner and Tenant shall fail to do so, such failure shall not vitiate the provisions of this Paragraph 3. In the event that the Change-Over Date shall not occur on the last day of a calendar month and Tenant shall have paid a monthly installment of the Electrical Additional Rent with respect to such month in which the Change-Over Date shall occur, then Electric Additional Rent for such month shall be equitably adjusted and Owner shall either reimburse Tenant for such overpayment or provide Tenant with a credit for any monies owing to Tenant against the next installment of Fixed Rent so owing by Tenant. The provisions of Section 29.04 A of the Lease pertaining to Owner's obligation to submeter electrical consumption in Partial Space shall be inapplicable with respect to the Storage Space and Additional Storage Space.

                  4. 10 year Space. (a) The parties agree that the 10 Year Surrender Date shall be November 30, 2011. In the event that Tenant shall not exercise the renewal right set forth in Section 1.08 with respect to the entire 10 Year Space, then for the period from June 1, 2011 to November 30, 2011, both dates inclusive, the Fixed Rent with respect to the Main Space shall be
increased by an amount equal to the product of     Dollars multiplied by the
number of rentable square feet of the 10 Year Space or portion thereof not so renewed, with such calculation based upon the number of rentable square feet set forth on Exhibit "B" of the Lease. It is understood and acknowledged that the Lease currently provides for the payment of Fixed Rent for such period with respect to any portions of the 10 Year Space which Tenant shall lease pursuant to Section 1.08 of the Lease for a period subsequent to the 10 Year Surrender Date.

         (b) The parties agree that the definition of the 10 Year Space set forth in 1.07 of the Lease shall be amended and restated in its entirety as
follows: "The term "10 Year Space" shall mean of    the Demised Premises, which
shall be comprised of     the Demised Premises that is contiguous to two (2)
other full floors which are part of the Demised Premises and (ii) the two (2) floors which are contiguous to each other and to

24th floor, and the entire 21st, 22nd and 23rd floors, then the 10 Year Space would be the entire 21st, 22nd, and 23rd floors of the Building.

                  5.       Intentionally Omitted.

                  6. Access to 2nd Floor Space: In the event that Owner shall lease, license or otherwise permit the occupancy of the entire second
(2nd) floor of the Building or the northerly portion thereof to any other party, Tenant agrees that Owner may open any sealed elevator shafts necessary to enable the elevators in the low-rise elevator bank to service the second (2nd) floor of the Building, and may program the elevators in the low rise elevator bank to serve the second (2nd) floor of the Building, without such agreement by Tenant obviating Owner's obligation under Section 29.01 of the Lease to provide passenger elevator service to Tenant at the level set forth in the specifications listed on Schedule 2 to Addendum A of the Lease.

                  7. Technical Modifications: (a) The phrase "taking into account the allocations of Fixed Rent for such portion of the Demised Premises set forth in Section 1.03(A)(ii)" shall be inserted at the end of the second (2nd) sentence of Section 10.01.

         (b)      Any abatement of Fixed Rent resulting from the application of
Section 13.09 of the Lease shall be made taking into account the allocations of Fixed Rent for the various portions of the Demised Premises as set forth in
Section 1.03(A)(ii). The blended rental rates referred to in Paragraph 5 of the Second Amendment shall also be applicable for any rent abatement under Section
13.09 of the Lease.

                  8. No Broker. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection with bringing about this Fifth Amendment. Each party hereto shall indemnify the other party hereto from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty.

                  9. Ratification. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

                  10. Execution Counterparts. This Fifth Amendment may be executed in more than one (1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

[Signature Page to
Fifth Amendment of Lease]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals onto this Fifth Amendment as of the day and year first above written.

                              3 TIMES SQUARE ASSOCIATES, LLC
                              By: Rudin Times Square Associates, LLC

                                  By: Rudin Times Square L.P.,
                                      its Managing Member

                                      By: Rudin Times Square GP, LLC,
                                          its General Partner

                                          By: /s/ WILLIAM C. REILLY
                                              ----------------------------------
                                              William C. Reilly, Managing Member

                              REUTERS CORP.

                              By: /s/ GLENN J. ELLIOTT
                                  ---------------------------------
                                  Name:  Glenn J. Elliott
                                  Title: President

State of New York          )
                           : ss
County of New York         )

On the 29th day of November, in the year 2001, before me, the undersigned, personally appeared Glenn Elliott, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                       /s/ ROCHELLE FRIEDLICH
                       ---------------------------------------------------------
                       (Signature and Office of individual taking acknowledgment

                          Rochelle Friedlich
                   Notary Public, State of New York
                            No. 31-4856376
                     Qualified in New York County
                   Commission Expires March 17, 2002

                  SIXTH AMENDMENT OF LEASE (this "Sixth Amendment" or this "Agreement") dated as of the 1st day of November, 2001 between 3 TIMES SQUARE ASSOCIATES, LLC, a Delaware limited liability company having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to as "Owner"), and REUTERS C CORP. (f/k/a Instinet Corporation), a Delaware corporation, having its principal office at 3 Times Square, New York, New York, as tenant (referred to as "Tenant").

                              W I T N E S S E T H:

                  WHEREAS, Owner and Tenant entered into that Agreement of Lease, dated as of February 18, 1998 as supplemented by that letter agreement dated February 18, 1998 (the "Original Lease") and as amended by that First Amendment of Lease dated as of June 30, 1998 (the "First Amendment"), that Second Amendment of Lease, dated as of July 1, 1998 (the "Second Amendment"), that Third Amendment of Lease, dated as of March 31, 2000 (the "Third Amendment"), that Fourth Amendment of Lease, dated as of November 28, 2000 (the "Fourth Amendment") and that Fifth Amendment of Lease dated as of October 29, 2001 (the "Fifth Amendment"; said lease, as so amended, the "Lease") which now affects portions of the second cellar, a portion of the ground level and entire 4th-23rd floors and the 30th floor (collectively, the "Demised Premises") of the building (the "Building") known as 3 Times Square, New York, New York; and

                  WHEREAS, Owner and Tenant desire that Tenant shall lease a portion of the second (2nd) floor of the Building and on terms and conditions specifically set forth herein; and

                  WHEREAS, Owner and Tenant desire to set forth all of the modifications to the Lease as a result of the foregoing and make certain amendments and technical corrections to the Lease, as more particularly set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto covenant and agree as follows:

                  1. DEFINED TERMS. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Lease.

                  2. ADDITION OF A PORTION OF THE 2ND FLOOR TO THE DEMISED PREMISES. Owner and Tenant hereby agree that Tenant shall lease a portion of the rentable area of the second (2nd) floor of the Building on the terms and conditions set forth herein, and the Lease is hereby modified as follows:

         (a) That portion of the second (2nd) floor of the Building indicated by outlining and diagonal lines (and not the dark shading) on the floor plan initialed by the parties and annexed to this Agreement and made a part hereof as Exhibit "1" (said portion of the second (2nd) floor together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at the commencement of the term applicable thereto, or at any time during said term, other than Tenant's Personal Property is referred to as the "2nd Floor Space") is hereby leased by Tenant and added to the Demised Premises for a term commencing on the 2nd Floor Commencement Date (as hereinafter defined) and ending on the Expiration Date. The Lease is hereby deemed modified as provided in this Agreement to give effect to the addition of the 2nd Floor Space to the Demised Premises.

         (b) The provisions of Section 1.05 and 1.09 of the Lease shall be inapplicable with respect to the 2nd Floor Space.

         (c) Commencing on the 2nd Floor Commencement Date and for the remainder of the Demised Term, the Demised Premises shall include the 2nd Floor Space for all purposes of this Lease, except as herein otherwise provided.

         (d) (1) Owner shall perform the same work with respect to the 2nd Floor Space as was required by Owner under Addendum A of the Lease with respect to the other office floors leased by Tenant (other than the performance of any work pertaining to (x) a ROX system and (y) finishes in the elevator lobby opening onto the 2nd Floor Space, which work shall both be Tenant's sole responsibility, subject to Owner's obligations regarding the Lobby Allowance [as defined herein]), with it understood that such work under Addendum A may be modified, in a manner similar to how the work performed by Owner with respect to the 24th Floor Space was modified, to reflect that the 2nd Floor Space shall be less than a full floor in the Building. Accordingly and without limitation of the immediately preceding sentence, while it is agreed that Owner shall install the one (1) men's and one
(1) women's bathroom as called for in Addendum A, within the 2nd Floor Space (in lieu of common bathrooms for the corridor as was done on the twenty-fourth
(24th) floor of the Building), the number of fixtures shall be reduced equitably to account for the fact that the 2nd Floor Space shall be less than an entire floor, but in no event shall the number of fixtures installed be less than the number required by applicable Legal Requirements. In addition to Owner's obligations to perform such Addendum A work, Owner's only other obligation to perform any work or make any installations to prepare the 2nd Floor Space for Tenant's occupancy shall be to (i) supply and install all demising partitioning required to make the 2nd Floor Space a self-contained rental unit, (ii) remove all Owner's construction shanties located in the 2nd Floor Space, and repair any damage to the 2nd Floor space caused by such removal, (iii) open any sealed elevator shafts necessary to enable the elevators in the low-rise elevator bank to service the 2nd Floor Space, (iv) enclose with sheetrock the two (2) open pipe galleries presently located on the wall which is north of and backs up against the north line of elevators in the low-rise elevator bank, securing the sheetrock as closely to such wall as is practicable using good construction practice and (v) deliver possession of the 2nd Floor Space to Tenant in broom clean condition (all such work set forth in this Paragraph 2(d)(1) referred to as the "Owner's 2nd Floor Work").

                  (2) Subject to the terms and conditions of the Lease, Tenant shall have the right to enter the 2nd Floor Space prior to the 2nd Floor Commencement Date to perform Tenant's work to initially prepare the 2nd Floor for Tenant's occupancy ("Tenant's 2nd Floor Work"), provided that the performance by Tenant of the same shall not interfere with or delay or performance by Owner of Owner's 2nd Floor Work. Owner and Tenant shall cooperate in the coordination of Owner's 2nd Floor Work and Tenant's 2nd Floor Work in accordance with good construction practice so that both may be completed in a timely and efficient manner without interference or delay to the other (to the extent reasonably practicable), with it understood that in the event of a conflict, the performance of Owner's 2nd Floor Work shall be given priority. The term "Tenant 2nd Floor Delay" shall mean any actual delay which Owner encounters in the performance of Owner's 2nd Floor Work if and to the extent such delay is caused by any act of Tenant, or where Tenant has an affirmative obligation to act pursuant to the Lease, by an omission of Tenant.

         (e) The 2nd Floor Commencement Date shall be the date fixed in a notice by Owner to Tenant which date shall not be sooner than five (5) days following the giving of such notice stating that Owner has or by the 2nd Floor Commencement Date set forth in such notice shall have substantially completed Owner's 2nd Floor Work. If by the date fixed in such notice, Owner's 2nd Floor Work shall not have been substantially completed, then such notice shall have no force and effect, and the 2nd Floor Commencement Date shall be the dated fixed by Owner in such further notice not sooner than five (5) days following the date of giving of such further notice, provided Owner's 2nd Floor Wok shall then be substantially completed.

         (f) In addition to (i) the Fixed Rent set forth in the Third Amendment with respect to the Main Space, (ii) the 3rd Floor Fixed Rent, the Retail Space Fixed Rent and the 24th Floor Fixed Rent, all set forth in the Fourth Amendment, and (iii) the Additional Storage Space Fixed Rent as set forth in the Fifth Amendment, Tenant shall pay to Owner an annual rental rate applicable to the 2nd Floor Space (referred to as the "2nd Floor Fixed Rent") as set forth on Exhibit "2" attached hereto and made a part hereof with the obligation to commence such payment to begin on the 2nd Floor Rent Commencement Date (as hereinafter defined). Subject to the terms and conditions of this Paragraph 2, the term "2nd Floor Rent Commencement Date" shall mean January 1, 2003. The 2nd Floor Fixed Rent shall be payable by Tenant to Owner at the same time and in the same manner as the Fixed Rent with respect to the Main Space, and all references to "Fixed Rent" or "Fixed Rent under Article 1" in the Lease (other than in paragraph 4a of the Third Amendment setting forth the Fixed Rent with respect to the Main Space and provisions of the Fourth

Amendment describing the Fixed Rent with respect to other portions of the Demised Premises) shall also be deemed to refer to the 2nd Floor Space Fixed Rent.

         (g) In the event that the 2nd Floor Commencement Date shall not have occurred on or prior to May 15, 2002, as the same shall be extended as set forth in the immediately following two (2) sentences, one (1) day for each day, if any, of Tenant 2nd Floor Delay and/or delay due to a Force Majeure Event (such May 15, 2002 date, as the same may be so extended, referred to as the "Delivery Deadline"), then the 2nd Floor Rent Commencement Date shall be delayed by one (1) day for each day in the period commencing on the Delivery Deadline and ending on the date immediately preceding the 2nd Floor Commencement Date, both dates inclusive. In the event of a Tenant 2nd Floor Delay, the May 15, 2002 date, for the imposition of a delay in the 2nd Floor Rent Commencement Date under certain circumstances, shall be extended one (1) day for each day of the Tenant 2nd Floor Delay, commencing on the date that Owner shall notify Tenant of such Tenant 2nd Floor Delay (which notice may be oral to Mr. Glenn Elliott, notwithstanding any of the terms and conditions of the Lease). In the event of a delay in the 2nd Floor Commencement Date due to any Force Majeure Event, the May 15, 2002 date, for the imposition of a delay in the 2nd Floor Rent Commencement Date under certain circumstances, shall be extended one (1) day for each day of such delay due to any Force Majeure Event. If there is any day whereby the 2nd Floor Commencement Date is delayed and on such day there is both a Tenant 2nd Floor Delay and Force Majeure Event, the May 15, 2002 date shall be extended only one (1) day for such day of delay. Owner shall promptly notify Tenant of the occurrence of any Force Majeure Event delaying the 2nd Floor Commencement Date. The 2nd Floor Rent Commencement Date may also be extended pursuant to Paragraph 2(r).

         (h) Subsection C of Section 1.03 of the Lease shall be applicable to the 2nd Floor Space with the term "Commencement Date" being deemed to refer to the "2nd Floor Rent Commencement Date" and the term "Fixed Rent" being deemed to refer to the "2nd Floor Fixed Rent".

         (i) (i) As of the 2nd Floor Rent Commencement Date, Tenant's Proportionate Share set forth in

Section 23.01E shall be increased by ("Tenant's 2nd Floor Proportionate Share"), except that with respect to the provisions of Section 23.06A insofar as they relate to the 2nd Floor Space and the increase of 1.4336% in Tenant's Proportionate Share applicable thereto, Tenant shall not be entitled to the benefits of the sentence of said Section 23.06A beginning with the words "Solely with respect to the period" so that in the computation of any increase in the Fixed Rent pursuant to the provisions of Section 23.06A applicable to the 2nd Floor Space, there shall not be deducted from the "Deemed Rental under the Ground Lease" prior to the calculation of that portion of Tenant's Proportionate Share applicable to the 2nd Floor Space with respect to the Deemed Rental under the Ground Lease, any "Site 3 ESAC Reimbursements" referred to in said sentence. Owner, in computing the increase in the Fixed Rent applicable to the 2nd Floor Space by operation of the provisions of Section 23.06 shall include the computation for such increase in the Fixed Rent applicable to the 2nd Floor Space on a separate portion of the Owner's Ground Lease Statement.

                  (ii) The following sentences shall be inserted at the end of Section 23.04(A)(1) of the Lease: "In addition to the increase in the Fixed Rent set forth in the preceding sentences of this Section 23.04A(1), commencing on the 2nd Floor Rent Commencement Date, the Fixed Rent for each Escalation Year, any part of which shall occur during the Demised Term, commencing with the Escalation Year during which Tenant shall first commence the use and occupancy of any portion of the Demised Premises for the conduct of its business, shall be further increased, by a sum equal to the product of (x) Tenant's 2nd Floor Proportionate Share multiplied by (y) the amount by which Operating Expenses in such Escalation Year shall be in excess of the Operating Expenses for the calendar year 2002. In calculating the sums due from Tenant to Owner pursuant to the first sentence of this Section
         23.04(A)(1), the     increase in Tenant's Proportionate Share
         attributable to the 2nd Floor Space shall not be included in Tenant's Proportionate Share."

In the determination of any increase in the Fixed Rent with respect to the 2nd Floor Space pursuant to the provisions of Section 23.04, notwithstanding any terms and conditions of the Lease to the contrary, (a) Operating Expenses shall include the actual costs and expenses to Owner of cleaning the office space in the Building, and (b) in the event that Tenant, pursuant to any agreement made after the date hereof between Owner and Tenant, shall be entitled to provide cleaning to the Demised Premises rather than have Owner provide the same, then in each Escalation Year in which Owner is not obligated to provide such cleaning to the Demised Premises, Operating Expenses shall be equitably adjusted by including such additional costs and expenses as Owner would have incurred in cleaning the Demised Premises, during the first one (1) year period in which the entire Demised Premises (other than the Retail Space) was occupied for the conduct of business, pursuant to Section 29.03(II) had such Section been in force and effect.

                  (iii) In calculating the sums owed to Owner pursuant to the
second (2nd) sentence of Section 23.06(A), the     increase in Tenant's
Proportionate Share attributable to the 2nd Floor Space shall not be included as part of Tenant's Proportionate Share. The following sentences shall be inserted in Section 23.06(A) immediately following the definition of Base Deemed Rental Under the Ground Lease (as added to Section 23.06(A) pursuant to the Fourth Amendment"):

         "In addition to the increase in Fixed Rent set forth in the second sentence of this Subsection A of Section 23.06, commencing on the 2nd Floor Rent Commencement Date, the Fixed Rent for each Deemed Rental Escalation Year shall be further increased by a sum equal to the product of (xx) Tenant's 2nd Floor Proportionate Share multiplied by
         (yy) the amount by which the Deemed Rental under the Ground Lease payable in any Deemed Rental Escalation Year shall be in excess of the Deemed Rental under the Ground Lease payable with respect to the calendar year 2002."

                  (iv)     Notwithstanding the terms and conditions of Section
23.07 of the Lease, the Lease shall not be a net lease only with respect to (x) the 2nd Floor Space, as reflected in the provisions of Paragraph 2(i)(ii) and Paragraph 2(i)(iii) hereof and (y) the 24th Floor Space, as reflected in the Fourth Amendment.

         (j)      Owner's Work Contribution set forth in Section 3.10 shall be
increased with respect to the 2nd Floor Space by the sum of          DOLLARS and
therefore, Owner's Work Contribution set forth in Section 3.10 shall be equal to
the sum of        DOLLARS, and accordingly each occurrence of the sum
DOLLARS set forth in Section 3.10 shall be deemed deleted therefrom and the sum
        DOLLARS shall be deemed inserted in lieu thereof. In addition, the
Owner's Work Contribution is based on the sum of        Dollars per r.s.f. with
respect to the Main Space and 2nd Floor Space, and        Dollars per r.s.f.
with respect to the 24th Floor Space. Tenant acknowledges that         of
Owner's Work Contribution has been paid by Owner prior to the date hereof. In addition, in lieu of performing the finishes in the elevator lobby in the 2nd
Floor Space, Owner shall contribute to Tenant the sum        DOLLARS (the "Lobby
Allowance") to Tenant in the same manner and subject to the same terms and conditions as the distribution of Owner's Work Contribution.

         (k) (1) The air handling unit (which Owner shall purchase and install, at Owner's sole cost and expense, as part of Owner's 2nd Floor Work), which shall exclusively serve the 2nd Floor Space, shall be connected to Tenant's separate electric meter, as electricity shall be supplied to the 2nd Floor Space and consumed by Tenant therein on a direct metered basis.

                  (2) The foregoing provisions of Paragraph 2(k)(1) regarding electricity being measured on a separate direct meter notwithstanding, Owner shall not unreasonably withhold Owner's consent to the performance by Tenant of Alterations such that the electricity to the 2nd Floor Space and the air-handling unit serving the same shall still be provided directly by the corporation or entity (currently Con Edison) which is providing electricity to the remainder of the Demised Premises but with such consumption measured on one of the other meters which also, as of the date hereof, measures Tenant's electrical energy use in another portion of the Demised Premises, rather than on a separate direct meter (such Alterations, the "2nd Floor Electric Alterations"). Tenant shall inform Owner if Tenant elects to perform the 2nd Floor Electric Alterations (rather than have the consumption of electricity in the 2nd Floor Space measured on a separate direct meter) reasonably promptly after Tenant shall so decide or reasonably promptly after an inquiry by Owner, and in the event that Tenant shall elect to perform the 2nd Floor Electric Alterations, Tenant shall perform the same prior to the 2nd Floor Commencement Date if Tenant shall have had reasonable notice of the same, or within a reasonable period after the occurrence of the 2nd Floor Commencement Date, it being the intent of the parties that from and after the 2nd Floor Commencement Date, Tenant shall pay for the actual costs relating to the consumption of electrical energy in the 2nd Floor Space and by the air-handling unit exclusively serving the same.

         (l) During the Term, the rentable area of the 2nd Floor Space, which for purposes of this sentence shall be deemed to be rentable square feet, shall be excluded from the numerator of the fraction comprising the definition of Tenant's Cleaning Share, as referred to in Subsection A of Section 23.04 of the Lease.

         (m) Supplementing the provisions of Section 1.03(A)(ii), the rental rates used to calculate the Fixed Rent for the 2nd Floor Space are as set forth in Exhibit "2". In each circumstance where the Lease provides that an allocation, apportionment or reduction in Fixed Rent is to be made base upon the allocation of Fixed Rent set forth in Section 1.03A(ii) of the Lease, such allocation, apportionment or reduction shall be made with respect to the 2nd Floor Space by taking into account such rental rates.

         (n) The provisions of the first sentence of Section 29.02 shall apply with respect to the 2nd Floor Space, except that Tenant acknowledges that the specifications on Schedule 2 of Addendum A applicable to the 2nd Floor Space shall be those applicable to the portions of the Main Space used for general office use.

         (o)      The provisions of the first sentence of Subsection C of
Section 29.04 shall apply with respect to the 2nd Floor Space, except that Tenant acknowledges that the specifications on Schedule 2 of Addendum A applicable to the 2nd Floor Space shall be those applicable to the portions of the Main Space used for general office use.

         (p)      For the purposes of Subsections (D)(ii) and (D)(iii) of
Section 41.01, the 2nd Floor Space shall be deemed to not be "office space."

         (q)      Supplementing the terms and conditions of Subsection C of
Section 29.01 of the Lease, the elevators in the low rise elevator bank shall serve the 2nd Floor Space. Without affecting Tenant's rights to the exclusive use of the Designated Freight Elevator as set forth in the Lease and subject to the terms and conditions thereof, Tenant shall otherwise not have priority over Owner or other tenants with respect to the use of the freight elevators in connection with the performance of Tenant's 2nd Floor Work. The foregoing shall not be construed to modify or eviscerate any rights of Tenant pursuant to
Section 29.01 of the Lease.

         (r)      Tenant acknowledges that Owner's obligation pursuant to
Section 15.01 of the Lease with respect to the 2nd Floor Space shall be to obtain an amendment to the temporary certificate of occupancy for the Building to allow for the 2nd Floor Space to be used as "offices" (such amendment, the "TCO Amendment"). Owner shall promptly make the application for such TCO Amendment after Tenant shall have submitted to Owner all requisite sign-offs from all necessary Governmental Authorities which are needed to obtain the same, which sign-offs Tenant shall submit subsequent to the substantial completion of Tenant' 2nd Floor Work and shall diligently pursue the acquisition of the same. In the event that Owner shall not be diligently pursuing the acquisition of such TCO Amendment and but for the lack of possession of the TCO Amendment, Tenant would be ready to occupy the 2nd Floor Space for the conduct of business, then Tenant shall have the right to deliver a notice to Owner stating the same and then, the 2nd Floor Rent Commencement Date shall be extended one (1) day for each day in the period commencing on the date of delivery of the notice and ending on date immediately preceding the date upon which Owner shall commence or resume the diligent pursuit of such TCO Amendment, both dates inclusive. In addition, in the event that (i) Owner shall not have obtained the TCO Amendment on or prior to the date thirty (30) days immediately following the date upon which Tenant shall have delivered to Owner all necessary approvals and sign offs to obtain the same, as such thirtieth day may be extended as set forth in the last sentence of this Paragraph (r), (such thirtieth (30th) day, as the same may be so extended, referred to as the ("1st TCO Deadline"), (ii) such failure to have obtained the same is not due to (x) any aspect of Tenant's 2nd Floor Work or the sign-offs in connection therewith, or (y) any reason caused by or due to an improper act or improper failure to act by Tenant, and (iii) but for the lack of possession of the TCO Amendment, Tenant would be ready to occupy the 2nd Floor Space for the conduct of business and shall not be so occupying, then the 2nd Floor Rent Commencement Date shall be extended one (1) day for each day in the period commencing on the 1st TCO Deadline and ending on the sooner to occur of (a) the day immediately preceding the date that such amendment to the temporary certificate of occupancy shall be issued and (b) the 2nd TCO Deadline (as hereinafter defined) both dates inclusive. The term "2nd TCO Deadline" shall mean, subject to an extension of the same as set forth in the last sentence of this Paragraph (r), the date thirty (30) days immediately following the 1st TCO Deadline. In the event that
(xx) Tenant shall be entitled to an extension of the 2nd Floor Rent Commencement Date because Owner shall not have obtained the TCO Amendment on or prior to the 1st TCO Deadline, and (yy) Owner shall not have obtained that TCO Amendment on or prior to the 2nd TCO Deadline, then the 2nd Floor Rent Commencement Date shall be further extended by one and one half (1.5) days for each day in the period commending on the 2nd TCO Deadline and ending on the day immediately preceding the date that the TCO Amendment shall be issued, both dates inclusive. In the event any Force Majeure Event shall delay the issuance of the TCO Amendment, the thirty (30) day periods for the determination of the 1st TCO Deadline and the 2nd TCO Deadline shall be extended one (1) day for each day of delay due to such Force Majeure Event.

         (s) The parties agree that their respective rights and obligations regarding Owner's Profits and/or Tenant's Profits with respect to the 2nd Floor Space shall be governed in accordance with Section 11.03(C)(III) except that the reference to 100% in the last sentence thereof shall be deemed modified with respect to the treatment of the 2nd Floor Space only, to refer to

         (t)      The parties agree that (i) Tenant has     the useable square
Feet of the second (2nd) floor, and (ii) Owner and Tenant determined the rentable square footage for the 2nd Floor Space by converting the useable square
footage for the second (2nd) floor to      able square feet and taking
thereof, which is equal to     rentable square feet.

                  6.       RETAIL SPACE.

                  (a) In connection with any subletting or reletting of the Retail Space, the terms and conditions of Section 11.03C(III) of the Lease shall be inapplicable. In lieu thereof, the following provisions shall be added as Paragraph VII at the end of Section 11.03C and shall control with respect to the allocation of Tenant's Profits and Owner's Profits in connection with any sublettings by Tenant or relettings by Owner of the Retail Space:

         "VII In the event that Tenant shall sublet the Retail Space for a term commencing prior to the date upon which Tenant or any of Tenant's subsidiaries or affiliates shall have occupied the same for the conduct of business, then Tenant shall be entitled to one hundred percent (100%) of Tenant's profits obtained in connection with such subletting of the Retail Space with respect to only (x) the first five (5) years of the term of an initial sublease, or (y) if such initial subtenant shall actually sublease the Retail Space for less than five (5) years, only for the term of such initial sublease and that portion of the term(s) of such subsequent sublease(s) that when added to the term of such initial sublease, do not exceed five (5) years in the aggregate; it being the intent of the parties that Tenant shall be entitled to one hundred percent (100%) of Tenants Profits with respect to the first five (5) years of any sublettings by Tenant prior to the time that Tenant or any subsidiary or affiliate of Tenant shall occupy the Retail Space for the conduct of business, and with respect to any subleasing or reletting of the Retail Space after such five
(5) years, Owner and Tenant shall each be entitled to fifty percent (50%) of any Tenant's Profits and/or Owner's Profits. For example, if the first occupant of the Retail Space for the conduct of business were a subtenant (who was not an affiliate or subsidiary of Tenant) who subleased the Retail Space for two (2) years, Tenant would be entitled to one hundred percent (100%) of Tenants Profits with respect to such sublease, and also to one hundred percent (100%) of Tenant's Profits in connection with the next three (3) years that the Retail Space were sublet to subtenant(s) who were not affiliates or subsidiaries of Tenant, whether pursuant to one or more subleases, provided that such further subleasing occurred prior to the time Tenant or any subsidiary or affiliate of Tenant occupied the Retail Space for the conduct of business, and in the event that such initial sublease were for two (2) years and such subsequent sublease were for four (4) years, Owner and Tenant would share Tenant's Profits equally with respect to the last year of such second sublease. In the event that Tenant or any of Tenant's subsidiaries or affiliates shall occupy the Retail Space for the conduct of business prior to such time, if any, at which Tenant shall have subleased the Retail Space for a term(s) of at least five (5) years in the aggregate, then thereafter, any Owner's Profits and Tenant's Profits with respect to any reletting or subletting of the Retail Space shall be shared equally, fifty percent (50%) to Owner and fifty percent (50%) to Tenant. Further, in the event that (i) Owner shall exercise the right of recapture and relet the Retail Space, and (ii) the Retail Space (xx) shall not have been previously occupied by Tenant or any subsidiary or affiliate of Tenant for the conduct of business and (yy) shall not have been subleased for at least five (5) years, then (a) Tenant shall be entitled to one hundred percent (100%) of Owner's Profits with respect only to that portion of the term of the reletting by Owner which when aggregated with the term(s) of Tenant's previous subleasing(s) of the Retail Space shall not exceed five (5) years, and (b) with respect to the remainder of such term of the reletting, Owner and Tenant shall be entitled to fifty percent (50%) of any Owner's Profits. The terms and conditions of the foregoing sentence notwithstanding, after Tenant shall have been entitled to one hundred percent (100%) of Tenant's Profits and/or one hundred percent (100%) of Owner's Profits with respect to five (5) years of subleasing or of subleasing and reletting, as the case may be, then Owner and

Tenant shall thereafter each be entitled to fifty percent (50%) of any Tenant's Profits and Owner's Profits in connection with the remainder of the term of any then existing subleasing or reletting of the Retail Space, and in connection with any subsequent subleasing and releasing of the Retail Space. Owner acknowledges that Tenant might include, in an initial sublease of the Retail Space, a provision entitling Tenant to terminate such sublease after the first five (5) years of the term thereof, and in the event such sublease shall contain such right and Tenant shall exercise the same, the result would be that Owner would not obtain any Tenant's Profits in connection with such initial sublease. For the purpose of this Paragraph VII, Owner agrees that (aa) the occupancy of the Retail Space for the conduct of business by Tenant or any affiliates or subsidiaries of Tenant shall mean occupancy subsequent to the substantial completion of a build out of the Retail Space, and (bb) any use of the Retail Space, prior the substantial completion of a build out thereof, for storage or any other ancillary use in connection with Tenant's use of the remainder of the Demised Premises shall not be considered occupancy for the conduct of business. Any use of the Retail Space must be in compliance with any applicable Legal Requirements."

         (b) In connection with an initial subletting by Tenant of the Retail Space for a term commencing prior to the date upon which Tenant or any subsidiary or affiliate of Tenant shall have occupied the same for the conduct of business, Owner hereby waives Owner's right of recapture under Section 11.03(B)(2) of the Lease. In addition, in the event that such initial subleasing shall be for a term (either expressly, due to a default by subtenant under the sublease, or for any other reason) of less than five (5) years, then Owner hereby waives the right of recapture under Section 11.03(B)(2) of the Lease with respect to a subsequent subletting or sublettings if the express terms of the same when aggregated with the actual term of the initial subleasing and any with the term(s) of any subleasing(s) subsequent to the initial subleasing, if any, shall not exceed five (5) years. In the event that Tenant proposes to sublease the Retail Space for a term that when aggregated with the term(s) of previous subleasing(s) of the Retail Space exceeds five (5) years, Owner shall retain its full rights of recapture under the Lease.

                  7. BROKER. Each party represents and warrants to the other party such party has not negotiated or otherwise dealt with any broker, finder or any person entitled to any finder's fee or similar compensation in connection with bringing about this Sixth Amendment, other than

                  (collective, "2nd Floor brokers"). Each party hereto shall indemnify the other party hereto from all loss, cost, liability, damage and expense, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach by the representing and warranting party of its respective foregoing representation and warranty. Owner shall pay the 2nd Floor Brokers any commissions owing to the 2nd Floor Brokers with respect to the 2nd Floor Space pursuant to a separate agreement.

                  8. RATIFICATION. Except to the extent hereinabove expressly modified, the Lease is hereby ratified and confirmed in all respects.

                  9. EXECUTION COUNTERPARTS. This Sixth Amendment may be executed in more than one (1) identical counterpart each of which when taken together shall constitute an original of one and the same agreement.

                            (SIGNATURE PAGE FOLLOWS)

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals onto this Sixth Amendment as of the day and year first above written.

                           3 TIMES SQUARE ASSOCIATES, LLC
                           By:  Rudin Times Square Associates, LLC

                             By: Rudin Times Square L.P.,
                                 its Managing Member

                                 By: Rudin Times Square GP LLC,
                                     its General Partner

                                     By: /s/ WILLIAM C. RUDIN
                                         ---------------------------------
                                         William C. Rudin, Managing Member

                           REUTERS C CORP.

                           By: /s/ GLENN J. ELLIOTT
                               -----------------------------------
                               Name: Glenn J. Elliott
                               Title: President

State of New York         )
                          :ss
County of New York        )

On the 11th day of December, in the year 2001, before me, the undersigned, personally appeared Glenn Elliott, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                             /s/ ROCHELLE FRIEDLICH
                             ----------------------
           (Signature and Office of individual taking acknowledgment)

                               ROCHELLE FRIEDLICH
                        Notary Public, State of New York
                                 No. 31-4856376
                          Qualified in New York County
                        Commission Expires March 17, 2002

                                    EXHIBIT B

                                    SUBLEASE

                                    SUBLEASE

                  This Sublease (this "Sublease") , dated as of April 24, 2001 between REUTERS C CORP. ("Sublessor"), having an address at 3 Times Square, New York, New York, and INSTINET GLOBAL HOLDINGS, INC. ("Subtenant"), having an address at 875 Third Avenue, New York, New York.

                              W I T N E S S E T H:

         WHEREAS, Sublessor entered into that certain Agreement of Lease, dated February 18, 1998, between 3 Times Square Associates, LLC ("Overlandlord"), as landlord, and Sublessor, as tenant, as amended by First Amendment of Lease, dated as of June 30, 1998, Second Amendment of Lease, dated as of July 1, 1998, Third Amendment of Lease, dated as of March 31, 2000, and Fourth Amendment of Lease, dated as of November 28, 2000 (the foregoing lease as so amended and as the same may hereafter from time to time be amended, modified, extended, renewed or supplemented, the "Overlease") for premises described in the Overlease, and located in the building (the "Building") known as Three Times Square, New York, New York; and

         WHEREAS, Subtenant desires to sublease from Sublessor floors 6 through 14 in their entirety, a portion of the 24th floor, and certain other space as hereinafter set forth (the "Demised Premises") at the Building, as shown on Exhibit A annexed hereto and made a part hereof, and Sublessor desires to sublease the Demised Premises to Subtenant upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

         1. DEFINED TERMS. Each capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Overlease.

         2. DEMISE AND TERM. The leasing of the Demised Premises by Subtenant shall include the right of Subtenant (a) to access the Building common areas in common with the other tenants in the Building and (b) to use all fixtures, improvements and betterments owned or leased by Overlandlord which, at anytime during the term of this Sublease, are attached to or installed, in the Demised Premises, all subject to such restrictions, rules, regulations, security arrangements and charges (if any) as are provided for in the Overlease.

shall be deemed to exclude (i) all improvements made to the Demised Premises after Subtenant's initial occupancy of any part thereof, (ii) all computer equipment, cabinetry, racks and cabling, (iii) all improvements comprising the trading floor or operation, except to the extent Sublessor makes substantial use of such trading floor or operation after May 31, 2011, without making substantial additional improvements thereto and (iv) any other leasehold improvement which Sublessor, in its reasonable discretion, determines to be obsolete or unusable by Sublessor. Sublessor and Subtenant acknowledge that the Sales Price shall only be due and payable in connection with a cancellation of this Sublease pursuant to Section 2.C. hereof, and no such payment shall be required in connection with any other cancellation or termination hereof. Subtenant shall be required to pay all New York State and New York City transfer taxes and sales and compensating use taxes, if any, due in connection with the payment of the Sales Price.

         3.       REQUIRED PROVISIONS.

         A. The sale, pledge, transfer or other alienation of (a) a controlling interest of the issued and outstanding capital stock of Subtenant (if a corporation, unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (b) any controlling interest in Subtenant (if a partnership, limited liability company or joint venture), however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed for the purposes of Section 11,03 of the Overlease to be an assignment of this Sublease which shall require the prior consent of Owner in each instance.


         D. Nothing contained in this Section 3 shall be deemed a consent by the Owner to any assignment or subletting by Subtenant and the terms of the Overlease shall govern the requirement to obtain Owner's consent with respect thereto.

         5.       BASE RENT.

        C. Base Rent shall be payable in equal monthly installments in advance, commencing on the Rent Commencement Date and thereafter or the first day of each month during the Term, without counterclaim, setoff or deduction whatsoever. Payment of the Base Rent and any additional rent shall be by Subtenant's check or wire transfer of immediately available funds to the account identified to Subtenant from time to time by Sublessor in writing.

         D. In addition to the Base Rent, Subtenant shall pay to Sublessor, as additional rent hereunder, all additional rent payable by Sublessor under the Overlease attributable to the Demised Premises for the period from the Commencement Date (except as otherwise provided herein) through the Expiration Date, including, without limitation:

         E. As to any additional charges under the Overlease which are attributeable to the Demised Premises, such as, for example and without limitation, charges under the Overlease for services furnished pursuant to the Overlease to, or for repair of damage to, the Demised Premises, Subtenant shall pay to Sublessor, as additional. rent under this Sublease, within ten (10) Business Days after receipt by Subtenant of the relevant statement (except that when payment is due under the Overlease before ten (10) Business Days have passed following Subtenant's receipt of the relevant statement, Subtenant shall make such payment to Sublessor two (2) days prior to the, date such payment is due under the Overlease), an amount equal to its proportionate share of all such charges. Sublessor shall provide Subtenant with copies of statements received from Overlandlord evidencing such additional charges.

         F. If Subtenant shall fail to pay any installment of Base Rent or any additional rent when due and such failure shall continue for a period of three (3)

Business Days after same shall have become due and payable, such unpaid amount shall bear interest at the Prime Rate, from the due date until paid.

         G. The term "rent" or "rents" as used in this Sublease shall mean the Base Rent and all additional rent payable under this Sublease.

         7.       SUBLEASE SUBJECT TO OVERLEASE.

         A. This Sublease is subject and subordinate to all of the terms, covenants and conditions of the Overlease and to the matters to which the Overlease is or shall be subordinate. A description of the Overlease is annexed hereto and made a part hereof as Exhibit B. Subtenant shall not do, or permit to be done, anything that would constitute a breach or violation of any term, covenant, or condition of the Overlease or the Building Rules promulgated thereunder or other default under the Overlease on the part of Sublessor, as tenant thereunder. Notwithstanding anything to the contrary contained in this Sublease, Subtenant does not have any rights in respect of the Demised Premises greater than Sublessor's rights under the Overlease.

         B. If for any reason the term of the Overlease shall end prior to the Expiration Date of this Sublease, then, at the option of the Overlandlord, either this Sublease shall terminate or Subtenant shall make full and complete attornment to Overlandlord for the balance of the term of this Sublease. Sublessor shall deliver a copy of any default notice or other termination notice to Subtenant within five (5) Business Days of Sublessor's receipt thereof. Sublessor shall request from Overlandlord that Overlandlord obtain from each present or future mortgagee and lessor under the Underlying Documents described on Schedule C to the Overlease a Subordination, Non-Disturbance and Attornment Agreement for the benefit of Subtenant; provided, however that Sublessor makes no representation or warranty that such agreement may be obtained. Sublessor and Subtenant promptly shall furnish each other with a copy of any notice which either party receives under any non-disturbance agreement in connection with the Demised Premises.

         C. To the extent that Sublessor has an obligation under the Overlease to provide information, materials, documents or otherwise to cooperate with Overlandlord in connection with Overlandlord's obtaining financing of the Building, such obligations shall be obligations of Subtenant with respect to Subtenant, its affiliates and the Demised Premises.

         8. INCORPORATION BY REFERENCE. All of the terms, covenants and conditions contained in the Overlease are incorporated by reference into this Sublease, except where inconsistent with or modified by the terms of this Sublease, and are also subject, without limitation, to the following specific exceptions and/or modifications:

         A. The, following portions of the Overlease are not incorporated into this Sublease but shall continue in full force and effect in the Overlease:

                  (i) Sections 1.01. 1.02 (exclusive of Section 1.02.C.), 1.03.A. and .B., 1.06.D. (to the extent of a right to remeasure; provided, however, that, Sublessor shall allocate to Subtenant Subtenant's proportionate share of the adjustments made under clauses
         (i) through (iv) of such Section), 1.06.E. and .F. (provided that Sublessor shall deliver to Subtenant copies of any instruments contemplated thereunder), 1.07, 1.08 and Clause (i) of 2.01;

                  (ii)     Clauses (iii) - (viii) of Section 3.07.B.;

                  (iii)    Section 3.10;

                  (iv) Section 6.07 (provided that if the relevant Legal Requirement affects only the Demised Premises Sublessor shall exercise its rights under such Section at the request of Subtenant at Subtenant's sole cost and expense;

                  (v)      Sections 19.07 and 19.08;

                  (vi)     The fourth sentence of Section 23.06.A.;

                  (vii)    Section 29.10 and Section 29.12; and

                  (viii)   Articles 27, 28, 38, 39, 40 41, 42, 43, 44, 45, 46,
         47, 48, 49 and 50.

                  In addition to the foregoing, and notwithstanding anything to the contrary contained herein or in the Overlease: (i) Subtenant's rights to services, such as chilled water, shall be limited to Subtenant's pro rata share of such services, and (ii) Subtenant's usage of the messenger center and shaft space shall be governed by Section 4.B herein.

         B. Wherever used in the Overlease, the words "Landlord" and "Tenant", or words of similar import, shall be construed to mean, respectively, "Sublessor" and "Subtenant"; provided, however, that the word "Landlord" in the Overlease shall be construed to mean both "Sublessor" and "Overlandlord" in those Sections of the Overlease providing for indemnification by Tenant and insurance coverage required by Tenant; the word "Landlord" in the Overlease shall be construed to mean only Overlandlord in those Sections of the Overlease providing for Landlord's services, Building construction, repairs and restoration, removal of Building violations, operation of the Building, Landlord's insurance and the like; the word "Lease", or words of similar import, shall be construed to mean the "Sublease; the words "fixed or base rent," or words of similar import, shall be construed to mean the Base Rent; the words "additional charges" or words of similar import shall be construed to mean additional rent; the word "rent", or words of similar import shall be construed to mean rent payable under this Sublease; the word "Demised Premises" or "Premises" shall be construed to mean the Demised Premises as defined in this Sublease; the words "Tenant's Property" shall be construed to mean "Subtenant's Property;" the words "term" or "Initial Term", "Commencement Date" or "Possession Date", and "Expiration Date", or words of similar import, shall be construed to mean, respectively, the Term and the dates set for the beginning and the end of the term of this Sublease as provided in this Sublease; and the words "Rent Commencement Date" shall be construed to mean the Rent Commencement Date as defined in this Sublease.

         C. To the extent possible, the provisions of the Overlease incorporated by reference into this Sublease shall be construed as consistent with and complementtary to the other provisions of this Sublease, but in the event of any inconsistency, the provisions of this Sublease shall control.

         D. If Overlandlord shall default in the performance of any of its obligations to Sublessor with respect to the Demised Premises, Subtenant shall notify Sublessor in writing of the nature of the default in question and request that

Sublessor enforce its rights against Overlandlord, but Sublessor shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublessor's rights against Overlandlord. If, after written notice from Subtenant, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Overlandlord with respect to the Demised Premises within a reasonable time considering the nature of Overlandlord's default, Subtenant shall have that right, at Subtenant's sole cost and expense, to assert Sublessor's rights against Overlandlord, but only if Subtenant (1) shall not then be in default under this Sublease, (2) shall give notice to Sublessor before asserting any such rights against Overlandlord and
(3) shall defend, indemnify and hold Sublessor harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees and disbursements) which Sublessor may incur by reason of such assertion of rights by Subtenant against Overlandlord. In connection with clause (3) of this subsection D, Subtenant shall provide the required defense by counsel reasonably acceptable to Sublessor and Sublessor shall not seek reimbursement from Subtenant for separate counsel to Sublessor unless there is a conflict of interest or Subtenant is not prosecuting the case to Sublessor's reasonable satisfaction. If in connection with Subtenant asserting Sublessor's rights as permitted hereunder, any action brought by Subtenant against Overlandlord is barred by reason of lack of privity, Subtenant may take such action in Sublessor's name, and Sublessor shall execute all documents in connection therewith provided the same is without cost or expense to Sublessor and Subtenant shall fulfill and comply with the conditions set forth in clauses (1), (2), and (3) of this subsection D.

         E. In order to facilitate the coordination of the provisions of this Sublease with those of the Overlease, unless otherwise stated herein, the time periods contained in provisions of the Overlease that are incorporated by reference into this Sublease and for which the same action must be or has been taken under the Overlease (such as, for example and without limitation, the time limit for the curing of a default under this Sublease that is also a default under the Overlease), are changed for the purpose of incorporation by reference by shortening or lengthening that period in each instance by three (3) Business Days so that in each instance, Subtenant shall have that much less time to observe or perform hereunder than Sublessor has as the tenant under the Overlease and Sublessor shall have that much more time to observe, perform, consent, approve, or otherwise act hereunder than the Overlandlord has under the Overlease. Notwithstanding anything contained in this subsection to the contrary, if the time period enumerated in the Overlease is three (3) Business Days or less, the time for observance or performance hereunder shall be reduced by one (1) Business Day.

         F. Whenever the approval or consent of Overlandlord is required under any provision of the Overlease or this Sublease, Subtenant shall be required to obtain the written approval or consent of Sublessor and Sublessor shall endeavor to obtain like approval or consent of Overlandlord. Whenever Sublessor has agreed that a required approval or consent shall not be unreasonably withheld or delayed (whether in this Sublease or pursuant to any provision of the Overlease incorporated herein) it shall be deemed reasonable for Sublessor to withhold or delay its approval or consent if Overlandlord shall have delayed or refused to give any approval or consent which maybe requested of it related to the same matter. Sublessor shall have no liability for any failure or refusal on the part of Overlandlord to grant any such consent.

         9. PERFORMANCE BY OVERLANDLORD. Subtenant will look solely to Overlandlord for performance of the services and obligations specified in the Overlease to be provided or performed by Overlandlord thereunder, including, without limitation, heat, ventilating and air conditioning, utilities, repairs, restoration, alterations, reimbursement, cleaning, elevator service, hot and cold water and light bulb replacement. If Overlandlord shall default or delay in the performance or observance of any of its agreements or obligations under the Overlease (including, but not limited to, any obligation for the payment of money or to perform or furnish any work, services or utilities at or to the Demised Premises or the Building), Sublessor shall have no obligation, liability or responsibility therefor to Subtenant and Sublessor shall be excused from the performance or observance of the corresponding obligation, if any, which may be owed by Sublessor to Subtenant under this Sublease. Any condition resulting from such default or delay by Overlandlord shall not constitute an eviction, actual or constructive, of Subtenant. No such default or delay shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitled Subtenant to terminate this Sublease or to any reduction in or abatement of the rent or other charges provided for in this Sublease. In furtherance of the foregoing, Subtenant does, to the extent permitted by law, and except for the willful misconduct or gross negligence of Sublessor, hereby waive any cause of action and any right to bring an action against Sublessor by reason of any act or omission of Overlandlord under the Overlease.

         10.      CONDITION OF DEMISED PREMISES.

                  Subtenant is leasing and accepts the Demised Premises "AS IS", reasonable wear and tear, natural deterioration, and casualty damage excepted. Without limiting the generality of the foregoing, Sublessor shall have no obligation to make, supply or perform any alterations, services, material, fixtures, equipment, or decorations to the Demised Premises. In entering into this Sublease, Subtenant has relied solely on such investigations, examinations, and inspections as Subtenant has chosen to make and Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for full and complete investigations, examinations, and inspections.

         11. FIRE OR CASUALTY. A. If the Demised Premises or the Building (in such a manner that materially interferes with Subtenant's use of the Demised Premises or reasonable access thereto) shall be damaged, in whole or in part, by fire or other casualty or condemned or taken in any manner for any public or quasi public use, the annual Base Rent paid under this Sublease shall be reduced, in the same proportion, if any, and for the same period, in which the annual fixed rent payable for the Demised Premises shall be reduced under the Overlease (i.e., by way of example, if 50% of the annual fixed rent payable by Sublessor under the Overlease for a particular floor included in the Demised Premises is abated, then Subtenant shall be entitled to a 50% abatement in the annual Base Rent hereunder allocable to that floor). Sublessor shall not be responsible for restoration nor for any inconvenience or annoyance to Subtenant or injury to Subtenant's business resulting in any way from such damage or the repair or restoration or for such condemnation. This Sublease will continue in full force and effect, subject to the foregoing provisions and subject to Sublessor's rights and the rights of Overlandlord to terminate the Overlease.

         B. In the event that a casualty occurs to a portion of the Demised Premises which, if such portion were not the subject of this Sublease, would give rise to a tight of Sublessor under the Overlease to terminate the Overlease as to that portion as an Earlier Termination Floor under Section 9.05.F(ii) of the Overlease or as a Damaged Floor under Section 9.08 of the Overlease, Subtenant shall have the right under this Sublease to terminate this Sublease as to that portion of the Demised Premises by delivering to Sublessor written notice of its election to effect such partial termination, effective as of the last day on which Sublessor may effectively terminate the Overlease as to such portion under such Section. Any such notice shall be effective only if delivered to Sublessor within a time period which allows Sublessor no fewer than ten days to deliver due and timely notice to Overlandlord under the applicable Section of the Overlease of Sublessor's election to terminate the Overlease as to such portion of the Demised Premises. In the event that Subtenant timely delivers such notice otherwise in accordance with this Section 10.B., this Sublease shall terminate as to such portion as of the date specified in such notice and the further provisions of Section 9.08 of the Overlease shall be applicable to this Sublease and to Subtenant and Sublessor hereunder, mutatis mutandis.

         C. Anything contained in this Section 10 to the contrary notwithstanding, in the event that a casualty occurs to the "Demised Premises" (as defined in the Overlease) giving rise to a right of Sublessor to terminate the Overlease, Sublessor shall have the right to exercise such right in its sole discretion. Sublessor shall, within five (5) Business Days of its receipt of a notice of termination from Overlandlord, deliver a copy of the same to Subtenant. Sublessor shall have no liability to Subtenant, or anyone claiming through Subtenant, for excising any such option to terminate the Overlease.

         D. In the event that a casualty or other damage occurs to any material portion of the Demised Premises, Subtenant shall deliver prompt written notice thereof to Sublessor.

         15.      ALTERATIONS.

         A. Subtenant shall not make any Alterations at the Demised Premises, except in accordance with the provisions of the Overlease incorporated herein by reference in Section 7 hereof, In addition to such provisions, the following shall apply to any Alterations proposed to be performed by Subtenant:

                  (i) Sublessor's consent shall be deemed given if Overlandlord consents to the Alteration in question; provided, however, that Sublessor shall have the right to withhold consent to an Alteration to which Overlandlord has otherwise consented if, in Sublessor's reasonable opinion, such Alteration may adversely affect the risers serving Sublessor's space or the building systems or other infrastructure serving Sublessor's space. Notwithstanding the foregoing, Subtenant shall not perform any alteration or work which involves utilities, including without limitation gas and water, within Proximity as hereinafter defined) of any technology intensive area of Sublessor (such as the data center) without Sublessor's prior, written consent (which consent may be withheld in Sublessor's sole discretion);

                  (ii) Subtenant shall not make any alterations which affect the structural integrity of the Demised Premises, require slab penetration, affect electrical systems or require plumbing installation or work to be performed within Proximity (as hereinafter defined) of any space set forth on Exhibit D (each a "Specialty Location") without obtaining the prior written consent of Sublessor, which consent Sublessor shall have the right to grantor withhold in Sublessor's sole discretion. As used herein the term "Proximity" shall mean all space located on the floor above (from slab to slab) any Specialty Location to the extent such space is either directly above, or within ten feet of any space which is directly above, a Specialty Location. For example, if a Specialty Location is comprised of one square foot of area on the tenth floor of the Building, Proximity shall mean that same square foot on the eleventh floor, together with all space on the eleventh floor which is within ten feet of such square foot on the eleventh floor, from the floor slab to the ceiling slab of the eleventh floor.

                  (iii) Subtenant shall deliver to Sublessor all plans, drawings, instruments, documents, certificates and other items required to be delivered to Overlandlord under the Overlease, and Sublessor shall prosecute the approval procedures with Overlandlord on Subtenant's behalf with the degree of attention and diligence Sublessor would exercise if doing the same on its own account, including without limitation invoking, at Subtenant's request, the consent dispute resolution mechanisms provided in the Overlease;

                  (iv) Sublessor shall have the right to approve, in its reasonable discretion, Subtenant's contractors and other providers of labor for the proposed Alteration in the event such proposed Alteration may affect the risers serving Sublessor's space or otherwise affect building systems or other infrastructure serving Sublessor's space;

         B. Except as provided to the contrary in the Overlease, all Alterations installed in the Demised Premises at any time, either by Subtenant or by Sublessor or Overlandlord On Subtenant's behalf, shall be the property of Subtenant during the term of this Sublease and, upon expiration or earlier termination of the term of this Sublease shall become the property of Sublessor and shall remain upon and be surrendered with the Demised Premises unless the terms of any consent Sublessor shall have given to Subtenant in connection therewith shall expressly have required their removal or their removal is required pursuant to the Overlease, in which event the same shall be removed from the Demised Premises by Subtenant, at Subtenant's sole cost and expense, at or prior to the expiration of the Term of this Sublease. Upon removal of any item as may be permitted or required hereunder, Subtenant shall immediately, and at its sole cost and expense, repair any damage to the Demised Premises or the Building due to such removal. All property permitted or required to be removed by Subtenant at the end of the Term remaining in the Demised Premises shall be deemed abandoned and may, at the election of Sublessor, either be retained as Sublessor's property or be removed from the Demised Premises by Sublessor at Subtenant's expense. Except as provided to the contrary in the Overlease, all furniture, furnishings, trade fixtures and other items of movable personal property shall be the property of Subtenant and nothing contained herein shall be construed as prohibiting Subtenant from removing same from the Demised Premises.

         17.      ELECTRICITY CLEANUP SERVICE.

         A. Commencing on the Commencement Date or such later date on which Sublessor first becomes liable for payments on account of electricity at the Demised Premises either to Overlandlord under the Overlease or to the utility provider if Sublessor has obtained direct metering, Subtenant shall pay to Sublessor each month an amount equal to the cost for all electricity and energy provided to, and/or consumed within, the Demised Premises. Such amount shall be based upon the demand and consumption of electricity at the Demised Premises as shown on a meter or submeter to be installed by Sublessor or Overlandlord on each floor of the Demised Premises fully occupancy Subtenant, which amount shall be computed and paid in accordance with the provisions of the Overlease. In the event any portion of the Demised Premises is not separately metered for any reason, Subtenant shall reimburse Sublessor for all costs incurred by Sublessor with respect to the electricity and energy furnished to such portions of the Demised Premises, which costs shall be reasonably determined by Sublessor. It is the intent of Sublessor and Subtenant that Subtenant pay all costs of electricity furnished to the Demised Premises without any cost or profit being incurred or made by Sublessor with respect thereto.

         B. In the event Sublessor elects to contract directly for cleaning service, Subtenant may elect to (i) contract directly for cleaning service in accordance with Article 29.03.I. of the Overlease with respect to the Demised Premises, whereby Subtenant shall assume all the rights: and obligations of "Tenant" thereunder with respect to the Demised Premises, or (ii) request that the Demised Premises be cleaned by Sublessor's cleaning service and be included in Sublessor's cleaning contract. Subtenant shall pay as additional rent to Sublessor, within ten (10) Business Days after receiving a statement therefor, its proportionate share, as reasonably determined by Sublessor, of all costs incurred under such contract.

         18.      REPRESENTATIONS AND WARRANTIES.

         A. Subtenant hereby represents and warrants to Sublessor that the person signing this Sublease on behalf of Subtenant has the full right and authority to execute this Sublease on behalf of Subtenant, and that this Sublease constitutes a valid and binding obligation of Subtenant enforceable against Subtenant in accordance with its terms except as enforcement maybe limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law). Sublessor hereby represents and warrants to Subtenant that the person signing this Sublease on behalf of Sublessor has the full right and authority to execute this Sublease on behalf of Sublessor, and that this Sublease constitutes a valid and binding obligation of Sublessor enforceable against Sublessor in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

         B. Sublessor hereby represents and warrants that (i) Sublessor is the holder of the interest of the tenant under the Overlease; (ii) the Overlease is in full force and effect and, to the best of Sublessor's knowledge, Overlandlord is not in default thereunder; and (iii) Sublessor, to the best of its knowledge, is not in material default, and has received no written notice that it is in default, under the Overlease.

         19. SUBTENANT'S AND SUBLESSOR'S ADDITIONAL COVENANTS. Subtenant also covenants as follows:

         A. Subtenant hereby assumes and agrees to perform and comply with all of the terms, covenants and conditions of the Overlease on the part of the tenant thereunder to be performed and observed as they relate to the Demised Premises, other than as expressly set forth in this Sublease.

         B. Subtenant will not do or cause to be done or suffer or permit any act or thing to be done or suffered which would or might constitute a default under the

Overlease or cause the Overlease or the lights of Sublessor, as tenant thereunder, to be terminated or which would or might cause Sublessor to become liable for any damages, costs, claims or penalties or would or might increase the fixed rent, additional rent or other charges or obligations of Sublessor, as tenant under the Overlease, or would or might adversely affect or reduce any of Sublessor's rights or benefits under the Overlease.

         C. Subtenant shall defend, indemnify and hold Sublessor and any guarantor of Sublessor's obligations as tenant under the Overlease harmless from and against any and all claims, actions, liabilities, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees. and disbursements) arising from the use or occupancy by Subtenant of the Demised Premises or the Building or from any work or thing done or any condition created by or any other act or omission of Subtenant or its employees, agents, contractors, visitors or licensees, in or about the Demised Premises or any other part of the Building, or from any breach of its obligations under this Sublease. The provisions of this subsection C shall survive the expiration or earlier termination or its Sublease.

         D. Sublessor and Subtenant each promptly shall furnish to the other copies of any notices of default given by Overlandlord to Sublessor or Subtenant, as the case may be.

         20. REMEDIES. If Subtenant defaults in the performance of any of the terms, covenants or conditions of this Sublease or the Overlease beyond any applicable notice and cure period, Sublessor shall be entitled to exercise any and all of the rights and remedies to which it is entitled at law or in equity, and also any and all of the rights and remedies specifically provided for in the Overlease with the same force and effect as if herein specifically set faith in full, and wherever in the Overlease rights and remedies are given to Overlandlord, the same shall be deemed to refer to Sublessor.

         23. QUIET ENJOYMENT. Provided that Subtenant is not in default hereunder, Subtenant may peaceably and quietly enjoy the Demised Premises, subject to the Overlease and all matters to which the Overlease is subject and the terms and conditions of this Sublease.

         25. TERMINATION OF OVERLEASE. Subject to the provisions of Section 6B hereof, in the event of and upon the termination or cancellation of the Overlease pursuant to any of the provisions thereof, whether or not the Commencement Date of this Sublease shall have occurred, this Sublease shall automatically expire and terminate and shall be of no further force and effect, and Subtenant shall have no claim against Sublessor of any kind whatsoever. Sublessor shall, within five (5) Business Days of its receipt of a notice of termination from Overlandlord, deliver a copy of the same to Subtenant.

         27. RIGHT TO RENEWAL OPTIONS. Notwithstanding anything to the contrary contained in the Sublease, the term of this Sublease shall not be extended for any reason including, without limitation, Sublessor's election to extend the term of the Overlease pursuant to Article 41 thereof or otherwise.

         28. SURRENDER. Upon the expiration or other termination of this Sublease, Subtenant shall quit and surrender the Demised Premises, broom clean, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, vacant and free of all of its property and otherwise in accordance with the terms and conditions of this Sublease and the Overlease. Subtenant's obligations under this provision shall survive the expiration or earlier termination of this Sublease.

         29. NO WAIVER. The failure of either party to insist upon the strict performance or observance of any obligation of the other party under this Sublease or to exercise any right or other remedy under or with respect to this Sublease shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of either party. Sublessor's receipt and acceptance of any rent, or acceptance of performance by Sublessor of any obligation, with knowledge of Subtenant's breach or default under this Sublease, shall not be construed as a waiver of that breach or default. No waiver by either party of any provision of this Sublease shall be deemed to have been made unless specifically expressed in a writing signed by the waiving party.

         30. NO ORAL CHANGE. This Sublease cannot be changed orally or in any manner other than by a written agreement executed by both parties.

         31. SUCCESSORS AND ASSIGNS. Except as may be otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of Sublessor's interest in the Overlease, Sublessor shall be released and discharged from all covenants, conditions and agreements of Sublessor under this Sublease arising from and after the effective date of such assignment or transfer; provided, however, that such covenants, conditions and agreements arising from and after the effective date of such assignment or transfer shall be deemed to be assumed by and to be binding upon such assignee or transferor.

         32.      INTERPRETATION.

         A. This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

         B. If any provision of this Sublease or the application thereof to any person or circumstance shall for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the fullest extent permitted by law.

         C. The captions, headings and titles contained in this Sublease, if any, are solely for convenience of reference and shall not affect its interpretation.

         D        This Sublease shall be construed without regard to any
presumption or other rule requiring construction against the party causing this Sublease to be drafted.

         33. EXECUTION AND DELIVERY. The submission to Subtenant of this Sublease shall not constitute an option or offer for the subleasing of the Demised Premises, and the execution and/or delivery of this Sublease by Subtenant shall have no binding force or effect on Sublessor unless and until Sublessor and Subtenant shall have (i) executed this Sublease, and (ii) delivered a fully executed counterpart to each other.

         34. COUNTERPARTS. This Sublease maybe executed in one or more counterparts, each of which shall constitute an original hereof and all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Sublessor and Subtenant have executed and delivered this Sublease as of the date first above written.

SUBLESSOR:                                  REUTERS C CORP.

                                            By: ________________________________
                                                Name:
                                                Title:

SUBTENANT:                                  INSTINET GLOBAL HOLDINGS, INC.

                                            By: ________________________________
                                                Name:
                                                Title:

                              AMENDMENT OF SUBLEASE

                  THIS AMENDMENT OF SUBLEASE (this "Amendment") is made as of the 28 day of May 2003, by and between REUTERS C CORP"), having an office at Three Times Square, New York, New York 10036 ("Sublessor"), and INSTINET GLOBAL HOLDINGS, INC., having an office at Three Times Square, New York, New York 10016 ("Subtenant").

         A. Pursuant to a Sublease dated as of April 24, 2001, between Sublessor and Subtenant (the "Sublease"), Sublessor subleased to Subtenant 362,155 rentable square feet of space in the building known as Three Times Square, New York, New York (the "Demised Premises").

         B. Subtenant and Sublessor wish to amend the Sublease on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, Sublessor and Subtenant hereby agree as follows:

                  1. DEFINED TERMS. Unless they are otherwise defined in this Amendment, all terms defined in the Sublease shall, when used in this Amendment, have the meanings ascribed to them in the Sublease.

                  2. MODIFICATION OF SUBLEASE. (a) Supplementing and modifying Sections 2C and 2D of the Sublease, the giving of a Sublessor Cancellation Notice or a Subtenant Cancellation Notice pursuant thereto, although it shall effect the cancellation of the Sublease as to the remainder of the Demised Premises, shall not effect the cancellation of the Sublease as to any part of the Demised Premises that is on May 31, 2011, subjects to a sublease or other occupancy agreement (other than the Sublease) that (a) has a term that expires after such date and (b) has been consented to by Sublessor pursuant to
Section 12 of the Sublease. The Sublease shall continue in full force and effect with respect to that part of the Demised Premises that is subject to any such sublease or occupancy agreement (the "Continuing Premises") notwithstanding the giving of a Sublessor Cancellation Notice or a Subtenant Cancellation Notice, except that all references in the Sublease to the Demised Premises shall, for all purposes (including , but not limited to, the calculation of Base Rent and Additional Rental under the Sublease for the Continuing Premises for all periods from and after June 1, 2011), be deemed references to the Continuing Premises only.

                           (a)      Modifying Section 12F of the Sublease,
commencing December 1, 2013 Sublessor shall be entitled to 100% of Tenant's Profits (as that term is defined in the Overlease) in connection with any then existing or new sublettings.

                           (b)      Effective as of May 19, 2003, the words
"fifty basis points (.5%)"contained in Article 24 of the Sublease shall be deleted and the words "the number of basis points then being charged for the Letter of Credit" shall be substituted therefore.

                  3.       MISCELLANEOUS.

                           (a)      If any provision of this Amendment conflicts
with or is inconsistent with any provision of the Sublease, the terms of this Amendment shall govern.

                           (b)      This Amendment shall not be binding upon or
enforceable against Sublessor or Subtenant unless and until Sublessor shall have executed and unconditionally delivered to Subtenant a fully executed counterpart of this Amendment.

                           (c)      This Amendment may not be changed, modified,
terminated or discharged, in whole or in part, nor may any of its provisions be waived, except by an agreement in writing executed by the party against whom enforcement of any change, modification, termination, discharge or waiver is sought.

                           (d)      Except as modified by this Amendment, all of
the terms and conditions of the Sublease shall continue in full force and effect; and all of such terms and conditions, as so modified, are hereby ratified and confirmed.

                           (e)      The covenants, agreements, terms, provisions
and conditions contained in this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                           (f)      This Amendment may be executed in any number
of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written.

                                       SUBLESSOR:

                                       REUTERS C CORP.

                                       By: /s/ GLENN J. ELLIOTT
                                           -----------------------------------
                                           Name: Glenn J. Elliott
                                           Title: SVP - Real Estate Services

                                       SUBTENANT:

                                       INSTINET GLOBAL HOLDINGS, INC.

                                       By: /s/ PAUL BEIM
                                           -----------------------------------
                                           Name: Paul Beim
                                           Title: SVP